As filed with the Securities and Exchange Commission on November 20, 2015

Registration No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRILINC GLOBAL IMPACT FUND, LLC

(Exact name of registrant as specified in its charter)

Delaware	6199	36-4732802
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1230 Rosecrans Ave, Suite 605,

Manhattan Beach, California 90266

(310) 997-0580

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gloria S. Nelund

Chairman, Chief Executive Officer and President

TriLinc Global Impact Fund, LLC

1230 Rosecrans Ave, Suite 605,

Manhattan Beach, California 90266

(310) 997-0580

(Name, address, including zip code, and telephone number, including area code, of agent for service)

copies to:

Judith D. Fryer, Esq. Greenberg Traurig, LLP MetLife Building 200 Park Avenue New York, New York 10166 Phone: (212) 801-9200 Fax: (212) 801-6400	Lauren Prevost, Esq. Heath D. Linsky, Esq. Morris, Manning and Martin, LLP 1600 Atlanta Financial Center 3343 Peachtree Road, NE Atlanta, GA 30326, USA Phone: (404) 233-7000 Fax: (404) 365-9532

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller Reporting Company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be offered	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Class A, Class C and Class I Units of Limited Liability Company Interest	$1,000,000,000
Distribution Reinvestment Plan, Class A, Class C and Class I Units of Limited Liability Company Interest	$150,000,000
TOTAL	$1,150,000,000	$0.00

(1)	Represents an indeterminate number of units to be offered by the registrant at prices to be determined by the registrant from time to time, with an aggregate offering amount of $1,150,000,000. Includes an indeterminate number of units to be issued under the registrant’s distribution reinvestment plan with an aggregate offering amount of $150,000,000.
(2)	As discussed below, pursuant to Rule 415(a)(6), this Registration Statement includes $1,000,000,000 of unsold securities that were previously registered with respect to which the Registrant paid filing fees of $136,400. The filing fees previously paid with respect to units being carried forward to this Registration Statement reduce the filing fees currently due to $0.00.

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this Registration Statement are unsold securities previously registered for sale pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-185676) previously filed by the registrant and initially declared effective on February 25, 2013 (the “Prior Registration Statement”). The Prior Registration Statement registered securities with a maximum offering price of $1,250,000,000 for sale pursuant to the Registrant’s primary offering, and securities with a maximum offering price of $250,000,000 for sale pursuant to the Registrant’s distribution reinvestment plan. Of these amounts, approximately $1,000,000,000 of primary offering securities remain unsold and $150,000,000 of distribution reinvestment plan securities remain unsold. These unsold amounts are being carried forward to this Registration Statement. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED NOVEMBER 20, 2015

$1,150,000,000 Maximum Offering

TriLinc Global Impact Fund, LLC, or the Company, is a Delaware limited liability company that makes and will continue to make impact investments in Small and Medium Enterprises, or SMEs, primarily in developing economies that provide the opportunity to achieve both competitive financial returns and positive measurable impact. We intend to use the proceeds of our public offerings to invest in SMEs through local market sub-advisors in a diversified portfolio of financial assets, including direct loans, loan participations, convertible debt instruments, trade finance, structured credit and preferred and common equity investments. A substantial portion of our assets will consist of collateralized private debt instruments, which we believe offer opportunities for competitive risk-adjusted returns through income generation. Our investment objectives are to generate current income, capital preservation and modest capital appreciation primarily through investments in SMEs. We are externally managed by TriLinc Advisors, LLC, which we refer to as our Advisor.

We are offering on a continuous basis up to $1,150,000,000 in units of our limited liability company interest, consisting of up to $1,000,000,000 of units in our primary offering and up to $150,000,000 of units pursuant to our distribution reinvestment plan. We are publicly offering three classes of units: Class A units, Class C units and Class I units. The unit classes have different sales commissions, dealer manager fees and there is an ongoing distribution fee with respect to Class C units. We are offering to sell any combination of Class A, Class C and Class I units with a dollar value up to the maximum offering amount. The current offering price for the units in the primary offering is $10.000 per Class A unit, $9.576 per Class C unit and $9.186 per Class I unit. We reserve the right to reallocate the units we are offering between this offering and our distribution reinvestment plan. This is a best efforts offering, which means that SC Distributors, LLC, the dealer manager for this offering, will use its best efforts, but is not required, to sell any specific amount of units. The minimum permitted purchase is $2,000 in any class of our units.

We determine our net asset value quarterly. If our net asset value on such valuation date increases above or decreases below our net proceeds per unit as stated in this prospectus, we will adjust the offering price of units, effective five business days later, to ensure that no unit is sold at a price, after deduction of selling commissions, dealer manager fees and organization and offering expenses, that is above or below our net asset value per unit on such valuation date.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our units may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of investment. Please see “Risk Factors” on page 29. Among others, these risks include the following:

•

We have limited operating history. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives and that the value of our units could decline substantially.

•

This is a “blind pool” offering because, other than existing investments, we have not identified what future investments we will make with the net proceeds of this offering. You will not be able to evaluate our future investments prior to purchasing units. We may change our investment policies without unitholder consent, which could result in investments that are different from those described in this prospectus.

•	We may not achieve investment results that will allow us to make distributions on a monthly basis or at a specified level.

•

We may pay distributions from any source and there are no limits on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for the investments, and your overall return will be reduced.

•	We are dependent upon our key management personnel and the key management personnel of our Advisor, and on the continued operations of our Advisor, for our future success.

•	We intend to make non-U.S. investments which involve certain legal, geopolitical, investment, inflationary, repatriation and transparency risks not typically associated with U.S. investments.

•

There are substantial conflicts among the interests of our investors, our interests and the interests of our Advisor, dealer manager and their respective affiliates regarding compensation, investment opportunities and management resources.

•	Since this is a “best-efforts” offering, there is no assurance that we will raise significant proceeds.

•

The units sold in this offering will not be listed on an exchange for the foreseeable future, if ever. Therefore, if you purchase units in this offering, it will be difficult for you to sell your units and, if you are able to sell your units, you will likely sell them at a substantial discount.

	Aggregate Price to Public (1)	Selling Commissions (2)	Dealer Manager Fee (2)	Proceeds Before Expenses to Us (2)(3)
Primary Offering
Per Class A Unit	$10.000	$0.700	$0.275	$9.025
Per Class C Unit	$9.576	$0.287	$0.263	$9.025
Per Class I Unit	$9.186	—	$0.161	$9.025
Maximum Offering	$1,000,000,000.00	$32,900,000.00	$23,300,000.00	$943,800,000
Distribution Reinvestment Plan
Per Class A Unit	$9.025	—	—	$9.025
Per Class C Unit	$9.025	—	—	$9.025
Per Class I Unit	$9.025	—	—	$9.025
Maximum Offering	$150,000,000.00	—	—	$150,000,000.00
Total Maximum Offering	$1,150,000,000.00	$32,900,000.00	$23,300,000.00	$1,093,800,000.00
(Primary and Distribution Reinvestment Plan)

(1)	Assumes we will sell $1,000,000,000 in the primary offering and $150,000,000 in our distribution reinvestment plan. We reserve the right to reallocate units being offered between the primary offering and our distribution reinvestment plan.
(2)	The table assumes that 1/3 of primary offering gross proceeds come from sales of Class A units, 1/3 of primary offering gross proceeds come from sales of Class C units and 1/3 of primary offering gross proceeds come from sales of Class I units. We reserve the right to reallocate units being offered between Class A, Class C and Class I units. The table excludes the distribution fees for Class C units, which will be paid over time and will not be paid from offering proceeds. With respect to Class C units, we have paid and will continue to pay our dealer manager a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C units for such day on a continuous basis from year to year. We will continue paying distribution fees with respect to all Class C units sold in this offering until the earlier to occur of the following: (i) a listing of the Class C units on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from our primary offering, or (iii) there are no longer any Class C units outstanding. The figures in the table are calculated based on rounding to three decimal points.
(3)	Proceeds are calculated before deducting issuer costs other than selling commissions and the dealer manager fee. These issuer costs consist of, among others, expenses of our organization and offering.

This prospectus contains important information about us that a prospective investor should know before investing in units of our limited liability company interest. Please read this prospectus before investing and keep it for future reference.

Neither the SEC, the Attorney General of the State of New York, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in units of our limited liability company interest is not permitted.

The date of this prospectus is [●], 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, to register a continuous offering of units of our limited liability company interest, which we refer to as “units.” Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement or amend this prospectus that may add, update or change information contained in this prospectus. We will endeavor to avoid interruptions in the continuous offering of units of our limited liability company interest, but may, to the extent permitted or required under the rules and regulations of the SEC, supplement the prospectus or file an amendment to the registration statement with the SEC if we determine to adjust the prices of our units because our net asset value per unit declines or increases from the amount of the net proceeds per unit as stated in the prospectus. There can be no assurance, however, that our continuous offering will not be suspended while the SEC reviews any such amendment and until it is declared effective.

Any statement that we make in this prospectus may be modified or superseded by us in a subsequent prospectus supplement. The registration statement we have filed with the SEC includes exhibits that provide more detailed descriptions of certain matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described in the section entitled “Available Information” in this prospectus. In this prospectus, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to any day other than Saturday, Sunday, a legal holiday or a day on which banks in New York City are authorized or required to close.

You should rely only on the information contained in this prospectus. Neither we nor the dealer manager has authorized any other person to provide you with different information from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the dealer manager is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is complete and accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or sale of units. If there is a material change in the affairs of our company, we will amend or supplement this prospectus.

For information on the suitability standards that investors must meet in order to purchase units in this offering, see “Suitability Standards.”

SUITABILITY STANDARDS

The following are our suitability standards for investors that are required by the Omnibus Guidelines published by the North American Securities Administrators Association in connection with our continuous offering of our units under this registration statement.

Pursuant to applicable state securities laws, units offered through this prospectus are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. There is not expected to be any public market for the units, which means that it may be difficult for unitholders to sell units. As a result, we have established suitability standards which require investors to have either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $70,000 and an annual gross income of at least $70,000, or (ii) a net worth (not including home, home furnishings, and personal automobiles) of at least $250,000. Our suitability standards also require that a potential investor (1) can reasonably benefit from an investment in us based on such investor’s overall investment objectives and portfolio structuring; (2) is able to bear the economic risk of the investment based on the prospective unitholder’s overall financial situation; and (3) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose his or her entire investment, (c) the lack of liquidity and restrictions on transferability of the units and (d) the tax consequences of the investment. Persons who meet these standards are most likely to benefit from an investment in our company.

The minimum purchase amount is $2,000 in units. To satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate individual retirement accounts, or IRAs, provided that each such contribution should be not less than $500. You should note that an investment in our units will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code, or the Code and the U.S. Treasury Regulations promulgated thereunder, or the Regulations.

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $500. The investment minimum for subsequent purchases does not apply to units purchased pursuant to our distribution reinvestment plan.

In the case of sales to fiduciary accounts, these suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of units or by the beneficiary of the account.

These suitability standards are intended to help ensure that, given the long-term nature of an investment in units, our investment objectives and the relative illiquidity of units, units are an appropriate investment for those of you who become unitholders. Our sponsor and those selling units on our behalf must make every reasonable effort to determine that the purchase of units is a suitable and appropriate investment for each unitholder based on information provided by the unitholder in the subscription agreement. Each participating broker-dealer is required to maintain for six years records of the information used to determine that an investment in units is suitable and appropriate for a unitholder.

Certain states have established suitability requirements different from those described above. Units will be sold to investors in these states only if they meet the special suitability standards set forth below:

California: In addition to the minimum suitability standards described above, a California investor must have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $85,000 and a net worth of $150,000 (exclusive of home, auto and furnishings). In addition, a California investor’s maximum investment in us may not exceed 10% of such investor’s net worth.

Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in us to a maximum of 10% of his or her liquid net worth, which is defined as cash and/or cash equivalents.

Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in us and other non-traded business development companies. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP.

Kentucky: In addition to the minimum suitability standards described above, all Kentucky residents who invest in us must have a minimum gross annual income of $85,000 and a minimum net worth of $85,000 or a minimum net worth of $300,000. In addition, Kentucky investors must limit his or her investment in us to 10% of his or her liquid net worth.

Maine: In addition to our suitability requirements, it is recommended that Maine investors limit their investment in us and in the securities of similar direct participation programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Massachusetts: Massachusetts investors may not invest more than 10% of their liquid net worth in us and other non-traded direct participation programs. For Massachusetts residents, “liquid net worth” is that portion of an investor’s net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Nebraska: In addition to the suitability standards described above, a Nebraska investor must have either (i) an annual gross income of at least $100,000 and a net worth (not including home, furnishings and personal automobiles) of at least $350,000, or (ii) a net worth (not including home, furnishings and personal automobiles) of at least $500,000. In addition, a Nebraska investor’s maximum investment in us may not exceed 10% of such investor’s net worth.

New Jersey: New Jersey investors must limit their investment in us, our affiliates, and in other non-traded business development companies to not more than 10% of their liquid net worth. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

New Mexico: In addition to our suitability standards, a New Mexico investor’s maximum investment in us may not exceed 10% of such investor’s liquid net worth.

North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that they have a net worth of at least ten times their investment in us.

Ohio: In addition to the minimum suitability standards described above, an Ohio investor must have a liquid net worth of at least ten times such Ohio resident’s investment in us, our affiliates, and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Oklahoma: In addition to the minimum suitability standards described above, Oklahoma residents’ investments in us must not exceed ten percent (10%) of their liquid net worth.

Oregon: In addition to the minimum suitability standards described above, Oregon investors must have a net worth of at least ten times their investment in us.

Tennessee: In addition to the suitability standards above, Tennessee residents must have a minimum annual gross income of $100,000 and a minimum net worth of $100,000, or a minimum net worth of $500,000 exclusive of home, home furnishings and automobile. In addition, Tennessee residents’ investment must not exceed ten percent (10%) of their liquid net worth.

Texas: Texas residents purchasing units (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us, our affiliates or other non-traded business development companies. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.

No subscription for Class C units will be accepted from the residents of the state of Kentucky.

The exemptions for secondary trading available under California Corporations Code §25104(h) will be withheld, but there may be other exemptions to cover private sales by the bona fide owner for his own account without advertising and without being effected by or through a broker dealer in a public offering.

In purchasing units, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974, or ERISA, or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Code. In addition, prior to purchasing units, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. Please note that the purchase of units may not be suitable for tax exempt investors because they may receive unrelated business taxable income from the investments that we make.

QUESTIONS AND ANSWERS

Q: What is a best efforts securities offering?

A: When units are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell such units. Broker-dealers are not underwriters, and they do not have a firm commitment or obligation to purchase any of the units.

Q: When will you accept and close on subscriptions?

A: We close on subscriptions received and accepted by us on a daily basis.

Q: Who can buy units in this offering?

A: In general, you may buy units pursuant to this prospectus if you have either (1) net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Our suitability standards also require that a potential investor (1) can reasonably benefit from an investment in us based on such investor’s overall investment objectives and portfolio structuring; (2) is able to bear the economic risk of the investment based on the prospective unitholder’s overall financial situation; and (3) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose his or her entire investment, (c) the lack of liquidity and restrictions on transferability of the units and (d) the tax consequences of the investment.

Generally, you must purchase at least $2,000 of units, except for certain investors. See “Suitability Standards.” Certain volume discounts may be available for large purchases. See “Plan of Distribution.” If you have previously acquired units, additional purchases must be not less than $500, except for purchases made pursuant to our distribution reinvestment plan. These minimum net worth and investment levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards.”

Our affiliates may also purchase units. The selling commission that is payable by other investors in this offering will be reduced or waived for certain purchasers, including our affiliates.

Q: What is the difference between the Class A, Class C and Class I units being offered?

A: We are offering three classes of units, Class A units, Class C units and Class I units at a current offering price of $10.00 per Class A unit, $9.576 per Class C unit and $9.186 per Class I unit. The unit classes have different sales commissions and dealer manager fees, and there is an ongoing distribution fee with respect to Class C units. Specifically, we pay to our dealer manager a sales commission of up to 7.00% of gross proceeds from the sale of Class A units sold in the primary offering. For Class C units sold in the primary offering, we pay a sales commission of up to 3.00% of gross proceeds. In addition, for Class C units, we pay the dealer manager a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C units for such day on a continuous basis from year to year. We will continue paying the distribution fees with respect to Class C units sold in this offering until the earlier to occur of the following: (i) a listing of the Class C units on a national securities exchange, (ii) upon the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from the primary offering, or (iii) such Class C units no longer being outstanding. We do not pay any selling commission with respect to Class I units. We pay our dealer manager a dealer manager fee of up to 2.75% of gross proceeds from the primary offering of class A and Class C units and up to 1.75% of gross proceeds from the primary offering of Class I units. See “Description of Units and Our Operating Agreement” and “Plan of Distribution” for a discussion of the differences between our classes of units.

Our Class A units, Class C units and Class I units are available for different categories of investors and/or different distribution channels. Class I units are available for purchase to institutional clients. Class A and C units each are available for purchase by the general public through different distribution channels (See “Plan of Distribution”). Only Class A units are available for purchase in this offering by our executive officers and board of managers and their immediate family members, as well as officers and employees of our Advisor and other affiliates of our Advisor and their immediate family members and, if approved by our management, joint venture partners, consultants and other service providers. When deciding which class of units to buy, you should consider, among other things, whether you are eligible to purchase one or more classes of units, the amount of your investment, the length of time you intend to hold the units (assuming you are able to dispose of them), the selling commission and fees attributable to each class of units and whether you qualify for any selling commission discounts described below. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of units you may be eligible to purchase.

Q: How will investments be made?

A: We have implemented and plan to continue to implement our investment strategy through partnering with multiple sub-advisors in our target regions. Our Advisor has retained and will continue to retain the services of sub-advisors to, subject to our Advisor’s oversight, identify, evaluate, and negotiate our investments, and to provide asset management services. Our Advisor has engaged in an extensive search for leading providers of SME finance to serve as our sub-advisors, and has chosen those with solid track records, deep experience in target geographies and asset classes, and a commitment to sustainable business principles. Sub-advisors have made and will make individual investment decisions based on the underwriting guidelines and other criteria provided by our Advisor as approved by our board of managers, and a member of our Advisor’s investment team will participate as an observer on sub-advisor investment committees. In addition, although our Advisor has and will engage sub-advisors, our Advisor retains ultimate responsibility for the performance of all of the services under the Amended and Restated Advisory Agreement, also referred to as the Advisory Agreement. Our Advisor pays to sub-advisors a portion of certain fees payable to our Advisor under the Advisory Agreement for the performance of these services. Our board of managers annually reviews the compensation we pay to TriLinc Advisors to determine that the compensation is reasonable and that the provisions of the Advisory Agreement are carried out.

Q: What is the experience of TriLinc Advisors?

A: TriLinc Advisors is a private investment advisory firm focusing on impact investments in SMEs around the world. TriLinc Advisors’ management team has a long track record and broad experience in the management of regulated, multi-billion dollar fund complexes and global macro portfolio management. TriLinc Advisors and our sub-advisors have an extensive network of relationships with emerging market private equity and debt managers, bilateral and multilateral Development Finance Institutions (“DFIs”), and international consultancies and service providers that we believe will benefit our portfolio of investments. We benefit from both the top-down, global macro investing approach of TriLinc Advisors and its affiliates and the bottom-up deal sourcing and structuring of our sub-advisors. See “Management of the Company” for more information on the experience of the members of the senior management team.

Q: What is impact investing?

A: Simply stated, impact investing is defined as investing with the specific objective of achieving both a competitive financial return and positive, measurable economic, social and/or environmental impact. More broadly, impact investing is an emerging asset class that has captured the attention of some of the most sophisticated money managers in the world, who understand the power of mobilizing private capital to help solve some of the world’s biggest social and economic challenges. JP Morgan Global Research reports that impact investing is expected to constitute 5% to 10% of investor portfolios within 10 years. Further, according to the U.S. State Department, this emerging class of investors is generating business opportunities that analysts estimate could reach between $500 billion and several trillion dollars over the next decade.

Q: How long will this offering last?

A: We currently expect that this offering will terminate on                     , 2017 (two years after the effective date of this offering); however, we reserve the right to extend this offering for up to an additional one and a half years at any time. However, in certain states the offering may continue for just one year unless we renew the offering period. In addition, we reserve the right to terminate this offering for any other reason at any time.

Q: Can I invest through my IRA, SEP or after-tax deferred account?

A: Yes, subject to the suitability standards. A custodian, trustee or other authorized person must process and forward to us subscriptions made through individual retirement accounts, or IRAs, simplified employee pension plans, or SEPs, or after-tax deferred accounts. In the case of investments through IRAs, SEPs or after-tax deferred accounts, we send the confirmation and notice of our acceptance to such custodian, trustee or other authorized person. Please be aware that in purchasing units, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by ERISA or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the United States Code. In addition, depending on the structure used to make investments, it is possible that the purchase of units by tax-exempt investors such as IRAs and employee pension benefit plans could result in unrelated business taxable income. Furthermore, prior to purchasing units, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. See “Suitability Standards” for more information.

Q: Who is the transfer agent?

A: The name and address of our transfer agent is as follows:

DST Systems, Inc.

P.O. Box 219312

Kansas City, MO 64121-9312

To ensure that any account changes are made promptly and accurately, all changes (including your address, ownership type and distribution mailing address) should be directed to the transfer agent.

Q: What kinds of fees will I be paying?

A: There are upfront and other types of fees that you will incur. First, there are unitholder transaction expenses that are a one-time up-front fee. They are calculated as a percentage of the public offering price and made up of selling commissions and dealer manager fees. There are also other offering expenses, and, with respect to Class C units, a distribution fee. In addition, as an externally managed fund, we will also incur various recurring expenses, including asset management fees and incentive fees that are payable under our Advisory Agreement. See “Our Expenses,” “Compensation of the Dealer Manager and Our Advisor,” and “Advisory and Sub-Advisory Agreements” for more information.

Q: How will the payment of fees and expenses affect my invested capital?

A: The payment of fees and expenses reduces: (1) the funds available to us for investments, (2) the net income generated by us, (3) funds available for distribution to our unitholders and (4) the net asset value of your units.

Q: Are there any restrictions on the transfer of units?

A: The operating agreement places substantial limitations upon your ability to transfer units. Any transferee must be a person that would have been qualified to purchase units in this offering. No unit may be transferred if, in the judgment of the managers, and/or their counsel, a transfer would jeopardize our status as a “partnership” for federal income tax purposes. In addition, you will not be permitted to make any transfer or assignment of your units if we determine such transfer or assignment would result in the Company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code. Furthermore, our operating agreement requires the consent of our board of managers for a transferee to be substituted as a member of the Company, which consent shall not be unreasonably withheld. We do not intend to list units on any securities exchange, and we do not expect there to be a public market for units in the foreseeable future. As a result, your ability to sell your units will be limited. We do not charge for transfers of units except for necessary and reasonable costs actually incurred by us. See “Risk Factors — Risks Relating to Investing in the Offering.”

Q: Will I be able to sell the units in a secondary market?

A: We do not intend to list units on a securities exchange during the offer period, and do not expect a public market to develop for units in the foreseeable future. Because of the lack of a trading market for units, unitholders may not be able to sell their units promptly or at a desired price. If you are able to sell your units you may have to sell them at a discount to the purchase price of your units.

Q: Will I otherwise be able to liquidate my investment?

A: In the future, our board of managers may consider various forms of liquidity, each of which is referred to as a liquidity event, including, but not limited to: (1) dissolution and winding up distribution of our assets; (2) merger or sale of all or substantially all of our assets; or (3) the listing of units on a national securities exchange. If we do not consummate a liquidity event within five years from the termination of the offering period, we will be required to commence an orderly liquidation of the assets unless a majority of our board, including a majority of the independent managers, determines that liquidation is not in the best interests of our unitholders. Under such circumstances the commencement of an orderly liquidation will be postponed for one year. Further postponement of the liquidity event would only be permitted if a majority of our board, including a majority of independent managers, again determined that liquidation would not be in the best interest of our unitholders and our board must make a determination in this manner during each successive year until a liquidity event has occurred. If we at any time choose to seek but then fail to obtain unitholder approval of our liquidation, our operating agreement would not require us to consummate a liquidity event or liquidate and would not require our board to revisit the issue of liquidation, and we could continue to operate as before. There can be no assurance that we will complete a liquidity event. Prior to the completion of a liquidity event, our unit repurchase program may provide a limited opportunity for you to have your units repurchased, subject to certain restrictions and limitations, at a price which may reflect a discount from the purchase price you paid for the units being repurchased. See “Unit Repurchase Program” for a detailed description of our unit repurchase program.

Q: Will the distributions I receive be taxable?

A: As discussed below, we are characterized as a partnership for federal income tax purposes. As a partnership, our unitholders are allocated their respective share of the Company items of income gain, loss, deduction and credit that may not be directly related to the actual cash distributions made by the Company. Accordingly, while the Company is operating, a unitholder generally will not recognize gain on the receipt of a distribution of money from the Company (including any constructive distribution of money resulting from a reduction in the unitholder’s share of our liabilities), except to the extent such a distribution exceeds the unitholder’s adjusted tax basis in our units. A unitholder’s tax basis in its units initially is the amount paid for such units, plus the unitholder’s allocable share (as determined for federal income tax purposes) of any liabilities of the Company, and will thereafter be adjusted as required under the Code to give effect on an ongoing basis to the unitholder’s allocable share of our tax items, distributions and liabilities. Liquidating distributions, however, generally will result in the recognition of taxable gain by the unitholder. Such gain will be recognized to the extent that the amount of money received (including any constructive distribution of money resulting from a reduction in the unitholder’s share of our liabilities) exceeds the unitholder’s adjusted tax basis in its units.

The rules governing the taxation of partnerships and individual partners are quite complex, and unitholders should consult their tax advisors concerning the tax consequences of an investment in the units in light of the investor’s particular circumstances.

Q: When will I get my detailed tax information?

A: We have sent and intend to continue to send to each of our U.S. unitholders, within 75 days after the end of each calendar year, a Form K-1 detailing each unitholder’s allocable share of the Company’s items of income, gain, loss, deduction and credit.

Q: Who can help answer my questions?

A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or the dealer manager at:

SC Distributors, LLC

610 Newport Center Drive

Suite #350

Newport Beach, CA 92660

949-706-8640

FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this prospectus involve risks and uncertainties, including statements as to:

•	our future operating results;

•	our ability to raise capital in our public offerings;

•	our ability to purchase or make investments;

•	our business prospects and the prospects of our borrowers;

•	the economic, social and/or environmental impact of the investments that we expect to make;

•	our contractual arrangements and relationships with third parties;

•	our ability to make distributions;

•	the dependence of our future success on the general economy and its impact on the companies in which we invest;

•	the availability of cash flow from operating activities for distributions and payment of operating expenses;

•	the performance of our Advisor, our sub-advisors and our Sponsor;

•	our dependence on the resources and personnel of our Advisor and the financial resources of our Sponsor;

•	our Advisor’s ability to attract and retain sufficient personnel to support our growth and operations;

•	the lack of a public trading market for our units;

•	our limited operating history;

•	any failure in our Advisor’s or sub-advisors’ due diligence to identify all relevant facts in our underwriting process or otherwise;

•	the ability of our sub-advisors and borrowers to achieve their objectives;

•	our expected financings and investments;

•	performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments;

•	the effectiveness of our portfolio management techniques and strategies;

•	the adequacy of our cash resources and working capital;

•	failure to maintain effective internal controls; and

•	the loss of our exemption from the definition of an “investment company” under the Investment Company Act of 1940, as amended.

We use words such as “anticipates,” “believes,” “expects,” “intends” and similar expressions to identify forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in this prospectus.

We have based the forward-looking statements included in this prospectus on information available to us on the date of this prospectus, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC.

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It may not contain all of the information that you may want to consider. To understand this offering fully, you should read the entire prospectus carefully, including the section entitled “Risk Factors,” before making a decision to invest in the units of our limited liability company interest.

TriLinc Global Impact Fund, LLC is a Delaware limited liability company formed on April 30, 2012. Unless otherwise noted, the terms “we,” “us,” “our,” “the Company” and “our company” refer to TriLinc Global Impact Fund, LLC; the term our “Advisor” and “TriLinc Advisors” refers to TriLinc Advisors, LLC, our external advisor; the term “SC Distributors” and our “dealer manager” refers to SC Distributors, LLC, our dealer manager; and the term our “Sponsor” refers to TriLinc Global, LLC, our sponsor.

TriLinc Global Impact Fund

TriLinc Global Impact Fund, LLC is a Delaware limited liability company that makes impact investments in Small and Medium Enterprises, or SMEs, which we define as those businesses having less than 500 employees, primarily in developing economies that provide the opportunity to achieve both competitive financial returns and positive measurable impact. We have used and intend to continue to use the proceeds of our public offerings to invest in SMEs through local market sub-advisors in a diversified portfolio of financial assets, including trade finance, direct loans, convertible debt instruments, structured credit and preferred and common equity investments. A substantial portion of our assets consist of collateralized private debt instruments, which we believe offer opportunities for competitive risk-adjusted returns through income generation. We are externally managed and advised by TriLinc Advisors.

Market Opportunity

We are centered on a single idea: providing access to finance for SMEs, particularly in developing economies, is both a profitable investment proposition and an effective driver of sustainable economic development. We believe significant opportunity exists in small and growing businesses, which through expansion have the ability to hire more employees, produce more goods for local consumption, provide training to locally-based employees and pay more taxes through increased revenues. By increasing the local production of quality goods and services, these businesses can support the growing middle class in those markets.

Consistently across countries in the developed and developing world, SMEs account for a significant portion of economic growth and job creation. According to the private sector arm of the World Bank, the International Finance Corporation (“IFC”) in its most recent SME Banking Guide, SMEs account for over half of GDP and over two-thirds of the new jobs in high-income countries. In developing economies, defined as those classified as upper-middle income and below by the World Bank, IFC studies have estimated that there are 25-30 million formal SMEs in operation, representing up to 33% of GDP and up to 45% of formal employment. Despite the economic and social importance of small businesses, there are many obstacles to their growth globally.

We believe that the underserved nature of such a large segment of the global economy, coupled with a strong demand for capital from the SMEs themselves, has created significant opportunity for investment. Because of the current investing environment, we believe that SMEs are likely to offer attractive investment terms in the form of current cash yield, deferred interest and equity warrants, and more attractive security features such as stricter loan covenants and quality collateral. Additionally, as compared to larger companies, SMEs often have simpler capital structures and carry less debt, thus aiding the structuring and negotiation process and allowing for greater flexibility in structuring favorable transactions.

Potential Competitive Strengths

We believe that the following key strengths and potential competitive advantages will enable us to capitalize on the significant opportunities in SME finance around the world.

•	Significant Experience of Management of our Advisor and Sub-Advisors

The senior management team of our Advisor has a long track record and broad experience in managing and operating regulated, multi-billion dollar fund complexes. Among this experience, members of TriLinc Advisors’ senior management team have held senior executive positions at large global banks, institutional money managers and independent investment advisors. Furthermore, the senior management team has significant experience in global macro portfolio management, including executing multi-manager global macro investment strategies across asset classes, geographies and industries. This experience emphasizes maximizing risk-adjusted returns, utilizing alternative asset classes and hedging portfolio risk exposures, as well as the importance of a rigorous and disciplined approach to manager due diligence. This macro experience is complemented by the experience of our sub-advisors, who have deep local networks, a firm understanding of the local culture and regulatory environment, and a reputation for being high-quality investment partners. The principals of our sub-advisors have collectively deployed more than $30 billion in developing economy debt transactions. These qualities have enabled them to realize solid track records, and afford them access to high quality deal flow to the benefit of the Company.

•	Attractive Return Profile of Asset Classes

We believe that investments in SME direct loans and SME trade finance globally present the opportunity to generate competitive and stable cash flows and deliver attractive financial returns. Although SMEs are underserved by traditional capital providers like local commercial banks, global financial institutions believe SMEs to be a “key source of profits,” according to the World Economic Forum (“WEF”). Surveys reported in the WEF 2012 Report have indicated that banks globally perceive SME banking as a “large” and “attractive” market that can be more “profitable than serving large companies.” We also provide trade financing to SMEs, an asset class, according to the International Chamber of Commerce (ICC), that has enjoyed stable performance and low default rates in recent years. We believe that SME finance will continue to present an attractive financial opportunity in the coming years, and that we will be well-positioned to identify high-quality borrowers in our target regions.

•	Strategic Relationships and Access to Deal Flow

Our senior executives have extensive backgrounds in the asset management and investment industry, and along with our sub-advisors, have developed an expansive network of relationships with developing economy private equity and debt managers, bilateral and multilateral DFIs, and international consultancies and service providers that we believe will benefit our portfolio of investments. TriLinc Advisors’ local market sub-advisors are the conduit to country and region-specific deal flow. To be considered for participation, sub-advisors must demonstrate their presence and track record in their geographies, both of which are dependent on their ability to tap their local market networks to source lending opportunities from local SMEs. Since our sub-advisors typically have decades of experience in these markets, they are able to maintain a robust pipeline of potential investments and maintain a high degree of selectivity when evaluating multiple opportunities.

•	Unique Focus, Structure, and Early Mover Advantage

We have created a unique fund structure that we believe will give U.S. non-accredited investors their first-ever opportunity to invest in a fund dedicated to financing developing economy SMEs. As a public company with access to capital, we believe that we will be uniquely positioned to address the capital shortage problem in global SME finance. In making these investments, we measure and report the economic, social and/or environmental impacts at the borrower and portfolio level. We believe that we are the first retail product that provides this level of transparency and impact reporting to non-accredited investors.

•	Alignment of Interests

We have taken multiple steps to structure our relationship with TriLinc Advisors so that our interests and those of TriLinc Advisors are closely aligned. TriLinc Advisors will not offer any units it owns for repurchase as long as TriLinc Advisors remains our Advisor. We believe TriLinc Advisors’ incentive compensation structure will align our interests with those of TriLinc Advisors, which will create the conditions to optimize returns and risk tolerance for our unitholders. In addition, by providing primarily debt to SMEs instead of equity, we leave ownership in the hands of the current owners, which encourages responsible growth to protect the value of their equity. Furthermore, we have voluntarily structured the Company with a board of managers, a majority of who are independent, in order to monitor our policies and conflicts.

Our Business Objective and Policies

Our business objective is to generate competitive financial returns and positive economic, social and/or environmental impact by providing financing to SMEs, primarily in developing economies. Our style of investment is referred to as impact investing, which J.P. Morgan Global Research and Rockefeller Foundation in a 2010 report called “an emerging alternative asset class” and defined as investing with the intent to create positive impact beyond financial return. We believe it is possible to generate competitive financial returns while creating positive, measurable impact. We measure the economic, social and environmental impact of our investments using industry-standard metrics, and intend to report using the Impact Reporting and Investment Standards, or IRIS. Through our investments in SMEs, we believe we are enabling job creation and stimulating economic growth.

Our investment objectives are to provide our unitholders current income, capital preservation and modest capital appreciation. This is achieved primarily through SME trade finance and term loan financing, while employing rigorous risk-mitigation and due diligence practices, and transparently measuring and reporting the economic, social and/or environmental impacts of our investments. The majority of our investments are, and we expect will continue to be, senior secured trade finance, senior secured loans and other collateralized loans or loan participations to SMEs with established, profitable businesses in developing economies. With our sub-advisors, we expect to provide growth capital financing generally ranging in size from $1-15 million. We will seek to protect and grow investor capital by: (1) targeting countries with favorable economic growth and investor protections; (2) partnering with sub-advisors with significant experience in local markets; (3) focusing on creditworthy lending targets which have at least 3-year operating histories and demonstrated cash flows enabling loan repayment; (4) making primarily debt investments, backed by collateral and borrower guarantees; (5) employing best practices in our due diligence and risk mitigation processes; and (6) monitoring our portfolio on an ongoing basis.

Our goal is to create a diversified portfolio of primarily private debt instruments, including trade finance and term loans, whose counterparties are small and medium-size businesses in developing economies. Private debt facilities generate current income and, in some cases, offer the potential for modest capital appreciation, while maintaining a higher place in a company’s capital structure than the equity held by the owners and other investors. It is expected that, as small and growing businesses, our borrowers will use capital to expand operations, improve the financial standing of their operations, or finance the trade of their goods with other markets. According to the most recent IFC SME Banking Guide, SMEs have been shown to improve job creation and GDP growth throughout the world, and, based on our underwriting criteria, we expect the portfolio of our investments to have a positive, measurable impact in their communities, in addition to offering a competitive financial return to the investor.

Our Corporate Structure

Our organizational structure is as follows:

*	Gloria S. Nelund owns 33.97% of the equity interest in the Sponsor.

Risk Factors

An investment in our units involves a high degree of risk and may be considered speculative. You should carefully consider the information found in “Risk Factors” before deciding to invest in our units. The following are some of the risks you will take in investing in our units:

•

This is a “blind pool” offering because, other than the investments we have made, we have not identified what future investments we will make with the net proceeds of this offering. You will not be able to evaluate our future investments prior to purchasing units. We may change our investment policies without unitholder consent, which could result in investments that are different from those described in this prospectus.

•	We may not achieve investment results that will allow us to make distributions on a monthly basis or at a specified level of cash distributions.

•

We may pay distributions from any source and there are no limits on the amount of proceeds we may use to fund distributions. Until the proceeds from our public offerings are fully invested and from time to time during our operational stage, we may not generate sufficient cash flow from operations to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for the investments, and your overall return may be reduced.

•	We are dependent upon our key management personnel and the key management personnel of our Advisor, and on the continued operations of our Advisor, for our future success.

•

We have made and intend to continue to make non-U.S. investments which involve certain legal, geopolitical, investment, repatriation, and transparency risks not typically associated with U.S. investments.

•

There are substantial conflicts among the interests of our investors, our interests and the interests of our Advisor, dealer manager and their respective affiliates regarding compensation, investment opportunities and management resources. The fees we pay to affiliates were not determined on an arms-length basis.

•

The units sold in this offering will not be listed on an exchange for the foreseeable future, if ever. Therefore, if you purchase units in this offering, it will be difficult for you to sell your units and, if you are able to sell your units, you will likely sell them at a substantial discount.

•	We established the current offering price for our units on an arbitrary basis and the offering price may not accurately reflect the value of our assets.

•

We have limited operating history. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives and that the value of units could decline substantially.

•

Our ability to achieve our investment objectives depends on our Advisor’s ability to manage and support our investment process and to choose appropriate sub-advisors. If our Advisor were to lose any members of its senior management team, our ability to achieve our investment objectives could be significantly harmed.

•	We will be subject to risks incident to making loans to small and medium sized enterprises in developing countries.

•	You will experience substantial dilution in the net tangible book value of your units equal to the offering costs associated with your units.

Our Advisor

TriLinc Advisors, a Delaware limited liability company, manages our investments. TriLinc Advisors is a private investment advisory firm focusing on impact investments in SMEs around the world. TriLinc Advisors is a registered investment adviser with the State of California. Led by its Chief Executive Officer, President and Chief Compliance Officer Gloria Nelund, Brent VanNorman, its Chief Operating Officer and Chief Financial Officer, and Paul Sanford, its Chief Investment Officer, TriLinc Advisors’ management team has a long track record and broad experience in the management of regulated, multi-billion dollar fund complexes and global macro portfolio management. TriLinc Advisors and our sub-advisors have an extensive network of relationships with emerging market private equity and debt managers, bilateral and multilateral DFIs, and international consultancies and service providers that we believe will benefit our portfolio of investments. We benefit from both the top-down, global macro investing approach of TriLinc Advisors and its affiliates and the bottom-up deal sourcing and structuring of our sub-advisors. TriLinc Advisors receives certain management and incentive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. See “ — Compensation of the Dealer Manager and Our Advisor” below.

TriLinc Advisors is a joint venture between TriLinc Global, LLC, or TriLinc Global, and Strategic Capital Advisory Services, LLC, or Strategic Capital. The purpose of the joint venture is to permit our Advisor to capitalize upon the expertise of the TriLinc management team as well as the experience of the executives of Strategic Capital in providing advisory services in connection with the formation, organization, registration and operation of entities similar to the Company. Strategic Capital provides certain services to, and on behalf of, our Advisor, including but not limited to formation and advisory services related to our formation and the structure of this offering, financial and strategic planning advice and analysis, overseeing the development of marketing materials, selecting and negotiating with third party vendors and other administrative and operational services. Pursuant to the joint venture agreement and its ownership in TriLinc Advisors, Strategic Capital is entitled to receive distributions equal to 15% of the gross cash proceeds received by TriLinc Advisors from the management and incentive fees payable by us to TriLinc Advisors under the Advisory Agreement. These distributions are for bona fide services performed by Strategic Capital for TriLinc Advisors in accordance with its ownership percentage and is not underwriting compensation. In 2014, Strategic Capital was acquired by RCS Capital Corporation (“RCAP”). Strategic Capital continues to operate as a standalone business entity.

On May 15, 2012, TriLinc Advisors purchased 22,161 Class A units for aggregate gross proceeds of $200,000. In addition, our Sponsor had purchased through June 13, 2013, an additional 321,329.639 Class A units for aggregate gross proceeds of $2,900,000 to further align its interests with the interests of the investors. Certain investors in the Sponsor, including, Baldwin Brothers, Inc. and Chilton Capital Management LLC, provided funds for this investment.

Our Sponsor

TriLinc Global serves as our Sponsor and is the managing member of our Advisor with the right to control the activities of our Advisor, except with respect to certain major decisions. TriLinc Global is a private asset management company that invests capital in small and mid-sized businesses in developing economies globally through a series of impact-focused investment funds. TriLinc Global’s primary goal across its business platforms is to provide access to impact investments with potential for both competitive financial returns and positive, measurable global impact through the alternative investment products it creates. TriLinc Global believes it is differentiated from other impact investors in both its focus on generating investor returns in line with broader commercial markets and its ability to deliver quantitative reporting on the impact generated through its investments.

Our Dealer Manager

SC Distributors, LLC, or SC Distributors, a Delaware limited liability company formed in March 2009, serves as our dealer manager for this offering. Strategic Capital is an affiliate of our dealer manager and has an equity interest in our Advisor. Our dealer manager is a member firm of the Financial Industry Regulatory Authority, or FINRA, and is located at 610 Newport Center Drive, Suite 350, Newport Beach, California 92660. Our dealer manager receives dealer manager fees, selling commissions, distribution fees with respect to Class C units, and certain reimbursements for services relating to this offering. See “— Compensation of the Dealer Manager and Our Advisor” below. In 2014, SC Distributors was acquired by RCS Capital Corporation. SC Distributors continues to operate as a standalone business entity.

Class A Units

Each Class A unit issued in the primary offering is subject to a sales commission of up to 7.00% per unit and a dealer manager fee of up to 2.75% per unit. We do not pay sales commissions or dealer manager fees on Class A units sold pursuant to our distribution reinvestment plan. Class A units are available for purchase by the general public through different distribution channels. In addition, our executive officers and board of managers and their immediate family members, as well as officers and employees of our Advisor and other affiliates of our Advisor and their immediate family members and, if approved by our board of managers, joint venture partners, consultants and other service providers may only purchase Class A units.

Class C Units

Each Class C unit issued in the primary offering is subject to a sales commission of up to 3.00% per unit and a dealer manager fee of up to 2.75% per unit. In addition, for Class C units, we pay our dealer manager on a monthly basis a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C units for such day on a continuous basis from year to year. The payment of distribution fees with respect to Class C units out of cash otherwise distributable to Class C unitholders results in a lower amount of distributions being paid with respect to Class C units. We do not pay sales commissions or dealer manager fees on Class C units sold pursuant to our distribution reinvestment plan. Class C units are available for purchase by the general public through different distribution channels.

Class I Units

No selling commission is paid for sales of any Class I units, and we do not pay our dealer manager a distribution fee with respect to the Class I units. Each Class I unit is subject to a dealer manager fee of up to 1.75% per unit. Class I units are available for purchase to certain institutional clients.

Other than the differing fees with respect to each class described above and the payment of a distribution fee out of cash otherwise distributable to Class C unitholders, Class A units, Class C units, and Class I units have identical rights and privileges, such as identical voting rights. The net proceeds from the sale of all three classes of units are commingled for investment purposes and all earnings from all of the investments proportionally accrue to each unit regardless of the class.

In addition, the net asset value per unit is calculated in the same manner for each unit of any class and the net asset value per unit of any class is the same. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or any liquidating distribution of our assets, such assets, or the proceeds thereof, will be distributed among all the unitholders in proportion to the number of units held by such holder. See “Description of Units and Our Operating Agreement” for more details regarding our classes of units.

The Offering

We are offering up to $1,150,000,000 in our units in this follow-on offering, $1,000,000,000 of which are being offered to the public at a price based on the most recent valuation, plus related selling commissions, dealer manager fees and organization and offering expenses and $150,000,000 of which are being offered pursuant to our distribution reinvestment plan at a price equal to our then current offering price per each class of units, less the sales fees associated with that class of units in the primary offering. Until the price of units changes pursuant to such a valuation, we will sell units on a continuous basis at a price of $10.00 per Class A unit, $9.576 per Class C unit and $9.186 per Class I unit.

We are publicly offering three classes of units: Class A units, Class C units and Class I units. The unit classes have different selling commissions and dealer manager fees and there is an ongoing distribution fee with respect to Class C units. We are offering to sell any combination of Class A, Class C and Class I units with a dollar value up to the maximum offering amount. We reserve the right to reallocate the units between Class A, Class C and Class I and between the primary offering and our distribution reinvestment plan.

Our Initial Offering commenced on February 25, 2013. As of September 30, 2015, we had raised gross proceeds of approximately $117 million in the Initial Offering from the sale of approximately 12.29 million units of our limited liability company interest, including units issued pursuant to our distribution reinvestment plan. As of September 30, 2015, $1.38 billion in units remained available for sales pursuant to the Initial Offering, including approximately $247.4 million in units available pursuant to our distribution reinvestment plan.

We expect to commence this offering after the termination of our Initial Offering. We may sell the units in this offering until [●], 2017; however, we may decide to extend this offering for one and a half years at any time or we may terminate the offering earlier. In some states, we will need to renew our registration annually in order to continue offering units.

Valuations

Our board of managers has established procedures for the valuation of our investment portfolio, which commenced the third quarter of 2013. Our net asset value is determined by our board of managers based on the input of our Advisor, our audit committee, an opinion of Duff & Phelps, LLC as to the reasonableness of our internal estimates of fair value of selected loans, and, if engaged by our board of managers, one or more independent valuation firms. We may value our investments using different valuation approaches. For more information regarding our valuation process and approaches, see “Business — Valuations.” If our net asset value increases above or decreases below our net proceeds per unit as stated in this prospectus, we will adjust the offering prices of units to ensure that after the effective date of the new offering prices no unit is sold at a price, after deduction of selling commissions, dealer manager fees and organization and offering expenses, that is above or below our net asset value per unit as of the most recent valuation date. See “Plan of Distribution.” We will supplement the prospectus or file an amendment to the registration statement with the SEC, as appropriate, if we adjust the prices of our units because our net asset value per unit increases or decreases from the amount of the net proceeds per unit as stated in the prospectus. We will include in any such prospectus supplement or amendment the new offering price as well as how each class of assets in our investment portfolio was valued. New offering prices will be effective five business days after the board of managers determines to set new prices and we publicly disclose such prices.

Based on our net asset value of $104,837,830 as of September 30, 2015, our board of managers has determined that no change to the offering price of our units is required and we are continuing to sell our units in our Initial Offering at their original price of $10.00 per Class A unit, $9.576 per Class C unit and $9.186 per Class I unit. Our estimated net asset value was determined in accordance with the procedures set forth above. Our net asset value and the offering prices would have decreased if the Sponsor had not made a capital contribution in the amount of $51,034 in the quarter ended December 31, 2013 and $31,750 in the quarter ended March 31, 2014, or had not absorbed and deferred reimbursement for a substantial portion of our operating expenses since we began our operations. As of September 30, 2015, our Sponsor has agreed to pay a cumulative total of approximately $5.97 million of operating expenses.

Estimated Use of Proceeds

Assuming that 1/3 of the primary offering gross proceeds come from sales of Class A units, 1/3 of primary offering gross proceeds come from sales of Class C units and 1/3 of primary offering gross proceeds come from sales of Class I units and all of the units available for the distribution reinvestment plan are sold if we sell the maximum offering, our management team expects to invest approximately 94.03%, if the maximum offering is sold, of the gross offering proceeds to make investments in accordance with our investment objectives and by following the strategies described in this prospectus. If all of our gross offering proceeds come from sales of Class A units, we expect to invest approximately 89.0%, if the maximum offering is sold, of the gross offering proceeds. If gross proceeds are split evenly among the three classes of units (Classes A, C and I) and we only raise $750 million in this offering, we expect to invest approximately 92.58% and if we only raise $200 million in this offering, we expect to invest approximately 88.0%. If all of our gross offering proceeds come from sales of Class A units and we only raise $750 million in the offering, we expect to invest approximately 88.58%, and if we only raise $200 million in this offering, we expect to invest approximately 84.0%. The actual percentage of offering proceeds used to make investments will depend on the number of primary units sold and the number of units sold pursuant to our distribution reinvestment plan as well as whether we sell more or less than we have assumed of Class A units, Class C units or Class I units and actual organization and offering expenses incurred. See “Estimated Use of Proceeds.”

Suitability Standards

Pursuant to applicable state securities laws, units offered through this prospectus are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. There is not expected to be any public market for the units, which means that investors will likely have limited ability to sell their units. As a result, we have established suitability standards which require investors to have either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $70,000 and an annual gross income of at least $70,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $250,000. These minimum net worth and investment levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” above.

How to Subscribe

Investors who meet the suitability standards described herein may purchase our units. Investors seeking to purchase our units should proceed as follows:

•	Read this entire prospectus and all appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

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Deliver a check for the full purchase price of the units being subscribed for along with the completed subscription agreement to the participating broker-dealer. You should make your check payable to “TriLinc Global Impact Fund, LLC.” After you have satisfied the applicable minimum purchase requirement, additional purchases must be for the minimum of $500, except for purchases made pursuant to our distribution reinvestment plan.

•

By executing the subscription agreement and paying the total purchase price for the units subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of the terms of our operating agreement.

Subscriptions are effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions are accepted or rejected within 10 business days of receipt of each completed subscription agreement by us and, if rejected, all funds shall be returned to subscribers without interest and without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for the units until at least five business days after the date you receive the final prospectus. If we accept your subscription, our transfer agent will mail you a confirmation of acceptance.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Unit Repurchase Program

We do not currently intend to list our units on any securities exchange and do not expect a public market to develop for the units in the foreseeable future. As a result, if you purchase our units, your ability to sell your units will be limited. On June 11, 2014, we commenced a unit repurchase program pursuant to which we conduct quarterly unit repurchases to allow our unitholders, who have held our units for a minimum of one year, to sell their units back to us at a price equal to the then current offering price less the sales fees associated with that class of units. Our unit repurchase program includes numerous restrictions that limit your ability to sell your units. In particular, the unit repurchase program provides that we may make repurchase offers only if we have sufficient funds available for repurchase and to the extent the total number of units for which repurchase is requested in any 12 month period does not exceed 5% of the weighted average number of outstanding units at the beginning of the 12 month period. The limitations and restrictions relating to our unit repurchase program may prevent us from accommodating all repurchase requests made in any quarter. See “Unit Repurchase Program.”

Our board of managers has the ability, in its sole discretion, to amend or suspend the plan or to waive any specific condition if it is deemed to be in our best interest. See “Unit Repurchase Program.”

During the nine months ended September 30, 2015, we processed four repurchase requests for a total of 12,914.823 units at a repurchase price of $9.025 per unit. As of September 30, 2015, the Company had received two repurchase requests for a total of 6,091 units that were pending. The repurchase requests were processed by us on October 8, 2015 at a price of $9.025 per unit.

Advisor Fees

We pay TriLinc Advisors a fee for its services under the Advisory Agreement. The fee consists of two components: a management fee and an incentive fee.

The asset management fee is calculated at an annual rate of 2.00% of our gross assets payable quarterly in arrears. The incentive fee is divided into two parts:

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An incentive fee on net investment income, which we refer to as the subordinated incentive fee on income, is calculated and payable quarterly in arrears and is based upon our pre-incentive fee net investment income for the immediately preceding quarter. No subordinated incentive fee is earned by our Advisor in any calendar quarter in which our pre-incentive fee net investment income does not exceed the preferred return rate of 1.50% (6.0% annualized), or the preferred return. All of our pre-incentive fee net investment income, if any, that exceeds the quarterly preferred return, but is less than or equal to 1.875% (7.5% annualized) on our net assets at the end of the immediately preceding fiscal quarter, in any quarter, is payable to our Advisor. We refer to this portion of our subordinated incentive fee on income as the catch up. It is intended to provide an incentive fee of 20% on all of our pre-incentive fee net investment income when our pre-incentive fee net investment income exceeds 1.875% on our net assets at the end of the immediately preceding fiscal quarter in any quarter. For any quarter in which our pre-incentive fee net investment income exceeds 1.875% on our net assets at the end of the immediately preceding fiscal quarter, the subordinated incentive fee on income shall equal 20% of the amount of our pre-incentive fee net investment income, because the preferred return and catch up will have been achieved.

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An incentive fee on capital gains is earned on investments sold and shall be determined and payable in arrears as of the end of each calendar year during which the Advisory Agreement is in effect. In the case the Advisory Agreement is terminated, the fee also becomes payable as of the effective date of such termination. The fee equals 20% of our realized capital gains, less the aggregate amount of any previously paid incentive fee on capital gains. Incentive fee on capital gains is equal to our realized capital gains on a cumulative basis from inception, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis.

Liquidity Strategy

In the future, our board of managers will consider various forms of liquidity, each of which is referred to as a liquidity event, including, but not limited to: (1) dissolution and winding up distribution of our assets, (2) sale of all or substantially all of our assets, or our sale or merger or (3) the listing of units on a national securities exchange. In making the decision to apply for a listing, our board will consider whether listing or liquidating our assets will result in greater value for our unitholders. If we do not consummate a liquidity event within five years from the termination of the offering stage, we will be required to commence an orderly liquidation of the assets unless a majority of our board, including a majority of the independent managers, determines that liquidation is not in the best interests of our unitholders.

Under such circumstances the commencement of an orderly liquidation will be postponed for one year. Further postponement of the liquidity event would only be permitted if a majority of our board, including a majority of independent managers, again determined that liquidation would not be in the best interest of our unitholders and our board must make a determination in this manner during each successive year until a liquidity event has occurred.

If we at any time choose to seek but then fail to obtain unitholder approval of our liquidation, our operating agreement would not require us to consummate a liquidity event or liquidate and would not require our board to revisit the issue of liquidation for the next year or indefinitely, and we could continue to operate as before. Accordingly, unitholders may be required to hold their units for an extended period of time or indefinitely. If we sought and obtained unitholder approval of our liquidation, we will cease reinvestment of the offering proceeds and will begin an orderly sale of our assets. The precise timing of such sales would take account of the prevailing capital and credit markets generally as well as the federal income tax consequences to our unitholders. See “Liquidity Strategy.”

Reports to Unitholders

Our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q are available on our website at www.trilincglobalimpactfund.com, following the end of each fiscal quarter and fiscal year, as applicable. These reports, as well as our Current Reports on Form 8-K, are also available on the SEC’s website at www.sec.gov.

Distributions

We pay and intend to continue paying distributions pursuant to the terms of our operating agreement on a monthly basis. From time to time, we may also pay interim distributions at the discretion of our board. Distributions are subject to the board of managers’ discretion and applicable legal restrictions and accordingly, there can be no assurance that we will make distributions at a specific rate or at all. Generally, our policy is to pay distributions from cash flow from operations. However, our organizational documents permit us to pay distributions from any source, including borrowings, offering proceeds and capital contributions from the Sponsor, provided, however that no funds will be advanced or borrowed for purpose of distributions, if the amount of such distributions would exceed our accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to such revenues. We have not established a cap on the use of proceeds to fund distributions. During the quarters ending December 31, 2013 and March 31, 2014, the Sponsor made capital contributions in the amount of $51,034 and $31,750, respectively, which were added to our cash flow from operations in order to cover the distributions made during those quarters. In addition, as of September 30, 2015, the Sponsor has agreed to pay a cumulative total of approximately $5.97 million of operating expenses. If our Sponsor does not absorb our operating expenses, the distributions would need to be reduced. If we continue to pay distributions from sources other than cash flow from operations, we will have less funds available for investments and your overall return will be reduced. Distributions are made on all classes of our units at the same time. The cash distributions received by our unitholders with respect to the Class C units are and will continue to be lower than the cash distributions with respect to Class A and Class I units because of the distribution fee relating to Class C units, which is an expense specific to Class C unitholders. Amounts distributed to each class will be allocated among the unitholders in such class in proportion to their units.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions from us reinvested in additional units of the same class. Units under our distribution reinvestment plan are offered at a price equal to the then current offering price per unit less the sales fees associated with that class of units in the primary offering. No selling commissions or dealer manager fees are paid on units sold under our distribution reinvestment plan. The distribution fee is payable with respect to all Class C units, including Class C units issued under our distribution reinvestment plan. We may affect registration of additional units for issuance under our distribution reinvestment plan and may reallocate units between the primary offering and our distribution reinvestment plan.

If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than any special distributions that are designated by our board of managers. As a result, you may have a tax liability with respect to your deemed distributions, but you will not receive cash distributions to pay such liability. We may amend, suspend or terminate the distribution reinvestment plan at our discretion. For information on how to participate in our distribution reinvestment plan, see “Distribution Reinvestment Plan.”

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Although these exemptions will be available to us, they will not have a material impact on our public reporting and disclosure. We are deemed a “smaller reporting company” under the Securities Exchange Act of 1934, or the Exchange Act, and as a smaller reporting company, we are permanently exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, because we have no employees, we do not have any executive compensation or golden parachute payments to report in our periodic reports and proxy statements.

We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier. We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, or (iv) the date on which we are deemed a “large accelerated filer” under the Exchange Act.

Under the JOBS Act, emerging growth companies can also delay the adoption of new or revised accounting standards until such time as those standards apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Investment Company Act Considerations

We have conducted and intend to conduct our operations so that we and our subsidiaries, if any, will qualify for an exemption under, or otherwise will not be required to register as an investment company under, the Investment Company Act of 1940, as amended, which we refer to as the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We conduct our business primarily through our direct and indirect wholly- and majority-owned subsidiaries, including foreign subsidiaries, which were established to carry out specific activities. Although we reserve the right to modify our business methods at any time, the focus of our business involves providing loans and other financing of the nature described in this prospectus. We conduct our operations so that they comply with the limit imposed by the 40% test and we do not hold ourselves out as being engaged primarily, or actually engage, in the business of investing in securities. Therefore, we expect that we will not be subject to registration or regulation as an investment company of any kind (including, without limitation, a face-amount certificate company, unit investment trust, open-end or closed-end company or a management company electing to be treated as a business development company) under the Investment Company Act. The securities issued to us by our wholly-owned or majority-owned subsidiaries, which subsidiaries will be neither investment companies nor companies exempt under Section 3(c)(1) or 3(c)(7) of the Investment Company Act, will not be investment securities for the purpose of this 40% test.

One or more of our subsidiaries may seek to qualify for an exception or exemption from registration as an investment company under the Investment Company Act pursuant to other provisions of the Investment Company Act, such as Sections 3(c)(5)(A) which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable, and other obligations representing part or all of the sales price of merchandise, insurance and services” and Section 3(c)(5)(B) which is available for entities “primarily engaged in the business of making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance and services.” Each of these exemptions generally requires that at least 55% of such subsidiary’s assets be invested in eligible loans and receivables. To qualify for either of the foregoing exemptions, the subsidiary would be required to comply with interpretations issued by the staff of the SEC that govern the respective activities.

We monitor our holdings and those of our subsidiaries to ensure continuing and ongoing compliance with these and/or other applicable tests, and we are responsible for making the determinations and calculations required to confirm our compliance with tests. If the SEC does not agree with our determinations, we may be required to adjust our activities and/or those of our subsidiaries.

Qualification for these or other exceptions or exemptions could affect our ability to originate, participate in or hold fixed-income assets, or could require us to dispose of investments that we might prefer to retain in order to remain qualified for such exemptions. Changes in current policies by the SEC and its staff could also require that we alter our business activities for this purpose. For a discussion of certain risks associated with the Investment Company Act, please see “Risk Factors.”

Corporate Information

Our principal executive offices are located at 1230 Rosecrans Ave, Suite 605, Manhattan Beach, CA 90266. We maintain a website at www.trilincglobalimpactfund.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.

OUR EXPENSE SUMMARY

The following table is intended to assist investors in understanding the various fees and expenses associated with an investment in us. The table summarizes our aggregate expenses.

Unitholder Transaction Expenses (1)

Selling Commissions for Class A units, as % of Class A gross offering proceeds	7.00%
Selling Commissions for Class C units, as % of Class C gross offering proceeds	3.00%
Dealer Manager Fee for Class A and C units, as % of Class A and Class C gross offering proceeds	2.75%
Dealer Manager Fee for Class I units, as % of Class I gross offering proceeds	1.75%
Maximum Aggregate Sale Charge (Load), as % of gross offering proceeds	10.00%

Maximum Reimbursement of Organization Expenses	5.00%

Ongoing Annual Company Expenses

Annual Management Fee, as % of Gross Assets (2)	2.00%
Incentive Fees, as % of investment income and capital gains	0.00%
Other Operating Expenses (3)	0.75%

Distribution Fee for Class C units (4)(5)	0.80%

(1)	Your financial advisor or broker may independently charge additional fees for unitholder transactions or advisory services. Please consult your advisor’s materials for more information.

(2)	Asset management fees are paid to our Advisor in exchange for fund management and administrative services. Our asset management fee is calculated at an annual rate of 2.00% of gross assets, which consists of the net asset value plus borrowings, if any, and is payable quarterly in arrears. See “Advisory Agreement and Sub-Advisory Agreement — Fees.” Our net asset value is determined by our board of managers based on the input of our Advisor, our audit committee and one or more independent valuation firms, if engaged by our board of managers. For more information regarding the valuation process, see “Business — Valuations.” The Company may also be responsible for paying direct transaction-related expenses, including legal fees and other necessary professional services.

(3)	Other Operating Expenses are projected to be 0.75% of gross proceeds if the maximum offering is achieved. We project our Operating Expenses to be approximately the same at 0.75% of the gross proceeds if we raise $750,000,000 and increase to 1.25% of the gross proceeds if we only raise $200,000,000.

(4)	With respect to Class C units, we pay our dealer manager a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for Class C units for such day on a continuous basis from year to year.

(5)	We may have capital gains that could result in the payment of an incentive fee in the first year of operations. The incentive fees, if any, are divided into two parts:

(i)	a subordinated incentive fee on income, which, at a maximum, for any quarter in which our pre-incentive fee net investment income exceeds 1.875% (7.5% annualized) of our net assets at the end of the immediately preceding quarter, will equal 20% of the amount of our pre-incentive fee net investment income; and

(ii)	an incentive fee on capital gains that equals 20% of our capital gains, if any, less the aggregate amount of any previously paid incentive fee on capital gains.

The incentive fees are based on our performance and are not be paid unless we achieve certain goals. We will record an expense accrual relating to the incentive fee on capital gains, payable by us to our Advisor (but not paid) when the unrealized gains on our investments exceed all realized capital losses on our investments given the fact that an incentive fee on capital gains would be owed to our investment advisor if we were to sell our investment portfolio at such time. As we cannot predict whether we will meet the necessary performance targets, we have assumed an incentive fee of 0% in this chart. Once fully invested, we expect the incentive fees we pay to increase to the extent we earn greater interest income or generate capital gains through our investments in portfolio companies. See “Advisory and Sub-Advisory Agreements” for more information concerning the incentive fees.

COMPENSATION OF THE DEALER MANAGER AND OUR ADVISOR

Our Advisor and our dealer manager and their respective affiliates receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation that our Advisor, TriLinc Advisors LLC, and our dealer manager, SC Distributors, LLC, and their respective affiliates are entitled to receive are included in the following table. Selling commissions and dealer manager fees may vary for different categories of purchasers. This table assumes no discounts or waived fees or commissions.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

Fees to the Dealer Manager

Selling Commission (1)(2)(3)(4)

We pay the dealer manager sales commissions of up to 7.00% of gross offering proceeds from the sale of Class A units and up to 3.00% of gross offering proceeds from the sale of Class C units. All selling commissions are expected to be re-allowed to participating broker-dealers.

We do not pay any selling commission with respect to Class I units.

Actual amounts depend upon the number of units of each class purchased and, therefore, cannot be determined at this time. The aggregate selling commissions will equal $70,000,000.00 if we sell the maximum offering, assuming that all units sold are Class A units, the maximum selling commission is paid for each primary offering unit, and no reallocation of units between our primary offering and our distribution reinvestment plan.

Dealer Manager Fee (1)(2)(3)(4)(5)(6)

We pay the dealer manager a dealer manager fee of up to 2.75% of gross offering proceeds from the sale of Class A and Class C units and up to 1.75% of gross offering proceeds from the sale of Class I units.

A portion of the dealer manager fee may be re-allowed to participating broker-dealers.

Actual amounts depend upon the number of Class I units purchased and, therefore, cannot be determined at this time. The aggregate dealer manager fee will equal $27,500,000.00 if we sell the maximum offering, assuming that all units sold are Class A units and/or Class C units, the maximum dealer manager fee is paid for each primary offering unit, and no reallocation of units between our primary offering and our distribution reinvestment plan.

Distribution Fee (2)(6)	With respect to our Class C units only, we pay the dealer manager a distribution fee that accrues daily in an amount equal to 1/365th of 0.80% of the amount of the net asset value for the Class C units for such day on a continuous basis from year to year. We will continue paying distribution fees	Actual amounts depend upon the number of Class C units purchased and, therefore, cannot be determined at this time. The distribution fee will equal $8,000,000.00 per annum if we sell the maximum offering, assuming all units sold are Class C units, that the net asset value per Class C units remains the same as

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

with respect to Class C units sold in this offering until the earlier to occur of the following: (i) a listing of the Class C units on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from our primary offering, or (iii) such Class C units no longer being outstanding. The dealer manager may reallow all or a portion of the distribution fee to participating broker-dealers and servicing broker dealers. The distribution fee is payable monthly in arrears. The distribution fee is payable with respect to all Class C units, including Class C units issued under our distribution reinvestment plan.

We do not pay a distribution fee with respect to Class A and Class I units.

		the net asset value per Class C unit at the commencement of this offering and no reallocation of units between our primary offering and our distribution reinvestment plan.

	Reimbursement to our Advisor

Organization and Offering Expense Reimbursement (2)(4)(6)	We reimburse our Advisor and its affiliates for the organizational and offering costs it has incurred on our behalf. If we sell the maximum offering, we anticipate that such expenses will equal approximately 1.25% of the gross proceeds raised by the Company.	$12,500,000

Reimbursement of Operating Expenses	We reimburse the expenses incurred by our Advisor and its affiliates directly or indirectly in connection with its provision of services to us, including impact monitoring service and other administrative services as well as for any acquisition expenses that are not reimbursed by the borrowers. We do not reimburse our Advisor or its affiliates for (i) rent or depreciation, capital equipment or other similar costs;	Future operating expense amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering
(ii) salaries, fringe benefits, travel expenses and other similar items incurred or allocated to any controlling person of our Advisor, (iii) the salaries and benefits paid to our named executive officers or (iv) any services for which it receives a separate fee.

Advisor Fees

Asset Management Fees (7)(8)	The asset management fee is calculated at a quarterly rate of 0.50% of our gross assets (including amounts borrowed) and is payable quarterly in arrears.	Actual amounts cannot be determined since they are based upon the average asset value held by us and on the amount of borrowings.

Subordinated Incentive Fee on Income (8)(9)(10)	The subordinated incentive fee on income is calculated and payable quarterly in arrears based upon our “pre-incentive fee net investment income” for the immediately preceding quarter, and is subordinated to a preferred return on our net assets at the end of the immediately preceding quarter equal to 1.50% per quarter (an annualized rate of 6.00%). No subordinated incentive fee on income is earned in any calendar quarter in which pre-incentive fee net investment income does not exceed the preferred quarterly return of 1.50%, or the preferred quarterly return, on our net assets at the end of the immediately preceding quarter. For any calendar quarter in which pre-incentive fee net investment income is greater than the preferred quarterly return, but less than 1.875%, the subordinated incentive fee on income shall equal the amount of pre-incentive fee net investment income in excess of the preferred quarterly return. This fee is referred to as the catch-up and provides an increasing fee, but is in no event greater than 20% of the	These amounts cannot be estimated since they are based upon the performance of the assets held by the Company. The amount of subordinated incentive fee on income will be disclosed by the Company in its quarterly and annual reports filed with the SEC under the Exchange Act.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering
pre-incentive fee net investment income, as the pre-incentive fee net investment income increases from a 1.50% to a 1.875% quarterly return on our net assets at the end of the immediately preceding quarter. For any calendar quarter in which the pre-incentive fee net investment income exceeds 1.875% of our net assets at the end of the immediately preceding quarter, the subordinated incentive fee on income shall equal 20% of pre-incentive fee net investment income.

Incentive Fee on Capital Gains (10)	An incentive fee on capital gains earned on our investments is determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement) and equals 20% of our incentive fee capital gains, which equals our realized capital gains on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fees.	These amounts cannot be estimated since they are based upon the performance of the assets held by the Company. The amount of any incentive fee on capital gains earned on our investments will be disclosed by the Company in its quarterly and annual reports filed with the SEC under the Exchange Act.

(1)	Unless otherwise indicated, assumes we sell the maximum of $1,000,000,000 in units in our primary offering and excludes the sale of any units under our distribution reinvestment plan, which may be used for repurchases or other purposes.
(2)	The total compensation related to our organization and offering activities, which includes selling commissions, the dealer manager fee and organizational and offering expense reimbursement will not exceed 15.0% of the gross offering proceeds.
(3)	The selling commission and/or dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisers or banks acting as trustees or fiduciaries and sales to our affiliates. No selling commission or dealer manager fee is paid in connection with sales under our distribution reinvestment plan. In addition, we may reimburse our dealer manager for due diligence expenses included in detailed and itemized invoices.
(4)	In accordance with the state blue sky guidelines, all front end fees, including dealer manager fees, sales commissions, reimbursement of organization and offering expenses and acquisition fees and expenses, if any, must be reasonable and cannot exceed 18.0% of the gross proceeds of the offering, regardless of the source of payment.

(5)	In addition, out of its dealer manager fee, our dealer manager may reimburse participating broker dealers for distribution and marketing-related costs and expenses, such as costs associated with attending or sponsoring conferences, technology costs and other marketing costs and expenses.
(6)	Organizational and offering expense reimbursement consists of costs incurred by TriLinc Advisors and its affiliates on our behalf for legal, accounting, printing and other offering expenses, including costs associated with technology integration between our systems and those of our participating broker-dealers, marketing expenses, salaries and direct expenses of TriLinc Advisors employees, employees of its affiliates and others while engaged in registering and marketing units, which shall include development of marketing and marketing presentations and training and educational meetings and generally coordinating the marketing process for us. We may reimburse our dealer manager for certain expenses that are deemed underwriting compensation. Assuming an aggregate selling commission and a dealer manager fee of 9.75% of the gross offering proceeds (which assumes all offering proceeds come from Class A units), we would reimburse the dealer manager in an amount up to 0.25% of the gross offering proceeds. Because the aggregate selling commission and dealer manager fees will be less than 9.75% of the gross offering proceeds (due to a portion of the offering proceeds coming from the sale of Class C and Class I units), we would reimburse the dealer manager for expenses in an amount greater than 0.25% of the gross offering proceeds, provided that we will not pay or reimburse any of the foregoing costs to the extent such payment would cause total underwriting compensation to exceed 10.0% of the gross proceeds of the primary offering as of the termination of the offering, as required by the rules of FINRA. Reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of units and ownership of units by such broker-dealers’ customers will be considered underwriting compensation. We pay a $25.00 fee per subscription agreement to Strategic Capital, an affiliate of our dealer manager, for reviewing and processing subscription agreements. Any such reimbursements will not exceed actual expenses incurred by TriLinc Advisors.
(7)	The asset management fee may or may not be taken in whole or in part at the discretion of our Advisor. All or any part of the asset management fee not taken as to any period shall be deferred without interest and may be taken in any other period prior to the occurrence of a liquidity event as our Advisor shall determine.
(8)	A portion of these fees may be reallowed by our Advisor, directly or indirectly through its affiliates, to any sub-advisors.
(9)	As the quarterly pre-incentive fee net investment income rises from 1.50% to 1.875%, the “catch-up” feature allows TriLinc Advisors to recoup the fees foregone as a result of the existence of the investor’s preferred quarterly return.
(10)	A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive fee preferred return and may result in an increase in the amount of incentive fees payable to TriLinc Advisors.

The table below provides information regarding the cumulative fees paid to our Sponsor and Advisor or its affiliates in connection with our operations and our public offering. It includes amounts incurred as of September 30, 2015 and December 31, 2014 as well as amounts payable as of September 30, 2015:

Type and Recipient	Incurred During the Nine Months Ended September 30, 2015	Incurred During the Year Ended December 31, 2014	Unpaid as of September 30, 2015
Selling Commissions — the Dealer Manager	$2,791,073	$2,182,917	$—
Dealer Manager Fee — the Dealer Manager	800,438	823,518	—
Offering Costs (1) — the Sponsor	2,434,489	3,438,722	72,846
Asset Management Fee — our Advisor	1,312,759	887,883	—
Incentive Fee — our Advisor	1,006,202	588,168	—

(1)	Reimbursement of offering costs paid by our Sponsor on our behalf.

RISK FACTORS

Before you invest in our units, you should be aware of various risks, including those described below. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide whether to make an investment in us. The risks set out below are not the only risks we face but do cover the material risks that may impact your investment in our units. If any of the following events occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our net asset value could decline, and you may lose all or part of your investment.

Risks Relating to Investing in the Offering:

We have limited operating history and may be unable to successfully implement our investment strategy.

We were formed on April 30, 2012. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives and that the value of units could decline substantially. Our financial condition and results of operations will depend on many factors including the availability of investment opportunities, general economic and market conditions and the performance of our Advisor and sub-advisors.

The units sold in this offering will not be listed on an exchange for the foreseeable future, if ever. Therefore, if you purchase units in this offering, it will be difficult for you to sell your units and, if you are able to sell your units, you will likely sell them at a substantial discount.

The units offered by us are illiquid assets for which there is not expected to be any secondary market nor is it expected that any will develop in the future. Moreover, you should not rely on our unit repurchase program as a method to sell units promptly because our unit repurchase program includes numerous restrictions that limit your ability to sell your units to us, and our board of managers may amend, suspend or terminate our unit repurchase program at any time. In particular, the unit repurchase program provides that we may make repurchase offers only if you have held our units for a minimum of one year, we have sufficient funds available for repurchase and to the extent the total number of units for which repurchase is requested in any 12 month period does not exceed 5% of our weighted average number of outstanding units as of the same date in the prior 12 month period. See “Unit Repurchase Program” for a description of our unit repurchase program. Therefore, it will be difficult for you to sell your units promptly or at all. If you are able to sell your units, you may only be able to sell them at a substantial discount from the price you paid. Investor suitability standards imposed by certain states may also make it more difficult to sell your units to someone in those states. The units should be purchased as a long-term investment only.

In the future, our board of managers may consider various forms of liquidity, each of which is referred to as a liquidity event, including, but not limited to: (1) dissolution and winding up distribution of our assets; (2) merger or sale of all or substantially all of our assets; or (3) the listing of units on a national securities exchange. If we do not consummate a liquidity event within five years from the termination of the offering stage, we will be required to commence an orderly liquidation of the assets unless a majority of our board, including a majority of the independent managers, determines that liquidation is not in the best interests of our unitholders. Under such circumstances the commencement of an orderly liquidation will be postponed for one year. Further postponement of the liquidity event would only be permitted if a majority of our board, including a majority of independent managers, again determined that liquidation would not be in the best interest of our unitholders and our board must make a determination in this manner during each successive year until a liquidity event has occurred. If we at any time choose to seek but then fail to obtain unitholder approval of our liquidation, our operating agreement would not require us to consummate a liquidity event or liquidate and would not require our board to revisit the issue of liquidation, and we could continue to operate as before.

We may be unable to liquidate all assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your units may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

We established the initial offering prices for our classes of units on an arbitrary basis, and the offering price may not accurately reflect the value of our assets.

The initial prices of our units were established on an arbitrary basis and were not based on the amount or nature of our assets, the market value of our assets, or our book value. Even now that we have commenced quarterly valuations of our assets, the price of our units may not be indicative of the price at which such units would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a unitholder would receive if we were liquidated or dissolved. In addition, our board of managers may determine the fair value of our assets based upon internal valuation assessments and not independent valuation assessments, which may be materially different. Future offering prices will take into consideration other factors such as selling costs and organization and offering expenses so the offering price will not be the equivalent of the value of our assets.

Based on the Company’s net asset value of $104,837,830, as of September 30, 2015, our board of managers has determined that no change to the offering price of our units in the Initial Offering is required and, as of the date of this prospectus, we are continuing to sell our units in the Initial Offering at their original price of $10.00 per Class A unit, $9.576 per Class C unit and $9.186 per Class I unit. Our net asset value and the offering prices would have decreased if the Sponsor had not made capital contributions in the amount of $51,034 and $31,750 in the quarters ended December 31, 2013 and March 31, 2014, respectively, or had not absorbed and deferred reimbursement for a substantial portion of our operating expenses since we began our operations.

Because this is a blind pool offering, other than existing investments, we have not identified what future investments we will make, which makes your investment more speculative.

Other than existing investments, we have not identified future investments for our portfolio and, thus, you will only be able to evaluate past and current investments prior to purchasing units. Additionally, our investments are selected by our sub-advisors and reviewed by our Advisor and our unitholders do not have input into such investment decisions, so you will have to rely entirely on the ability of our Advisor and sub-advisors to select suitable and successful investment opportunities. Both of these factors will increase the uncertainty, and thus the risk, of investing in units.

Since this is a “best-efforts” offering, there is neither any requirement, nor any assurance, that more than the minimum offering amount will be raised.

This is a “best-efforts,” as opposed to a “firm commitment” offering. This means that the dealer manager is not obligated to purchase any units, but has only agreed to use its “best efforts” to sell the units to investors.

There is no requirement that any units above the minimum offering requirement be sold, and the Company has no way of knowing how many units above the minimum offering requirement will be sold.

As a general matter, at any point during the offering of units there can be no assurance that more units will be sold than have already been sold. Accordingly, investors purchasing such units should not assume that the number of units sold or gross offering proceeds received by us will be greater than the number of units sold or the gross offering proceeds received by us to that point in time. No investor should assume that we will sell the maximum offering made by this prospectus, or any other particular offering amount. As of September 30, 2015, we had raised gross proceeds of only approximately $117 million in the Initial Offering from the sale of approximately 12.29 million units of our limited liability company interest, including units issued pursuant to our distribution reinvestment plan. See “Plan of Distribution” and “Estimated Use of Proceeds.”

Our success will be dependent on the performance of our Advisor; however, our Advisor has limited operating history and experience managing a public company, which may hinder our ability to achieve our investment objectives.

TriLinc Advisors was formed in April 2012 and has limited operating history. Furthermore, our Advisor had not previously acted as an advisor to a public company and has limited experience complying with regulatory requirements applicable to public companies. Our current management team has limited direct experience in impact lending. Our Advisor and its affiliates will be responsible for selecting the sub-advisors. Our current management team was not previously involved in the selection or supervision of sub-advisors who are private debt impact investors. Although our Advisor retains ultimate responsibility for the performance of services under the Advisory Agreement, it can delegate its responsibilities to one of its affiliates or a third party. If our Advisor or any of its affiliates fail to perform according to our expectations and in accordance with the Advisory Agreement, we could be materially adversely affected.

The offering prices may change on a quarterly basis and investors may not know the offering price when they submit their subscriptions.

The offering prices for our classes of units may change on a quarterly basis and investors will need to determine the price by checking our website at www.trilincglobalimpactfund.com or reading a supplement to our prospectus. In addition, if there are issues processing your subscription, the offering price may change prior to the acceptance of your subscription.

Because the dealer manager is not an independent entity, you will not have the benefit of an independent review of the prospectus as customarily performed in underwritten offerings.

Strategic Capital has an equity interest in our Advisor and is affiliated with SC Distributors, our dealer manager and is not an independent entity. Accordingly, you must rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker. Therefore, you will not have an independent review of our performance and the value of units relative to publicly traded companies.

Our dealer manager has limited experience in public offerings, which may affect the amount of funds it raises in this offering and our ability to achieve our investment objectives.

Our dealer manager, SC Distributors, LLC, was formed in March 2009 and has limited experience conducting public offerings. This lack of experience may affect the way in which our dealer manager conducts this offering. In addition, because this is a “best efforts” offering, we may not raise proceeds in this offering sufficient to meet our investment objectives. The success of this offering, and correspondingly our ability to implement our business strategy, is dependent upon the ability of our dealer manager to enter into selling agreements with a network of licensed participating brokers-dealers. If our dealer manager failed to perform for any reason, it could significantly impact the success of this offering and likewise, the success of our operations. There is no way to predict how many units will be sold and we may not be able to sell a sufficient number of units to allow us to have adequate funds to purchase a diversified portfolio of investments. As a result, we may be unable to achieve our investment objectives, and you could lose some or all of the value of your investment.

We may be unable to invest a significant portion of the net proceeds of this offering on acceptable terms in the timeframe contemplated by this prospectus.

Delays in investing the net proceeds of this offering may impair our performance. We may be unable to identify investment opportunities that meet our investment objectives or that the investments that we make will produce a positive return. We may be unable to invest the net proceeds of this offering on acceptable terms within the time period that we anticipate, which could harm our financial condition and operating results. As of September 30, 2015 we had approximately $8.3 million in cash.

We may invest proceeds we receive from this offering in short-term, highly-liquid investments until we use such funds to invest in assets meeting our investment objectives. The income we earn on these temporary investments is not substantial. Further, we may use the principal amount of these investments, and any returns generated on these investments, to pay for fees and expenses in connection with this offering and distributions. Therefore, delays in investing proceeds we raise from this offering could impact our ability to generate cash flow for distributions.

Your interest in us will be diluted if we issue additional units, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any units we issue in the future. After your purchase in this offering, our board of managers may elect to sell additional units in this or future public offerings or issue units in private offerings. To the extent we issue additional membership interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional units sold in this offering and in any additional offerings and in the value of our investments, you may also experience dilution in the book value and fair value of your units.

You will experience substantial dilution in the net tangible book value of your units equal to the offering costs associated with your units.

If you purchase units in this offering, you will incur immediate dilution, which will be substantial, equal to the costs of the offering associated with the sale of units. This means that the investors who purchase units will pay a price per unit that substantially exceeds the amount available with which to purchase assets and therefore, the value of these assets upon purchase. The costs of this offering are currently unknown and cannot be precisely estimated at this time.

Because of all the risks described in this section, investing in units may involve an above average degree of risk.

Because of all the risks described in this section, the investments we make in accordance with our investment objectives may result in a higher amount of risk than alternative investment options and volatility or loss of principal. Our investments may be highly risky and aggressive, and therefore, an investment in units may not be suitable for someone with lower risk tolerance.

There is a risk that you may not receive distributions or that our distributions may not grow over time or may be reduced.

We may not achieve investment results that will allow us to make a specified level of cash distributions. In addition, due to covenants and asset coverage tests, which may apply to us in the event we choose to employ financial leverage, we may be subject to restrictions on unitholder distributions.

In addition, pursuant to the terms of the Amended and Restated Operating Expense Responsibility Agreement between us, our Advisor and our Sponsor, our Sponsor had absorbed and deferred reimbursement for a substantial portion of our operating expenses since we began our operations. As of September 30, 2015, the Sponsor has agreed to pay a cumulative total of approximately $5.97 million of operating expenses. If our Sponsor does not absorb our operating expenses, the distributions we pay to you may need to be reduced. Our Sponsor is under no obligation to continue to pay our operating expenses beyond September 30, 2015, and if our Sponsor chooses not continue to extend its obligations beyond that date, our distributions to you may be reduced.

We have paid and may continue to pay distributions from sources other than our cash flow from operations, which may result in us having less funds available for the investments, and your overall return may be reduced.

Our operating agreement permits us to make distributions from any source, including offering proceeds and, subject to certain limitations, borrowings, and we may choose to pay distributions when we do not have sufficient cash flow from operations to fund such distributions. We have not established a limit on the amount of proceeds we may use to fund distributions. Until the proceeds from our public offerings are fully invested and from time to time during our operational stage, we may not generate sufficient cash flow from operations to fund distributions. During the quarters ending December 31, 2013 and March 31, 2014, our Sponsor made capital contributions in the amount of $51,034 and $31,750, respectively, which were added to our cash flow from operations in order to cover the distributions made during those quarters. Our Sponsor is not required to make such capital contributions and there is no assurance that our Sponsor will provide any capital infusions in the future. If we fund distributions from borrowings or the net proceeds from our public offerings, we will have less funds available for the investments, and your overall return may be reduced.

If we internalize our management functions, we could incur adverse effects on our business and financial condition, including significant costs associated with becoming and being self-managed and the percentage of our units owned by our unitholders could be reduced.

If we seek to list our units on an exchange as a way of providing our unitholders with a liquidity event, we may consider internalizing the functions performed for us by our Advisor. An internalization could take many forms, for example, we may hire our own group of executives and other employees or we may acquire our Advisor or its respective assets including its existing workforce. Internalizing our management functions may not result in the anticipated benefits to us and our unitholders. For example, we may not realize the perceived benefits because of: (i) the costs of being self-managed; (ii) our inability to effectively integrate a new staff of managers and employees; or (iii) our inability to properly replicate the services provided previously by our Advisor or its affiliates. Additionally, internalization transactions have also, in some cases, been the subject of litigation and even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to make investments or to pay distributions. In connection with any such internalization transaction, a special committee consisting of all or some of our independent managers will be appointed to evaluate the transaction and to determine whether a fairness opinion should be obtained.

Our success will be dependent on the performance of our sub-advisors.

Our Advisor employs sub-advisors in its execution of the investment strategy, some of whom may not be identified at the time you make your investments. Sub-advisors are responsible for locating, performing due diligence and closing on suitable acquisitions based on their access to local markets, local market knowledge for quality deal flow and extensive local private credit experience. However, because the sub-advisors are separate companies from our Advisor, the risk exists that our sub-advisors will be ineffective or materially underperform. In addition, the Sub-Advisory Agreements with the sub-advisors can only be terminated under specific circumstances and they don’t automatically terminate upon the termination of the Advisory Agreement.

We may be unable to find suitable investments through our sub-advisors. Our ability to achieve our investment objectives and to pay distributions will be dependent upon the performance of our local sub-advisors in the identification, performance of due diligence on and acquisition of investments, the determination of any financing arrangements, and the management of our projects and assets. If our sub-advisors fail to perform according to our expectations, or if the due diligence conducted by the sub-advisors fails to reveal all material risks of the businesses of our target investments, we could be materially adversely affected.

Our sub-advisors’ failure to identify and make investments that meet our investment criteria or perform their responsibilities under the Sub-Advisory Agreements may adversely affect our ability to realize our investment objectives.

Our ability to achieve our investment objectives will depend, in part, on our sub-advisors’ ability to identify and invest in debt and equity instruments that meet our investment criteria. Accomplishing this result on a cost-effective basis will, in part, be a function of our sub-advisors’ execution of the investment process, their capacity to provide competent and efficient services to us, and, their ability to source attractive investments. Our sub-advisors have substantial responsibilities under the Sub-Advisory Agreements. Any failure to manage the investment process effectively could have a material adverse effect on our business, financial condition and results of operations.

We have paid and will continue to pay substantial compensation to our Advisor, our dealer manager and their respective affiliates, which may be increased during the terms of the Initial Offering, this offering or future offerings by our independent managers. The fees we pay in connection with this offering and the agreements entered into with our Advisor and our dealer manager were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.

As of September 30, 2015, we have paid fees totaling $3,795,012 to our Advisor or its affiliates and $6,597,946 to our dealer manager or its affiliates. The compensation paid to our Advisor, our dealer manager and their respective affiliates for services they provide us pursuant to the Advisory Agreement and the Dealer Manager Agreement was not determined on an arm’s-length basis. A third party unaffiliated with us may be willing and able to provide certain services to us at a lower price.

In addition, subject to limitations in our operating agreement, the fees, compensation, income, expense reimbursements, interests and other payments payable to our Advisor, our dealer manager and their respective affiliates may increase during this offering or in the future from those described in “Compensation of the Dealer Manager and Our Advisor” of our prospectus, if such increase is approved by a majority of our independent managers.

We do not, and do not expect to, have research analysts reviewing our performance.

We do not, and do not expect to, have research analysts reviewing our performance or our securities on an ongoing basis. Therefore, you will not have an independent review of our performance and the value of our units relative to publicly traded companies.

We are an “emerging growth company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our units less attractive to investors.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates. As of December 31, 2014, there are no new or revised accounting standards that we have not adopted.

Risks Relating to our Business and Structure:

General

The lack of liquidity of our privately held investments may adversely affect our business.

Most of our investments consists of and will continue to consist of loans and other fixed income instruments either originated in private transactions directly from borrowers or via participating agreements with direct lenders and the borrower. Investments may be subject to restrictions on resale, including, in some instances, legal restrictions, or will otherwise be less liquid than publicly traded securities. The illiquidity of our investments may make it difficult for us to quickly obtain cash equal to the value at which we record our investments if the need arises. This could cause us to miss important business opportunities. In addition, if we are required to quickly liquidate all or a portion of our portfolio, we may realize significantly less than the value at which we have previously recorded our investments. In addition, we may face other restrictions on our ability to liquidate an investment in a public company to the extent that the Company, its Advisor, or respective officers, employees or affiliates have material non-public information regarding such company.

We may not raise sufficient capital to sustain our operations or the operations of our Sponsor and Advisor.

Pursuant to the terms of the Amended and Restated Operating Expense Responsibility Agreement, our Sponsor has absorbed and deferred reimbursement for a substantial portion of our operating expenses since we began our operations. As of September 30, 2015, the Sponsor has agreed to pay a cumulative total of approximately $5.97 million of operating expenses. If we fail to raise sufficient capital in our public offerings, our Sponsor and Advisor may not attain profitability and may not have sufficient liquidity to continue to support our operations. As of September 30, 2015, we had raised gross proceeds of only approximately $117 million in the Initial Offering. The lack of financial support from the Sponsor and Advisor would significantly impair our ability to make investments or to make distributions.

When we are a debt or minority equity investor in a portfolio company, which is generally the case, we may not be in a position to control the entity, and its management may make decisions that could decrease the value of our investment.

Most of our investments have been and will continue to be either debt or minority equity investments in our portfolio companies. Therefore, we are subject to risk that a portfolio company may make business decisions with which we disagree, and the management of such company may take risks or otherwise act in ways that do not serve our best interests. As a result, a portfolio company may make decisions that could decrease the value of our portfolio holdings. In addition, we are generally not in a position to control any portfolio company by investing in its debt securities.

We operate in a highly competitive market for investment opportunities.

A large number of entities compete with us and make the types of investments that we seek to make in small and medium-sized privately owned businesses. We compete with a large number of commercial banks, non-bank financial institutions, private equity funds, leveraged buyout and venture capital funds, investment banks and other equity and non-equity based investment funds. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, certain of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships and build their market shares. The competitive pressures we face may have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, or to identify and make investments that satisfy our investment objectives or that we will be able to fully invest our available capital.

An investment strategy focused primarily on privately held companies presents certain challenges, including the lack of available information about these companies, a dependence on the talents and efforts of only a few key borrower personnel and a greater vulnerability to economic downturns.

We invest primarily in privately held companies. Generally, little public information exists about these companies, and we are and will be required to rely on the ability of our Advisor and sub-advisors’ investment professionals to obtain adequate information to evaluate the potential returns from investments made in, with or through these companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and we may lose money on our investments.

We may not realize gains from equity instruments granted as return enhancement vehicles when we acquire certain debt instruments.

When we invest in collateralized or senior secured loans, we may acquire warrants or other equity securities as well. Our goal is to ultimately dispose of such equity interests and realize gains upon our disposition of such interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

Actions of our investment partners could negatively impact our performance.

We have participated in and may continue to participate in investments with third parties. Such participations may involve risks not otherwise present with a direct origination of loans, including, for example:

•	The possibility that our partner in an investment might become bankrupt or otherwise be unable to meet its obligations;

•	The risk that such partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals;

•	The risk that such partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•	The risk that actions by such partner could adversely affect our reputation, negatively impacting our ability to conduct business.

Actions by such an investment partner, which are generally out of our control, might have the result of subjecting the investment to liabilities in excess of those contemplated and may have the effect of reducing your returns, particularly if the loan agreement provides that our partner can take actions contrary to our interests. As of September 30, 2015, our entire investment portfolio consisted of participations in loans.

Economic slowdowns or recessions could impair our borrowers and harm our operating results.

Our borrowers may be susceptible to economic slowdowns or recessions and may be unable to repay our loans during these periods. Therefore, our non-performing assets are likely to increase and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions also may decrease the value of collateral securing some of our loans and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders to not extend credit to us. These events could prevent us from increasing investments and harm our operating results.

A borrower’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross-

defaults under other agreements and jeopardize our borrower’s ability to meet its obligations under the investment instruments that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting borrower. In addition, if one of our borrowers were to go bankrupt, even though we may have structured our interest as senior debt, depending on the facts and circumstances, including the extent to which we actually provided managerial assistance to that borrower, a bankruptcy court might re-characterize our debt holding and subordinate all or a portion of our claim to that of other creditors.

Our borrowers may incur debt that ranks equally with, or senior to, the debt instruments in which we invest.

Our borrowers may have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt instruments in which we invest. By their terms, such debt instruments may provide that the holders are entitled to receive payment of interest or principal on or before the dates on which we are entitled to receive payments with respect to the debt instruments in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a borrower, holders of debt instruments ranking senior to our investment in that borrower would typically be entitled to receive payment in full before we receive any distribution with respect to our investment. After repaying such senior creditors, such borrower may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with that of our debt instruments, we would have to share on an equal basis any distributions with other creditors in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant borrower. In addition, we may not be in a position to control any borrower through the loans we make. As a result, we are subject to the risk that any borrower in which we invest may make business decisions with which we disagree and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests as debt investors.

We may engage in hedging activity, which could expose us to risks associated with such transactions, including the risk that we may artificially limit the investment income realized by the Company on certain investments.

As of September 30, 2015, we had not engaged in any hedging transactions. If we engage in hedging transactions, we may expose ourselves to risks associated with such transactions. We may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates. Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the portfolio positions should increase. Moreover, it may not be possible to hedge against an exchange rate or interest rate fluctuation for any given investment at an acceptable price.

The success of our hedging transactions will depend on our ability to correctly predict movements, currencies and interest rates. Therefore, while we may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of investments denominated in non-U.S. currencies because the value of those investments is likely to fluctuate as a result of factors not related to currency fluctuations.

Our business plan may require external financing which may expose us to risks associated with leverage.

In order to achieve our investment objectives, we expect to utilize financial leverage. As of the date of this prospectus, we had not utilized any financial leverage. We may borrow money in order to make investments, for working capital and to make distributions to our unitholders. Borrowing money for investments increases the risk of a loss. A decrease in the value of our investments will have a greater impact on the value of units to the extent that we have borrowed money to make investments. There is a possibility that the costs of borrowing could exceed the income we receive on the investments we make with such borrowed funds. Accordingly, we are subject to the risks that our cash flow will not be sufficient to cover the required debt service payments and that we will be unable to meet the other covenants or requirements of the credit agreements. In addition, our ability to pay distributions or incur additional indebtedness may be restricted by our credit agreements. If the value of our assets declines, we may be required to liquidate a portion or our entire investment portfolio and repay a portion or all of our indebtedness at a time when liquidation may be disadvantageous. Furthermore, any amounts that we use to service our indebtedness is not available for distributions to our unitholders. As of September 30, 2015, we had no debt outstanding.

A change in interest rates may adversely affect our profitability and our hedging strategy may expose us to additional risks.

We may use a combination of equity and long-term and short-term borrowings denominated in one or more currencies to finance our lending activities. If we utilize borrowings, a portion of our income will depend upon the difference between the rate at which we borrow funds and the rate at which we loan these funds. Certain of our borrowings may be at fixed rates and others at variable rates. In connection with any borrowings, we may decide to enter into interest rate hedging interests. Hedging activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse impact on our business, financial condition and operating results. An increase in interest rates would decrease the value of our investments were we seeking to liquidate our portfolio.

Our investments may be long term and may require several years to realize liquidation events.

When fully invested, we anticipate maintaining an average portfolio duration in excess of two years with regard to our debt investments. As a result, you should not expect liquidity, if any, to occur over the near term. In addition, we expect that any warrants or other return enhancements that we receive when we make loans may require several years to appreciate in value and may not appreciate at all.

Prepayments by our borrowers could adversely impact our operating results, reducing total income and increasing the number of investments the Company will have to execute.

We are also subject to the risk that investments that we make may be repaid prior to scheduled maturity. In such an event, we will generally use proceeds from prepayments first to repay any borrowings outstanding on our line of credit, if we have any outstanding. In the event that funds remain after repayment of our outstanding borrowings, we will generally reinvest these proceeds in short-term securities, pending their future investment in new investment instruments. These short-term securities will typically have substantially lower yields than the debt securities being prepaid and we could experience significant delays in reinvesting these amounts. As a result, our operating results could be materially adversely affected if one or more of our borrowers elects to prepay amounts owed to us. During 2014, one of our borrowers elected to make such prepayments in that total amount of approximately $5.0 million.

Non-payment by our borrowers would prevent us from realizing expected income and could result in the decrease in our net asset value.

All of our fixed-income investments are subject to the risk that a borrower will fail to repay a portion or all of periodically scheduled interest and/or principal and, during 2015, two of our borrowers were in default in making principal payments. When this occurs, we may fail to realize expected income, possibly resulting in a write-down of the value of under-performing loans as well as our net asset value.

We have allocated and will likely continue to allocate substantially all of our fixed-income investment capital to unrated instruments, which may be viewed as highly speculative.

We have allocated and will likely continue to allocate substantially all of our fixed-income investment capital to unrated instruments. Such instruments may be viewed as highly speculative and the recovery of projected interest and principal payments is reliant on our Advisor’s and sub-advisors’ ability to accurately underwrite and manage our investments.

Terrorist attacks, acts of war or national disasters may affect any market for units, impact the businesses in which we invest, and harm our business, operating results and financial conditions.

Terrorist acts, acts of war or national disasters have created, and continue to create, economic and political uncertainties and have contributed to global economic instability. Future terrorist activities, civil war, military or security operations, or national disasters could further weaken the domestic/global economies and create additional uncertainties in the regions in which we may invest, which may negatively impact the businesses in which we invest directly or indirectly and, in turn, could have a material adverse impact on our business, operating results and financial condition. Losses from terrorist attacks and national disasters are generally uninsurable.

The occurrence of cyber incidents, or a deficiency in our cyber security, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, and/or damage to our business relationships, all of which could negatively impact our financial results.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity, or availability of our information resources. More specifically, a cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data, or steal confidential information. As our reliance on technology has increased, so have the risks posed to our systems, both internal and those we have outsourced. Our three primary risks that could directly result from the occurrence of a cyber incident include operational interruption, damage to our relationship with our borrowers, and private data exposure.

Small and Medium-Sized Businesses

Small and medium-sized businesses may have limited financial resources and may not be able to repay the loans we make to them.

Our strategy includes providing financing to borrowers that typically is not readily available to them. This may make it difficult for the borrowers to repay their loans to us. A borrower’s ability to repay its loan may be adversely affected by numerous factors, including the failure to meet its business plan, a downturn in its industry or negative economic conditions. A deterioration in a borrower’s financial condition and prospects will usually be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing on any guarantees we may have obtained from the borrower’s management. We may at times be subordinated to a senior lender, and, in such situations, our interest in any collateral would likely be subordinate to another lender’s security interest.

Small and medium-sized businesses typically have narrower product offerings and smaller market shares than large businesses.

Because our target borrowers are smaller businesses, they tend to be more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. In addition, borrowers may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing and other capabilities and a larger number of qualified managerial and technical personnel.

Small and medium-sized businesses generally have less predictable operating results.

We expect that our borrowers may have significant variations in their operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, may require substantial additional capital to support their operations, finance expansion or maintain their competitive position, may otherwise have a weak financial position or may be adversely affected by changes in the business cycle. Our borrowers may not meet net income, cash flow and other coverage tests typically imposed by their senior lenders. A borrower’s failure to satisfy financial or operating covenants imposed by senior lenders could lead to defaults and, potentially, foreclosure on its senior credit facility, which could additionally trigger cross-defaults in other agreements. If this were to occur, it is possible that the borrower’s ability to repay our loan would be jeopardized.

Small and medium-sized businesses are more likely to be dependent on one or two persons.

Typically, the success of a small or medium-sized business depends on the management talents and efforts of one or two persons or a small group of persons. The death, disability or resignation of one or more of these persons could have a material adverse impact on our borrower and, in turn, on us.

Small and medium-sized businesses are likely to have greater exposure to economic downturns than larger businesses.

We expect that our borrowers will have fewer resources than larger businesses and an economic downturn is more likely to have a material adverse effect on them. If one of our borrowers is adversely impacted by an economic downturn, its ability to repay our loan would be diminished.

Small and medium-sized businesses may have limited operating histories.

Borrowers with limited operating histories will be exposed to all of the operating risks that new businesses face and may be particularly susceptible to, among other risks, market downturns, competitive pressures and the departure of key executive officers.

Lack of minimum requirements when lending to small and medium-sized businesses could increase the risk of default.

Although our investment strategy is focused on small and medium-sized businesses meeting certain underwriting criteria, we are not required to invest only in businesses meeting certain minimum asset size, revenue size or profitability standards and the lack of these minimum requirements could create additional risks with respect to our investments, including the risk of default.

Non-U.S. Investments

Our investments in foreign debt and equity instruments may involve significant risks in addition to the risks inherent in U.S. investments.

Our investment strategy contemplates investing primarily in debt and equity instruments issued by foreign companies. As of September 30, 2015, we have made loans to companies in Indonesia, Brazil, Peru, Chile,

Argentina, Ecuador, South Africa, Namibia, Zambia, Tanzania, Kenya, Mauritius, Nigeria and Singapore. Investing in foreign companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the United States, hyper-inflation, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility.

Non-U.S. investments involve certain legal, geopolitical, investment, repatriation, and transparency risks not typically associated with investing in the U.S.

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Legal Risk: The legal framework of certain developing countries is rapidly evolving and it is not possible to accurately predict the content or implications of changes in their statutes or regulations. Existing legal frameworks may be unfairly or unevenly enforced, and courts may decline to enforce legal protections covering our investments altogether. The cost and difficulties of litigation in these countries may make enforcement of our rights impractical or impossible. Adverse regulation or legislation may be introduced at any time without prior warning or consultation.

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Geopolitical Risk: Given that we invest in developing economies, there is a possibility of nationalization, expropriation, unfavorable regulation, economic, political, or social instability, war, or terrorism which could adversely affect the economies of a given jurisdiction or lead to a material adverse change in the value of our investments in such jurisdiction.

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Investment & Repatriation Risks: Significant time and/or financial resources may be required to obtain necessary government approval for us to invest under certain circumstances. In addition, we may invest in jurisdictions that become subject to investment restrictions as a result of economic or other sanctions after the time of our investment. Under such circumstances, we may be required to divest of certain investments at a loss.

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Transparency Risks: Disclosure, accounting, and financial standards in developing economies vary widely and may not be equivalent to those of developed countries. Although our Advisor will use its best efforts to verify information supplied to it and will engage qualified sub-advisors when appropriate, our investments may still be adversely affected by such risks.

A portion of our investments are likely to be denominated in foreign currencies, and we may be exposed to fluctuation in currency exchange rates, which could result in losses.

As of September 30, 2015, all of our loans are denominated in U.S. dollars. In the future, some of our investments are likely to be denominated in a foreign currency and will be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and political developments. We may employ hedging techniques to minimize these risks, but effective hedging instruments may not be available in all cases, or may not be available at economically-feasible pricing or that hedging strategies, or may not be effective.

Fluctuation in currency exchange rates may negatively affect our borrowers’ ability to pay U.S. dollars denominated loans

For investment denominated in U.S. dollars, if the U.S. dollar rises, it may become more difficult for borrowers to make loan payments if the borrowers are operating in markets where the local currencies are depreciating relative the U.S. dollar.

Risks Related to Potential Conflicts of Interest:

We are dependent upon our key management personnel and the key management personnel of our Advisor, who will face conflicts of interest relating to time management, and on the continued operations of our Advisor, for our future success.

We have no employees. Our executive officers and the officers and employees of our Advisor and its affiliates may hold similar positions in other affiliated entities and they may from time to time allocate more of their time to service the needs of such entities than they allocate to servicing our needs. We encourage you to read the “Conflicts of Interest” section of this prospectus for a further discussion of this topic.

In addition, we have no separate facilities and are completely reliant on our Advisor, which has significant discretion as to the implementation and execution of our business strategies and risk management practices. We are subject to the risk of discontinuation of our Advisor’s operations or termination of the Advisory Agreement and the risk that, upon such event, no suitable replacement will be found. We believe that our success depends to a significant extent upon our Advisor and that discontinuation of its operations could have a material adverse effect on our ability to achieve our investment objectives.

We may compete with other Sponsor affiliated entities for opportunities to originate or participate in investments, which may have an adverse impact on our operations.

We may compete with other Sponsor affiliated entities, and with other entities that Sponsor affiliated entities may advise or own interests in, whether existing or created in the future, for opportunities to originate or participate in impact investments. Our Advisor may face conflicts of interest when evaluating investment opportunities for us and other owned and/or managed by Sponsor affiliated entities and these conflicts of interest may have a negative impact on us.

Sponsor affiliated entities may have, and additional entities (including those that may be advised by Sponsor affiliated entities or in which Sponsor affiliated entities own interests) may be given, priority over us with respect to the acquisition of certain types of investments. As a result of our potential competition with these entities, certain investment opportunities that would otherwise be available to us may not in fact be available.

There are significant potential conflicts of interest, which could impact our investment returns.

In the course of our investing activities, we have paid and will continue to pay management and incentive fees to our Advisor and have reimbursed and will continue to reimburse our Advisor for certain administrative expenses incurred on behalf of the Company. As a result, our investors invest on a “gross” basis and receive distributions on a “net” basis after expenses, resulting in, among other things, a lower rate of return than one might achieve by making direct investments. As a result of this arrangement, there may be times when the management team of our Advisor has interests that differ from those of our unitholders, giving rise to a conflict. For example, our Advisor has incentives to recommend that we make investments using borrowings since the asset management fees that we pay to our Advisor will increase if we use borrowings in connection with our investments.

Our subordinated incentive fee may induce our Advisor to make certain investments, including speculative investments.

The management compensation structure that has been implemented under the Advisory Agreement, with our Advisor may cause our Advisor to invest in higher-risk investments or take other risks. In addition to its asset management fee, our Advisor is entitled under the Advisory Agreement to receive subordinated incentive compensation based in part upon our achievement of specified levels of net cash flows.

The incentive fee payable by us to our Advisor may create an incentive for our Advisor to make investments on our behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee payable from operations, sales or other sources is determined, which is calculated as a percentage of our net cash flows, may encourage our Advisor to use leverage to increase the return on our investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor our unitholders, including investors in this offering.

In evaluating investments and other management strategies, the opportunity to earn subordinated incentive compensation may lead our Advisor to place undue emphasis on the maximization of investment income at the expense of other criteria, such as preservation of capital, maintaining sufficient liquidity, or management of credit risk or market risk, in order to achieve higher subordinated incentive compensation. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our investment portfolio.

Risks Related to Tax Matters:

Certain federal income tax considerations applicable to this offering are summarized in the “Material Federal Income Tax Considerations” section of this prospectus. This discussion under “Risks related to Tax Matters” and the discussion in the “Material Federal Income Tax Considerations” section of this prospectus do not take into account any prospective investor’s particular financial or tax situation and assume an investor is sophisticated in tax matters or has retained its own tax advisors regarding possible federal, state and local tax consequences of an investment in us. Each unitholder should consult with his or her tax advisors concerning the federal, state and local tax consequences arising from its investment in the Company and should review this discussion and the discussion contained in the “Material Federal Income Tax Considerations” section of this prospectus for a more detailed discussion of federal income tax considerations.

Tax Treatment as a Partnership

We intend to be treated as a partnership for federal income tax purposes and not as a corporation. Although we have received an opinion from Greenberg Traurig LLP to the effect that we will be treated as a partnership (and not as a publicly traded partnership) for federal income tax purposes, we will not seek a ruling from the Internal Revenue Service, or IRS, on the tax treatment of us or our units. Counsel’s opinion represents only its best legal judgment based upon existing law and, among other things, factual representations provided by our managers. The opinion of counsel has no binding effect on the IRS or any court, and the conclusions reached in said opinion may not be sustained by a court if challenged by the IRS.

If we were taxable as a corporation, the “pass through” treatment of our income and losses would be lost. Instead, we would, among other things, pay income tax on our earnings in the same manner and at the same rate as a corporation, and our losses, if any, would not be deductible by the unitholders. Unitholders would be taxed upon distributions substantially in the manner that corporate shareholders are taxed on dividends.

Taxable Income in Excess of Cash Available for Distribution

For federal income tax purposes, we include in income certain amounts that we have not yet received in cash, such as original issue discount, which may arise if we receive warrants in connection with the making of a loan or possibly in other circumstances, or contracted payment-in-kind interest, which represents contractual interest added to the loan balance and due at the end of the loan term. Such original issue discount, which could be significant relative to our overall investment activities, or increases in loan balances as a result of contracted payment-in-kind arrangements, will be included in income before we receive any corresponding cash payments. We may also be required to include in income certain other amounts that we will not receive in cash. If a borrower defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously reported as investment income will become uncollectible.

Since in certain cases we may recognize income before or without receiving cash representing such income, we may have difficulty paying investor distributions without resorting, in part or in whole, to borrowings or other sources of capital.

As discussed above, the payment of the distribution fee over time with respect to the Class C units will be deemed to be paid from cash distributions that would otherwise be distributable to the Class C unitholders. Accordingly, the holders of Class C units will receive a lower cash distribution to the extent of such Class C unitholder’s obligation to pay such fees. Because the payment of such fees is not a deductible expense for tax purposes, the taxable income of the Company allocable to the Class C unitholders may, therefore, exceed the amount of cash distributions made to the Class C unitholders.

Risk of Audit and Adjustments

The IRS could challenge certain federal income tax positions taken by us if we are audited. Any adjustment to our return resulting from an audit by the IRS would result in adjustments to your tax returns and might result in an examination of items in such returns unrelated to your investment in the units or an examination of tax returns for prior or later years. Moreover, we and our unitholders could incur substantial legal and accounting costs in contesting any IRS challenge, regardless of the outcome. Our management generally will have the authority and power to act for, and bind the Company in connection with, any such audit or adjustment for administrative or judicial proceedings in connection therewith.

No Rulings

We will not seek rulings from the IRS with respect to any of the federal income tax considerations discussed in this prospectus. Thus, positions to be taken by the IRS as to tax consequences could differ from positions taken by us.

Unrelated Business Taxable Income

Tax-exempt investors (such as an employee pension benefit plan or an IRA) may recognize unrelated business taxable income, or UBTI, from investments that are made by us. We expect to borrow funds on a limited basis, which can lead to the generation of UBTI. We may also receive income from services rendered in connection with making loans, which is likely to constitute UBTI. We may acquire investments that generate UBTI and we will not be liable for the recognition of any UBTI with respect to an investment in the Company, and potential investors can expect some or all of their profits from the Company to be UBTI. Each unitholder should consult with its own tax advisor regarding the federal, state, local and foreign tax considerations applicable to an investment in the Company.

Possible Legislative or Other Developments

All statements contained in this prospectus concerning the federal income tax consequence of any investment in the Company are based upon existing law and the interpretations thereof. The currently anticipated income tax treatment of an investment in the Company may be modified by legislative, judicial or administrative changes, possibly with retroactive effect, to the detriment of the unitholders.

Reportable Transactions

Under regulations promulgated by the U.S. Treasury Department regulations, the activities of the Company may create one or more “reportable transactions,” requiring the Company and each unitholder, respectively, to file information returns with the IRS. We give notice to all unitholders of any reportable transaction of which it becomes aware in the annual tax information provided to unitholders in order to file their tax returns. Unitholders should consult with their own advisors concerning the application of these reporting obligations and any similar state and local tax reporting requirements to their specific situations.

Filings and Information Returns

We use reasonable commercial efforts to cause all tax filings to be made in a timely manner (taking permitted extensions into account); however, investment in the Company may require the filing of tax return extensions. Unitholders may have to file one or more tax filing extensions if the Company does not deliver Schedule K-1 by the due date of the unitholders’ returns. Although our management has caused and will continue to attempt to cause the Company to provide unitholders with estimated annual federal tax information prior to March 15th as long as the Company’s taxable year is the calendar year, the Company may not obtain annual federal tax information from all borrowers by such date and tax return extensions may be required to be filed by unitholders. Moreover, although estimates have been and will continue to be provided to the unitholders by the Company in good faith based on the information obtained from the borrowers, such estimates may be different from the actual final tax information and such differences could be significant, resulting in interest and penalties to the unitholders due to underpayment of taxes or loss of use of funds for an extended period of time due to overpayment of taxes. Furthermore, the Company’s activities may require unitholders to file in multiple jurisdictions if composite state returns are not filed by the Company. We have the right, but not the obligation, to file composite state tax returns for the benefit of unitholders that elect to participate in the filing of such returns.

Avoiding Publicly Traded Partnership Status

No transfer of an interest may be made if it would result in the Company being treated as a publicly traded partnership taxable as a corporation under the Code. We may, without the consent of any unitholder, amend our operating agreement in order to improve, upon advice of counsel, the Company’s position in avoiding such publicly traded partnership status for the Company (and we may impose time-delay and other restrictions on recognizing transfers as necessary to do so). Furthermore, we, upon advice of counsel, may restructure the Company (including the creation or liquidation of subsidiary entities) and/or enter into any agreements it deems necessary, without the prior approval of the unitholders if such activities are reasonable determined by us, in its sole discretion, to avoid the Company being characterized as a publicly traded partnership under the Code that is taxable as a corporation.

Foreign Income Taxes

We conduct our activities in foreign jurisdictions and, in conjunction therewith, we have formed four subsidiaries to conduct such activities and we may form additional subsidiaries. The conduct of activities in foreign jurisdictions (whether or not foreign subsidiaries are formed to conduct such activities) may result in the Company or its subsidiaries being subject to tax in such foreign jurisdictions. Taxes paid by the Company in such foreign jurisdictions will reduce the cash available for distribution to the unitholders. However, because we are taxable as a partnership for U.S. federal income tax purposes, certain foreign income taxes paid by the Company may generate a foreign tax credit that will be allocated to each unitholder, which may be used to reduce, on a dollar-for-dollar basis, the tax liability of such unitholder. The U.S. federal income tax treatment and reporting of foreign tax credits is complex and unitholders are urged to consult their tax advisor with respect to such items.

Effectively Connected Income, FIRPTA, and State Tax Withholding

We may generate income that is “effectively connected” with a U.S. trade or business, and, if so, a foreign unitholder will generally be required to file an annual federal income tax return. A 35% federal withholding tax generally will be imposed on a foreign unitholder’s allocable share of such effectively connected income (whether or not such income is distributed). There also may be state or local tax withholding. Foreign investors will also be subject to the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended, which generally treats any gain or loss of a foreign person that is realized in connection with the (actual or constructive) disposition of a “U.S. real property interest” as gain or loss effectively connected with a trade or business engaged in by the taxpayer in the U.S. Unitholders that are non-U.S. corporations also should be aware that a 30% U.S. “branch profits tax” will generally apply to an investment in the Company by foreign unitholders that are corporations. Foreign investors should also be aware that the Company is being formed as a limited liability company that may not be treated the same as a limited partnership for purposes of certain foreign tax laws that may apply to foreign investors. Foreign investors should consult with their tax advisors regarding these issues. See also, “Federal Income Tax Considerations — Special Considerations for Non-U.S. Investors” below.

Risks related to the Investment Company Act:

We are not registered as an investment company under the Investment Company Act and, therefore, we will not be subject to the requirements imposed on an investment company by the Investment Company Act which may limit or otherwise affect our investment choices.

The Company and our subsidiaries intend to conduct our businesses so that none of such entities are required to register as “investment companies” under the Investment Company Act. Although we could modify our business methods at any time, at the present time we expect that the focus of our activities will involve investments in fixed-income assets and other loans of the nature described in this prospectus.

Companies subject to the Investment Company Act are required to comply with a variety of substantive requirements including, but not limited to:

•	limitations on the capital structure of the entity;

•	restrictions on certain investments;

•	prohibitions on transactions and restrictions on fees with affiliated entities; and

•	public reporting disclosures, record keeping, voting procedures, proxy disclosures, board operations and similar corporate governance rules and regulations.

These and other requirements are intended to provide benefits and/or protections to security holders of investment companies. Because we and our subsidiaries do not expect to be subject to these requirements, you will not be entitled to these benefits or protections. It is our policy to operate in a manner that will not require us to register as an investment company, and we do not expect or intend to register as an investment company under the Investment Company Act.

Whether a company is an investment company can involve analysis of complex laws, regulations and SEC staff interpretations. We intend to conduct the Company’s operations so as not to become subject to regulation as an investment company under the Investment Company Act. So long as the Company conducts its businesses directly and through its wholly-owned or majority-owned subsidiaries that are not investment companies and none of the Company and the wholly-owned or majority-owned subsidiaries hold themselves out as being engaged primarily in the business of investing in securities, the Company should not have to register. The securities issued by any subsidiary that is excepted from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other “investment securities” (as used in the Investment Company Act) its parent may own, may not have a combined value in excess of 40% of the value of the parent entity’s total assets on an unconsolidated basis (which we refer to as the 40% test). In other words, even if some interests in other entities were deemed to be investment securities, so long as such investment securities do not comprise more than 40% of an entity’s assets, the entity will not be required to register as an investment company. If an entity held investment securities and the value of these securities exceeded 40% of the value of its total assets, and no other exemption from registration was available, then that entity might be required to register as an investment company.

We do not expect that we or any of our majority- or wholly-owned subsidiaries will be an investment company, and in particular, we will seek to assure that holdings of investment securities in the Company will not exceed 40% of the total assets of that entity as calculated under the Investment Company Act. In order to operate in compliance with that standard, we may be required to conduct our business in a manner that takes account of these provisions. In order for us to so comply, we or a subsidiary could be unable to sell assets we would otherwise want to sell or we may need to sell assets we would otherwise wish to retain, if we deem it necessary to remain in compliance with the 40% test. In addition, we may also have to forgo opportunities to acquire certain assets or interests in companies or entities that we would otherwise want to acquire, or acquire assets we might otherwise not select for purchase, if we deem it necessary to remain in compliance with the 40% test. For example, these restrictions will limit our ability to invest directly in certain types of assets, such as in securities that represent less than 50% of the voting securities (as used in the Investment Company Act) of the issuer thereof.

If the Company or any subsidiary owns assets that qualify as “investment securities” as such term is defined under the Investment Company Act and the value of such assets exceeds 40% of the value of its total assets, the entity could be deemed to be an investment company. In that case the entity would have to qualify for an exemption from registration as an investment company in order to operate without registering as an investment company. Certain of the subsidiaries that we may form in the future could seek to rely upon one of the exemptions from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(A) or Section 3(c)(5)(B) of the Investment Company Act. The exemption pursuant to Section 3(c)(5)(A) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable, and other obligations representing part or all of the sales price of merchandise, insurance, and services” (which we refer to as the 3(c)(5)(A) exemption), while the exemption pursuant to Section 3(c)(5)(B) is available for entities “primarily engaged in the business of making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance, and services” (which we refer to as the 3(c)(5)(B) exemption). Each of the 3(c)(5)(A) exemption and the 3(c)(5)(B) exemption generally requires that at least 55% of the assets of a subsidiary relying on such exemption be invested in eligible loans and receivables. To qualify for either of the foregoing exemptions, the subsidiary would be required to comply with interpretations issued by the staff of the SEC that govern the respective activities.

In addition to the exceptions discussed above, we and/or our subsidiaries may rely upon other exceptions and exemptions, including the exemptions provided by Section 3(c)(6) of the Investment Company Act (which exempts, among other things, parent entities whose primary business is conducted through majority-owned subsidiaries relying upon the 3(c)(5)(A) exemption and/or the 3(c)(5)(B) exemption discussed above) from the definition of an investment company and the registration requirements under the Investment Company Act.

The laws and regulations governing the Investment Company Act status of entities like the Company and our subsidiaries, including actions by the Division of Investment Management of the SEC providing more specific or different guidance regarding these exemptions, may change in a manner that adversely affects our operations. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the exceptions discussed above or other exemptions from the definition of an investment company under the Investment Company Act upon which we may rely, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If the Company or any of our subsidiaries is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return or impair our ability to conduct our business as planned.

If we become an investment company or are otherwise required to register as such, we might be required to revise some of our current policies, or substantially restructure our business, to comply with the Investment Company Act. This would likely require us to incur the expense of holding a unitholder meeting to vote on such changes. Further, if we were required to register as an investment company, but failed to do so, we would be prohibited from engaging in our business, criminal and civil actions could be brought against us, some of our contracts might be unenforceable, unless a court were to direct enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks related to ERISA:

In considering an investment in the units, if you are an employee benefit plan subject to ERISA, you should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; and (ii) whether the investment is prudent, since there may not be a market created in which you can sell or otherwise dispose of the units. In addition if you are a Plan, as defined in the “ERISA Consideration” section, including a tax-qualified pension or 401(k) plan or an IRA, you should consider (i) whether a distribution of units from a tax-qualified plan or IRA would be accepted by an IRA custodian as a rollover, and if not, the automatic 20% income tax withholding which you may need to satisfy out of other assets that you own; (ii) whether a required distribution from a tax-qualified plan or IRA commencing on the April 1 following the calendar year in which you attain age 70 1/2 or, with respect to a tax-qualified plan distribution, retire, if later, could cause you to become subject to income tax that you would need to satisfy out of other assets if you were not able to transfer the units for cash; and (iii) whether interests in us or the underlying assets owned by us constitute “plan assets” for purposes of Section 406 of ERISA or Section 4975 of the Code which could cause certain transactions with us to constitute non-exempt prohibited transactions. Finally, all tax-exempt investors, including tax-qualified pension and 401(k) plans and IRAs should consider (i) whether the investment will impair the liquidity of your plan or other entity; and (ii) whether the investment will create unrelated business taxable income for the plan or other entity. ERISA requires that the assets of a plan be valued at their fair market value as of the close of the plan year, and it may not be possible to adequately value the units from year to year, since there will not be a market for those units.

If our assets are deemed to be ERISA plan assets, our Advisor and we may be exposed to liabilities under Title I of ERISA and the Code.

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entire entity are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Code. We believe that our assets will not be treated as plan assets because our units should qualify as “publicly-offered securities” that are exempt from the look-through rules under applicable Treasury Regulations. We note, however, that because certain limitations are imposed upon the transferability of our units, it is possible that this exemption may not apply. If that is the case, and if our Advisor or we are exposed to liability under ERISA or the Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Code on your investment and our performance. For more information, please see “ERISA Considerations.”

BUSINESS

Overview

The Company is a Delaware limited liability company formed on April 30, 2012, that makes impact investments in SMEs primarily in developing economies that provide the opportunity to achieve both competitive financial returns and positive measurable impact. We have used and intend to continue to use the proceeds of our public offerings to invest in SMEs through local market sub-advisors in a diversified portfolio of financial assets, including direct loans, convertible debt instruments, trade finance, structured credit and preferred and common equity investments. We anticipate that a substantial portion of our assets will consist of collateralized private debt instruments, which we believe offer opportunities for competitive risk-adjusted returns through income generation. We are externally managed and advised by TriLinc Advisors.

Our business objective is to generate competitive financial returns and positive economic, social and/or environmental impact by providing financing to SMEs, primarily in developing economies, defined as countries with national income classified by the World Bank as upper-middle income and below. Our style of investment is referred to as impact investing, which J.P. Morgan Global Research and Rockefeller Foundation in a 2010 report called “an emerging alternative asset class” and defined as investing with the intent to create positive impact beyond financial return. We believe it is possible to generate competitive financial returns while creating positive, measurable impact. Through our investments in SMEs, we intend to enable job creation and stimulate economic growth.

Our investment objectives are to provide our unitholders current income, capital preservation and modest capital appreciation primarily through SME trade finance and term loan financing, while employing rigorous risk mitigation and due diligence practices, and transparently measuring and reporting the economic, social and environmental impacts of our investments. The majority of our investments are senior secured trade finance, senior secured loans and other collateralized loans or loan participations to SMEs with established, profitable businesses in developing economies. With our sub-advisors, we expect to provide growth capital financing generally ranging in size from $1-15 million. We will seek to protect and grow investor capital by: (1) targeting countries with favorable economic growth and investor protections; (2) partnering with sub-advisors with significant experience in local markets; (3) for direct SME loans, focusing on creditworthy lending targets which have at least 3-year operating histories and demonstrated cash flows enabling loan repayment; (4) making primarily debt investments, backed by collateral and borrower guarantees; (5) employing best practices in our due diligence and risk mitigation processes; and (6) monitoring our portfolio on an ongoing basis.

Our goal is to create a diversified portfolio of primarily private debt instruments, including trade finance and term loans, whose counterparties are small and medium-size businesses in developing economies. Private debt facilities generate current income and in some cases offer the potential for modest capital appreciation, while maintaining a higher place in a company’s capital structure than the equity held by the owners and other investors. As small and growing businesses, our borrowers have used and we expect them to continue to use capital to expand operations, improve the financial standing of their operations, or finance the trade of their goods. According to the most recent IFC SME Banking Guide, SMEs have been shown to improve job creation and GDP growth throughout the world, and we expect the portfolio of our investments are having and will continue to have a positive, measurable impact in their communities, in addition to offering a competitive financial return to the investor.

We were organized as a Delaware limited liability company on April 30, 2012. We operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940. See “— Investment Company Act Considerations,” below.

Our Advisor

TriLinc Advisors manages our investments. TriLinc Advisors is a private investment advisory firm focusing on impact investments in SMEs around the world. TriLinc Advisors is a registered investment adviser with the State of California. Led by Gloria Nelund, its Chief Executive Officer, President and Chief Compliance Officer, Brent VanNorman, its Chief Operating Officer and Chief Financial Officer, and Paul Sanford, its Chief Investment Officer, TriLinc Advisors’ management team has a long track record and broad experience in the management of regulated, multi-billion dollar fund complexes and global macro portfolio management. TriLinc Advisors and our sub-advisors have an extensive network of relationships with emerging market private equity and debt managers, bilateral and multilateral DFIs, and international consultancies and service providers that we believe benefit our portfolio of investments. We benefit from both the top-down, global macro investing approach of TriLinc Advisors and the bottom-up deal sourcing and structuring of our sub-advisors. Pursuant to the joint venture agreement and its ownership in TriLinc Advisors, Strategic Capital is entitled to receive distributions equal to 15% of the gross cash proceeds received by TriLinc Advisors from the management and incentive fees payable by us to TriLinc Advisors under the Advisory Agreement. These distributions are for bona fide services performed by Strategic Capital for TriLinc Advisors in accordance with its ownership percentage and are not underwriting compensation.

We seek to capitalize on the significant investment experience of our Advisor’s management team, which has over 100 years of collective experience in financial services and investment. Our CEO and President, Gloria Nelund, founded TriLinc Global in 2008 after a thirty year career in the international asset management industry. Most recently, Mrs. Nelund served as Head of the U.S. Private Wealth Management Division of Deutsche Bank, the world’s fifth largest financial institution. In this capacity, she held fiduciary responsibility for more than $50 billion in investment assets, including more than $20 billion in emerging markets and credit instruments. Prior to her tenure at Deutsche Bank, Mrs. Nelund spent sixteen years as an executive at Bank of America/Security Pacific Bank, most notably as President and CEO of BofA Capital Management, Inc., an investment management subsidiary managing $35 billion in assets for both retail and institutional investors. Additionally, Ms. Nelund acts as Chairman of the Board and Independent Trustee for RS Investments, a mutual fund complex with more than $20 billion in Assets Under Management (“AUM”). Ms. Nelund had served as the Managing Director of Scudder Kemper Investments, prior to its purchase by Deutsche Bank. While at Scudder Kemper Investments, she supported the development and growth of one of the industry’s early socially responsible investment (“SRI”) investment products. In addition, she was instrumental in making Deutsche Bank a leading institutional supporter of microcredit, creating multiple programs for private wealth management clients to be educated about, and invest in the asset class. Throughout her career, Ms. Nelund has been a pioneer in the development of Social Impact products for institutional and high net worth investors.

Our Chief Investment Officer, Paul Sanford, has over fourteen years of experience developing, managing and executing global macro investment strategies at both large global banks and boutique investment firms. Throughout his career, Mr. Sanford has followed and invested in emerging markets as part of his various investment mandates, including conducting extensive research on developing economies and reviewing and selecting leading managers of emerging market debt and equities, most prominently as Portfolio Manager for Latin American accounts at the U.S. Private Bank of HSBC. Mr. Sanford has a deep understanding of macroeconomics and geo-politics, and an in-depth knowledge of traditional and alternative asset classes in both public and private capital markets. Most recently, Mr. Sanford was Chief Investment Officer for a Los Angeles-based boutique registered investment advisor, where he was responsible for developing and implementing the firm’s global investment strategy, performing manager due diligence, and managing all fund investment relationships. Mr. Sanford’s extensive experience in the banking and investment industry also includes portfolio manager positions at Deutsche Bank, HSBC and Morton Capital Management. For over a decade, Mr. Sanford has been a global macro investor with a focus on Central Bank policy, GDP growth trends, global interest rates, global currencies and foreign government policies.

We engage multiple investment managers in a sub-advisory capacity to source, evaluate, and monitor investments. Our local market sub-advisors have significant experience and established networks in our targeted asset classes, regions and countries, and adhere to the investment parameters as directed by the TriLinc investment team and our board of managers. Primary sub-advisors must have a minimum five year investment track record and have invested at least $250 million in their target region. Secondary sub-advisors, who focus on a specific region or asset class, must have a minimum three year investment track record and have invested at least $100 million in their target region. All sub-advisors must have continuity in their investment team, including senior management, and an investment strategy that can responsibly deploy appropriate levels of capital. Sub-advisors must have strong, independent risk controls and must screen for and track impact and the Environmental, Social and Governance (“ESG”) practices of the borrowers.

TriLinc Advisors is a joint venture between TriLinc Global LLC and Strategic Capital. The purpose of the joint venture is to permit our Advisor to capitalize upon the expertise of the TriLinc management team as well as the experience of the executives of Strategic Capital in providing advisory services in connection with the formation, organization, registration and operation of entities similar to the Company. Strategic Capital provides certain services to, and on behalf of, our Advisor, including but not limited to formation and advisory services related to our formation and the structure of this offering, financial and strategic planning advice and analysis, overseeing the development of marketing materials, selecting and negotiating with third party vendors and other administrative and operational services.

Potential Competitive Strengths

We believe that the following key strengths and potential competitive advantages enable us to capitalize on the significant opportunities in SME finance around the world.

•	Significant Experience of Management of our Advisor and Sub-Advisors

The senior management team of our Advisor has a long track record and broad experience in managing and operating regulated, multi-billion dollar fund complexes. Among this experience, members of TriLinc Advisors’ senior management team have held senior executive positions at large global banks, institutional money managers and independent investment advisors. Furthermore, the senior management team has significant experience in global macro portfolio management, including executing multi-manager global macro investment strategies across asset classes, geographies and industries. This experience emphasizes maximizing risk-adjusted returns, utilizing alternative asset classes and hedging portfolio risk exposures, as well as the importance of a rigorous and disciplined approach to manager due diligence. This macro experience is complemented by the experience of our sub-advisors, who have deep local networks, a firm understanding of the local culture and regulatory environment, and a reputation for being high-quality investment partners. The principals of our sub-advisors have collectively deployed more than $30 billion in developing economy debt transactions. These qualities have enabled them to realize solid track records, and afford them access to high quality deal flow to the benefit of the Company.

•	Attractive Return Profile of Asset Classes

We believe that investments in SME direct loans and SME trade finance globally present the opportunity to generate competitive and stable cash flows and deliver attractive financial returns. Although SMEs are underserved by traditional capital providers like local commercial banks, global financial institutions believe SMEs to be a “key source of profits,” according to the WEF 2012 Report. Surveys reported in the WEF 2012 Report have indicated that banks globally perceive SME banking as a “large” and “attractive.” market that can be “more profitable than serving large companies.” We also provide trade financing to SMEs, an asset class which according to the International Chamber of Commerce (“ICC”) has enjoyed stable performance and low default rates in recent years, notwithstanding the global financial crisis. We believe that SME finance will continue to present an attractive financial opportunity in coming years, and that we will be well-positioned to identify high-quality borrowers in our target regions.

•	Strategic Relationships and Access to Deal Flow

Our senior executives have extensive backgrounds in the asset management and investment industry, and along with our sub-advisors, have developed an expansive network of relationships with developing economy private equity and debt managers, bilateral and multilateral DFIs, and international consultancies and service providers that we believe will benefit our portfolio of investments. TriLinc Advisors’ local market sub-advisors are the conduit to country and region-specific deal flow. To be considered for participation with us, sub-advisors must demonstrate their presence and track record in their geographies, both of which are dependent on their ability to tap their local market networks to source lending opportunities from local SMEs. Since our sub-advisors will typically have decades of experience in these markets, they are able to maintain a robust pipeline of potential investments and maintain a high degree of selectivity when evaluating multiple opportunities.

•	Unique Focus, Structure, and Early Mover Advantage

We have created a unique fund structure we believe that gives U.S. non-accredited investors their first-ever opportunity to invest in a fund dedicated to financing developing economy SMEs. As a public company with access to capital, we believe that we are uniquely positioned to address the capital shortage problem in global SME finance, as described below in “Market Opportunity.” In making these investments, we also measure and report the economic, social and/or environmental impacts at the borrower level. We believe that we are the first retail product that will provide this level of transparency and impact reporting to non-accredited investors.

•	Alignment of Interests

We have taken multiple steps to structure our relationship with TriLinc Advisors so that our interests and those of TriLinc Advisors are closely aligned. TriLinc Advisors will not offer any units it owns for repurchase as long as TriLinc Advisors remains our Advisor. We believe TriLinc Advisors’ incentive compensation structure aligns our interests with those of TriLinc Advisors, which creates the conditions necessary to optimize returns and risk tolerance for our unitholders. In addition, by providing primarily debt to SMEs instead of equity, we leave ownership in the hands of the current owners, which encourages responsible growth to protect the value of their equity. Furthermore, we have voluntarily structured the Company with a board of managers, a majority of whom are independent, in order to monitor our policies and conflicts.

Market Opportunity

Overview

We are centered on a single idea: providing access to finance for SMEs, particularly in developing economies, is both a profitable investment proposition and an effective driver of sustainable economic development. We believe significant opportunity exists in financing small and growing businesses, which through expansion have the ability to hire more employees, produce more goods for local consumption, provide training to locally-based employees and pay more taxes through increased revenues. By increasing the local production of quality goods and services, these businesses can support the growing middle class in those markets.

Consistently across countries in the developed and developing world, SMEs account for a significant portion of economic growth and job creation. According to the IFC, SMEs account for over half of GDP and over two-thirds of jobs in high-income countries. In developing economies, defined as those classified as upper-middle income and below by the World Bank, IFC studies have estimated that there are 25-30 million formal SMEs in operation, representing up to 33% of GDP and up to 45% of formal employment.

The World Bank classifies countries by national income using the following categories:

• High-income Organization for Economic Co-operation and Development, or OECD, members

• High-income (non-OECD members)

• Upper-middle-income	}
• Lower-middle-income		Developing Economies
• Low-income

In addition to the national income level classifications listed above, we also target SME investment in developing economies by geography using the following regional definitions from the World Bank:

•	Latin America and the Caribbean

•	Middle East and North Africa

•	Sub-Saharan Africa

•	Europe and Central Asia

•	East Asia and Pacific

•	South Asia

We do not anticipate making any U.S. investments.

Despite the economic and social importance of small businesses, there are many obstacles to their growth globally. A major barrier to growth is lack of access to capital:

•

According to the IFC and McKinsey & Company, between 45 and 55 percent of registered SMEs in developing economies do not have access to loans or lines of credit despite the need for them. The gap is even larger when considering informal, unregistered enterprises — there are at least ten times as many unregistered SMEs as registered enterprises, and 65-73 percent of them lack access to credit.

•	According to the IFC, the gap between demand and supply of SME credit is estimated to be $1.5-1.8 trillion globally, with developing economies representing about half of that gap.

•	As shown in Figure 1, access to finance is viewed as a major obstacle to growth, at a significantly higher rate by developing economy SMEs than by larger firms in high income countries.

•	Faced with few financing options, as illustrated in Figure 2, the vast majority of firms in developing economies use internal financing for growth, thus limiting their growth potential.

Figure 1. Percentage of firms identifying access to finance as a major obstacle by firm size by the number of employees and country income group	Figure 2. Financing sources for fixed investment in developing economies

The SME finance market is a growth market

SME Finance is often characterized as the “Missing Middle,” which typically refers to businesses that are too large to be served by microfinance institutions, but too small to access local commercial bank financing. In the last few years, however, banks throughout the world have increasingly recognized the opportunity of banking SMEs. The IFC characterizes this market as an “industry in transition,” with banks reporting higher return on assets, or ROA, for their SME portfolio than the ROA for the overall bank. In fact, an IFC survey found that banks on average reported higher returns on their SME lending portfolio than for their overall portfolio — 28 percent higher operating incomes and 35 percent higher operating profits as a percentage of assets.

The IFC has increased its focus on SMEs in recent years, increasing its committed portfolio of investments in SME financial institutions by 271% between 2004 and 2009. Its client banks have increased their focus on SME finance concurrently, growing their SME term loan portfolios to nearly $91.3 billion through 2.7 million loans. For a description of investing in direct SME loans, see “—Investing in Direct SME Loans,” below. The IFC has also helped to support exporter SMEs with trade financing, supporting the export of goods in more than 25,000 transactions since inception in 2005 through the end of 2012.

Even within the highly developed financial system of the United States, SME finance is a growth market. In the United States, Congress established the Small Business Administration, or SBA, in 1953 to help support the establishment and viability of small businesses in the United States, and began tracking lending to SMEs in 1994. In the ensuing 19 years, the number of small business loans more than tripled to over $590 billion.

Trade finance plays a crucial role in enabling global trade. For a description of trade finance, see “— Investing in Trade Finance Assets,” below. According to the World Trade Organization, approximately 90% of world trade is supported by some type of trade finance. With increased globalization of supply chains and decreased barriers to trade, exports from developing economies have increased almost eight-fold in the last 20 years as illustrated in the graph below. As the world recovers from the 2008 financial crisis, trade has bounced back dramatically — the United Nations database reports an average annual 7% increase in trade from 2011 to 2013, with developing economies experiencing 10% average annual growth. World exports rose to over $23 trillion by the end of 2013.

Figure 4. Merchandise Exports from Developing Economies, in Billions

Source: UNCTAD Stat

Despite gains in recognizing the SME finance opportunity, huge gaps in the supply of capital remain: the IFC estimates that at least 8 million SMEs in East Asia and up to 2 million in both Sub-Saharan Africa and South Asia lack sufficient access to capital. Through term loans and trade finance, we provide SMEs with the capital they need to grow and deliver goods and services to their buyers around the world.

There is a significant capital shortage in the market

A 2010 study by the IFC and McKinsey found that between 45 and 55 percent of formal SMEs, or 11-17 million firms, in developing economies do not have access to loans or lines of credit despite the need for them (see Figure 5 for regional data). The IFC also estimated a $1.5-1.8 trillion global gap between demand and supply of SME credit, with developing economies representing about half of that gap.

In these regions, banks tend to invest the vast majority of their assets in large corporate loans and government debt. A World Bank survey found that SME loans make up 62% of total business loans in high income countries, but only 34% in low and middle income countries. We believe that this capital shortage will continue to exist for the foreseeable future, as SME banking is a complex endeavor that involves informed loan officers, local networks, and flexibility in structuring.

Global trade continues to increase, yet we believe the global supply of trade finance will not keep pace. In response to the global financial crisis, central banks sought to increase the amounts of capital banks must hold in reserve against potential losses, agreeing to a series of accords called Basel III. Banks have been the largest providers of trade finance to date, but Basel III will soon require banks to hold greater reserves when making these loans, which will act as a disincentive to making those loans. At the same time, many of these same banks are reducing their aggregate loan portfolios as they absorb losses from the European sovereign crisis and other effects of the global financial crisis, according to the Bank for International Settlements. As a result, the opportunity for non-bank providers of trade finance has grown dramatically.

Figure 5. Formal SMEs’ Access to Finance by Region

SME Lending has been shown to generate attractive returns

Although SMEs are underserved by traditional capital providers like local commercial banks, the profitability of such investments is not the limiting factor, according to the WEF. A survey included in the WEF 2012 Report indicates that 80 percent of developing economy banks perceived SME banking as a “large” and “attractive” market that “can be more profitable than serving large companies.” Another survey conducted by the World Bank in 2008 found that banks in developing economies report lower default rates for their SME portfolios than banks in developed economies, yet realize average interest rates that are at least 6% higher than the developed economy average. The same survey found that banks lending to medium-size businesses in developing countries charge interest rates ranging from 11-15%.

The asset class has not just proven to be attractive in developing economies. Since 1958, the SBA in the United States has encouraged the formation of Small Business Investment Companies, or SBICs, which are investment funds that provide debt financing to small businesses in the United States. According to the SBA’s SBIC Program Annual Report FY2013 report, when funds originated between 2002 and 2008 were maturing, their reported average annual returns were over 11.5%. Although past performance does not guarantee future performance, we believe that the asset class will continue to present an attractive financial return in the coming years, and that the Company will be well-positioned to identify high-quality borrowers in our target regions.

We believe that the underserved nature of such a large segment of the global economy, coupled with a strong demand for capital from the SMEs themselves, has created significant opportunity for investment. Because of the current investing environment, we believe that SMEs are likely to offer attractive investment terms in the form of current cash yield, deferred interest and equity warrants, and more attractive security features such as stricter loan covenants and quality collateral. Additionally, as compared to larger companies, SMEs often have simpler capital structures and carry less debt, thus aiding the structuring and negotiation process and allowing for greater flexibility in structuring favorable transactions.

Investments in SMEs have a significant impact on local economic development

While competitive financial returns are our primary focus, we also seek to make a quantifiable development impact with each of our investments. With a focus on providing access to capital, enabling job creation, increasing wages and promoting sustainable business practices, we aim to create measureable economic, social and/or environmental impact. The Small Enterprise Assistance Funds, or SEAF, who have been investing in developing economy SMEs for over 20 years, have collected large amounts of data on the impact of their investments. The SEAF 2011 Development Impact Report estimated that every $1 invested in an SME generates an additional $13 in the local economy, and that their investee companies increased employment by an average of 25% per year versus the 1% national average. We believe that providing access to growth capital for SMEs in our targeted geographies will drive direct, systematic and long-term economic expansion for the populations most in need.

We primarily target investment in countries classified as upper- and lower-middle income by the World Bank as illustrated in Figure 6 below. While many of those markets exhibit high levels of growth and strong fundamentals, they are frequently still underdeveloped. By providing financing to the SME sector in these regions, we seek to catalyze economic growth and underpin broad-based social change. This change is realized in many ways, including job creation, increased incomes, and enhanced government services due to increased tax contributions. According to the IFC, “helping SMEs in developing countries to grow… lead(s) to income growth and poverty reduction.”

Figure 6. Example of the Countries within World Bank Income Classification

Low Income	Lower-Middle Income	Upper-Middle Income	High Income
Bangladesh Cambodia Ethiopia Rwanda South Sudan Tanzania	Ghana Guatemala Indonesia Philippines Vietnam	Brazil Colombia Malaysia Mexico Peru South Africa	Chile Poland Singapore South Korea United States
Initial Company Focus

Source: World Bank, 2015

As evidenced by research shown here, providing creditworthy SMEs with capital can both enable job creation and deliver competitive financial returns to investors. By mobilizing capital to this end, we believe we can fundamentally improve the lives of many around the world. For information regarding country allocation of our portfolio as of September 30, 2015, see “— Investments.”

Investment Strategy

The Company seeks to generate competitive financial returns and positive economic, social and environmental impact by providing financing to SMEs. Our investment objectives are to provide our unitholders current income, capital preservation, and modest capital appreciation. We intend to meet our investment objectives through:

•	Investing primarily in SME trade finance and term loans

•

A rigorous multi-level risk mitigation strategy at the portfolio level through “extreme” diversification, the sub-advisor level through rigorous due diligence and oversight, and the investment level through local market knowledge and credit expertise of our sub-advisors

•	Equity warrants and discounted trade receivables

The majority of our investments have been and will continue to be senior and other collateralized loans to SMEs with established, profitable businesses in developing economies. With our sub-advisors, we provide growth capital financing generally ranging in size from $5-15 million per transaction for direct SME loans and $500,000 to $5 million for trade finance transactions. We seek to protect and grow investor capital by: (1) targeting countries with favorable economic growth and investor protections; (2) partnering with sub-advisors with significant experience in local markets; (3) focusing on creditworthy lending targets who have at least 3-year operating histories and demonstrated cash flows enabling loan repayment; (4) making primarily debt investments, backed by collateral and borrower guarantees; (5) employing sound due diligence and risk mitigation processes; and (6) monitoring our portfolio on an ongoing basis.

We employ a three-pronged strategy for deploying capital to developing economy SMEs:

•	Economics: “Top-down” portfolio optimization

•	Expertise: “Bottom-up” local market execution, and

•	“Extreme” Diversification.

For a discussion of extreme diversification, see “— ‘Extreme’ Diversification,” below.

Investments have been and will continue to primarily be credit facilities to developing economy SMEs, including trade finance and SME term loans, through TriLinc Advisors’ team of professional sub-advisors with a local presence in the markets where they invest. As of September 30, 2015, all of our investments were in the form of participations and we expect that future investments will continue to be primarily participations. We typically provide financing that is collateralized, has a short to medium-term maturity and is self-liquidating through the repayment of principal. By providing additional liquidity to growing small businesses, we believe we will support both economic growth and the expansion of the global middle class.

Economics

The economic outlook for developing economies is very positive as evidenced by the IMF forecast, as shown in Figure 7. In the 1980s and 1990s, many governments in developing economies engaged in comprehensive macroeconomic reforms that stabilized country budgets, built up foreign reserves, and encouraged foreign direct investment. An increasingly globalized economy has led to massive growth of the global middle class: in China alone, over 150 million people are estimated to have joined the middle class since 1985, according to the OECD. The IMF has forecasted that the GDP of developing economies will grow by 4.3 percent in 2015, versus just 2.4 percent for developed countries.

Figure 7. GDP Growth in Developing and Developed Countries

Our top-down approach identifies asset classes and geographic markets with strong potential for financial, as well as economic, social and/or environmental impact returns. Scenario modeling is then used to determine the optimal mix of risk/return characteristics and investment duration. Our investment team monitors global macro and geo-political factors for our asset classes, regions, and countries through research, public market indices, local news, key partner relationships and intelligence gained through our sub-advisors.

From a top-down macro perspective, we identify countries with excellent growth prospects and a friendly environment to entrepreneurs and investors alike. The key factors we consider are:

•	Growth: Target economies with friendly business environments that are experiencing rapid growth.

•	Stability: Focus on countries with consistent political leadership and strong investor rights.

•	Access: Target economies where the flow of capital is not significantly restricted and work with local sub-advisors with expansive origination networks in otherwise difficult-to-reach places.

We manage our specific exposure to developing economies through the detailed analysis of many country factors, including:

Figure 8. Factors and Indicators for Macro Analysis

Factor	Indicators	Source(s)
Economic	• Gross Domestic Product • Inflation • Government debt • Country credit rating • Government budget balance • Research and development expenditures • Market size	Central bank data, UNCTAD, CIA World Factbook

Legal and political stability	• Property rights • Public trust in elected officials • Intellectual property protection • Individuals’ political rights • Strength of investor protection	World Bank Governance Indicators, Freedom House, Center for Global Policy

Entrepreneurial access	• Business start-up costs • Penetration of the Internet and fixed and mobile phones • Prevalence of trade barriers	World Bank World Development Indicators, Legatum Prosperity Index

Attractive Yield and Return	• Local market lending rates • SME access to finance	Central bank data, IFC

Relationships	• Local market intelligence	TriLinc and sub-advisors, DFIs, Industry Networks

Expertise

Although the shortage of capital available for SMEs is consistent throughout the developing world, the individual economies themselves are unique. Finding quality businesses to invest in requires deep local networks, a firm understanding of the local culture and regulatory environment, and a local reputation for being a high-quality lending partner. For these reasons, we believe the most prudent strategy is to complement top-down, macroeconomic portfolio optimization and management with experienced, local sub-advisors who have solid track records and ample access to high-quality potential investments.

Investing with Sub-advisors

TriLinc Advisors has implemented our investment strategy through partnering with multiple sub-advisors. In accordance with our risk management philosophy which emphasizes a comprehensive approach to investing and asset management, sub-advisors’ strategies are tailored to the characteristics of private financing of SMEs in developing economies.

Sub-advisors are selected based upon a comprehensive due diligence process and based upon their exposure to, skill with, and track record in selected asset classes, regions and countries. In order to qualify for sub-advisor status, interested firms must invest in our target asset classes with a local presence in our desired regions and/or countries. Sub-advisors are designated as “primary” and “secondary.” Primary sub-advisors must have a minimum five year investment track record and have invested at least $250 million in their target region. Secondary sub-advisors, who focus on a specific region or asset class, must have a minimum three year investment track record and have invested at least $100 million in their target region. All sub-advisor candidates must have continuity in their investment team, including senior management, and an investment strategy that can responsibly invest the allocation received from the Company. Sub-advisors must have strong, independent risk controls and be willing to screen for and track impact and ESG practices.

With multiple sub-advisors sourcing deals in different asset classes across the globe, dynamic allocation to different managers is a key element of TriLinc Advisors’ portfolio management. Allocation decisions are driven by ongoing monitoring of asset class and geographic trends, balanced by dividend requirements, cash flow needs, and sub-advisor performance. As an element of oversight and quality control, a TriLinc investment team member will participate as an observer in sub-advisor investment committees. Sub-advisors are held accountable for performance and can be replaced by the TriLinc Advisors’ Investment Committee at will.

As of September 30, 2015, TriLinc Advisors has selected six institutional-class sub-advisors with access to a robust pipeline of highly selective investment opportunities. Collectively, the sub-advisors have deployed more than $30 billion in developing economy debt transactions. The management teams have an average of approximately 22 years of local market experience. The following are the selected managers to act as sub-advisors:

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The International Investment Group L.L.C. (IIG): a SEC Registered Investment Advisor founded in 1994 focusing primarily on developing and managing alternative investment vehicles involved in global trade finance. Through various affiliates, the company has deployed over $9.0 billion in commodity and trade finance transactions to small and medium enterprises, primarily in developing economies. With approximately $720 million in total assets, IIG currently manages and/or services over $530 million in trade finance transactions. IIG is headquartered in New York with additional representatives in Brazil, Chile, Colombia, Ecuador and Malta.

IIG’s management team has well over 100 years of cumulative experience in commodity and trade finance investments as well as in developing economies. Selective in transaction sourcing and execution, and typically working in conjunction with a large network of legal advisors, banks, merchants, brokers, professional organizations, investors and local representatives, the firm has successfully pursued the international trade finance strategy despite volatile markets for almost 20 years. IIG believes working with a well-rounded and diversified network provides greater insight into local market conditions and enables the firm to capitalize on attractive investment opportunities. In addition, IIG believes it possesses a unique skill set, sound foundation and infrastructure and strong due diligence processes. IIG believes it is able to quickly identify and capitalize on investment opportunities while carefully structuring them to minimize transactional risk. IIG serves as a primary sub-advisor.

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Asia Impact Capital Ltd. (AIC): an investment firm advised by the founding principals of TAEL Partners Ltd. (“TAEL”) and was established to provide investment management services to us. TAEL is a leading Southeast Asian investment firm founded in 2007 by seasoned industry veterans with long term track records and diverse investment capabilities across Southeast Asia. TAEL’s investment professionals have deep roots in Southeast Asia and extensive experience working for leading financial institutions on both international and local levels. The company has a hands-on approach and can adapt and tailor its investment structures to the nuances of the Southeast Asian markets while partnering with established, growing businesses. Leveraging its wide and established network of business relationships in the region, TAEL generally enjoys an absence of competitive bidding, and is often able to undertake investments at attractive pricing levels.

TAEL’s founding principals have over 70 years of collective Asian market investment experience and have closed over $30 billion worth of transactions across a diverse range of industries. Importantly,

TAEL’s principals have worked together as a cohesive and successful team for over 10 years and will jointly advise AIC in its investment activities. AIC will leverage TAEL’s robust support team that includes over 20 seasoned investment professionals across 4 offices (Singapore, Kuala Lumpur, Bangkok and Jakarta) who help source, underwrite and execute transactions. AIC, through its advisor, is expected to benefit from TAEL’s strong network of over 200 relationships with leading regional business groups and owners — many of which were forged during the 1997 Asian financial crisis and further cultivated in the years since. AIC intends to operate with close alignment of interests with its borrower companies to jointly establish and achieve common business, investment and impact objectives. AIC serves as a primary sub-advisor.

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GMG Investment Advisors, LLC (GMG): based in New York, GMG is a specialized asset management firm focused on private credit investments in global emerging markets. The firm was co-founded in 2010 by Greg Gentile, former Head of Latin America Credit at both Lehman Brothers and Barclays Capital. He was joined by two additional senior partners who also held previous trading roles at Lehman Brothers. GMG invests primarily in the debt of small and medium sized enterprises, as well as securitizations and other asset backed transactions, which are structured in-house. The firm also co-manages a fund and a specialty lending company focused on microfinance lending and socially responsible debt.

GMG utilizes its network of local market representatives and financial institutions to originate a number of investment opportunities in the Latin American region. GMG serves as a secondary sub-advisor.

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Barak Fund Management Limited (Barak): is an African based asset management company founded in 2008 that is focused on providing trade finance to small and middle market companies in the agriculture and commodities sectors. Barak specializes in sourcing and originating mainly soft commodity and food-related transactions with strong collateral characteristics. With affiliate offices in Mauritius and South Africa, the Barak team is able to source and take advantage of the numerous opportunities that arise in some of the world’s fastest growing economies. Barak has completed close to $1 billion in transactions across Sub-Saharan Africa since its inception.

Barak’s two founding principals have more than 35 years of combined experience in trading, international banking and private equity investment in Africa. Both possess specialist expertise and proven track records in the agricultural and commodities sectors, developed at a variety of world class institutions such as Standard Bank, Absa, Barclays and Rand Merchant Bank. Barak serves as a secondary sub-advisor.

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Helios Investment Partners, LLP (Helios): is an Africa-focused private investment firm managing funds totaling over $3 billion. Established in 2004, led and managed by a predominantly African team and based in London, Nigeria, and Kenya, Helios has completed investments in countries across the African continent. Helios’ portfolio companies operate in more than 35 countries in all regions of the continent, and the firm’s diverse investor base comprises a broad range of the world’s leading investors, including sovereign wealth funds, corporate and public pension funds, endowments and foundations, funds of funds, family offices and development finance institutions across the US, Europe, Asia and Africa.

Recipient of the Overseas Private Investment Corporation’s 2014 Impact Award in Private Equity, Helios is a solutions provider that bridges international capital and know-how to African talent and enterprise. Differentiated by a combination of world-class investment skills, deep local and international networks, and a thorough understanding of the African environment, the firm is well-positioned to generate strong risk-adjusted returns from investments in the African market.

The Helios credit team’s senior members collectively have more than 55 years of investment experience in institutional lending, debt structuring, trading and risk management with previous tenures at leading financial institutions including Standard Chartered PLC, Bank of America N.A., Citibank N.A. and Renaissance Financial Holdings Limited and have completed over $4.2 billion in debt transactions across Africa. These investment professionals lead the Helios credit team’s disciplined loan structuring and diligent risk management processes and procedures to create attractive investment and impact opportunities for the Company’s term loan strategy throughout Sub-Saharan Africa. As one of the leading investment firms in the region, Helios’ regional networks will support the credit team’s mandate to provide financing to companies not well-served by banks or equity investors. Helios serves as a secondary sub-advisor.

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TRG Management LP (“TRG,” d/b/a The Rohatyn Group): Founded in 2002, TRG is one of the leading emerging markets asset management firms. The firm and its affiliates manage assets of more than $5.5 billion with product offerings across private equity, private credit, hedge funds, fixed income, infrastructure and real estate. TRG is headquartered in New York, with offices around the globe including Brazil, Mexico, Peru, Uruguay, Argentina, India, Singapore, Hong Kong and London.

TRG’s private markets business focuses on the firm’s emerging market investment activity in private transactions with growth-stage middle-market companies that demonstrate strong value creation potential through experienced and reputable management teams, defensible market positions, strong cash flow fundamentals, and potential for positive risk-adjusted returns. TRG believes that its competitive advantage in originating and managing attractive investment and impact opportunities is supported and enhanced by a sophisticated institutional investor base, robust underwriting processes and procedures, institutional quality portfolio monitoring and administration infrastructure.

TRG’s Latin American Credit Team (“LACT”) is comprised of four senior members, the majority of whom have been with the firm since 2004. Collectively, the four members have over 70 years of investment experience in institutional lending, debt structuring, sales and trading, and high-yield distressed debt transactions with previous tenures at leading financial institutions including J.P. Morgan, Citibank, Merrill Lynch, BBVA and the World Bank. With a deep network of relationships throughout Latin America, LACT has deployed over $490 million, since 2004, in credit transactions in some of the region’s most predominant sectors, including the utility, telecommunications, retail, and energy industries. TRG’s disciplined investment process, diligent investment administration and operations infrastructure, and strong emerging market investment track record support LACT and its strategy to create substantial value for its investors and SMEs that are currently underserved by traditional banks and financial intermediaries operating in the region. TRG serves as a secondary sub-advisor.

“Extreme” Diversification

A key aspect of the investment strategy involves reducing portfolio risk through “extreme” diversification, a signature approach that TriLinc Advisors employs that emphasizes the reduction of risks by ensuring we minimize our concentration by investment, asset class, country, and region. This degree of diversification is crucial to managing risk, which TriLinc Advisors analyzes at the portfolio, sub-advisor and individual investment levels. Portfolio level risk mitigation encompasses a variety of factors including: significant diversification (across region, country, asset class, manager, sector/industry, number of investments, duration, average deal size) and portfolio limits (region, country, individual investments), daily portfolio reviews, currency structuring and TriLinc Advisors’ Investment Committee stringent decision process. Extreme diversification is further aided by our use of multiple sub-advisors, which allows diversification by investment styles as well.

Once we have completed our offering and are fully invested, specific portfolio concentration limits will include a regional limit of 45%, country limit of 20%, and individual investment limit of 5%. Prior to completing our offering and being fully invested, our portfolio’s regional, country and individual investment concentrations may be outside of these limits. As of September 30, 2015, our portfolio is relatively concentrated, with Sub-Saharan Africa positions representing approximately 66% of loans outstanding and Latin America representing the remaining 34%. From an individual investment perspective, one of our positions represents approximately 15% of loans outstanding while our top five positions represent approximately 49%. In terms of investment type, approximately 78% of loans outstanding are in trade finance transactions, with the balance in term loans. This level of concentration is expected to decrease as new positions are added over the course of the next twelve months. For further discussion of our diversification as of September 30, 2015, see “—Investments.” As detailed below, we primarily invest in two types of investments: direct loans and trade finance. Our target businesses are expected to be well-run, cash flowing operating companies. Focus is placed on credit-worthy borrowers whose credit and cost of capital are mispriced because of the lack of viable financing alternatives. For direct SME loans, these businesses are generally established private companies that are in need of capital for expansion, have a demonstrated capability to pay interest during the expected loan period and demonstrate revenue, earnings and cash flow growth to realistically support the borrowing. For trade finance facilities, transactions are short-term, highly collateralized and optimally structured in receivables, inventory and pre-export trade finance.

Investing in Direct SME loans

We provide financing, mainly in the form of senior and other collateralized debt, to SMEs primarily in developing economies. Financing types include, but are not limited to:

•	Senior secured loans: Loans with first priority claim over the borrower’s assets and distributions.

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Secured mezzanine loans: Loans that are secured by pledges of ownership interests, in whole or in part, in operating entities. These loans are junior in the capital structure to a borrower’s accounts payable and senior debt. These loans may also be accompanied by other collateral that serves as security, including letters of credit, personal guarantees, or other hard asset collateral.

•	Acquisition finance and bridge loans: Short-term loans that are used until permanent financing is found or until an existing obligation is removed.

•	Convertible and other hybrid facilities: Credit facilities of various structures that can be converted into common equity, at the holder’s discretion.

Direct lending to middle market growth companies are structured similar to trade finance and typically have favorable collateral and cash coverage ratios. Legal ownership of collateral is held in collateral trusts in stable jurisdictions. Direct SME loans typically have attractive terms in the form of current cash yield, equity warrants, and heightened security features.

SME loan sizes are generally expected to range from $5,000,000 and $15,000,000, with loan terms of approximately three to five years. Our target businesses are expected to be well-run, cash flowing operating companies. Focus is placed on credit-worthy borrowers whose credit and cost of capital are mispriced because of the lack of viable financing alternatives. Generally, these businesses are established private companies that are in need of capital for expansion, have the capability to pay interest during the expected loan period, and show a trend of revenue, earnings and cash flow growth in their last three years of operations to realistically support the borrowing.

Investing in Trade Finance Assets

We invest in trade finance assets, which are short-term financings provided to importers or exporters in order to facilitate the international trade of goods. The term “trade finance” covers a number of different activities related to managing the risks associated with doing business internationally. Exporters frequently require that importers prepay for goods shipped, while importers frequently require that exporters document that the goods have been shipped. Of the many forms of financing that make up trade finance, we focus predominately on export transactions of three general types:

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Accounts Receivable Financing: A financing structure by which a company is provided with a short-term credit facility using its accounts receivable as collateral. Accounts receivable transactions are extremely short term (usually 90 days or less), due to the very short duration for which accounts receivable are usually outstanding.

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Inventory Financing: A form of financing for qualifying products that uses securely stored goods as collateral. Inventory financing allows companies to obtain credit by depositing their inventory in a qualified, third-party supervised warehouse. While still considered short-term financing, because the collateral is still in the exporter’s inventory (and therefore not yet an account receivable), duration is generally slightly longer in nature (usually not more than 180 days, although dependent upon the specific goods).

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Asset Based Lending: A hybrid financing structure that is a combination of inventory financing and accounts receivable financing, with collateral progressing from inventory to accounts receivable over time, which may also include pre-export financing. Asset based lending tends to have the longest duration of the three main strategies, but duration is still less than one year.

Export-based trade finance facilities are typically structured to help optimize risk management and are generally collateralized with receivables and inventory at attractive collateral coverage ratios. When applicable, payments are made to U.S. based lockbox collection accounts. Collateral may be held in bonded warehouses or for legal ownership in collateral trusts in stable jurisdictions. Additionally, counterparty banks may provide letters of credit to the importer, exporter or both.

We may also utilize other common trade finance structures such as: letter of credit financing, purchase order financing and import financing.

Our focus and mission within trade finance is to provide financing to SMEs who generally sell to larger and better capitalized buyers. Due to the predominance of opportunity within the region, the strategy has initially been concentrated in Latin America, with the opportunity to expand into other markets over time. By taking credit ownership of highly collateralized transactions from SME borrowers, and financing the delivery of goods to larger, creditworthy buyers, the fund seeks to realize higher returns with lower risk. Our trade finance strategy pursues a relationship-oriented (repeat financing) and transactional approach (focus on financing over-collateralized transactions vs. balance sheet lending) and utilizes the broad international expertise and local market presence of our trade finance sub-advisor to originate, service and monitor USD-based, short-term credit facilities. Borrowers typically have long standing relationships with our sub-advisor and have demonstrated favorable payment track records. Trade Finance transaction sizes are generally expected to range from $500,000 to $5,000,000, with terms of three to eight months.

Incorporation of ESG and Commitment to Responsible Investing

We have a fiduciary duty to act in the best long-term interests of our investors. Fundamental to this duty is the incorporation of ESG issues into our investment analysis and decision-making processes. ESG issues are not only central to measuring the sustainability and non-financial impacts of an investment, but can have a material impact on the long-term risk and return profile of investment portfolios. The United Nations has stated its belief that ESG issues can affect the financial performance of investments (to varying degrees across companies, sectors, regions, asset classes and through time). A July 2012 study by oekom AG (a rating agency specializing on sustainable investments) and DPG (a performance and risk monitoring group) concluded that “investors can obtain a double dividend” by earning a rate of return in line with market rates with lower volatility, as well as societal benefits, by considering ESG factors. Furthermore, a 2013 Harvard Business School study showed that $1 invested in a portfolio composed of “high sustainability” companies (those that voluntarily adopted values-based social and environmental policies) between 1992 and 2010 would have outperformed a control group by 47%. We are committed to following globally accepted ESG standards and seek to invest in businesses that uphold the highest standards of business integrity and operate in accordance with local and international laws and good practices.

Further, we employ the IFC Exclusion List as part of our commitment to supporting sustainable businesses. The IFC has demonstrated leadership in responsible investing, in part by excluding certain types of investments they either make directly or through financial intermediaries. The types of businesses that appear on the IFC Exclusion List, which has been adopted by many fund managers in developing economies, include those that engage in the production of weapons, liquor, tobacco products, radioactive products, unbonded asbestos fibers, or any product or activity deemed illegal under host country laws or international conventions. In addition, gambling enterprises, certain types of forestry and fishing, and any enterprise that involves exploitative forms of forced or child labor are prohibited. We believe that adopting this exclusion list supports our mission and leaves us with ample opportunities to make competitive investments.

Additionally, our Sponsor is a signatory to the United Nations Principles for Responsible Investment, or PRI. The PRI, launched in 2006, have over 1,200 signatories from 50 countries, including asset owners, money managers and investment service providers who have pledged to incorporate ESG issues into their investment analysis and ownership policy. As a PRI signatory, our Sponsor is demonstrating a commitment to be responsive to stakeholders, aware and proactive with regard to ESG issues when it comes to fiduciary responsibility, and determination to advance responsible investment. We also recognize that applying these PRI may better align our investment decisions with the broader objectives of society.

Measuring Impact

TriLinc measures and expects to regularly provide accurate and transparent accounting of economic, social and/or environmental impact achieved through our investments. TriLinc’s impact measurement system is utilized with investments to evaluate the progress of borrower companies toward their impact objectives during the life of the investment. The Global Impact Investing Network (“GIIN”) is the leading organization dedicated to increasing the scale and effectiveness of impact investing as well as transparency, credibility and consistency in impact performance reporting. Many impact investment funds, including us, use GIIN’s Impact Reporting and Investment Standards (“IRIS”) guidelines to help communicate their social, environmental, and financial performance using consistent industry terms, definitions and measures. This consistency helps investors review and compare performance for more accurate assessment and comparison, and helps portfolio organizations track and improve their business and social performance. The system leverages technology that has been specifically developed for tracking and analyzing impact and includes full integration of the IRIS metrics. Impact measurement is accomplished through the establishment of initial baseline measurements for both TriLinc core economic development metrics, as well as metrics associated with borrower companies’ stated impact objectives. These baseline measurements are compared against future measurements in order to track incremental progress. In addition to furthering TriLinc’s economic development impact objectives, we believe our investments are having a positive effect on borrower companies’ ability to make progress toward their stated impact objectives(s).

Our Investment Process

The investment process that we follow in providing capital to SMEs is illustrated by the chart below.

TriLinc Advisors has engaged in an extensive search for leading providers of SME finance to serve as our sub-advisors in our target regions, and has chosen those with solid track records, deep experience in target geographies and asset classes, and a commitment to sustainable business principles. Sub-advisors work closely with borrowers to maximize the probability of achieving our financial and impact objectives. Beyond the process followed for specific investments, TriLinc Advisors closely monitors the portfolio of investments to help anticipate problems and mitigate risk.

Investment Origination and Participation

We seek to originate debt investments in private companies that have a proven business model, stable management, and opportunity for growth. In certain cases where we are not able to directly originate debt investments, we may make investments via participation agreements with direct lenders to the borrower. As of September 30, 2015, our entire investment portfolio consisted of participations in loans. For direct SME loans we do not target new or start-up businesses, but rather those which have been operating for at least three years with proven profitability and stable revenues (Figure 9). Trade financing is provided to companies with a diversified group of credit-worthy trade counterparties, strong cash flow, and robust monitoring and inventory systems.

Our sub-advisors identify attractive opportunities through their extensive local networks. With most of our sub-advisors active in their region for a decade or more, their local networks include current borrowers, other investors, local business groups, government officials, investment advisors, banks, and lawyers which allow them to identify opportunities where there is frequently little or no competition from other investors. Potential borrowers submit initial paperwork and financial statements to the relevant sub-advisor, with the type and size of financing needed, the intended use of capital, and collateral to be used among the details provided.

Evaluation

Due Diligence. Each sub-advisor engages in comprehensive due diligence to determine if the potential financing meets the basic criteria defined by TriLinc Advisors. Each sub-advisor has unique guidelines for investment based on their specific region and asset class, but all incorporate components of the following areas:

•	A full analysis of the borrower’s business model and operating history, with an eye specifically toward the viability of projected cash flows and potential market and industry risks;

•	Detailed consideration of regulatory, tax and legal issues relating to the borrower’s industry;

•	Diligence and background checks on the borrower and management;

•	Consideration of historical and projected cash flows;

•	On-site visits;

•	For direct SME loans, the borrower’s ability to service all obligations (including our potential investment) without violating standard covenants;

•	For trade finance, additional focus on creditworthiness of trade counterparties, warehouse systems, letters of credit and insurance.

ESG Screening. All borrowers must pass an ESG screen of their business practices. The screen includes an exclusion of those businesses detailed in the IFC Exclusion List, a basic screen to ensure that the borrower company is operating in compliance with local laws and an initial assessment of the company’s commitment to ESG practices. Companies that do not pass this screen are not eligible for our funding.

Impact Screening. As part of the loan application process, borrower companies must indicate a willingness and ability to create, track and report on the economic, social and/or environmental impact of their business. All borrower companies must indicate a specific impact objective or objectives that match their business sector, model and goals. Examples of specific impact objectives include access to health care, pollution prevention and access to clean water. Additionally, borrowers are required to track metrics associated with our core economic development impact objectives of employment growth, revenue growth, wage growth, profitability improvement, and increased company taxes.

Execution

Approval. After completing the evaluation of the investment opportunity, the sub-advisor prepares an investment memorandum with a formal recommendation which it advances to its investment committee; of which a member of our investment team participates as an observer. As part of the investment process, sub-advisor investment committees consider whether the proposed investment meets the basic criteria set forth by our Advisor, presents a favorable risk/return tradeoff, and contributes to a diversified portfolio.

Individual investments that exceed $25 million must be approved by our Advisor’s Investment Committee, which consists of the Chief Executive Officer, President, Chief Investment Officer, Investment Officer (s), Director of Operations and Compliance, Director of Marketing and Impact, and Head of Credit of our Advisor. The relevant investment must be presented by a representative of the originating sub-advisor, with supporting documentation from the investment due diligence and discussion summary from the sub-advisor investment committee. These investments must be approved unanimously.

Baseline Impact Assessment. At or around the time a loan is funded, a baseline impact assessment is completed. This includes collection of our core impact metrics, as well as borrower company impact objective-specific metrics. This data is used to measure a borrower’s progress from the time of funding forward.

Monitoring

Portfolio Monitoring. After an investment is approved and funded, it is monitored by our Advisor and the sub-advisor. Sub-advisors are responsible for maintaining regular contact with the borrower, collecting regular financial statements, and processing principal and interest payments. Using their local teams, sub-advisors monitor loan covenants and local market trends as part of their normal loan servicing and observation. At least once a quarter, TriLinc Advisors holds a performance monitoring call with each sub-advisor, reviewing the performance of each outstanding loan. In addition, TriLinc Advisors monitors the global portfolio at a macro level, considering macroeconomic variables, political conditions, and insight from our global network of contacts. Frequent contact between TriLinc Advisors and sub-advisors combine analysis of both loan-specific performance and macroeconomic trends. Between the activities of TriLinc Advisors and its sub-advisors, best efforts are made to anticipate investment problems before they happen and proactively work out a solution that maximizes unitholder return.

Impact Monitoring. On an annual basis, an updating assessment is completed. In February 2015, we engaged Moss Adams LLP, with the approval of our Audit Committee, to perform an independent review of certain impact data which will be contained in our 2014 Annual Impact Report. This includes collection of our core impact metrics and borrower company impact objective-specific metrics. Annual assurance of impact metrics data are completed by an independent, third party provider. We utilize our proprietary TriLinc Impact Management Engine (“TIME”) system, which incorporates many of the leading impact industry standards to help analyze, measure and report on the ongoing impact of our investments.

Overview of Impact Process

Valuations

Our valuation procedures are performed in accordance with Accounting Standards Codification Topic 820, Fair Value Measurement (“ASC 820”). ASC 820 requires enhanced disclosures about assets and liabilities that are measured and reported at fair value. As defined in ASC 820, fair value is the price that would be received when selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a hierarchal disclosure framework which prioritizes and ranks the level of market price observability of inputs used in measuring investments at fair value. Market price observability is affected by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Based on the observability of the inputs used in the valuation techniques, the Company is required to provide disclosures on fair value measurements according to the fair value hierarchy. The fair value hierarchy ranks the observability of the inputs used to determine fair values. Investments carried at fair value are classified and disclosed in one of the following three categories:

•	Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•	Level 2 — Valuations based on inputs other than quoted prices included in Level 1, which are either directly or indirectly observable.

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Level 3 — Valuations based on inputs that are unobservable and where there is little, if any, market activity at the measurement date. The inputs for the determination of fair value may require significant management judgment or estimation and is based upon management’s assessment of the assumptions that market participants would use in pricing the assets or liabilities. These investments include debt and equity investments in private companies or assets valued using the market or income approach and may involve pricing models whose inputs require significant judgment or estimation because of the absence of any meaningful current market data for identical or similar investments. The inputs in these valuations may include, but are not limited to, capitalization and discount rates, and earnings before interest, taxes, depreciation and amortization (“EBITDA”) multiples. The information may also include pricing information or broker quotes that include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimer would result in classification as Level 3 information, assuming no additional corroborating evidence.

Investments for which market quotations are readily available are valued at those quotations. Most of our investments are private investments in companies whose securities are not actively traded in the market and for which quotations will not be available. For those investments for which market quotations are not readily available or when such market quotations are deemed by TriLinc Advisors not to represent fair value, our board of managers has approved a multi-step valuation process to be followed each fiscal quarter, as described below:

1.	Each investment is valued by TriLinc Advisors in collaboration with the relevant sub-advisor;

2.	For all investments with a maturity of greater than 12 months, we have engaged Duff & Phelps, LLC to conduct a review on the reasonableness of our internal estimates of fair value on each asset on a quarterly rotating basis, with each of such investments being reviewed at least annually, and provide an opinion that TriLinc Advisor’s estimate of fair value for each investment is reasonable;

3.	The audit committee of our board of managers reviews and discusses the preliminary valuation prepared by TriLinc Advisors and any opinion rendered by Duff & Phelps; and

4.	Our board of managers discusses the valuations and determines the fair value of each investment in our portfolio in good faith based on the input of TriLinc Advisors, Duff & Phelps and the audit committee. Our board of managers is ultimately responsible for the determination, in good faith, of the fair value of each investment.

Determination of fair value involves subjective judgments and estimates. Below is a description of factors that our board of managers may consider when valuing our investments.

Fixed income investments are typically valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including the sale of a business). The income approach uses valuation techniques to convert future amounts (for example, interest and principal payments) to a single present value amount (discounted) calculated based on an appropriate discount rate. The measurement is based on the net present value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that we may take into account in valuing our investments include, as applicable: available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the borrower’s ability to make payments, its earnings and discounted cash flows, the markets in which the company does business, comparisons of financial ratios of peer companies that are public, the principal market for the borrower’s securities and an estimate of the borrower’s enterprise value, among other factors.

Equity interests in portfolio companies for which there is no liquid public market are valued at fair value. The board of managers, in its analysis of fair value, may consider various factors, such as multiples of EBITDA, cash flows, net income, revenues or in limited instances book value or liquidation value. All of these factors may be subject to adjustments based upon the particular circumstances of a portfolio company or our actual investment position. For example, adjustments to EBITDA may take into account compensation to previous owners or the effects of acquisitions, recapitalizations, restructurings or other similar items.

We may also look to private merger and acquisition statistics, public trading multiples discounted for illiquidity and other factors, valuations implied by third-party investments in the portfolio companies or industry practices in determining fair value. We may also consider the size and scope of a portfolio company and its specific strengths and weaknesses, as well as any other factors we deem relevant in measuring the fair values of our investments.

To the extent in the future, in connection with our quarterly net asset valuations, we use any valuation approach not described above, we will include a description of such valuation approach in an applicable prospectus supplement or an amendment to the registration statement.

Exit

Our investments are generally self-liquidating, through the scheduled principal repayment from the borrower or payment by the importer in a trade finance transaction. Certain investments may carry equity warrants on borrowers, which allow us to buy shares of the portfolio company at a given price, which TriLinc Advisors will exercise at its discretion during the life of the Company. With respect to debt investments, we may determine to refinance them prior to the maturity date and/or allow prepayment from the borrower with or without penalty.

Risk Mitigation

Beyond the process followed for specific investments, TriLinc Advisors closely monitors the portfolio of investments to help anticipate problems and mitigate risk. This risk analysis approaches risk at multiple levels, including the portfolio level, sub-advisor level, and investment level.

Portfolio Level . A primary mitigation tool that TriLinc Advisors employs is “extreme” diversification, which diversifies the portfolio across region, country, asset class, manager, sector/industry, number of investments, duration and average deal size, applying concentration limits for exposures to regions, countries and individual investments. TriLinc Advisors also uses its global network to obtain local market intelligence, and seeks to partner with local and multilateral government institutions in areas such as loan guarantees, political risk insurance and other programs. We do not make any investments in countries where investment is prohibited by the U.S. Treasury’s Office of Foreign Assets Control.

Sub-Advisor Level. Sub-advisor level risk mitigation is accomplished through the use and rigorous due diligence of multiple sub-advisors, semi-annual site visits and annual audits, and TriLinc Advisors’ investment team involvement on individual sub-advisor investment committees. Multiple managers are used to diversify the portfolio by investment style, and TriLinc Advisors participates on the investment committee of each sub-advisor to monitor adherence to credit processes. TriLinc Advisors requires that sub-advisors certify their compliance with any applicable Anti-Money Laundering and Know-Your-Customer procedures.

Investment Level. Sub-advisors are responsible for maintaining regular contact with borrower company management and making on-site visits, structuring deal covenants with favorable information rights and re-examining and updating all deal investment memoranda annually. Sub-advisors are in frequent contact with TriLinc Advisors personnel to relay pertinent investment information, and company financial statements will be updated regularly and kept by both TriLinc Advisors and the relevant sub-advisor. Additionally, incorporating ESG analysis into our due diligence and monitoring processes adds a layer of risk mitigation by actively identifying companies whose business practices do not meet accepted global standards.

Financing Strategy

We may opt to supplement our equity capital and increase potential returns to our unitholders through the use of prudent levels of borrowings from either commercial financial institutions or DFIs. We may use debt when the available terms and conditions are favorable to long-term investing and well-aligned with our investment strategy and portfolio composition. In determining whether to borrow money, we seek to optimize maturity, covenant packages and rate structures. Most importantly, the risks of borrowing within the context of our investment outlook and the impact on our investment portfolio are extensively analyzed in making this determination.

Hedging Activities

As of September 30, 2015, all of our investments are denominated in U.S. dollars and we anticipate that our investments will continue to be denominated in U.S. dollars. However, when exposed to foreign currencies, we will seek to hedge the exposure when prudent and cost-effective. These hedging activities may include the use of derivatives, swaps, or other financial products to hedge our interest rate or currency risk.

Investment Company Act Considerations

We conduct our operations so that we and our subsidiaries, if any, qualify for an exemption under, or otherwise are not required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We conduct our business primarily through our direct and indirect wholly- and majority-owned subsidiaries, including foreign subsidiaries, who are established to carry out specific activities. Although we reserve the right to modify our business methods at any time, the focus of our business currently involves providing loans and other financing of the nature described in this prospectus. We conduct our operations so that they comply with the limit imposed by the 40% test and we do not hold ourselves out as being engaged primarily, or actually engage, in the business of investing in securities. Therefore, we have not been nor do we expect that we will be subject to registration or regulation as an investment company of any kind (including, without limitation, a face-amount certificate company, unit investment trust, open-end or closed-end company or a management company electing to be treated as a business development company) under the Investment Company Act. The securities issued to us by our wholly-owned or majority-owned subsidiaries, which subsidiaries will be neither investment companies nor companies exempt under Section 3(c)(1) or 3(c)(7) of the Investment Company Act, will not be investment securities for the purpose of this 40% test.

One or more of our subsidiaries may seek to qualify for an exception or exemption from registration as an investment company under the Investment Company Act pursuant to other provisions of the Investment Company Act, such as Sections 3(c)(5)(A) which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable, and other obligations representing part or all of the sales price of merchandise, insurance and services” and Section 3(c)(5)(B) which is available for entities “primarily engaged in the business of making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance and services.” Each of these exemptions generally requires that at least 55% of such subsidiary’s assets be invested in eligible loans and receivables. To qualify for either of the foregoing exemptions, the subsidiary is required to comply with interpretations issued by the staff of the SEC that govern the respective activities.

We monitor our holdings and those of our subsidiaries to ensure continuing and ongoing compliance with these and/or other applicable tests, and we are responsible for making the determinations and calculations required to confirm our compliance with tests. If the SEC does not agree with our determinations, we may be required to adjust our activities and/or those of our subsidiaries.

Qualification for these or other exceptions or exemptions could affect our ability to originate, participate in or hold fixed-income assets, or could require us to dispose of investments that we might prefer to retain in order to remain qualified for such exemptions. Changes in current policies by the SEC and its staff could also require that we alter our business activities for this purpose. For a discussion of certain risks associated with the Investment Company Act, please see “Risk Factors.”

Investments

Overview

Since the Company commenced operations and through September 30, 2015, the Company has funded in excess of $180.4 million in aggregate investments, including $26.5 million in short-term investments. Of the aggregate investment amount, the Company has received $84.5 million in full aggregate transaction repayments from existing and exited trade finance and term loan facilities. Of the aggregate transaction repayment amount, approximately $27.1 million represents transactions of trade finance and term loan facilities that are closed and no longer part of the Company’s portfolio.

As of September 30, 2015, the Company had the following investments:

Investment Portfolio

Description	Sector	Country	Investment Type	Maturity1	Interest Rate2		Total Loan Commitment3	Total Amount Outstanding4	Primary Impact Objective
Agriculture Distributor	Farm-Product Raw Materials	Argentina	Trade Finance	12/15/2015	9.00%		$7,000,000	$6,000,000	Job Creation
Beef Exporter	Meat Products	Argentina	Trade Finance	12/15/2015	11.98%		$7,000,000	$6,000,000	Job Creation
Cement Distributor	Cement, Hydraulic	Kenya	Trade Finance	9/30/2015	14.75%		$7,000,000	$5,000,000	Job Creation
Construction Materials Distributor	Hardware, Plumbing, and Heating Equipment	South Africa	Trade Finance	7/1/2015	12.75%		$750,000	$253,306	Job Creation
Consumer Goods Distributor	Groceries and Related Products	Namibia	Trade Finance	3/3/2016	12.00%		$2,000,000	$2,000,000	Job Creation
Dairy Co-Operative	Dairy Products	Argentina	Trade Finance	2/25/2016	10.85%		$6,000,000	$6,000,000	Job Creation
Diaper Manufacturer	Converted Paper and Paperboard Products	Peru	Term Loan	6/15/2017	15.57	%5	$2,750,000	$2,750,000	Job Creation
Electronics Assembler	Communications Equipment	South Africa	Trade Finance	1/29/2016	13.00%		$9,500,000	$6,388,975	Job Creation
Farm Supplies Distributor	Miscellaneous Non-Durable Goods	Zambia	Trade Finance	10/25/2015	12.22%		$10,000,000	$9,500,000	Job Creation
Farm Supplies Wholesaler	Miscellaneous Non-Durable Goods	South Africa	Trade Finance	12/3/2015	12.50%		$1,500,000	$1,250,000	Agricultural Productivity
Fish Processor & Exporter	Commercial Fishing	Ecuador	Trade Finance	6/19/2016	9.00%		$2,000,000	$1,946,485	Job Creation
Fruit & Nut Distributor	Groceries and Related Products	South Africa	Trade Finance	5/22/2015	17.50%		$1,250,000	$689,088	Job Creation
Industrial Chemicals Distributor	Chemicals and Allied Products	South Africa	Trade Finance	11/24/2015	13.00%		$2,000,000	$1,475,570	Job Creation
Integrated Steel Producer	Steel Works, Blast Furnaces, And Rolling And Finishing Mills	Zambia	Trade Finance	2/14/2016	13.00%		$6,000,000	$6,000,000	Job Creation
Marine Logistics Provider	Services Incidental to Water Transportation	Nigeria	Term Loan	8/31/2020	15.82	%6	$16,050,000	$12,600,000	Capacity- Building
Meat Processor	Meat Products	South Africa	Trade Finance	1/28/2016	14.50%		$2,800,000	$1,446,432	Job Creation
Mine Remediation Company	Metal Mining Services	South Africa	Trade Finance	2/2/2016	17.50%		$3,250,000	$2,418,284	Job Creation
Oilseed Distributor10	Fats and Oils	Argentina	Trade Finance	2/3/2016	8.89%		$3,100,000	$3,100,000	Job Creation
Rice Producer	Cash Grains	Tanzania	Trade Finance	10/26/2015	11.50%		$3,900,000	$3,900,000	Job Creation
Sugar Producer	Field Crops, Except Cash Grains	Brazil	Term Loan	5/15/2017	17.43	%7	$3,000,000	$3,000,000	Capacity- Building
Textile Distributor	Apparel, Piece Goods, and Notions	South Africa	Trade Finance	12/16/2015	15.00%		$2,500,000	$1,173,414	Job Creation
Investment Portfolio Total							$99,350,000	$82,891,554
Short-Term Investments8
Agricultural Products Exporter9	Farm-Product Raw Materials	Singapore	Short- Term	8/22/2015	11.50%		$10,000,000	$10,000,000	N/A
Short-Term Investment Total							$10,000,000	$10,000,000
Investment Portfolio and Short-Term Investment Totals							$109,350,000	$92,891,554

1.	The Company’s trade finance borrowers may be granted flexibility with respect to repayment relative to the stated maturity date to accommodate specific contracts and/or business cycle characteristics. This flexibility in each case is agreed upon between the Company and the sub-advisor and between the sub-advisor and the borrower.
2.	Interest rates are as of September 30, 2015. Interest rates include contractual rates and accrued fees where applicable.
3.	The total loan commitment represents the maximum amount that can be borrowed under the agreement. The actual amount drawn on the loan by the borrower may change over time. Loan commitments are subject to availability of funds and do not represent a contractual obligation to provide funds to a borrower.
4.	The total amount outstanding represents the actual amount borrowed under the loan as of September 30, 2015. In some instances where there is a $0 balance, the borrower may have paid back the original amount borrowed under a trade finance facility and under an agreement, may borrow again.
5.	The interest rate includes 2.50% of deferred interest.
6.	The interest rate is a variable rate of one month Libor +10.5% plus 5.13% in deferred fixed interest.
7.	The interest rate includes 5.00% of penalty interest because the borrower has missed five interest payments. On August 27, 2015, the Company was informed that the borrower had filed for judicial recuperation with the local court in Brazil. The filing allows the borrower time to present a comprehensive plan of restructure to the Company.
8.	Short-Term Investments are defined as investments that generally meet the standard underwriting guidelines for trade finance and term loan transactions and that also have the following characteristics: (1) maturity of less than one year, (2) loans to borrowers to whom, at the time of funding, the Company does not expect to re-lend. Impact data is not tracked for Short-term Investments.
9.	The transaction is secured by specific collateral held by the borrower’s subsidiaries in Kenya, Tanzania, and Zambia.

As of September 30, 2015 the Company had exited the following investments:

Investment Portfolio

Description	Sector	Country	Investment Type	Transaction Date	Transaction Amount	Payoff Date	Internal Rate of Return (“IRR”)1	Primary Impact Objective
Agricultural Supplies Producer	Agricultural Chemicals	South Africa	Trade Finance	10/15/2014	$8,196,189	8/14/2015	13.02%	Job Creation
Candle Distributor	Miscellaneous Manufacturing Industries	South Africa	Trade Finance	9/1/2014	$1,400,000	9/16/2015	14.27%	Job Creation
Electronics Retailer	Radio, Television, Consumer Electronics, and Music Stores	Indonesia	Term Loan	7/26/2013	$5,000,000	6/17/2014	19.59%	Access to Finance
Fertilizer Distributor	Agricultural Chemicals	Zambia	Trade Finance	7/17/2014	$3,000,000	11/4/2014	12.65%	Job Creation
Food Processor	Groceries and Related Products	Peru	Term Loan	3/25/2014	$576,000	11/28/2014	14.01%	Job Creation
Frozen Seafood Exporter	Groceries and Related Products	Ecuador	Trade Finance	6/17/2013	$240,484	5/14/2014	13.49%	Job Creation
Insulated Wire Manufacturer	Rolling, Drawing, and Extruding of Nonferrous Metals	Peru	Trade Finance	5/2/2014	$1,991,000	12/2/2014	8.43%	Job Creation
International Tuna Exporter	Groceries and Related Products	Ecuador	Trade Finance	7/17/2013	$1,000,000	10/9/2013	13.58%	Job Creation
Rice & Bean Importer	Groceries and Related Products	South Africa	Trade Finance	7/7/2014	$1,000,000	8/5/2015	12.97%	Job Creation
Seafood Processing Company	Miscellaneous Food Preparations and Kindred Products	Ecuador	Trade Finance	6/19/2013	$496,841	7/1/2013	13.44%	Job Creation
Timber Exporter	Sawmills and Planing Mills	Chile	Trade Finance	7/3/2013	$915,000	6/12/2014	10.25%	Job Creation
Waste Management Equipment Distributor	Machinery, Equipment, and Supplies	South Africa	Trade Finance	2/13/2015	$310,752	5/15/2015	20.19%	Equality & Empowerment
Investment Portfolio Totals					$24,126,266
Short-Term Investments1
Financial Services Provider	Miscellaneous Business Credit Institutions	South Africa	Short- Term	9/23/2014	$3,000,000	11/17/2014	15.94%	N/A
Short-Term Investment Total					$3,000,000
Investment Portfolio and Short-Term Investment Totals					$27,126,266

1.	Given that the loan has been paid off, this investment is no longer part of the Company’s portfolio. The internal rate of return is defined as the gross average annual return earned through the life of an investment. The internal rate of return was calculated by our Advisor (unaudited) as the investment (loan advance) was made and cash was received (principal, interest and fees).

Prodesa Restructuring

In September 2014, the Company restructured two loans with one of its borrowers, Corporacion Prodesa S.R.L. (“Prodesa”). The Company’s investment in Prodesa is comprised of two senior secured term loan participations with an aggregate balance of $2,750,000 as of September 30, 2015. Prodesa did not timely make the payments that were due in March and April 2015 under the two loans due to economic difficulties. The

Company is working with Prodesa to remedy the default and bring the loans to a current status. On May 6, 2015, the Company entered into a short term forbearance agreement (the “Forbearance Agreement”) with Prodesa to provide Prodesa with temporary loan payment relief while a longer term plan is negotiated. Under the terms of the Forbearance Agreement, the Company agreed to accept partial interest payments, amounting to 50% of the required interest payments, for the months of March 2015 to January 2016. The unpaid interest will be included as part of the longer term plan. Prodesa recently underwent a change in ownership. Through the month of September 2015, ownership has injected over $830,000 in Prodesa for working capital purposes. The Company has been working with Prodesa to re-align their operations and, on October 5, 2015, the Company funded a $400,000 senior secured purchase order revolving credit facility to Prodesa. The purchase order facility is secured by specific purchase orders from customers of Prodesa, as well as pledges of additional unencumbered assets and all shares of Prodesa. Through October 2015, Prodesa has made all interest payments required under the Forbearance Agreement.

Usivale Restructuring

In May 2015, one of the Company’s borrowers, Usivale Industria E Commercio (“Usivale”), notified the Company that it would be unable to make its monthly interest payment for May 2015 and requested the deferment of interest payments until October 2015. Usivale is a sugar producer located in Brazil that has been in business since 1958. Usivale’s business is highly cyclical and it generates the majority of its revenues during the first and fourth quarters of any calendar year. In accordance with the terms of loan, the Company increased the annual interest rate charged Usivale from 12.43% to 17.43%. On August 27, 2015, Usivale filed for judicial recuperation or recovery (the “Filing”) with the local court in Brazil. The Filing provides for a 180 day “standstill” period relative to any claim for payment by Usivale’s creditors. During this period, Usivale is permitted to operate as usual, but is required to develop and present a recovery plan to its secured creditors to allow it to emerge from judicial recovery. Approval of the recovery plan by the majority of Usivale’s creditors, including the Company, will be required in order for Usivale to exit judicial recovery. The Filing was led by the ongoing pricing pressure within the sugar market, leading up to the material drop in the month of August, when prices reached a seven year low. However, since the Filing, sugar prices have rebounded and the Company is actively working with Usivale’s management on formulating a recovery plan. In October 2015, representatives of the Company visited Usivale’s plant in Brazil and met with Usivale’s management, who provided a high level outline of the recovery plan to be completed. The proposed plan allows for full repayment to the Company, including all interest accrued through the date of the Filing. Repayment would be expected to commence in January 2016. However, the amortization of this payment plan and the subsequent rate around future interest is still subject to negotiation and will be a function of the final cash flow forecast that Usivale will provide. As of the date of this filing, no formal plan has been presented or approved. As the Company is the only secured creditor listed within the Filing, it is the sole creditor who must approve the recovery plan. And while Usivale’s employee claims have priority over secured creditors, based on financial data provided by Usivale, its assets are significantly greater than the combination of monies owed to its employees and its borrowings from the Company. As a result, based upon the financial condition of Usivale, the terms of the borrowing agreements, and the payment guarantees provided by affiliates, the Company continues to accrue interest according to the original terms of the borrowing agreements.

Certain Portfolio Characteristics1

Below is an informational overview of our investment portfolio, including certain financial and non-financial data, as of September 30, 2015.

Total Assets (est.)	$105,500,000
Current Loan Commitments	$99,350,000
Leverage	0%
Weighted Average Portfolio Loan Size	$4,824,219
Weighted Average Portfolio Duration	0.63 years
Weighted Average Position Yield	13.04%
USD Denominated	100%
Senior Secured First-Lien	100%
Countries[2]	10
Sectors[2]	18

1	Duration is calculated through the average turn of trade finance transactions and the contracted amortization of term loans

Top Five Investments by Percentage of Total Assets (est.) as of September 30, 2015:

Company Description	Country	% of Total Assets
Marine Logistics Provider	Nigeria	11.9%
Farm Supplies Distributor	Zambia	9.0%
Electronics Assembler	South Africa	6.1%
Agriculture Distributor	Argentina	5.7%
Beef Exporter	Argentina	5.7%

Portfolio diversification by Percentage of Total Outstanding Amount as of September 30, 2015:

1.	All information provided in this section, with the exception of the Total Asset (est.) figure, pertains exclusively to the Company’s Investment Portfolio and therefore does not include the Company’s Short-Term Investments.
2.	This represents all countries/sectors where the Company currently has a loan commitment. Due to the revolving debt nature of trade finance facilities and the timing of funding, it is possible that certain commitments currently have a zero outstanding balance and would therefore not be represented in the country/sector allocation charts, which represents invested capital.
3.	The above charts represent investment type, developing economy, and sector diversification as a percentage of the total amount outstanding of the Company’s Investment Portfolio.

Impact Overview1

Impact Overview as of September 30, 2015

The Company’s borrower companies currently employ a total of 11,930 employees

Percentage of the Borrowers that:
Comply with local environmental, labor, health, safety and business laws, standards and regulations	100%
Demonstrate their positive impact on the community through community service and/or community donations	71%
Commit to working towards implementing international environmental and health and safety best practices	100%
Implement environmentally sustainable practices including energy savings, waste reduction and/ or water conservation	81%

Top 5 Borrower Impact Objectives		Top 5 Borrower Environmental and Social Practices
1. Job Creation	90%	1. Waste Reduction
2. Agricultural Productivity & Food Security	24%	2. Charitable Donations
3. Capacity-Building	10%	3. Fair Hiring and Recruiting
4. Wage Increase	10%	4. Energy Savings
5. Health Improvement	5%	5. Maternity/Paternity Leave

1	All information provided in this section pertains exclusively to the Company’s Investment Portfolio and therefore does not include the Company’s Short-Term Investments.

Investment Spotlights

The following are highlights from selected borrowers that have received financing from the Company as of September 30, 2015.

Agricultural Supplies Producer

Investment Overview

Investment Type	Senior Secured Trade Finance
Structure	Inventory Financing
Facility Amount[1]	$10,000,000
Approximate Repayment Period[2]	< 1 year
Interest Rate	13.00%
Sector	Agricultural Chemicals
Collateral Coverage Ratio[3]	≥1.17x
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

1	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
2	Represents approximate repayment period of transactions drawn under the facility. Due to the revolving nature of trade finance facilities and the timing of their underlying transactions, the length of each transaction repayment period may vary, but generally will not exceed one year.
3	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

The Company has provided financing to an agricultural supplies producer in South Africa. Incorporated in 1999, the borrower produces and distributes specialized fertilizer products which seek to increase efficiency while strengthening sustainable crop growth and enhancing general soil health. The borrower seeks to shift the traditional agricultural productivity paradigm from an increase in quantity of food produced to an increase in quantity and quality of nutritional value. In support of this shift, the borrower has implemented a proprietary technical assistance program for its customers that directs focus away from commodity fertilization toward a more scientific and biologically sustainable approach to soil utilization. While the borrower’s growth historically was dependent on competitive pricing, its current expansion is due to an emphasis on superior service and the resulting customer loyalty among its business-to-business and business-to-consumer client base throughout South Africa and the greater Sub-Saharan Africa region. Supported by specific inventory, the Company’s financing will provide the borrower with short-term liquidity to import supplies for further business expansion, which the borrower anticipates will lead to growth in its employee base. Additionally, the borrower:

•

Implements a technical assistance program which aims to improve long-term sustainability through the provision of financial management advice and detailed analysis of each participating agricultural producer’s soil, tillage practices, fertilizer, pathogen, pest control policies, residue management techniques, and animal grazing practices. The borrower collects information utilizing its proprietary smartphone and tablet applications in order to monitor producer- and land-specific growing season characteristics and provide custom fertilizer recommendations to each producer.

•

Implements enterprise development programs for small and medium-sized enterprises owned by historically disadvantaged ethnic and indigenous groups. Programs include on-site visits to participant fields and training in best practices for fertilizer and herbicide application, soil and leaf sampling, pest and disease control, and weed identification and control.

•

Supports a community center that provides food and assistance to vulnerable and orphaned children. Additionally, as a responsible corporate citizen, the borrower promotes healthy lifestyle habits through its support of local community sports.

•

Places special emphasis on education and provides scholarship funding to students at a local agricultural technical college. It also contributes to a national educational trust that benefits disadvantaged children, particularly in rural areas.

Cement Distributor

Investment Overview

Investment Type	Senior Secured Inventory and Receivable Finance
Structure	Revolving Facility
Facility Amount[1]	$7,000,000
Interest Rate	14.25%
Approximate Repayment Period[2]	< 1 year
Sector	Cement Hydraulic
Collateral Coverage Ratio[3]	≥ 1.80x
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

1	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
2	Represents approximate repayment period of transactions drawn under the facility. Due to the revolving nature of trade finance facilities and the timing of their underlying transactions, the length of each transaction repayment period may vary, but generally will not exceed one year.
3	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

The Company has provided financing to a cement producer and distributor in Kenya. Incorporated in 2008, the borrower runs a state-of-the-art cement grinding facility that transforms cement clinker into finished Portland and Pozzolanic cement varieties. The borrower’s clients range from homeowners to large project sponsors engaged in small, medium, and large-scale construction activities. The borrower is the only African majority-owned cement manufacturer in Kenya, and as a private company, lacks adequate access to timely and competitive financing. With the objective of becoming the leading cement producer and distributor in the greater Sub-Saharan Africa region, the borrower was seeking short-term credit to purchase additional cement clinker inputs to meet increasing demand for its finished cement products. The borrower anticipates that the Company’s financing will enable it to execute on its growth objectives, support increased employment opportunities, and further develop its reputation as a reliable and high-quality cement producer and distributor. Additionally, the borrower:

•

Utilizes state-of-the-art roller press, separator, energy storing capacitor bank, and automated operation technologies, the borrower seeks to be eco-friendly as its facility is considered the most energy-efficient cement grinding plant in the region.

•

Is mindful of its impact on the environment, the borrower is in the process of implementing an ISO 14000 Environmental Management System in 2015 and monitors its particulate matter emissions on a daily basis to ensure adherence to World Health Organization guidelines. Additionally, the borrower proactively benchmarks, monitors, and tracks its CO2 emissions on a monthly basis with the intent to improve the level of plant emissions. The borrower also funds tree seedling plantings as an emission offsetting initiative.

•

Provides comprehensive benefits to its employees, including payment of school fees for employees’ children, retirement plan matching contributions, group life insurance, subsidized meal plans, annual medical examinations, and daily employee transportation.

•	Actively contributes to its surrounding communities through supporting sustainable health, environmental, educational and recreational initiatives.

Consumer Goods Distributor

Investment Overview

Investment Type	Senior Secured Trade Finance
Structure	Purchase & Repurchase Loan Facility
Facility Amount[1]	$2,000,000
Approximate Repayment Period[2]	< 1 year
Interest Rate	12.00%
Sector	Groceries and Related Products
Collateral Coverage Ratio[3]	≥1.17
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

1	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
2	Represents approximate repayment period of transactions drawn under the facility. Due to the revolving nature of trade finance facilities and the timing of their underlying transactions, the length of each transaction repayment period may vary, but generally will not exceed one year.
3	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

The Company has provided financing to a consumer goods importer and distributor located in Namibia. Incorporated in 2006 and managed by professionals with over 21 years of industry experience, the borrower distributes imported proprietary brand products to small, medium, and large-scale retailers throughout Namibia and other markets in Sub-Saharan Africa. The borrower’s product lines, which include sugar, rice, washing powder, UHT milk, and canned sardines, are sourced from international suppliers in Brazil and India, among others. It is anticipated that the Company’s financing will enable the borrower to increase its number of distribution channels, expand its regional footprint, increase sales, and continue to grow its employee base in a country historically noted for its high unemployment rate. The transaction is part of a purchase and repurchase trade finance facility that is secured by and sugar and rice inventory as well as receivables. Additionally, the borrower:

•	Targets job creation as the primary impact objective of its business activities.

•	Seeks to promote equality and empowerment in Namibia by targeting Namibia’s minority and/or previously excluded communities in its hiring efforts.

•	Strengthens food security in Sub-Saharan Africa by providing affordable and accessible consumer staple products to both Namibian and regional markets.

Construction Materials Distributor

Investment Overview

Investment Type	Senior Secured Trade Finance
Structure	Inventory Financing
Facility Amount[1]	$750,000
Interest Rate	12.75%
Approximate Repayment Period[2]	< 1 year
Sector	Hardware, Plumbing, and Heating Equipment
Collateral Coverage Ratio[3]	≥ 1.17x
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

1	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
2	Represents approximate repayment period of transactions drawn under the facility. Due to the revolving nature of trade finance facilities and the timing of their underlying transactions, the length of each transaction repayment period may vary, but generally will not exceed one year.
3	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

The Company has provided financing to a construction materials distributor in South Africa. Established in 2010, the borrower imports and distributes piping, fittings, and related hardware and tools for its retail and commercial hardware customers throughout South Africa. The borrower has competitively positioned itself as the country’s exclusive distributor of products from a globally recognized piping systems industry leader with over 60 internationally recognized certifications and a market footprint in more than 100 countries. The borrower reinforces this high level of product quality by importing and distributing products that have been certified by the South African Bureau of Standards. The Company’s financing provides the borrower with timely and flexible short-term liquidity for the import of plastic piping and fittings inventory to support business expansion efforts, which the borrower anticipates will also lead to increased employment opportunities. Additionally, the borrower:

•

Maintains its competitive edge in product quality, the borrower holds a South African Bureau of Standards certification for its multilayer piping system, including the underlying piping and fitting component parts.

•

Has piping and fitting products the support quality-of-life and energy savings applications, such as solar water heating systems, heat pumps, and air-conditioning units for commercial and residential clients.

•	Is a responsible corporate citizen and supporter of local community development as it financially supports various employee-selected charities.

Diaper Manufacturer

Investment Overview

Investment Type	Term Loan
Structure	Three Year Term Loan Due 6/15/2017
One Year Term Loan Due 12/22/2016
Facility Amount[1]	$2,750,000
Interest Rate	15.57%
Sector	Converted Paper and Paperboard Products
Collateral Coverage Ratio[2]	1.25x
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation, Health Improvement, Increased Revenues, Increased Profitability

1	The facility amount consists of two separate loans with different amortization schedules.
2	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the loan amount.

Borrower Background

According to a 2013 IMF Report, the Peruvian economy has experienced steady growth for the past decade, posting an average 6.4% annual GDP since 2002. Emerging from this expansion, and inhabiting the outskirts of major cities, is a budding middle class with growing discretionary income. In 2009, a former executive of a large personal hygiene products manufacturer took note of this socioeconomic trend and created a forward-looking company that would be the first to offer affordable hygiene products to the burgeoning lower and middle-income populations of Peru and the surrounding region.

Over the past four years, the company has grown at a rapid but steady pace and in 2013 it decided to seek financing through one of the Company’s sub-advisors. With a term loan from the Company, the borrower plans to increase its existing disposable baby diaper production, as well as add adult diapers to its product line. By 2016, the company plans to expand its capacity to produce over 104 million diapers per year. Through the expansion of the company’s products and distribution channels, the company anticipates it will hire more employees, as well as indirectly support job creation in local third party distributors. The term loan facility is collateralized by property, equipment, and accounts receivable.

Furthermore, the company pays wages that are on average 45% above the national average, which may contribute to lower turnover and an increase in employees’ standard of living. Importantly, the borrower is committed to minimizing the negative effects of its product on the environment as it actively engages in waste reduction programs and efficient operations initiatives. By providing access to disposable diapers at an affordable price point for lower-middle income Peruvian households, the borrower helps its customers maintain good hygiene in their households, many of which do not have laundry facilities or hot water for sterilization and cannot afford laundry services to disinfect multi-use cloth diapers. The use of disposable diapers may give lower to lower-middle income women more time to dedicate themselves to income-generating opportunities and family care, while helping to reduce potential risks to their families’ health.

Electronics Assembler

Investment Overview

Investment Type	Senior Secured Trade Finance
Structure	Purchase and Repurchase Loan Facility
Facility Amount[1]	$9,500,000
Interest Rate	13.00%
Approximate Repayment Period[2]	< 1 year
Sector	Communications Equipment
Collateral Coverage Ratio[3]	≥1.25x
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

1	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
2	Represents approximate repayment period of transactions drawn under the facility. Due to the revolving nature of trade finance facilities and the timing of their underlying transactions, the length of each transaction repayment period may vary, but generally will not exceed one year.
3	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

With a 2014 GDP of $349.8 billion and a population of approximately 54 million, South Africa is the second largest economy in Sub-Saharan Africa and 33rd largest in the world, according to the World Bank. During the post-apartheid era (1994-present), South Africa has achieved marked growth in its natural resource, financial, and communications sectors. However, these advances have not equally benefitted all demographic segments of the country.

To reduce inequality, the South African public and private sectors have collaborated to create a model of inclusive economic growth that empowers previously disadvantaged populations through job creation and training initiatives. The Company supports this model by providing capital to established small and medium-sized enterprises in South Africa that are both commercially viable and that seek to improve the livelihoods of their employees and the communities in which they operate.

Between August and September 2015, the Company extended two separate trade finance facilities with a total commitment size of up to $9,500,000 to a company that specializes in the production and assembly of electronic components for the telecom, utility metering, and data acquisition industries. The borrower is utilizing the Company’s financing to support the expansion of its telecom division through the purchase and import of manufactured cell phone and television components for assembly at the company’s facility outside of Johannesburg. The company’s telecom division employs 200 workers, 95% of whom belong to previously disadvantaged groups, including women, who represent 90% of their labor force.

Upon purchase and import of all component parts, the borrower completes the final assembly of cellular phone products for purchase and distribution to the largest telecom operator in the region. Additionally, the borrower supplies finished television products to a leading South African government telecom agency responsible for promoting universal telecom access and services. Offered at affordable price points, the borrower’s finished cellular phone and television products aim to satisfy the growing demand of South Africa’s low-income population for access to modern communication and technology.

Farm Supplies Distributor

Investment Overview

Investment Type	Senior Secured Trade Finance
Structure	Inventory and Receivable Financing
Facility Amount[1]	$15,000,000
Approximate Repayment Period[2]	< 1 year
Interest Rate[3]	12.23%
Sector	Miscellaneous Non-Durable Goods
Collateral Coverage Ratio[4]	≥ 1.25
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

1	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
2	Represents approximate repayment period of transactions drawn under the facility. Due to the revolving nature of trade finance facilities and the timing of their underlying transactions, the length of each transaction repayment period may vary, but generally will not exceed one year.
3	The collateral coverage ratio reflects the amount of collateral pledged relative to the total amount outstanding on the facility at time of funding

Borrower Background

The Company has provided financing to a farm supplies distributor in Zambia. Incorporated in 2010, the borrower specializes in the warehousing, trading, and country-wide distribution of key agricultural goods, including maize, soya beans, ground nuts, seed and fertilizer. As a farm supplies distributor, the borrower plays a vital role in catalyzing the sector’s growth and productivity while ensuring improved market access for both producers and consumers. As a goods-to-market facilitator, the borrower purchases product from small-scale farmers and farmer associations for resale and distribution. The borrower also imports finished purpose-made fertilizer product from a network of international suppliers for distribution to agricultural producers throughout Zambia. By providing short-term liquidity for the purchase of additional fertilizer imports, it is anticipated that the Company’s financing will support the borrower’s growth and employment generation objectives. In addition, the financing will help reinforce its efforts in becoming one of Zambia’s leading farm supply distributors and key players in improving the country’s agricultural productivity and food security. Additionally, the borrower:

•

Is registered as a Citizen-Owned Company by Zambia’s Citizens Economic Empowerment Act, which promotes the empowerment of citizens whose access to economic resources and development capacity has been constrained.

•

Provides two fertilizer products for distribution to small-scale farmers and farmer associations throughout Zambia as a part of the Government of Zambia’s parastatal purchasing board and its Farmer Input Support Program.

•

Provides its employees with training opportunities in computer literacy and technical driving skills for forklift and truck fleet operators. The borrower supports local sports clubs to promote health and wellbeing in the communities where it operates.

Fish Processor and Exporter

Investment Overview

Investment Type	Senior Secured Trade Finance
Structure	Revolving Facility
Facility Amount[1]	$2,000,000
Interest Rate	9.00%
Approximate Repayment Period[2]	< 1 year
Sector	Commercial Fishing
Collateral Coverage Ratio[3]	≥1.25x
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

1	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
2	Represents approximate repayment period of transactions drawn under the facility. Due to the revolving nature of trade finance facilities and the timing of their underlying transactions, the length of each transaction repayment period may vary, but generally will not exceed one year.
3	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

Established in 1973, the borrower is engaged in the processing and sale of sardine and dolphin-safe tuna products for domestic and international consumption, primarily in the U.S., Europe, and Japan. As a locally-owned family business with over 40 years of experience, the borrower is a recognized leader in the Ecuadorian tuna industry. The Company’s financing provides the company with the necessary funds to meet its 2015 production and sales projections while supporting further employment generation. The facility is backed by purchase agreements under pre-existing sales contracts.

Fruit and Nut Distributor

Investment Overview

Investment Type	Senior Secured Trade Finance
Structure	Purchase and Repurchase Loan Facility
Facility Amount[1]	$1,250,000
Approximate Repayment Period[2]	< 1 year
Interest Rate	17.50%
Sector	Groceries and Related Products
Collateral Coverage Ratio[3]	≥ 1.17
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

1	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
2	Represents approximate repayment period of transactions drawn under the facility. Due to the revolving nature of trade finance facilities and the timing of their underlying transactions, the length of each transaction repayment period may vary, but generally will not exceed one year.
3	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

The Company has provided financing to a nut, dried fruit and seed processor and distributor located in South Africa. Incorporated in 2011, the borrower company’s two key principals have nearly 40 years of combined experience in the sector. Through the financing and logistical expertise provided by the Company’s sub-advisor, the borrower has been able to grow its sourcing network around the globe. It is anticipated that the Company’s financing will allow the borrower to continue to improve its capacity to support sales growth while supporting increases in its employee base. The borrower has established a consistent repayment track record with the sub-advisor. According to the borrower, all production is overseen by a food technologist and monitored by a quality control team following the guidelines of Good Manufacturing Practices (“GMP”). The borrower prides itself on bringing the nutritional and health benefits of nuts, seeds and dried fruits to consumers. Additionally, the borrower:

•	Targets job creation, equal opportunity employment through South Africa’s Broad-Based Black Economic Empowerment program, and health improvement as major objectives of its business.

•	Complies with GMP as regulated by the South African Medicines Control Council (“MCC”), which ensures consistent, high quality products for consumers.

•	Undergoes regular independent audit tests that include utilizing ISO 17025 accredited microbiological testing methods.

•	Maintains a modern manufacturing facility that offers a safe work environment for its employees.

•	Is in compliance with all of South Africa’s environmental regulations and international standards.

Integrated Steel Producer

Investment Overview

Investment Type	Senior Secured Trade Finance
Structure	Purchase and Repurchase Loan Facility
Facility Amount[1]	$6,000,000
Interest Rate	13.00%
Approximate Repayment Period[2]	< 1 year
Sector	Steel Works, Blast Furnaces, And Rolling And Finishing Mills
Collateral Coverage Ratio[3]	≥ 20x
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

1	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
2	Represents approximate repayment period of transactions drawn under the facility. Due to the revolving nature of trade finance facilities and the timing of their underlying transactions, the length of each transaction repayment period may vary, but generally will not exceed one year.
3	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

Founded in 1989, the borrower is a wholly Zambian-owned company engaged in the manufacturing of iron and steel products. As the first integrated steel and iron manufacturer in Zambia, the borrower seeks to strengthen the country’s infrastructure by reducing dependence on expensive imports. The Company’s financing provides the company with a source of short-term capital to purchase scrap metal and ferrous alloy inputs, and support job creation as well as equality and empowerment initiatives in the workplace. The facility is structured as part of a purchase and repurchase agreement and is secured by inventory and a first security interest over the borrower’s fixed assets.

Meat Processor

Investment Overview

Investment Type	Senior Secured Trade Finance
Structure	Purchase & Repurchase Loan Facility
Facility Amount[1]	$2,800,000
Approximate Repayment Period[2]	< 1 year
Interest Rate	14.50%
Sector	Meat Products
Collateral Coverage Ratio[3]	≥1.17
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

1	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
2	Represents approximate repayment period of transactions drawn under the facility. Due to the revolving nature of trade finance facilities and the timing of their underlying transactions, the length of each transaction repayment period may vary, but generally will not exceed one year.
3	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

According to the World Bank, South Africa is the second largest economy in Sub-Saharan Africa and has benefited from an estimated $32 billion of foreign direct investment flowing through the region in 2013. However, as noted by the World Bank, improvements in South Africa’s post-apartheid living standards and income inequality have not occurred as quickly as anticipated, as evidenced by the country’s nationwide unemployment rate of 25%. According to Statistics South Africa, these social and economic discrepancies are particularly apparent in the country’s rural areas, where unemployment rates range from 15.9% to 35%.

Established in 1986, the borrower is a vertically-integrated feed, feedlot, and meat processing company operating in the rural heartland of South Africa’s cattle country (Northern Cape and North West provinces). As one of the largest employers in the region, the borrower supplies meat to large, well-established wholesalers, retailers, and restaurants throughout the country. The borrower’s meat processing facility is one of only three in South Africa that have been certified by the South African Bureau of Standards as Hazard Analysis Critical Control Point (“HACCP”) compliant. HACCP certification ensures food safety practices from raw materials and procurement through manufacturing, distribution and consumption.

Supported by a purchase and repurchase agreement that is secured by livestock feed inventory, the Company’s financing is expected to support the borrower’s continued growth through the expansion of its distribution network and the addition of more retail outlets in the country’s underserved low- to middle-income consumer market. As a part of this growth, the borrower anticipates that it will create more jobs and expand its employee base.

The borrower co-sponsors a school offering accredited on-site primary and secondary education and agricultural training to 400 local children. Additionally, the borrower provides on-site housing for its employees, day care services for employees’ children, makes food donations to local charitable organizations, and funds a soup kitchen, where its employees help prepare and serve a portion of the meals to 500 disadvantaged community members. The borrower takes environmental considerations into account in all aspects of its operations, with a special focus on reducing its dependence on chemical fertilizers and non-renewable energy sources. The borrower is a member of the South African Feedlot Association and promotes the Five Rights of Animals through livestock pens designed to minimize stress and disease, rations formulated by a nutritionist to optimize animal health and specially designed trucks to reduce transportation stress and discomfort.

Mine Remediation Company

Investment Overview

Investment Type	Senior Secured Inventory Finance
Structure	Revolving Facility
Facility Amount[1]	$3,250,000
Interest Rate	17.50%
Approximate Repayment Period[2]	< 1 year
Sector	Metal Mining Services
Collateral Coverage Ratio[3]	≥2.00x
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

1	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
2	Represents approximate repayment period of transactions drawn under the facility. Due to the revolving nature of trade finance facilities and the timing of their underlying transactions, the length of each transaction repayment period may vary, but generally will not exceed one year.
3	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

The Company has provided financing to a company in South Africa created to extract metal tailings and remediate the land site of a recently shuttered zinc mine. The zinc mine site and its accompanying refinery began operations in 1968, and were shut down in 2013 by the South African company that managed the mine’s extraction and production operations. The borrower acquired the land site in December 2013 and was granted the rights to extract and process gold, silver, lead, and iron tailings for sale to trading companies located in South Africa, and Europe. As a part of its tailings extraction activity, the borrower is required to remediate the land site and has already begun the process by establishing a mine rehabilitation fund, dismantling the shuttered mine’s refinery, disposing of mining equipment, and maintaining a sophisticated, onsite laboratory that allows for continuous monitoring of ground water contamination levels. The Company’s financing enables the borrower to recover and process the tailings and supports the borrower’s objective of creating new mine servicing and remediation jobs. Once the tailings extraction is complete and the site is deemed to be completely rehabilitated by South African regulatory authorities, the borrower intends to donate the property to the community for affordable housing developments. Additionally, the borrower:

•	Engages in general surface reclamation, conversion of previously disturbed land to a usable state, and continuous groundwater monitoring and cleansing activities through its water treatment plant.

•

Has created 45 new jobs and anticipates that it will create an additional 120 new employment opportunities in 2015 in a region of South Africa characterized by an unemployment rate of approximately 25%, according to the Government of South Africa.

•	Supports a community development facility and a house which has been converted to a center for HIV-infected children.

Sugar Producer

Investment Overview

Investment Type	Senior Secured Term Loan
Structure	Three Year Term Loan Due 05/15/2017
Facility Amount	$3,000,000
Interest Rate	12.43%
Sector	Field Crops, Except Cash Grains
Collateral Coverage Ratio[1]	1.42x
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Capacity-Building

1	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the loan amount.

Borrower Background

According to the World Bank’s 2012 Report, Brazil has the seventh largest economy in the world, but economic productivity and prosperity vary widely throughout the country. As noted by the World Bank, Pernambuco State in northeast Brazil is one of the most marginalized regions, with a poverty rate that is double the national average. Almost 90% of Brazil’s sugarcane production occurs in its south-central region, but in 1958 a sugar producer commenced milling sugar in Pernambuco, and today it operates a successful export business and manages one of the most modern mills in the state.

With an established operating history with large international buyers such as Sucden, American Sugar Refining and Agrograin (subsidiary of Archer Daniels Midland Company), the borrower began receiving financing from the Brazilian representatives of the Company’s sub-advisor in 2009. Building on this relationship, and with an appreciation for the outsized social and economic impact of the borrower, the Company extended a loan to the borrower in 2013 to support crop cultivation (planting and fertilization), improve its milling operations, and support the increase of employee capacity building initiatives through job skills training and specialization courses. The Company’s loan is secured by a senior secured interest over the borrower’s sugarcane production, which is inspected on a routine basis by an independent collateral management company, as well as by an assignment of the cash proceeds from the corresponding crop sales contract.

The borrower’s activities generate stable employment for workers at wages that are higher than Pernambuco’s average local wage which is, according to Instituto Brasileiro de Geografia e Estatística, among Brazil’s lowest. In addition to being a vital source of employment, the borrower provides health, safety and specialization training to all employees. It also offers more than 250 rent-free houses and free on-site medical services to employees and their families. The borrower is equally committed to the broader community where it operates. It pays the rent and building maintenance costs for a local school and contributes to a nonprofit organization that offers health care to children, women and men in Pernambuco.

The borrower actively engages in minimizing its environmental impact. Sugarcane processing byproducts include ethanol, a clean-burning, renewable fuel, and bagasse, a fibrous waste. The borrower uses the bagasse to generate electricity, with the capacity to create 40,000 megawatts per year. In addition, the borrower collaborates with IBAMA (Brazilian Institute of Environment and Natural Resources) to reforest the region and has planted 19.83 hectares of trees to date. The borrower is also licensed by the CPRH (State Agency of Environment), which carries out environmental monitoring of licensees and the regulation, protection, conservation and recovery of natural resources in the state of Pernambuco.

Textile Distributor

Investment Overview

Investment Type	Senior Secured Trade Finance
Structure	Purchase and Repurchase Loan Facility
Facility Amount[1]	$2,500,000
Approximate Repayment Period[2]	< 1 year
Interest Rate	15.00%
Sector	Apparel, Piece Goods, and Notions
Collateral Coverage Ratio[3]	≥ 1.17
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

1	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
2	Represents approximate repayment period of transactions drawn under the facility. Due to the revolving nature of trade finance facilities and the timing of their underlying transactions, the length of each transaction repayment period may vary, but generally will not exceed one year.
3	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

The Company has provided financing to a textile and clothing distributor located in South Africa. Incorporated in 1999, the borrower has expanded its business operations to include an Australian offshore clothing wholesaler and a Hong Kong-based sourcing warehouse. In South Africa, the borrower provides a range of services to its retail business customers, including trend forecasting, product design and development, production sourcing and planning, inbound and outbound logistics, and management of replenishment stock and order packaging. It is anticipated that the Company’s financing will enable the borrower to continue to increase its number of employees and expand its market presence in South Africa. The transaction is part of a revolving trade finance facility that is secured by inventory and receivables. The borrower prides itself on servicing the growing South African retail market through catalyzing the supply of clothing and textiles to a variety of market segments, including the low-income, budget-conscious, mid-priced, and high quality categories. Additionally, the borrower:

•	Targets job creation as the primary impact objective of its business activities.

•

Is a responsible corporate citizen that provides both in-kind and monetary donations to employee-selected local charities on an annual basis. For example, the borrower has historically focused on empowerment through education as a cornerstone of its corporate citizenship policy by providing used computers to local schools.

•	Is conscious of its environmental impact as it implements energy efficient lighting and recycling programs at its facilities.

Overview of Exited Investments

As of September 30, 2015, the Company had exited the following investments:

Investment Portfolio
Description	Sector	Country	Investment Type	Transaction Date	Transaction Amount	Payoff Date	Internal Rate of Return (“IRR”)[1]	Primary Impact Objective
Agricultural Supplies Producer	Agricultural Chemicals	South Africa	Trade Finance	10/15/2014	$8,196,189	8/14/2015	13.02%	Job Creation

Candle Distributor	Miscellaneous Manufacturing Industries	South Africa	Trade Finance	9/1/2014	$1,400,000	9/16/2015	14.27%	Job Creation

Electronics Retailer	Radio, Television, Consumer Electronics, and Music Stores	Indonesia	Term Loan	7/26/2013	$5,000,000	6/17/2014	19.59%	Access to Finance

Fertilizer Distributor	Agricultural Chemicals	Zambia	Trade Finance	7/17/2014	$3,000,000	11/4/2014	12.65%	Job Creation

Food Processor	Groceries and Related Products	Peru	Term Loan	3/25/2014	$576,000	11/28/2014	14.01%	Job Creation

Frozen Seafood Exporter	Groceries and Related Products	Ecuador	Trade Finance	6/17/2013	$240,484	5/14/2014	13.49%	Job Creation

Insulated Wire Manufacturer	Rolling, Drawing, and Extruding of Nonferrous Metals	Peru	Trade Finance	5/2/2014	$1,991,000	12/2/2014	8.43%	Job Creation

International Tuna Exporter	Groceries and Related Products	Ecuador	Trade Finance	7/17/2013	$1,000,000	10/9/2013	13.58%	Job Creation

Rice & Bean Importer	Groceries and Related Products	South Africa	Trade Finance	7/7/2014	$1,000,000	8/5/2015	12.97%	Job Creation

Seafood Processing Company	Miscellaneous Food Preparations and Kindred Products	Ecuador	Trade Finance	6/19/2013	$496,841	7/1/2013	13.44%	Job Creation

Timber Exporter	Sawmills and Planing Mills	Chile	Trade Finance	7/3/2013	$915,000	6/12/2014	10.25%	Job Creation

Waste Management Equipment Distributor	Machinery, Equipment, and Supplies	South Africa	Trade Finance	2/13/2015	$310,752	5/15/2015	20.19%	Equality & Empowerment
Investment Portfolio Totals					$24,126,266
Short-Term Investments[1]
Financial Services Provider	Miscellaneous Business Credit Institutions	Mauritius	Short- Term	9/23/2014	$3,000,000	11/17/2014	15.94%	N/A
Short-Term Investment Total					$3,000,000
Investment Portfolio and Short-Term Investment Totals					$27,126,266

1	Given that the loan has been paid off, this investment is no longer part of the Company’s portfolio. The internal rate of return is defined as the gross average annual return earned through the life of an investment. The internal rate of return was calculated by our Advisor (unaudited) as the investment (loan advance) was made and cash was received (principal, interest and fees).

Investment Spotlights of Exited Positions

Candle Distributor

Investment Overview

Investment Type	Senior Secured Trade Finance
Structure	Purchase and Repurchase Loan Facility
Facility Amount[1]	$1,400,000
Approximate Repayment Period[2]	< 1 year
Interest Rate	12.91%
Sector	Miscellaneous Manufacturing Industries
Collateral Coverage Ratio[3]	≥1.17
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

1	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
2	Represents approximate repayment period of transactions drawn under the facility. Due to the revolving nature of trade finance facilities and the timing of their underlying transactions, the length of each transaction repayment period may vary, but generally will not exceed one year.
3	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

The Company has provided financing to a consumer goods producer and distributor located in South Africa. Incorporated in 1993, the borrower began operations as a small-scale family-owned bottler of household items such as dish washing liquids and fabric softeners. Today, the borrower has developed a global network of raw material suppliers and a market reputation as a leading candle producer and distributor to supermarkets, wholesalers, and independent stores, including Massmart, Shoprite, and Pick n Pay. Primarily serving consumers living in informal urban settlements with limited access to the country’s electricity infrastructure, the borrower is currently in the process of leveraging its brand and product offering to expand into other finished consumer retail goods, including cosmetics and cleaning supplies. It is anticipated that the Company’s financing will support the borrower’s product development efforts and create new employment opportunities. The Company’s financing is part of a purchase and repurchase trade finance facility that is secured by product inventory and receivables. Additionally, the borrower:

•	Minimizes its environmental impact by continuously replacing factory machine motors and conveyer belts with the latest and most energy efficient technology.

•	Reduces industrial waste by reintegrating and recycling wax by-product trimmings as raw material into the production process.

•	Promotes employee health and well-being by providing financial support for regular staff medical exams and physical fitness activities.

•	Has a customer base that includes independent stores that serve individuals and households in informal urban settlements with limited access to the country’s electricity infrastructure.

Electronics Retailer

Investment Overview

Investment Type	Term Loan
Structure	One Year Term Loan Due 7/26/2014 With Three Optional 1 Year Extensions
Facility Amount[1]	$5,000,000
Interest Rate	14.50%
Sector	Radio, Television, Consumer Electronics, and Music Stores
Cash Flow Coverage Ratio[2]	1.74x
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Access to Finance

1	The facility amount represents the maximum amount that can be borrowed under the agreement. The actual amount drawn on the facility by the borrower may change over time.
2	The cash flow coverage ratio is the ratio of the projected total cash available at the end of the current year to the annual interest and principal payments due on outstanding debt.

Borrower Background

The Company has provided financing to an electronics and furniture retailer in Indonesia who caters to consumers in the lower-middle to lower income brackets. Since its customers lack access to traditional forms of credit, such as credit cards, financing from the borrower allows them to purchase household appliances and electronics, such as refrigerators, washing machines and televisions, on payment plans. The loan from the Company will support the borrower’s purchase of inventory, and the borrower expects that it will be able to significantly increase the number of customers it provides financing to in the coming years. As an affiliate of a larger group that has produced and sold furniture in Indonesia for 25 years, the borrower has opened 27 new locations over the past year and seeks to provide Indonesia’s growing middle class with one-stop shopping for home appliances and electronics. The Company’s due diligence and underwriting has uncovered strong revenue and profitability growth potential for the retailer. Additionally, the borrower:

•	Provides access to financing to Indonesians who have limited access to credit and on average are paid wages approximately 12% below the national average.

•

Serves a variety of customer segments, including teachers, taxi drivers, and small traders and sellers whose financial positions have previously prevented them from purchasing household appliances and electronics.

•	Plans to expand its operations to Sulawesi Island, a region in Indonesia generally more heavily populated by lower- middle to lower income Indonesians.

Fertilizer Distributor

Investment Overview

Investment Type	Senior Secured Trade Finance
Structure	Receivable Financing
Facility Amount[1]	$3,000,000
Approximate Repayment Period[2]	< 1 year
Interest Rate	12.00%
Sector	Agricultural Chemicals
Collateral Coverage Ratio[3]	≥ 1.25
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

1	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
2	Represents approximate repayment period of transactions drawn under the facility. Due to the revolving nature of trade finance facilities and the timing of their underlying transactions, the length of each transaction repayment period may vary, but generally will not exceed one year.
3	The collateral coverage ratio reflects the amount of collateral pledged relative to the total amount outstanding on the facility at time of funding.

Borrower Background

The Company has provided financing to a fertilizer distributor in Zambia. Incorporated in 2004, the borrower is one of the largest crop enhancement blenders and distributors in Zambia and is known to be the only company that offers mixed inorganic and organic fertilizer varieties in the country. Although the U.S. Central Intelligence Agency reports that Zambia’s agricultural sector represents approximately 85% of its labor force and 19.8% of its annual GDP, growth in this sector is limited by inefficient natural resource management techniques, soil degradation, and low levels of productivity. As a distributor of purpose-made fertilizer, the borrower plays a crucial role in promoting agricultural productivity and food security throughout Zambia. The borrower provides blends for specific crop types and also distributes its product in various sizes, thereby serving the needs of subsistence farmers as well as commercial growers. The Company’s financing provides short-term liquidity to the borrower to secure future purchases of additional fertilizer product from its international supplier network. Historically, such liquidity has allowed the borrower to strengthen its position in the Zambian fertilizer market as a reliable and consistent supplier in the country’s agricultural value chain. Additionally, the borrower:

•	Provides agronomic training to small-scale farmers and their employees so as to promote increased crop yields, efficiency, productivity, and land management techniques.

•

Provides three distinct fertilizer products for distribution to small-scale farmers and farmer associations throughout Zambia through the Government of Zambia’s parastatal purchasing board and its Farmer Input Support Program Farmer Input Support Program.

•

Offers crop-specific fertilizer blends for enhanced yields and distributes its product in both industry standard packaging for commercial customers and price-accessible packaging for subsistence end-users.

•	Has management practices that include waste reduction and energy savings programs, subsidized meals for employees, and fair hiring, with a preference for employees from local communities.

Food Processor

Investment Overview

Investment Type	Term Loan
Structure	Secured Term Loan Due 11/29/14
Facility Amount[1]	$576,000
Interest Rate	13.00%
Sector	Groceries and Related Products
Collateral Coverage Ratio[2]	1.25x
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

1	The facility amount represents the loan balance at day of funding.
2	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the loan amount.

Borrower Background

Agriculture is a primary driver of the Peruvian economy, accounting for more than a quarter of Peru’s employment and 7% of GDP, according to the World Bank. In 1997, a Peruvian businessman with over 25 years’ experience promoting exports from Peru and other Latin American countries founded a company dedicated to the purchase, processing, packaging, domestic sale and export of fruits and vegetables. The founder/CEO’s wealth of experience has enabled the borrower to expand its business by establishing strategic alliances and sales contracts with leading international brands.

The Company has financed part of a two-year term loan to expand the borrower’s salad and fresh cuts business with customers that include large food brands and U.S.-based restaurant chains, including Dole Food Company, McDonalds, Subway, Starbucks Coffee Company, and Pizza Hut. The loan is secured by collateral held in two independent trusts and also includes the personal guaranty of the principal shareholder. Most of the company’s employees are located in Peru’s main port of Callao. Committed to the health and enjoyment of their end consumer, the borrower’s HACCP and GMP system certifications for their processing business were completed by SGS, a leading international inspection, verification, testing and certification firm. These certifications help demonstrate the company’s food safety management and product quality assurance systems are of the highest caliber.

According to a report by the UN Food and Agriculture Organization (“FAO”), the agro-industry’s value chain causes a high multiplier effect in job creation and value addition, and the Company’s borrower exemplifies this effect. The borrower provides employment to more than 350 people, most of whom work in Peru’s main port of Callao. Furthermore, the borrower purchases the majority of its produce from small and medium scale farmers throughout Peru and the highlands of Lima, thereby supporting additional livelihoods. The borrower’s CEO works extensively with these suppliers, providing technical assistance to improve product quality, efficiency and productivity, thus strengthening their businesses’ viability and sustainability. For example, the company provides technical assistance to the producers, including advice for optimizing productivity, and training on efficiency and quality control. The borrower’s business model helps ensure the benefits of economies of scale and adherence to industry standards, while contributing to Peru’s economic growth and the development of their rural communities. Additionally, the borrower:

•	Contracts with a local utility company to advise and assist roughly 150 smallholder farmers located south of Lima with energy efficiency and power-related issues.

•

Has leased, through its strategic alliance with an international food brand, an ultra-high pressure processing (UHPP) machine for its avocado processing business, which reduces energy usage while upholding the sensory and nutritional quality of its products.

Frozen Seafood Exporter

Investment Overview

Investment Type	Senior Secured Trade Finance
Structure	Revolving Facility With 90-120 Repayments
Facility Amount[1]	$500,000
Interest Rate[2]	12.55%
Sector	Groceries and Related Products
Collateral Coverage Ratio[3]	1.25x
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

1	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
2	Represents approximate repayment period of transactions drawn under the facility. Due to the revolving nature of trade finance facilities and the timing of their underlying transactions, the length of each transaction repayment period may vary, but generally will not exceed one year.

3	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

The Company has provided financing to a borrower located on the Pacific coast of Ecuador. The borrower is an exporter of frozen seafood such as Chilean Hake, Mahi Mahi and Butterfish. The borrower purchases inventory from local fishermen, processes the fish in its modern processing plant and exports to customers located in the United States, Canada, France, Spain, Italy and the United Kingdom. It is expected that financing from the Company will allow the borrower to continue its rapid growth in sales and number of full-time employees. Based on the Company’s underwriting findings, financing such as this resulted in a 37% increase in sales 2011 and an almost doubling of the number of full-time employees in 2012. The facility is supported by accounts receivable from international buyers and fish inventory. Frequent inventory verification reports are issued by the local office of a major independent collateral manager. Additionally, the borrower:

•	Purchases inventory from local fishermen, helping to stimulate the local economy.

•	Provided training and/or technical assistance to 100% of its employees in 2012, thus providing the opportunity for employees to improve their skills and knowledge base.

International Tuna Exporter

Investment Overview

Investment Type	Senior Secured Trade Finance
Structure	Revolving Facility With 90-120 Repayments
Facility Amount[1]	$3,000,000
Interest Rate	12.46%
Sector	Groceries and Related Products
Collateral Coverage Ratio[2]	1.25x
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

1	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
2	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

The Company has provided financing to an international tuna exporter located on the coast of Ecuador. In addition to helping the borrower purchase, process and package frozen tuna for export to customers around the world, the borrower expects that financing from the Company will allow it to create more jobs and expand its number of employees, almost half of whom are women. As stated in its Sustainability Report, the borrower is committed to providing quality jobs, employee training and increasing employer-provided benefits, such as healthcare and performance incentives. The borrower also requires that its suppliers engage in best practices in product quality and treatment of the environment. The borrower has been in business since 1999 and a client of a Company sub-advisor since 2005. The Company’s due diligence and underwriting has uncovered strong revenue growth and profitability in recent years. Inventory and accounts receivable from international buyers provide collateral underlying the facility and frequent inventory reports are issued by a major independent collateral manager. Additionally, the borrower:

•

Provides, according to its Sustainability Report, quality jobs to its employees with benefits such as health-care, meals, insurance, performance bonuses, and takes a holistic approach in caring for its employees by offering access to training, counseling and motivational speakers.

•	Works with suppliers that are screened annually for their ethical and legal behavior.

•	Has implemented environmentally sustainable practices, such as reducing energy, water and fuel consumption and increasing waste management and recycling.

Rice and Bean Importer

Investment Overview

Investment Type	Senior Secured Trade Finance
Structure	Purchase and Repurchase Loan Facility
Facility Amount[1]	$1,000,000
Approximate Repayment Period[2]	< 1 year
Interest Rate	12.50%
Sector	Groceries and Related Products
Collateral Coverage Ratio[3]	≥ 1.17
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

1	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
2	Represents approximate repayment period of transactions drawn under the facility. Due to the revolving nature of trade finance facilities and the timing of their underlying transactions, the length of each transaction repayment period may vary, but generally will not exceed one year.
3	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

The Company has provided financing to a rice and bean importer located in South Africa. Incorporated in 2001, the borrower began its operations as a small-scale distributor of rice and bean imports from India. Over the past five years, the borrower has expanded its business significantly and is now a supplier to large discount supermarkets throughout South Africa and the greater Sub-Saharan Africa region. These supermarkets sell substantial volumes of rice product to small-size traders and independent stores that serve both the rural and low-income consumer segments. For example, the borrower is the largest supplier of store brand rice to Massmart, a subsidiary of Walmart with over 376 locations (346 in South Africa) and 431 buying group members throughout the region. It is anticipated that the Company’s financing will allow the borrower to strengthen its operations, continue providing a consistent supply of product, and increase its number of employees. According to the sub-advisor, the borrower has established a consistent repayment track record. The transaction is part of a purchase and repurchase agreement secured by rice inventory. Additionally, the borrower:

•

Provides professional training programs such as computer literacy, junior management and supervisor development, customer service, HIV/AIDS awareness, and occupational health and safety to its employees, approximately half of whom are classified as either semi-skilled or unskilled laborers.

•

Is committed to product safety, quality, and freshness and utilizes an independent auditor to ensure compliance with HACCP principles, ISO/TS 22002 Prerequisite Programmes on Food Safety and the Global Food Safety Initiative’s (“GFSI”) Food Safety Management System requirements, amongst other national and international certification standards and regulations.

•	Provides rural communities with access to safe, clean food staples.

•	Targets job creation and equal opportunity employment through implementing South Africa’s Broad-Based Black Economic Empowerment program.

Seafood Processing Company

Investment Overview

Investment Type	Senior Secured Trade Finance
Structure	Revolving Facility With 90-120 Repayments
Facility Amount[1]	$500,000
Interest Rate	12.46%
Sector	Miscellaneous Food Preparation and Kindered Products
Collateral Coverage Ratio[2]	1.25x
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

1	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
2	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

The Company has provided financing to a seafood processing and packaging company located on the Pacific coast of Ecuador and focused on the sale and export of frozen tuna and shrimp. In addition to helping the borrower purchase, process and package frozen tuna for export to customers around the world, the borrower expects that financing from the Company will allow it to create more jobs and expand its number of employees in the coming years, the majority of whom are female. The borrower has been in business since 1993 and a client of the Company’s sub-advisor since 2005. The borrower has the capacity to process over 60 tons of seafood per day and the Company’s thorough due diligence and underwriting has uncovered strong revenue and profitability growth in recent years. Accounts receivable from international buyers, as well as inventory, provide collateral that helps support the facility. Frequent inventory reports are issued by the local office of a major independent collateral manager. Additionally, the borrower:

•	Purchases inventory from local fishermen, helping to stimulate the local economy.

•	Provided training and/or technical assistance to 100% of its employees in 2012, thus providing the opportunity for employees to improve their skills and knowledge base.

Timber Exporter

Investment Overview

Investment Type	Senior Secured Trade Finance
Structure	Revolving Facility
Facility Amount[1]	$500,000
Interest Rate	9.85%
Approximate Repayment Period[2]	< 1 Year
Sector	Sawmills and Planning Mills
Collateral Coverage Ratio[3]	≥ 1.25x
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objectives	Job Creation

1	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
2	Represents approximate repayment period of transactions drawn under the facility. Due to the revolving nature of trade finance facilities and the timing of their underlying transactions, the length of each transaction repayment period may vary, but generally will not exceed one year.

3	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

According to the Chilean Timber Association, the timber industry is a primary driver of Chile’s economy, directly employing more than 120,000 workers and accounting for over 12% of the country’s exports as of 2011. When the industry began 30 years ago, companies that owned and operated large plantations generally dominated the sector. In 1991, two Chilean businessmen founded a timber company that took a different approach: one that would provide opportunities for smallholder farmers cultivating eucalyptus trees in southern Chile by connecting them with paper manufacturers in Japan.

Engaged in the acquisition and processing of timber into wood chips and wood blocks for export, the borrower showed promising growth. In 2005, the borrower received financing from a Company sub-advisor to purchase more timber inputs. Demonstrating consistent steady top and bottom line performance, the borrower’s strong relationship with the sub-advisor continues today through a secured trade finance facility with the Company.

Backed by inventory and a letter of credit issued by a major Japanese bank, the borrower anticipates the facility will support continued sales growth and enable it to create more jobs. Since the relationship started, the borrower has expanded substantially, increasing revenues nearly threefold. The borrower is currently exporting its product to a large Tokyo-based Japanese conglomerate, who then distributes the raw material to companies that produce high quality paper and wood boards. As a result of its business activities and growth, the borrower has directly or indirectly created 500 jobs in the region.

As a sustainably-focused company, the borrower holds a Rainforest Alliance “Chain of Custody and Controlled Wood” certification from the Forest Stewardship Council (“FSC”), a nonprofit organization that verifies that the farmers providing wood chips meet international environmental and ecological standards. As an ideal wood for forestry, eucalyptus trees can typically grow back repeatedly from the same root system after harvesting the timber. The borrower also sells forest residue to new thermal power plants, which are more energy efficient than older coal-fired plants in Chile. Additionally, for the past five years the borrower has granted annual scholarships to low-income students in the area. True to its original vision, it is helping cultivate not only eucalyptus trees, but the community’s future.

Waste Management Equipment Distributor

Investment Overview

Investment Type	Senior Secured Trade Finance
Structure	Purchase and Repurchase Loan Facility
Facility Amount[1]	$500,000
Interest Rate	19.50%
Approximate Repayment Period[2]	< 1 year
Sector	Machinery, Equipment, and Supplies
Collateral Coverage Ratio[3]	≥1.17x
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Equality & Empowerment

1	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
2	Represents approximate repayment period of transactions drawn under the facility. Due to the revolving nature of trade finance facilities and the timing of their underlying transactions, the length of each transaction repayment period may vary, but generally will not exceed one year.

3	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

The Company has provided financing to a waste management equipment distributor in South Africa. Established in 2003, the borrower imports and distributes a wide variety of machinery and equipment for public and private sector clients throughout the country, ranging from rock crushers and shrub mulchers to wood chippers and tire shredders. The borrower aims to provide its customers with highly innovative and state-of-the-art equipment that reduces waste and minimizes environmental impact. The borrower consistently strives to satisfy demand through customized solutions in line with the latest technologies and international trends in the global marketplace. The borrower is a small locally-owned enterprise with positive growth prospects and a customer-centric approach to doing business. In support of the borrower’s growth, the Company has provided innovative and flexible financing that will afford the borrower short-term liquidity needed to purchase and import rock crusher equipment for the City of Johannesburg’s exclusive recycling and waste management service provider. The Company’s loan will also support the borrower’s efforts to promote the participation of women and minorities in the work place. Additionally, the borrower:

•	Imports equipment that directly supports the City of Johannesburg’s efforts in executing its Growth and Development 2040 strategy and becoming a city that provides sustainability for citizens.

•

Focuses on gender and minority equality and empowerment and implements human resource policies that promote fair hiring and recruitment, fair career advancement, fair compensation, and prevent sexual harassment.

•	Is one of only a few black-owned and operated companies that provide environmental management and waste management solutions in South Africa.

•	Provides financial support to local social service charities that serve underprivileged and at-risk children and women throughout South Africa.

ESTIMATED USE OF PROCEEDS

The following table sets forth our best estimate of how we intend to use the gross and net proceeds from this offering assuming that we sell specified numbers of units pursuant to the primary offering and the distribution reinvestment plan, which we refer to in this section as our “DRIP offering.” However, the number of units to be offered, including the number of units to be offered pursuant to the DRIP offering, and the other terms of any offering under this prospectus, may vary from these assumptions. Units in the primary offering are currently being publicly offered on a best efforts basis at $10.00 per Class A unit, $9.576 per Class C unit and $9.186 per Class I unit and pursuant to our DRIP offering plan at the initial price of $9.025 per unit. Units are offered in our primary offering at a price based on the most recent valuation, plus related selling commissions, dealer manager fees and organization and offering expenses. Units are offered pursuant to our distribution reinvestment plan at a price equal to our then current offering price per each class of units, less the sales fees associated with that class of units in the primary offering. As a result, the allocation of units sold pursuant to the primary offering and pursuant to the DRIP offering will affect the gross proceeds, net proceeds and amount invested.

The table assumes that 1/3 of primary offering gross proceeds come from sales of Class A units, 1/3 of primary offering gross proceeds come from sales of Class C units and 1/3 of primary offering gross proceeds come from sales of Class I units. The table also assumes that the full dealer manager fee and sales commission are paid on all units offered in our primary offering to the public on a best efforts basis. The sales commission and, in some cases, all or a portion of the dealer manager fee, may be reduced or eliminated in connection with certain categories of sales. The reduction in these fees is accompanied by a corresponding reduction in the per unit purchase price but does not affect the amounts available to us for investments. After paying the sales commission and the dealer manager fee, we use the net proceeds of the offering to acquire investments and to pay the fees set forth in the table below. Because amounts in the following table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

Until the proceeds from our public offerings are fully invested, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions. Therefore, some or all of our distributions may be paid from other sources, such as cash advances by our Advisor, cash resulting from a waiver or deferral of fees, borrowings and/or proceeds from our public offerings. We have not placed a cap on the amount of our distributions that may be paid from cash resulting from a waiver or deferral of fees, and/or proceeds from our public offerings. During the quarters ending December 31, 2013 and March 31, 2014, the Sponsor made capital contributions in the amount of $51,034 and $31,750, respectively, which were added to our cash flow from operations in order to cover the distributions made during those quarters.

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell: (i) $1,150,000,000 in units, the maximum offering amount, in the primary offering and no units pursuant to our DRIP offering; and (ii) $1,000,000,000 in units, the maximum offering amount, in the primary offering and $150,000,000 in units pursuant to our DRIP offering. We reserve the right to reallocate the units we are offering between the primary offering and our DRIP offering. The figures set forth below cannot be precisely calculated at this time and will depend on a number of factors, including, but not limited to, rates of reinvestment pursuant to the DRIP offering and any potential reallocation of units between the primary offering and the DRIP offering and to reallocate units among the different classes of units. Therefore, we cannot accurately predict the net proceeds we will realize from a combination of the offerings. The following table is presented solely for informational purposes.

	Maximum Primary Offering		Maximum Primary Offering and Distribution Reinvestment Plan
	Amount	% of Proceeds	Amount	% of Proceeds
Gross Offering Proceeds	$1,000,000,000	100.00%	$1,150,000,000	100.00%
Less Offering Expenses:
Selling Commissions (1)(2)	$32,900,000	3.29%	$32,900,000	2.86%
Dealer Manager Fee (1)(2)	$23,300,000	2.33%	$23,300,000	2.03%
Organization and Offering Expense Reimbursement (3)	$12,500,000	1.25%	$12,500,000	1.08%

Net Proceeds Available for Investment (4)(5)	$931,300,000	93.13%	$1,081,300,000	94.03%

(1)	The figures in the table are calculated based on rounding to three decimal points. The table assumes that 1/3 of primary offering gross proceeds come from sales of Class A units, 1/3 of primary offering gross proceeds come from sales of Class C units and 1/3 of primary offering gross proceeds come from sales of Class I units. We reserve the right to reallocate units being offered among Class A, Class C and Class I units. If all of our gross offering proceeds come from sales of Class A units, we expect to invest approximately 89.0%, if the maximum offering is sold, of the gross offering proceeds. If gross proceeds are split evenly among the three classes of units (Classes A, C and I) and we only raise $750 million in this offering, we expect to invest approximately 92.58% and if we only raise $200 million in this offering, we expect to invest approximately 88.0%. If all of our gross offering proceeds come from the sales of Class A units and we only raise $750 million in this offering, we expect to invest approximately 88.58% and if we only raise $200 million in this offering, we expect to invest approximately 84.0%. Because no sales commissions or dealer manager fees are paid on units sold pursuant to the DRIP offering, it is not necessary to make any assumptions regarding the number of Class A, Class C and Class I units sold in the distribution reinvestment plan. This table excludes the distribution fees for Class C units, which are paid over time and cannot be paid from offering proceeds. With respect to Class C units, we pay our dealer manager a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C units for such day on a continuous basis from year to year. We will continue paying distribution fees with respect to all Class C units sold in this offering until the earlier to occur of the following: (i) a listing of the Class C units on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from the primary offering, or (iii) there are no longer any Class C units outstanding.
(2)	The dealer manager, in its sole discretion, may reallow all or a portion of the sales commission attributable to the units sold by other broker-dealers participating in this offering to them and may also reallow a portion of its dealer manager fee for reimbursement of marketing expenses. The maximum amount of reimbursement will be based on such factors as the number of units sold by participating broker-dealers and the assistance of such participating broker-dealers in marketing the offering. The maximum compensation payable to members of FINRA participating in this offering will not exceed 10.00% of the aggregate gross offering proceeds from the sale of units sold in the primary offering. The sales commission and dealer manager fee are not paid in connection with sales pursuant to the DRIP offering. Thus, the sales commission and dealer manager fee are calculated only on amounts sold in the primary offering.

(3)	Amount reflected is an estimate. Organization and offering expenses to be paid by us in connection with the organization and formation of our company and this offering include legal, accounting and printing expenses, expenses associated with unitholder relations, escrow agent and transfer agent fees, fulfillment costs, blue sky, SEC and FINRA filing fees, expenses associated with advertising and sales literature prepared by us and detailed and itemized due diligence reimbursements. A portion of our organizational and offering expenses are anticipated to be used for accountable or non-accountable expense reimbursement of cumulative organization and offering expenses which will be deemed additional underwriting compensation pursuant to FINRA Rule 2310. Assuming an aggregate selling commission and a dealer manager fee of 9.75% of the gross offering proceeds (which assumes all offering proceeds come from Class A units), we may reimburse the dealer manager in an amount up to 0.25% of the gross offering proceeds. If the aggregate selling commission and dealer manager fees are less than 9.75% of the gross offering proceeds (due to portions of the offering proceeds coming from the sale of Class C and Class I units), we may reimburse the dealer manager for expenses in an amount greater than 0.25% of the gross offering proceeds, provided that we will not pay or reimburse any of the foregoing costs to the extent such payment would cause total underwriting compensation to exceed 10.0% of the gross proceeds of the primary offering as of the termination of the offering, as required by the rules of FINRA. We reimburse our Advisor and its affiliates for these costs and for future organization and offering expenses they may incur on our behalf, but only to the extent that the reimbursement does not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.00% of gross offering proceeds as of the date of reimbursement.
(4)	Until required in connection with our targeted investments, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in highly liquid investments, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of managers. The amount of investments which we are able to make will depend on several factors, including the amount of capital raised in this offering, the extent to which proceeds from our distribution reinvestment plan are used to repurchase units under our unit repurchase program and whether we use offering proceeds to make distributions. We are not able to estimate the amount of investments we may make assuming the sale of any particular number of units. However, in general we expect that the concentration risk of our portfolio of investments will be inversely related to the number of units sold in this offering.
(5)	We may incur capital expenses and acquisition expenses relating to our investments. At the time we make an investment, we will establish estimates of the capital needs of such investments through the anticipated hold period of the investments. We have not established and do not anticipate that we will establish a permanent reserve for expenses relating to our investment through the anticipated hold period of the investment. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by our investments or out of the net cash proceeds received by us from any sale or payoff of our investments.

The fees, compensation, income, expense reimbursements, interests and other payments described above payable to our Advisor, our dealer manager and their respective affiliates may increase or decrease during or after this offering.

SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which is incorporated herein by reference. We were formed on April 30, 2012 (Inception) and did not commence operations until June 11, 2013.

	At and for the Nine Months Ended September 30, 2015	At and for the Year ended December 31, 2014	At and for the Year ended December 31, 2013
Consolidated Statement of Operations Data:
Total investment income	$6,669,559	$3,371,868	$246,730
Management fees (1)	1,312,759	794,737	93,146
Incentive fees (1)	1,006,202	544,147	34,001
Total net expenses	1,638,547	651,131	30,991
Net investment income	5,031,012	2,720,737	215,739
Net increase in net assets resulting from operations	5,031,012	2,720,737	215,739
Consolidated Per unit Data:
Net asset value per unit at year end	$8.546	$8.553	$8.572
Net investment income	0.54	0.69	0.47
Net increase in net assets resulting from operations	0.54	0.69	0.47
Distributions paid	0.54	0.70	0.58
Consolidated Balance Sheet Data:
Total investment at fair value	$93,018,379	$53,447,442	$6,547,061
Cash	8,299,752	7,875,917	6,666,659
Total assets	105,871,726	62,929,147	13,461,818
Total liabilities	1,033,896	639,155	96,555
Total net assets	104,837,830	62,289,992	13,365,263
Other Data:
Weighted average annual yield on investments (2)	12.8%	12.8%	11.2%
Number of portfolio companies at year end	22	17	5

(1)	Our Sponsor reimbursed us for a portion of these fees under the Amended Operating Expense Responsibility Agreement.
(2)	The weighted average yield is based in on the current cost of our investments.

MANAGEMENT OF THE COMPANY

Board of Managers

We operate under the direction of our board of managers, whose members are accountable to us and to our unitholders as fiduciaries. The board is responsible for the direction and control of our affairs. The board has engaged our Advisor to manage our day-to-day affairs and our portfolio of investment assets, subject to the board’s supervision. Because of the conflicts of interests created by the relationships between us and our Advisor and its affiliates, certain of the responsibilities of the board have been delegated to a committee comprised exclusively of independent managers. For more information, please see the section entitled “Conflicts of Interest.”

We currently have five managers on our board of managers, three of whom are independent of us, our Advisor, our Sponsor and our respective affiliates. Our full board of managers has determined that each of our independent managers is independent in accordance with our operating agreement. Our operating agreement defines an “independent manager” as a person who has not been, directly or indirectly associated with our Sponsor or our Advisor within previous two years by virtue of:

•	ownership interests in our Sponsor, our Advisor or any of their affiliates, other than any compensation received for being a manager or director as permitted below;

•	employment by our Sponsor, our Advisor or any of their affiliates;

•

service as an officer, director or manager of our Sponsor, our Advisor or any of their affiliates, other than as a manager or director for us and up to two other funds organized by our Sponsor or advised by our Advisor with securities registered under the federal securities laws;

•	performance of services, other than as our manager; or

•	maintenance of a material business or professional relationship with our Sponsor, our Advisor or any of their affiliates.

We refer to our managers who are not independent as our “affiliated managers.” Our operating agreement sets forth the material business or professional relationships that cause a person to be affiliated with us and therefore not eligible to serve as an independent manager. A business or professional relationship is per se material if the prospective independent manager received more than five percent of his annual gross income in the last two years from our Sponsor, our Advisor or any affiliate of our Sponsor or our Advisor, or if more than five percent of his net worth, on a fair market value basis, has come from our Sponsor, our Advisor or any affiliate of our Sponsor or our Advisor.

The board of managers may increase the number of managers and fill any vacancy on the board of managers, whether resulting from an increase in the number of managers or otherwise. Any vacancies on our board of managers may be filled only by the affirmative vote of a majority of the remaining managers in office, even if the remaining managers do not constitute a quorum. Any replacements for vacancies among the independent managers will be nominated by the remaining independent managers. In addition, our unitholders, by a majority vote, may remove a manager and elect a new manager.

Our managers are accountable to us and to our unitholders as fiduciaries. This means that each manager must perform his or her duties in good faith and in a manner that each manager considers to be in our best interest and in the best interests of the unitholders. Our managers have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company and will not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Company. Further, our managers must act with such care as a prudent person in a similar situation would use under similar circumstances, including exercising reasonable inquiry when acting. However, our managers are not required to devote all of their time to our business and must devote only that portion of their time to our business as the reasonable execution of the duties shall require. Our managers are not required to devote a significant portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our board of managers to hold at least four regular board meetings each year. Our board has the authority to pay compensation to independent managers in connection with services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our board of managers may establish further written policies pertaining to investment and borrowing. Our independent managers review the investment and borrowing policies of the Company with sufficient frequency (and, upon commencement of this offering, at least annually) to determine that the policies being followed by the Company at any time are in the best interests of the unitholders. Each such determination and the basis therefore is set forth in the minutes of the meetings of our board of managers. Unless modified by our board of managers, we will follow the policies and procedures set forth in this prospectus.

Managers and Executive Officers

As of the date of this prospectus, our managers and executive officers and their positions and offices are as follows:

Name	Age	Position
Gloria S. Nelund	54	Chairman of our Board of Managers, Chief Executive Officer and President
Brent VanNorman	55	Chief Operating Officer, Chief Financial Officer, Chief Compliance Officer & Manager
Paul Sanford	40	Chief Investment Officer
Terry Otton	61	Independent Manager
Cynthia Hostetler	52	Independent Manager
R. Michael Barth	66	Independent Manager

Gloria S. Nelund, Chairman, Chief Executive Officer, and President

Gloria S. Nelund has served as our Chairman and Chief Executive Officer since our formation in April 2012 and became President in December 2014. In addition, she has served as the Chairman and Chief Executive Officer of our Advisor since its formation in April 2012, Chief Compliance Officer of our Advisor since October 2013, President of our Advisor since December 2014, the Chairman and Chief Executive Officer of our Sponsor since its formation in August 2008. and President of our Sponsor since December 2014. From October 2006 until August 2008, Ms. Nelund served as the President and founder of Titus Development Group, LLC, a consulting firm focusing on strategy development, business planning and launch for start-up companies, as well as growth planning for small to mid-sized firms. Prior to founding Titus Development, LLC, Ms. Nelund spent her career as a high level executive in the international Asset Management Industry. Most recently, Ms. Nelund served as Head of the U.S. Private Wealth Management Division at Deutsche Bank, the world’s fifth largest financial institution. In this capacity, Ms. Nelund held fiduciary responsibility for more than $50 billion in investment assets, including more than $20 billion in emerging markets and credit instruments. In addition to this role, Ms. Nelund served as the only female member of the Global Private Wealth Management Executive Committee. Ms. Nelund had served as the Managing Director of Scudder Kemper Investments, prior to its purchase by Deutsche Bank.

Prior to her tenure at Deutsche Bank, Ms. Nelund spent sixteen years as an executive at Bank of America / Security Pacific Bank, most notably as President and CEO of BofA Capital Management, Inc., an investment management subsidiary managing $35 billion in assets for both retail and institutional investors. In addition to managing fixed-income and equity mutual funds in both the U.S. and internationally, Ms. Nelund’s division was responsible for managing assets on behalf of public funds, common trust funds and corporate funds. Ms. Nelund also spent five years as Manager of Worldwide Sales and Marketing of BofA Global Asset Management and three years as CEO of InterCash Capital Advisors, Inc., a $15 billion investment management subsidiary of Security Pacific Bank.

Ms. Nelund has been a pioneer in the development of Social Impact products for institutional and high net worth investors. While at Scudder, she supported the development and growth of one of the industry’s first socially responsible investment (SRI) products. In addition, Ms. Nelund was instrumental in making Deutsche Bank a major institutional supporter of microcredit, creating multiple programs for Private Wealth Management clients.

Ms. Nelund brings to us more than 30 years of experience in executive management of financial institutions, as well as deep expertise in the creation, sale and distribution of financial products within the wealth management community.

In addition to her activities with TriLinc, Ms. Nelund is Chairman of the Board and Independent Trustee for RS Investments, a mutual fund complex with more than $20 billion in assets under management. She is also a life-long supporter of development-oriented philanthropic causes. While at Deutsche Bank, Ms. Nelund served on the Board of the Deutsche Bank Americas Community Development Group, with responsibility for providing loans, investments and grants to targeted organizations throughout the U.S. and Latin America. She has also volunteered as a teacher of at-risk youth in the Los Angeles Unified School District and the YMCA of Los Angeles. Ms. Nelund currently sits on the board of multiple not-for-profit organizations and actively supports entrepreneurship research and education. She is an active speaker and guest lecturer on Impact Investing at conferences and several top business schools, including Wheaton, Kellogg and the Massachusetts Institute of Technology. Ms. Nelund attended the University of Dayton in Dayton, Ohio as a Business and Economics major, and she is a graduate of the University of Virginia Colgate Darden Graduate School’s Sales and Marketing Executives Program.

We believe that Ms. Nelund’s qualifications to serve as Chairman of our board of managers include her over 30 years’ of experience in the international asset management industry, including significant experience serving as CEO of multiple investment institutions. In addition, her experience as a pioneer in the development of social impact products for institutional and high net worth investors affords her a unique perspective on the evolving world of impact investing and these insights will be valuable to us.

Paul Sanford, Chief Investment Officer

Paul Sanford has served as our Chief Investment Officer since our formation in April 2012. In addition, Mr. Sanford has served as the Chief Investment Officer of our Advisor since its formation in April 2012 and as Chief Investment Officer of our Sponsor since July 2011. From September 2007 until July 2011, Mr. Sanford was Managing Director and Chief Investment Officer for a Los Angeles-based boutique Registered Investment Advisor, where he was responsible for developing and implementing the firm’s Global Investment Strategy, performing manager due diligence, and managing all fund investment relationships. Mr. Sanford’s extensive experience in the banking and investment industry also includes portfolio manager positions at Deutsche Bank, HSBC and Morton Capital Management.

Mr. Sanford has over fourteen years of experience developing, managing and executing global macro investment strategies at both large global banks and boutique investment firms. Throughout his career, Mr. Sanford has followed and invested in emerging markets as part of his various investment mandates, including conducting extensive research on developing economies and reviewing and selecting leading managers of emerging market debt and equities, most prominently as Portfolio Manager for Latin American accounts at the U.S. Private Bank of HSBC. Mr. Sanford has a deep understanding of macroeconomics and geo-politics, and an in-depth knowledge of traditional and alternative asset classes in both public and private capital markets. For over a decade, Mr. Sanford has been a global macro investor with a focus on Central Bank policy, GDP growth trends, global interest rates, global currencies and foreign government policies.

Mr. Sanford holds a B.A. in Business Economics from California State University, Long Beach and previously served in the United States Marine Corps. He is a member of the CFA Society of Los Angeles and the CFA Institute. Mr. Sanford serves on the Investment Committee for the City of Hope, an independent biomedical research, treatment and education institution, leading the fight to conquer cancer, diabetes, HIV/AIDS and other life-threatening diseases.

Brent L. VanNorman, Esq., CPA, Chief Operating Officer, Chief Financial Officer, Chief Compliance Officer, Secretary and Manager

Brent L. VanNorman has served as our Chief Operating Officer, Chief Financial Officer, Chief Compliance Officer and Secretary and as Chief Operating Officer and Chief Financial Officer of our Advisor since October 2013. Mr. VanNorman has served as a Manager since December 2014. Prior to joining us, Mr. VanNorman served as a key member of the Intellectual Property and Litigation Team for the international law firm of Hunton & Williams LLP, beginning his practice there in 2000, and terminating when he joined the Company. Prior to practicing law, Mr. VanNorman served as a Chief Information Officer for The Title Office, where he managed the accounting, data processing and marketing departments, along with 15 of the company’s 42 offices.

Prior to his tenure at The Title Office, Mr. VanNorman was a Senior Manager with the international CPA firm of Crowe Horwath (formerly Crowe Chizek), where he oversaw large consulting projects in the firm’s Systems Consulting Group. In addition to appearing in many federal courts throughout the country and at all levels in the Virginia state court system, Mr. VanNorman is a patent attorney. He is also a Certified Public Accountant, Certified Computer Programmer and is Certified in Production and Inventory Management. Mr. VanNorman graduated magna cum laude from Anderson University in Anderson, Indiana, with majors in Accounting and Computer Science. He was recognized as the Outstanding Accounting graduate. Mr. VanNorman graduated summa cum laude, from Regent University School of Law and was recognized as the Outstanding Law School Graduate in addition to being Editor-in-Chief of the school’s law review. He has served as an adjunct law professor at his alma mater. Mr. VanNorman is Gloria S. Nelund’s brother-in-law. Mr. VanNorman brings a breadth of experience in business, accounting, data processing, and the law to the TriLinc’s management team. Mr. VanNorman has served on the Board of Directors of IMPACT International, a not for profit organization since 2004.

Terry Otton, Independent Manager

Terry Otton served as Chief Executive Officer of RS Investments from September 2005 until his retirement in March 2012 and as President and Trustee of RS Investment Trust and RS Variable Products Trust since April 2004 and May 2006 until March 2012, respectively. Mr. Otton re-joined RS Investments in 2004 and became Chief Executive Officer in September 2005. Mr. Otton has 30 years of experience in the investment management and securities industry, having previously served since 2001 as a Managing Director of the mergers and acquisition practice at Putnam Lovell NBF Group, an investment banking firm focused on the investment management and securities industry. Previously, Mr. Otton spent more than 10 years as a Managing Director and CFO of Robertson, Stephens & Company and Robertson Stephens Investment Management, the predecessor to RS Investments. Mr. Otton was one of the principal founders of Robertson Stephens Investment Management in 1986. Mr. Otton serves on the Board of Trustees of the Children’s Hospital and Research Center Foundation and as a Board member and past President of the Foundation of City College of San Francisco and serves on the Board of Trustees of the Cal State East Bay Educational Foundation Board. Mr. Otton holds a Bachelor of Science degree in Business Administration from the University of California at Berkeley and is a Certified Public Accountant.

Mr. Otton was selected to serve on the Company’s board of managers because of his over 30 years of experience in the investment management and securities industry. Having most recently served as Chief Executive Officer of RS Investments and President and Trustee of RS Investment Trust and RS Variable Products Trust, Mr. Otton brings recent and relevant perspective on the state of the investment management industry. He is also able to provide valuable insight with regard to our investment strategy, regulatory and compliance oversight and operational processes.

Cynthia Hostetler, Independent Manager

Cynthia Hostetler has been an independent trustee of the Artio Global Investment Funds since November 2011 and an independent director of Artio Global Equity Fund Inc. since November 2010 until 2013, when Artio Global was acquired by Aberdeen Asset Management. Since 2013, Ms. Hostetler has served as an independent trustee of the Aberdeen Investment Funds. Ms. Hostetler has also served since May 2012 as an independent director of Edgen Group (NYSE:EDG), an energy infrastructure company. EDG was acquired by Sumitomo Corporation in late 2013. Additionally, Ms. Hostetler has served on the Board of Directors of Vulcan Materials Company (NYSE: VMC), a producer of construction aggregates and other construction materials, since July 2014. From August 2001 until her retirement in January 2009, Ms. Hostetler was the Head of Private Equity and Vice President of Investment Funds at the Overseas Private Investment Corporation (OPIC). Prior to OPIC, Ms. Hostetler was the President and a member of the Board of Directors of First Manhattan Bancorporation. Ms. Hostetler began her professional career as an attorney in the corporate/banking department of the law firm Simpson Thacher & Bartlett, and received a Bachelor of Arts degree from Southern Methodist University and her law degree from The University of Virginia School of Law.

Ms. Hostetler was selected to serve on the Company’s board of managers because of her direct experience in investing and development in the geographic regions in which TriLinc operates, as well as her extensive experience in the banking and investment industries. As TriLinc seeks to establish and leverage relationships with DFIs, Ms. Hostetler’s seven years as Vice President of Investment Funds at OPIC should position her as an excellent source of insight and guidance in working with these institutions. Her diverse board positions make her a valuable resource in the areas of risk management, governance, valuation and with regard to certain sectors in which we anticipate making investments.

R. Michael Barth, Independent Manager

R. Michael Barth has been a Managing Partner of Barth & Associates LLC, an emerging markets capital advisory and consulting firm, since January 2012. Previously, Mr. Barth held various positions with Darby Overseas Investment Ltd., a 100% subsidiary of Franklin Templeton Investments, including Senior Advisor, Business Development from January 2011 until January 2012, Senior Director, Business Development from January 2009 until January 2011, Senior Managing Director, Global Investment from March 2007 until January 2009 and Managing Director, Global Investment from March 2006 until March 2007. Before joining Darby, Mr. Barth spent over twenty years working for some of the most prominent development finance institutions in the world. Mr. Barth holds a Masters Degree in International Economics / International Affairs from the Johns Hopkins University, School of Advanced International Studies, and a Bachelor’s Degree in Economics from Brandeis University.

Mr. Barth was selected to serve on the Company’s board of managers because of his distinguished career in emerging markets development and investment. His qualifications to serve on the Company’s board of managers span more than 30 years’ of relevant experience in development/emerging markets, including serving as Chief Executive Officer of FMO (Netherlands Development Finance Company), Director of the Capital Markets Development Department at the World Bank and several senior positions at the International Finance Corporation, the private sector arm of the World Bank Group. Mr. Barth is currently Chairman of the Board of SFC Ltd., part of the AfricInvest Group, and is also a member of the Boards of Directors of FINCA Microfinance Holding and SNV (USA), Bamboo Finance (Luxembourg), and SNV (USA). He is also a member of the Investment Committee of private equity manager Tuninvest /Africinvest. Additionally, he is a non-resident Fellow of the Center for Strategic and International Studies, a member of the Expert Advisory Board of Dalberg Global Development Advisors, the International Council of the Bretton Woods Committee. Previously, he has held several board positions, including of EMPEA, the Emerging Markets Private Equity Association. Mr. Barth was recently appointed as a Senior Advisor to EMPEA.

Unless a manager resigns, is removed “for cause” by the majority of the remaining managers (excluding the manager being removed) or is removed by the majority vote of our unitholders, our managers serve for our duration. Our executive officers serve until their successors are elected and qualify. Our executive officers act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by our board of managers from time to time. Our officers devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us. Each of our executive officers is also an officer of our Advisor. See “— Our Advisor,” below.

Committees of the Board of Managers

Our board of managers may delegate many of its powers to one or more committees. Our operating agreement requires that each of these committees be majority-comprised of our independent managers and our board has two committees, the audit committee and the corporate governance and conflicts committee, each of which consists solely of independent managers.

Audit Committee

Our board of managers has established an audit committee that consists of Messrs. Terry Otton and R. Michael Barth, and has designated Mr. Terry Otton as an audit committee financial expert. The audit committee assists our board in overseeing the following:

•	our accounting and financial reporting policies;

•	the integrity and audits of our financial information;

•	our compliance with legal and regulatory requirements;

•	quarterly valuations of our investment portfolio; and

•	the performance of our risk management function and the independent auditors.

The audit committee has selected the independent public accountants to audit our annual financial statements, and reviews with the independent public accountants the plans and results of the audit engagement, and consider and approve the audit and non-audit services provided by the independent public accountants.

Corporate governance and conflicts committee

In order to assist our board with certain corporate governance procedures and to reduce or eliminate certain potential conflicts of interest, our operating agreement creates a corporate governance and conflicts committee of the board of managers, which is composed of all of our independent managers, Messrs. Terry Otton and R., Michael Barth and Ms. Cynthia Hostetler. Our operating agreement authorizes the corporate governance and conflicts committee to act on any matter permitted under state law. Both the board of managers and the corporate governance and conflicts committee are expected to act jointly on any conflict-of-interest issues. Our operating agreement also authorizes the corporate governance and conflicts committee to retain its own legal or financial advisors. For more information, please see the section entitled “Conflicts of Interest.”

Compensation of Executive Officers and Managers

We do not currently have any employees nor do we currently intend to hire any employees. Each of our executive officers, including each executive officer who serves as a manager, is employed by our Sponsor and also serves as an executive officer of our Advisor. Each of these individuals receives compensation from our Sponsor for his or her services, including services performed for us and for our Advisor. As executive officers of our Advisor, these individuals manage our day-to-day affairs and carry out the directives of our board of managers in the review and selection of our sub-advisor and review of our investment opportunities and oversee and monitor our acquired investments. Although we reimburse our Advisor for certain expenses incurred in connection with providing these services to us, we do not pay any compensation directly to our executive officers and we do not reimburse our Advisor for the salaries and benefits paid to our named executive officers, as defined under the federal securities rules and regulations.

We compensate each of our independent managers with an annual retainer of $50,000, which will be pro-rated in the event of a partial term. In addition, we pay our independent managers fees for participating on committees of the board as follows:

•	each member of a committee of the board receives $5,000 annually for each committee upon which he or she serves; and

•

the chairman of the audit committee receives an additional annual retainer of $10,000 and the chairman of any other committee receives an additional annual retainer of $2,500, each of which are pro-rated in the event of a partial term.

All managers shall be entitled to reimbursement of reasonable and documented out-of-pocket expenses incurred in connection with attendance at any meeting of the board of managers or a committee thereof. If a manager is also one of our officers, we do not pay any compensation to said manager for services rendered as a manager. In addition, we purchase and maintain liability insurance on behalf of our managers and officers.

Limited Liability and Indemnification of Managers, Officers, Employees and Other Agents

Our organizational documents limit the liability of our managers and officers to us and our unitholders for monetary damages and require us to indemnify our officers, our Advisor, and its affiliates for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined in good faith that the course of action leading to the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or providing services to us;

•	in the case of an independent manager, the loss or liability was not the result of gross negligence or willful misconduct by the independent manager;

•

in the case of an affiliated manager, our Advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct on the part of the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of net assets and not from our unitholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our organizational documents prohibit the indemnification of our officers, our managers, our Advisor, any of its affiliates, or any other person operating as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions is met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitees and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authorities in states in which the securities were offered as to indemnification for violations of securities law.

Our operating agreement also provides that advancement of funds to managers, our Advisor or any of its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are met:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the proceeding was initiated by a third party who is not a unitholder or, if by a unitholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•

the person seeking advancement seeks to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon; if it is ultimately determined that such individual is not entitled to indemnification.

We also purchase and maintain insurance on behalf of all our managers and executive officers against liability asserted against or incurred by them in their official capacities with us.

Compensation Committee Interlocks and Insider Participation

No compensation committee exists, and no deliberations occurred with respect to executive compensation, as no executive officers receive any compensation for their service as executive officers.

Our Advisor

Our Advisor is TriLinc Advisors, LLC. Our officers and two of our managers also are officers, key personnel and/or members of our Advisor. Our Advisor has fiduciary responsibility to us and our unitholders pursuant to the Advisory Agreement. The officers and key personnel of our Advisor are as follows:

Name	Age	Position
Gloria S. Nelund	54	Chairman, Chief Executive Officer, President and Chief Compliance Officer
Brent VanNorman	55	Chief Operating Officer and Chief Financial Officer
Paul Sanford	40	Chief Investment Officer
Patrick Miller	52	Executive Vice President
Michael Dean	45	Head of Credit
Marni Hodder	42	Director of Operations and Compliance
Jean-Marc Plantier	47	Director of Finance

For biographical information for Ms. Nelund and Messrs. VanNorman and Sanford, see “— Managers and Executive Officers” above.

Patrick Miller, Executive Vice President

Patrick Miller has served as Executive Vice President of our Advisor since its formation in April, 2012. He is a co-founder of our dealer manager and has served as its President since its formation in March, 2009. In addition, he is co-founder and Managing Director of Strategic Capital Companies, LLC, an advisory company with the focus on advising companies on marketing alternative investment products via professional financial intermediaries. Mr. Miller is responsible for overall strategy and new business development at Strategic Capital Companies. Mr. Miller has also served as Executive Vice President of Carter/Validus Advisors, LLC since April, 2010. Prior to founding Strategic Capital Companies, he served as President of KBS Capital Markets Group, LLC since the company’s inception in October, 2005. During his tenure, KBS raised approximately $1.7 billion in investment capital for KBS Real Estate Investment Trust and successfully launched KBS Real Estate Investment Trust II, Inc. From 2002 until joining KBS Capital Markets Group in October, 2005, Mr. Miller

served as President and Chief Executive Officer of FinancialCampus, an online education and training company serving the financial services industry. He was responsible for facilitating the successful acquisition of the company by the Thomson Corporation in 2004. Mr. Miller also served as Chief Executive Officer of Equitable Distributors Inc., the wholesale distribution subsidiary of AXA Financial until 2001. Mr. Miller was elected Chief Executive Officer in 2000 after having joined Equitable Distributors at its inception in 1996 as President of the Wirehouse Division. Mr. Miller obtained a Bachelor of Arts from the University of California at Los Angeles in 1985. Mr. Miller serves on the Board of Trustees for the Investment Program Association.

Michael Dean, Head of Credit

Michael Dean has served as Head of Credit of our Advisor and our Sponsor since January, 2014 and previously served as Senior Credit Officer from December, 2012 until December, 2013. From July 2011 through December 2012, Mr. Dean served as Executive Director at Umoya Capital Management, Inc. a California based boutique consulting firm that advises hedge funds, fund of hedge funds, and banks focused on asset-based lending. From May 2010 through June 2011, Mr. Dean was Head of Fund Risk and Operational Due Diligence at Harcourt Investment Consulting, a Fund of Hedge Funds based in Zurich, Switzerland. During his tenure at Harcourt, Mr. Dean directed all operational due diligence activities across the firm’s investment portfolio and spearheaded the wind-down of the firm’s legacy asset-based lending positions. From January 2007 through May 2010, Mr. Dean served as Director and Investment Analyst at Gottex Fund Management, a Swiss based Fund of Hedge Funds. Based in New York, Mr. Dean performed detailed due diligence on asset-based lending and credit opportunity funds in the U.S., Latin America and Europe. Before joining Gottex, Mr. Dean spent seven years at Sovereign Bank structuring and underwriting asset-based and middle market loans.

Mr. Dean graduated from Boston University with a Bachelor of Arts in Economics and International Relations. Born and raised in South Africa, Mr. Dean is a dual citizen of South Africa and the UK and is fluent in Afrikaans.

Marni Hodder, Director of Operations and Compliance

Marni Hodder has served as Director of Operations and Compliance since April, 2015. Prior to that, Ms. Hodder served as Chief Impact Officer of our Advisor since its formation in April, 2012 until March, 2015, and of our Sponsor from July, 2011 until March, 2015. She also served as Compliance Officer of our Advisor and our Sponsor from July, 2013 until March, 2015. From September, 2007 until July, 2011, Ms. Hodder served as Managing Director and Chief Operating Officer for Tow Financial Advisors, a Los Angeles-based boutique registered investment advisor, or RIA, where she was also a member of the Investment Committee. From March 2005 until September 2007, she served as Compliance and Benefits Manager for Tow. During her tenure at Tow, she created and implemented a start-up compliance program for the RIA, developed a proprietary fiduciary-focused 401(k) platform, created and implemented a profit-center tracking program designed to focus resources on most profitable business lines, developed and implemented a fiduciary-focused investment due diligence program, and provided oversight of portfolio accounting and administration, as well as all IT platforms. Ms. Hodder has spent her career in the investment industry and has more than 16 years of investment industry experience. Her specific expertise includes portfolio accounting and administration, and RIA operations and compliance, with an emphasis on robust and efficient process.

Ms. Hodder holds a Bachelor of Arts from Northern Arizona University and is fluent in both German and French. She has received formal training in investment fiduciary responsibility, and has earned the Accredited Investment Fiduciary professional designation, awarded by the Center for Fiduciary Studies, which is associated with University of Pittsburgh.

Jean-Marc Plantier, Director of Finance

Jean-Marc Plantier has served as Director of Finance of our Advisor and Sponsor since August, 2014. From January, 2011 until August, 2011 and from June, 2013 until August, 2014, Mr. Plantier was employed by

Resource Global Professionals as a consultant specializing in accounting, SEC and financial reporting and audit quality control and in such capacity served as Interim Controller for the Advisor and Sponsor from December, 2013 until August, 2014. From April, 2009 until January, 2011 and from August, 2011 until June, 2013, Mr. Plantier was self-employed and served as a consultant to small private and public companies, as well as public accounting firms. He has over 20 years of professional accounting experience, in both the public and private accounting industries. Previously, Mr. Plantier served as an Audit Partner for Cacciamatta Accountancy Corporation, where he was primarily responsible for the financial statement audits of the firm’s public and private clients. Additionally, his responsibilities also included: SEC reporting, accounting for complex debt and equity transactions, derivative accounting, accounting for business combinations, and compliance with PCAOB auditing standards. Mr. Plantier’s professional career also has included working for Hall & Company, CPAs, McGladrey & Pullen, LLP, and Moore Stephens Frazer and Torbet, LLP. He started his accounting career with Fidelity National Title Insurance Company, where he was promoted to Assistant Vice President in charge of Cash Management and Trust Accounting.

Mr. Plantier is a Certified Public Accountant. He holds a Bachelor of Arts in Business Administration (accounting concentration) from California State University, Fullerton.

ADVISORY AND SUB-ADVISORY AGREEMENTS

General

The management of our investment portfolio is the responsibility of our Advisor and its Investment Committee. Our Advisor performs its duties and responsibilities under the Advisory Agreement. Under the terms of the Advisory Agreement, our Advisor is responsible for overall management of our activities and overseeing the performance of the sub-advisors and has a fiduciary responsibility to us and to our unitholders. The sub-advisors and its affiliates are responsible for initially identifying, evaluating, and negotiating our investments, and providing asset management services. Although our Advisor, directly or through one of its affiliates, has engaged the sub-advisors, our Advisor retains ultimate responsibility for the performance of services under the Advisory Agreement.

The Advisory Agreement

This summary is provided to illustrate the material functions that our Advisor, directly and through its engagement of the sub-advisors, performs for us as our Advisor, and it is not intended to include all of the services that may be provided to us by third parties. Pursuant to the Advisory Agreement, our Advisor manages our day-to-day operations, retains appropriate professional service providers and asset management personnel and performs other duties, including, but not limited to the following:

•	Provide global macro-economic forecasting, including in-depth analyses of developing economic regions and specific countries, global trends and currency movements;

•	Provide in-depth asset class analysis, including liquidity, risk and return attributes as part of initial and ongoing asset allocation;

•	Find, perform due diligence and select sub-advisors who will be responsible for:

•	Sourcing, underwriting, presenting and recommending appropriate investments consistent with our investment policies and objectives;

•	Negotiating, structuring and executing the investments we choose to execute and manage our relationship with borrowers and other investment counterparts;

•	Managing investment documentation and monitoring investment compliance with all relevant covenants, representations and warranties;

•	Supervise, monitor and evaluate the performance of sub-advisors and individual investments in accordance with the Company’s investment policies and objectives;

•	Manage investment dispositions and reinvestment of returned capital;

•	Supervise, monitor and evaluate the performance of investments and collateral assets;

•	Enforce rights and recourse of the Company granted pursuant to investment documents where appropriate;

•	Pursue transaction modifications;

•	Create annual operating budgets;

•	Assist us in obtaining insurance coverage;

•	Source and assist us in obtaining financing, if appropriate;

•	Maintain our accounting and other records and assist us in filing all reports required to be filed with the SEC, the IRS and any other regulatory agencies;

•	Provide investor relations;

•	Engage and supervise the performance of our agents, including our registrar and transfer agent; and

•	Perform all other services reasonably requested by us.

Impact monitoring

In addition the services described above, our Advisor and sub-advisors evaluate our investments to ensure they meet our ESG criteria and impact objectives as set forth by our board of managers. Our Advisor and sub-advisors regularly monitor and report on the ESG practices, as well as economic, social and environmental impact of our investments.

Fees payable pursuant to the Advisory Agreement

Organization and Offering Expenses

To date, our Advisor has paid organization and offering expenses on our behalf. We reimburse our Advisor and its affiliates for these expenses and future organization and offering expenses it may incur on our behalf but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount in the primary offering and under the distribution reinvestment plan, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be 1.25% of gross offering proceeds. These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including but not limited to:

•	Our legal, accounting, printing, mailing and filing fees;

•	Charges of our escrow holder and transfer agent, charges of our Advisor for administrative services related to the issuance of units in the offering;

•	Reimbursement of bona fide due diligence expenses of broker-dealers;

•

Reimbursement of our Advisor for costs in connection with preparing sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers; and

•

Reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of units and the ownership of units by such broker-dealers’ customers, which will be included in underwriting compensation.

Advisor Fees

We pay TriLinc Advisors an asset management fee and an incentive fee for its services under the Advisory Agreement.

Asset Management Fee

The asset management fee is calculated at an annual rate of 2.00% of our gross assets payable quarterly in arrears. For purposes of calculating the asset management fee, the term “gross assets” includes borrowings used in acquiring assets. Our Advisor benefits when we incur debt or use leverage. Asset management fees for any partial quarter are appropriately prorated.

Incentive Fee

The incentive fee is divided into two parts: (i) a subordinated incentive fee on income and (ii) an incentive fee on capital gains. Each part of the incentive fee is outlined below.

The subordinated incentive fee on income is earned on pre-incentive fee net investment income and is determined and payable in arrears as of the end of each calendar quarter during which the Advisory Agreement is in effect. If the Advisory Agreement is terminated, the fee also becomes payable as of the effective date of the termination.

The subordinated incentive fee on income is subject to a quarterly preferred return to investors, expressed as a rate of return on net assets at the beginning of the most recently completed calendar quarter, of 1.50% (6.0% annualized), subject to a “catch up” feature. The subordinated incentive fee on income for each quarter is calculated as follows:

No incentive fee is earned by our Advisor in any calendar quarter in which our pre-incentive fee net investment income does not exceed the preferred return rate of 1.50%, or the preferred return.

100% of our pre-incentive fee net investment income, if any, that exceeds the quarterly preferred return, but is less than or equal to 1.875% (7.5% annualized) on our net assets at the end of the immediately preceding fiscal quarter, in any quarter, is payable to our Advisor. We refer to this portion of our subordinated incentive fee on income as the catch up. It is intended to provide an incentive fee of 20% on all of our pre-incentive fee net investment income when our pre-incentive fee net investment income exceeds 1.875% on our net assets at the end of the immediately preceding fiscal quarter in any quarter.

For any quarter in which our pre-incentive fee net investment income exceeds 1.875% on our net assets at the end of the immediately preceding fiscal quarter, the subordinated incentive fee on income shall equal 20% of the amount of our pre-incentive fee net investment income, because the preferred return and catch up will have been achieved.

Pre-incentive fee net investment income is defined as interest income, dividend income and any other income accrued during the calendar quarter, minus our operating expenses for the quarter, including the asset management fee and operating expenses reimbursed to our Advisor. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The following is a graphical representation of the calculation of the quarterly subordinated incentive fee on income:

Quarterly Subordinated Incentive Fee on Income

Pre-incentive fee net investment income

(expressed as a percentage of net assets)

Percentage of pre-incentive fee net investment

income allocated to quarterly incentive fee

The incentive fee on capital gains is earned on investments sold or matured and is determined and payable in arrears as of the end of each calendar year during which the Advisory Agreement is in effect. In the case the Advisory Agreement is terminated, the fee will also become payable as of the effective date of such termination. The fee equals 20% of our realized capital gains, less the aggregate amount of any previously paid incentive fee on capital gains. Incentive fee on capital gains is equal to our realized capital gains on a cumulative basis from inception, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis.

Because of the structure of the subordinated incentive fee on income and the incentive fee on capital gains, it is possible that we may pay such fees in a quarter where we incur a net loss. For example, if we receive pre-incentive fee net investment income in excess of the 1.75% on our net assets at the end of the immediately preceding fiscal quarter for a quarter, we will pay the applicable incentive fee even if we have incurred a net loss in the quarter due to a realized or unrealized capital loss. Our Advisor is not under any obligation to reimburse us for any part of the incentive fee it receives that is based on prior period accrued income that we never receive as a result of a subsequent decline in the value of our portfolio.

The fees that are payable under the Advisory Agreement for any partial period are appropriately prorated. The fees also are calculated using a detailed policy and procedure approved by our Advisor and our board of directors, including a majority of the independent directors, and such policy and procedure must be consistent with the description of the calculation of the fees set forth above.

Our Advisor may elect to defer or waive all or a portion of the fees that would otherwise be paid to it in its sole discretion. Any portion of a fee not taken as to any month, quarter or year is deferred without interest and may be taken in any such other month prior to the occurrence of a liquidity event as our Advisor may determine in its sole discretion.

Below are examples of the two-part incentive fee:

Example — Subordinated Incentive Fee on Income, Determined on a Quarterly Basis

Assumptions

First Quarter: Pre-incentive fee net investment income equals 0.8500%

Second Quarter: Pre-incentive fee net investment income equals 1.6500%

Third Quarter: Pre-incentive fee net investment income equals 2.300%

The subordinated incentive fee on income in this example would be:

First Quarter: Pre-incentive fee net investment income does not exceed the 1.50% preferred return rate, therefore there is no catch up or split incentive fee on pre-incentive fee net investment income

Second Quarter: Pre-incentive fee net investment income falls between the 1.50% preferred return rate and the catch up of 1.875%, therefore the incentive fee on pre-incentive fee net investment income is 100% between the 1.50% preferred return and 1.65%

Third Quarter: Pre-incentive fee net investment income exceeds the 1.50% preferred return and the 1.875% catch up provision. Therefore the catch up provision is fully satisfied by the 2.30% of pre-incentive fee net investment income and there is a 20% incentive fee on pre-incentive fee net investment income above the 1.875% “catch up”

Example — Incentive Fee on Capital Gains (Millions)

Alternative 1 — Assumptions

Year 1: $2 million investment made in company A (“Investment A”), and $3 million investment made in company B (“Investment B”)

Year 2: Investment A sold for $5 million and fair market value, or FMV, of Investment B determined to be $3.2 million

Year 3: FMV of Investment B determined to be $2.5 million

Year 4: Investment B sold for $3.1 million

The capital gains portion of the incentive fee would be:

Year 1: None, because no investments were sold

Year 2: Capital gains incentive fee of $600,000 ($3 million realized capital gains on sale of Investment A multiplied by 20%)

Year 3: None, because no investments were sold

Year 4: Capital gains incentive fee of $20,000 ($620,000 ($3.1 million cumulative realized capital gains multiplied by 20%) less $600,000 (capital gains fee taken in Year 2))

Alternative 2 — Assumptions

Year 1: $2 million investment made in Company A (“Investment A”), $3 million investment made in Company B (“Investment B”), $2.5 million investment made in Company C (“Investment C”) and the cost basis of Other Portfolio Investments is $2.5 million

Year 2: Investment A sold for $5 million ($2 million cost basis to be reinvested into Other Portfolio Investments and the $3 million capital gain is available for distribution), fair market value, or FMV, of Investment B determined to be $2.5 million (creates $500,000 in unrealized capital depreciation), the FMV of Investment C determined to be $2.5 million and FMV of Other Portfolio Investments determined to be $2.5 million

Year 3: FMV of Investment B determined to be $2.7 million (creates $300,000 in unrealized capital depreciation), Investment C sold for $3 million ($2.5 million cost basis to be reinvested into Other Portfolio Investments and the $500,000 capital gain is available for distribution) and FMV of Other Portfolio Investments determined to be $4.5 million

Year 4: FMV of Investment B determined to be $3 million and FMV of Other Portfolio Investments determined to be $7 million

Year 5: Investment B sold for $3 million ($3 million cost basis to be reinvested into Other Portfolio Investments) and FMV of Other Portfolio Investments determined to be $7 million

Year 6: Total Portfolio is sold for $10.5 million ($500,000 capital gain computed based on a cumulative cost basis in Other Portfolio Investments of $10 million)

The incentive fee on capital gains in this example would be:

Year 1: None, because no investments were sold

Year 2: $500,000 incentive fee on capital gains (20% multiplied by $2.5 million ($3 million realized capital gains on Investment A less unrealized capital depreciation on Investment B))

Year 3: $140,000 incentive fee on capital gains ($640,000 (20% multiplied by $3.2 million ($3.5 million cumulative realized capital gains less $300,000 unrealized capital depreciation)) less $500,000 incentive fee on capital gains paid in Year 2

Year 4: None, because capital gains incentive fees are paid on realized capital gains only

Year 5: $60,000 incentive fee on capital gains ($700,000 (20% multiplied by $3.5 million cumulative realized capital gains) less $640,000 cumulative incentive fee on capital gains paid in years 2 and 3)

Year 6: $100,000 incentive fee on capital gains (20% multiplied by $4 million ($3.5 million cumulative realized capital gains plus $500,000 realized capital gains) less $700,000 cumulative incentive fee on capital gains received in prior years)

Other Operating Expenses

We reimburse the expenses incurred by our Advisor or its affiliates in connection with its provision of services to us, including impact monitoring service and other administrative services as well as for any acquisition expenses that are not reimbursed by the borrowers, provided that such reimbursement is the lower of our Advisor’s actual costs or the amount that we are required to pay for comparable services in the same geographic location, and provided further that such costs are reasonably allocated to us on the basis of assets, revenues, time records or other reasonable methods. We do not reimburse our Advisor or its affiliates for (i) rent or depreciation, capital equipment or other costs of its own administrative items, (ii) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any controlling person of our Advisor, (iii) the salaries and benefits paid to our named executive officers or (iv) any services for which it receives a separate fee. As of September 30, 2015, reimbursable operating expenses totaled approximately $3.17 million. Pursuant to the terms of the Amended and Restated Operating Expense Responsibility Agreement, the Sponsor agreed to pay a cumulative total of $5.97 million of such reimbursable operating expenses on behalf of the Company, which will not be reimbursable to the Sponsor until the Company has raised $200 million of gross proceeds, provided any such reimbursement during the period in which the Company is offering units in the Offering will not cause the Company’s net asset value per unit to fall below the prior quarter’s net asset value per unit. Neither the Sponsor nor our Advisor is obligated to pay any of these expenses going forward.

Termination of the Advisory Agreement

The Advisory Agreement has an initial one-year term, but may be extended for an indefinite number of subsequent one-year periods with the mutual consent of TriLinc Advisors and us. On March 24, 2015, the Company renewed its agreement with the Advisor for an additional one-year term. The Advisory Agreement may be terminated by either us or our Advisor except that, if our Advisor terminates the Advisory Agreement without 120 days prior written notice us, our Advisor will be responsible for all expenses incurred as a result of its termination. Upon termination of the Advisory Agreement, we may be required to pay to the terminated Advisor all amounts then accrued and owing.

Our Advisor and its affiliates expect to engage in other business ventures and are not required to dedicate their resources exclusively to our business. However, pursuant to the Advisory Agreement, they are required to devote sufficient resources to discharge their obligations to us. Our Advisor may assign the Advisory Agreement to an affiliate upon our consent. We may assign or transfer the Advisory Agreement to any successor entity.

The Sub-Advisory Agreements

Our Advisor, directly or through one of its affiliates, has engaged multiple investment managers in a sub-advisory capacity to source, evaluate, and monitor investments. Our local market sub-advisors have significant experience and established networks in our targeted asset classes, regions and countries, and adhere to the investment parameters as directed by the TriLinc investment team and our board of managers. Our local sub-advisors are not related to or affiliated with our Advisor, our Sponsor or any of its employees, affiliates or related parties. Primary sub-advisors must have a minimum five year investment track record and have invested at least $250 million in their target region. Secondary sub-advisors, who focus on a specific region or asset class, must have a minimum three year investment track record and have invested at least $100 million in their target region. All sub-advisors have continuity in their investment team, including senior management, and an investment strategy that can responsibly invest the allocation received from us. Sub-advisors must have strong, independent risk controls and must screen for and track impact and the ESG practices of their borrowers.

Subject to the terms of each sub-advisory agreement between our Advisor or its affiliate, the individual sub-advisor and any of our foreign subsidiaries, the sub-advisors have agreed to perform, subject to our Advisor’s oversight, certain of the asset selection and management advisory duties that our Advisor has agreed to provide to us.

The sub-advisors have agreed to use their commercially reasonable efforts to select potential investment opportunities consistent with our investment policies and objectives as described in this prospectus, to provide certain asset management and acquisition services and to provide other specific services as the sub-advisor and our Advisor or one of its affiliates mutually agree upon from time to time. The services to be provided by the sub-advisors, directly or through its affiliates, include, but are not limited to, the following:

•	originate, underwrite and analyze potential investment opportunities consistent with our investment policies and objectives;

•	structure and negotiate the terms and conditions of our investments;

•	make investments on our behalf based on the underwriting guidelines provided by our Advisor and approved by our board of managers and in compliance with our investment objectives and policies;

•	perform borrower level and market specific due diligence on prospective investments and create due diligence reports summarizing the results of such work;

•	oversee, monitor and asset manage in-place portfolio assets in their regions; and

•	provide our Advisor with appropriate metrics and other information for impact monitoring of the assets managed by such sub-advisor.

As an element of oversight and quality control, a member of our Advisor’s investment team will participate as an observer in each sub-advisor’s investment committee.

Our Advisor or its affiliates pays a portion of the asset management as well as a portion of the incentive fees received by it pursuant to the Advisory Agreement to the sub-advisors as compensation for the asset selection and management provided by the sub-advisors. In addition, our Advisor or its affiliates — out of reimbursements they receive from us or otherwise — reimburses the sub-advisors for any acquisition expenses that are not reimbursed by the borrowers.

The sub-advisory agreement is automatically renewed unless terminated by our Advisor or its affiliates, the sub-advisor or any applicable foreign subsidiary for cause, which includes a material breach of the contract not remedied by the other party and such agreement may continue for some period of time after the termination of the Advisory Agreement. Although our Advisor has, directly or indirectly, engaged the sub-advisors in order to enable our Advisor to fulfill its responsibilities with respect to these asset selection and management services under the Advisory Agreement, our Advisor is responsible for performing day-to-day administrative and other services under the Advisory Agreement and retains ultimate responsibility for the performance of all of the services under the Advisory Agreement.

OUR EXPENSES

In conjunction with our management, our Advisor is entitled to certain fees and reimbursement of expenses. In addition, your initial investment is subject to certain sales charges and organizational and offering expenses. Following is a summary of initial and ongoing expenses investors will incur:

Unitholder Transaction Expenses

Selling Commissions for Class A units, as % of Class A gross offering proceeds	7.00%
Selling Commissions for Class C units, as % of Class C gross offering proceeds	3.00%
Dealer Manager Fee for Class A and C units, as % of Class A and Class C gross offering proceeds	2.75%
Dealer Manager Fee for Class I units, as % of Class I gross offering proceeds	1.75%
Maximum Aggregate Sale Charge (Load), as % of gross offering proceeds	10.00%
Maximum Reimbursement of Organization & Offering Expenses	5.00%

Ongoing Annual Company Expenses

Annual Asset Management Fee, as % of Gross Assets	2.00%
Incentive Fees, as % of investment income and capital gains	0.00%
Other Operating Expenses	0.75%
Distribution Fee for Class C units	0.80%

Selling Commissions: In connection with an investment in us, your broker-dealer is entitled to a selling commission of up to 7.00% for Class A units and up to 3.00% for Class C units. There are no selling commission on Class I units.

Dealer Manager Fee: In compensation for its services, our dealer manager is entitled to a fee of up to 2.75% for Class A and Class C units and up to 1.75% for Class I units.

Organizational & Offering Expenses: Our Advisor is entitled to reimbursement of certain qualifying expenditures realized in the course of our organization and this offering of the units to investors. Reimbursement of these expenses is expected to be 1.25% over our life and may not exceed 5.00%

Asset Management Fees: Our Advisor is entitled to an annual asset management fee of 2.00% of gross assets, which consists of the net asset value plus borrowings, if any, and is payable quarterly in arrears. See “Advisory Agreement and Sub-Advisory Agreement — Fees.” Our net asset value is determined by our board of managers based on the input of our Advisor, our audit committee and one or more independent valuation firms, if engaged by our board of managers. For more information regarding the valuation process, see “Business — Valuations.” This fee compensates our Advisor for construction and execution of our global macro analysis and forecasts, asset allocation and diversification strategy, as well as sub-advisor due diligence and oversight. Sub-advisors are responsible for sourcing, underwriting and managing individual investments. Although our Advisor manages, on our behalf, many of the risks associated with global investments in developing economies, management fees do not include the cost of any hedging instruments or insurance policies that may be required to appropriately manage our risk.

Distribution fee: With respect to Class C units, we pay our dealer manager a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C units for such day on a continuous basis from year to year.

Incentive Fees: We may have investment income and capital gains that could result in the payment of an incentive fee in the first year after completion of this offering. The incentive fees, if any, are divided into two parts:

(i)	a subordinated incentive fee on income, which, at a maximum, for any quarter in which our pre-incentive fee net investment income exceeds 1.875% of our net assets at the end of the immediately preceding quarter, will equal 20% of the amount of our pre-incentive fee net investment income; and

(ii)	an incentive fee on capital gains that will equal 20% of our capital gains, if any, less the aggregate amount of any previously paid incentive fee on capital gains; and

The incentive fees are based on our performance and are not paid unless we achieve certain goals. We will record an expense accrual relating to the incentive fee on capital gains, payable by us to our investment advisor (but not paid) when the unrealized gains on our investments exceed all realized capital losses on our investments given the fact that an incentive fee on capital gains would be owed to our investment advisor if we were to sell our investment portfolio at such time. As we cannot predict whether we will meet the necessary performance targets, we have assumed an incentive fee of 0% in this chart. Once fully invested, we expect the incentive fees we pay to increase to the extent we earn greater interest income or generate capital gains through our investments in portfolio companies. See “Advisory and Sub-Advisory Agreements — Fees payable pursuant to the Advisory Agreement” for more information concerning the incentive fees.

Other Operating Expenses: Our Advisor or its affiliates are entitled to reimbursement of the expenses incurred by our Advisor in connection with its provision of services to us, including impact monitoring service and other administrative services as well as for any acquisition expenses that are not reimbursed by the borrowers, provided that such reimbursement are the lower of our Advisor’s actual costs or the amount that we are required to pay for comparable services in the same geographic location, and provided further that such costs are reasonably allocated to us on the basis of assets, revenues, time records or other reasonable methods. We do not reimburse our Advisor or its affiliates for (i) rent or depreciation, capital equipment or other costs of its own administrative items, (ii) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any controlling person of our Advisor, (iii) the salaries and benefits paid to our named executive officers or (iv) any services for which it receives a separate fee. Other Operating Expenses are projected to be 0.75% of gross proceeds if the maximum offering is achieved. We project our Operating Expenses to be approximately the same at 0.75% of the gross proceeds if we raise $750,000,000 and increase to 1.25% of the gross proceeds if we only raise $200,000,000.

COMPENSATION OF THE DEALER MANAGER AND OUR ADVISOR

Although we have executive officers that manage our operations, we have no paid employees. Our Advisor and its affiliates manage our day-to-day affairs and our portfolio of investment assets, subject to the board’s supervision. Our Advisor, TriLinc Advisors LLC, and our dealer manager, SC Distributors, LLC, receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The items of compensation that our Advisor and our dealer manager are entitled to receive are included in the following table. Selling commissions and dealer manager fees may vary for different categories of purchasers. This table assumes no discounts or waived fees or commissions.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering
Fees to the Dealer Manager

Selling Commission (1)(2)(3)(4)

We pay the dealer manager sales commissions of up to 7.00% of gross offering proceeds from the sale of Class A units and up to 3.00% of gross offering proceeds from the sale of Class C units. All selling commissions are expected to be re-allowed to participating broker-dealers.

We do not pay any selling commission with respect to Class I units.

Actual amounts depend upon the number of units of each class purchased and, therefore, cannot be determined at this time. The aggregate selling commissions will equal $70,000,000.00 if we sell the maximum offering, assuming that all units sold are Class A units, the maximum selling commission is paid for each primary offering unit, and no reallocation of units between our primary offering and our distribution reinvestment plan.

Dealer Manager Fee (1)(2)(3)(4)(5)(6)

We pay the dealer manager a dealer manager fee of up to 2.75% of gross offering proceeds from the sale of Class A and Class C units and up to 1.75% of gross offering proceeds from the sale of Class I units.

A portion of the dealer manager fee may be re-allowed to participating broker-dealers.

Actual amounts depend upon the number of Class I units purchased and, therefore, cannot be determined at this time. The aggregate dealer manager fee will equal $27,500,000.00 if we sell the maximum offering, assuming that all units sold are Class A units and/or Class C units, the maximum dealer manager fee is paid for each primary offering unit, and no reallocation of units between our primary offering and our distribution reinvestment plan Actual amounts depend upon the number of Class C units purchased and, therefore, cannot be determined at this time. The distribution fee will equal $8,000,000.00 per annum if we sell the maximum offering, assuming all units sold are Class C units, that the net asset value per Class C units remains the same as the net asset value per Class C unit at the

Distribution Fee (2)(6)	With respect to our Class C units only, we pay the dealer manager a distribution fee that accrues daily in an amount equal to 1/365th of 0.80% of the amount of the net asset value for the Class C units for such day on a continuous basis from year to year. We continue paying distribution fees with respect to Class C units sold in this

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

offering until the earlier to occur of the following: (i) a listing of the Class C units on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from the primary offering, or (iii) such Class C units no longer being outstanding. The dealer manager may reallow all or a portion of the distribution fee to participating broker-dealers and servicing broker dealers. The distribution fee is payable monthly in arrears. The distribution fee is payable with respect to all Class C units, including Class C units issued under our distribution reinvestment plan.

We do not pay a distribution fee with respect to Class A and Class I units.

		commencement of this offering and no reallocation of units between our primary offering and our distribution reinvestment plan.

	Reimbursement to our Advisor

Organization and Offering Expense Reimbursement (2)(4)(6)	We reimburse our Advisor and its affiliates for the organizational and offering costs it has incurred on our behalf. If we sell the maximum offering, we anticipate that such expenses will equal approximately 1.25% of the gross proceeds raised by the Company.	$12,500,000

Reimbursement of Operating Expenses	We reimburse the expenses incurred by our Advisor directly or indirectly in connection with its provision of services to us, including impact monitoring service and other administrative services as well as for any acquisition expenses that are not reimbursed by the borrowers. We do not reimburse our Advisor or its affiliates for (i) rent or depreciation, capital equipment or other similar costs; (ii) salaries, fringe benefits, travel expenses and other similar items incurred or	Future operating expense amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering
allocated to any controlling person of our Advisor, (iii) the salaries and benefits paid to our named executive officers or (iv) any services for which it receives a separate fee.

Advisor Fees

Asset Management Fees (7)(8)	The asset management fee is calculated at a quarterly rate of 0.50% of our gross assets (including amounts borrowed) and is payable quarterly in arrears.	Actual amounts cannot be determined since they are based upon the average asset value held by us and on the amount of borrowings.

Subordinated Incentive Fee on Income (8)(9)(10)	The subordinated incentive fee on income is calculated and payable quarterly in arrears based upon our “pre-incentive fee net investment income” for the immediately preceding quarter, and are subordinated to a preferred return on our net assets at the end of the immediately preceding quarter equal to 1.50% per quarter (an annualized rate of 6.00%). No subordinated incentive fee on income is earned in any calendar quarter in which pre-incentive fee net investment income does not exceed the preferred quarterly return of 1.50%, or the preferred quarterly return, on our net assets at the end of the immediately preceding quarter. For any calendar quarter in which pre-incentive fee net investment income is greater than the preferred quarterly return, but less than 1.875%, the subordinated incentive fee on income equal the amount of pre-incentive fee net investment income in excess of the preferred quarterly return. This fee is referred to as the catch-up and provides an increasing fee, but is in no event greater than the 20% of the pre-incentive fee net investment income, as the pre- incentive fee net investment income increases from a 1.50% to a 1.875% quarterly return on our net assets at	These amounts cannot be estimated since they are based upon the performance of the assets held by the Company. The amount of subordinated incentive fee on income will be disclosed by the Company in its quarterly and annual reports filed with the SEC under the Exchange Act.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering
the end of the immediately preceding quarter. For any calendar quarter in which the pre-incentive fee net investment income exceeds 1.875% of our net assets at the end of the immediately preceding quarter, the subordinated incentive fee on income shall equal 20% of pre-incentive fee net investment income.

Incentive Fee on Capital Gains (10)	An incentive fee on capital gains earned on our investments are determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement) and equal 20% of our incentive fee capital gains, which equal our realized capital gains on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fees.	These amounts cannot be estimated since they are based upon the performance of the assets held by the Company. The amount of any incentive fees on capital gains earned on our investments are disclosed by the Company in its quarterly and annual reports filed with the SEC under the Exchange Act.

(1)	Unless otherwise indicated, assumes we sell the maximum of $1,000,000,000 in units in our primary offering and excludes the sale of any units under our distribution reinvestment plan, which may be used for repurchases or other purposes.
(2)	The total compensation related to our organization and offering activities, which includes selling commissions, the dealer manager fee and organizational and offering expense reimbursement cannot exceed 15.0% of the gross offering proceeds.
(3)	The selling commission and/or dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisers or banks acting as trustees or fiduciaries and sales to our affiliates. No selling commission or dealer manager fee are paid in connection with sales under our distribution reinvestment plan. In addition, we may reimburse our dealer manager for due diligence expenses included in detailed and itemized invoices.
(4)	In accordance with the state blue sky guidelines, all front end fees, including dealer manager fees, sales commissions, reimbursement of organization and offering expenses and acquisition fees and expenses, if any, must be reasonable and cannot exceed 18.0% of the gross proceeds of the offering, regardless of the source of payment.
(5)	In addition, out of its dealer manager fee, our dealer manager may reimburse participating broker dealers for distribution and marketing-related costs and expenses, such as costs associated with attending or sponsoring conferences, technology costs and other marketing costs and expenses.
(6)

Organizational and offering expense reimbursement consists of costs incurred by TriLinc Advisors and its affiliates on our behalf for legal, accounting, printing and other offering expenses, including costs associated with technology integration between our systems and those of our participating broker-dealers, marketing expenses, salaries and direct expenses of TriLinc Advisors employees, employees of its affiliates and others while engaged in registering and marketing units, which include development of marketing and marketing presentations and training and educational meetings and generally coordinating the marketing process for us. We may reimburse our dealer manager for certain expenses that are deemed underwriting compensation. Assuming an aggregate selling commission and a dealer manager fee of 9.75% of the gross offering proceeds (which assumes all offering proceeds come from Class A units), we would reimburse the dealer manager in an amount up to 0.25% of the gross offering proceeds. If the aggregate selling commission and dealer manager fees are less than 9.75% of the gross offering proceeds (due to a portion of the offering proceeds coming from the sale of Class C or Class I units), we would reimburse the dealer manager for expenses in an amount greater than 0.25% of the gross offering proceeds, provided that we will not pay or reimburse any of the foregoing costs to the extent such payment would cause total underwriting compensation to exceed 10.0% of the gross proceeds of the primary offering as of the termination of the offering, as required by the rules of FINRA. Reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of units and ownership of units by such broker-dealers’ customers are considered underwriting compensation. We also pay a $25.00 fee per subscription agreement to Strategic Capital, an affiliate of our dealer manager, for reviewing and processing subscription agreements. Any such reimbursements cannot exceed actual expenses incurred by TriLinc Advisors.
(7)	The asset management fee may or may not be taken in whole or in part at the discretion of our Advisor. All or any part of the asset management fee not taken as to any period shall be deferred without interest and may be taken in any other period prior to the occurrence of a liquidity event as our Advisor shall determine.
(8)	A portion of these fees may be reallowed by our Advisor, directly or indirectly through its affiliates, to any sub-advisors.
(9)	As the quarterly pre-incentive fee net investment income rises from 1.50% to 1.875%, the “catch-up” feature allows TriLinc Advisors to recoup the fees foregone as a result of the existence of the investor’s preferred quarterly return.
(10)	A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive fee preferred return and may result in an increase in the amount of incentive fees payable to TriLinc Advisors.

The table below provides information regarding the cumulative fees paid to our Sponsor and Advisor or its affiliates in connection with our operations and our public offering. It includes amounts incurred as of December 31, 2014 and 2013 as well as amounts payable as of December 31, 2014:

Type and Recipient	Incurred During the Nine Months Ended September 30, 2015	Incurred During the Year Ended December 31, 2014	Unpaid as of September 30, 2015
Selling Commissions — the Dealer Manager	$2,791,073	$2,182,917	$—
Dealer Manager Fee — the Dealer Manager	800,438	823,518	—
Offering Costs (1) — the Sponsor	2,434,489	3,438,722	72,846
Asset Management Fee — our Advisor	1,312,759	887,883	—
Incentive Fee — our Advisor	1,006,202	588,168	—

(1)	Reimbursement of offering costs paid by our Sponsor on our behalf.

In addition, we pay our independent managers certain fees and reimburse independent managers for certain out-of-pocket expenses, including for their attendance at board or committee meetings. Please see “Management of the Company — Compensation of Executive Officers and Managers.”

Subject to limitations in our operating agreement, the fees, compensation, income, expense reimbursements, interests and other payments payable to our Advisor, our dealer manager and their respective affiliates may increase during this offering or in the future from those described above, if such increase is approved by a majority of our independent managers.

In certain circumstances, including but not limited to if we seek to list our units on an exchange as a way of providing our unitholders with a liquidity event, we may consider internalizing the functions performed for us by our Advisor such that we become self-managed. Although we may incur costs that are incidental to such an internalization transaction, no fee or other remuneration will be payable by us to our Advisor or any of its affiliates in connection with the transaction, provided that we may continue to pay and reimburse our Advisor in the ordinary course under the terms of the Advisory Agreement during any transition to becoming self-managed.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our Advisor and its affiliates, some of whom serve as our executive officers and managers. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

General

Our executive officers, two of our managers and the key investment professionals of our Advisor who perform services for us on behalf of our Advisor are also officers, directors, managers, and/or key professionals of our Sponsor, our dealer manager and other affiliates. For an overview of the positions held by these individuals at our affiliates, please see “Management of the Company — Managers and Executive Officers.” These persons have legal obligations with respect to those entities that are similar to their obligations to us.

Dealer Manager

Strategic Capital has an equity interest in our Advisor and is affiliated with SC Distributors, our dealer manager. Therefore, you do not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

No Arm’s-Length Agreements

All agreements, contracts or arrangements between or among us and our affiliates, including our Advisor and our dealer manager, were not negotiated at arm’s-length. Such agreements, contracts or arrangements include our Advisory Agreement and our Dealer Manager Agreement. The procedures with respect to conflicts of interest described herein were designed to lessen the effect of potential conflicts that arise from such relationships. However, we cannot assure you that these procedures eliminate the conflicts of interest or reduce the risks related thereto.

Lack of Separate Representation

Greenberg Traurig, LLP has acted as special U.S. federal income tax counsel to us in connection with this offering and is counsel to us and our Advisor in connection with this offering and may in the future act as counsel for each such company. Greenberg Traurig, LLP may serve as counsel to certain affiliates of our Advisor in matters unrelated to this offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us, our dealer manager, our Advisor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

Certain Conflict Resolution Measures

Corporate Governance and Conflicts Committee

In order to ameliorate the risks created by conflicts of interest, our operating agreement creates a corporate governance and conflicts committee of our board of managers composed solely of independent managers. Our operating agreement authorizes the corporate governance and conflicts committee to act on any matter related to conflicts of interest and to retain its own legal and financial advisors when and if it deems such an action appropriate. Among the issues relating to conflict of interest, the corporate governance and conflicts committee acts upon the following:

•	The continuation, renewal or enforcement of our agreements with our Advisor and its affiliates, including the Advisory Agreement;

•	Transactions with affiliates;

•	Compensation of our Advisor; and

•	Whether and when we seek to pursue a liquidity event.

Other Provisions Relating to Conflicts of Interest

In addition to the creation of the corporate governance and conflicts committee, our operating agreement contains many other restrictions regarding conflicts of interest, including the following:

Advisor Compensation: Our independent managers review, at least annually, whether the compensation we contract to pay TriLinc Advisors and its affiliates is reasonable relative to the nature and quality of the services provided and whether such compensation is within the limits provided for in our operating agreement. Our independent managers supervise the performance of TriLinc Advisors and its compensation to determine whether the provisions of our compensation arrangements are being carried out. This evaluation is based on the following factors, as well as any other factors deemed relevant by the independent managers:

•	The amount of fees and other compensation paid to TriLinc Advisors, in relation to the size, composition and performance of our investment portfolio;

•	Whether the expenses incurred are reasonable in light of our investment performance and the fees and expenses of other similar entities;

•	The success of TriLinc Advisors and the sub-advisors in generating appropriate investment opportunities;

•	The rates charged to other companies of a similar nature by other firms providing advisory services;

•	The quality and extent of services and advice furnished by TriLinc Advisors and its affiliates;

•	The method of allocation of opportunities between us and other affiliated programs; and

•	The performance of our investment portfolio.

Investments with affiliates: We cannot invest in any asset or company in which our Advisor, any of our managers or officers or any of their affiliates has a direct economic interest without a determination by the majority of our board of managers (including a majority of our independent managers) that such an investment is fair and reasonable to us. In addition, with respect to any potential debt investment in a portfolio company in which our sub-advisor has an equity interest, our Advisor must determine, before the investment is made, that the procedures by which this potential debt investment is evaluated and priced are fair and reasonable.

Purchase of assets from affiliates: We cannot purchase assets from the Sponsor, Advisor, manager or any of their affiliates unless a majority of our board of managers (including a majority of our independent managers) not otherwise interested in the transaction determine that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the assets to our Advisor or its affiliates or such manager, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event can the cost of any such assets to us exceed its then current appraised value.

Sale of assets to affiliates: We cannot sell or lease assets to the Sponsor, Advisor, manager or any of their affiliates or to the managers without a determination by a majority of our board of managers (including a majority of our independent managers) not otherwise interested in the transaction, that such transaction is fair and reasonable to us. In no event can the cost of any such assets to us exceed its then current appraised value.

Loans to/ from affiliates: We cannot borrow money from the Sponsor, Advisor, managers or any of their affiliates unless a majority of our board of managers (including a majority of our independent managers) not otherwise interested in transaction approve it as being fair, competitive and commercially reasonable to us and no less favorable to us than loans between unaffiliated parties under similar circumstances. We cannot make loans to an entity in which the Sponsor, Advisor or the managers or any of their affiliates have an interest unless an independent expert appraises the underlying collateral and there is a determination by a majority of our board of managers and majority of the corporate governance and conflicts committee) not otherwise interested in the transaction, that such transaction is fair and reasonable to us.

Other restrictions on transactions with affiliates: We cannot give our Advisor an exclusive right to sell our assets. Our Advisor is prohibited from commingling our funds with the funds of any other entity or person for which it provides advisory or other services. Our Advisor is prohibited from providing any financing with a term in excess of 12 months to us. We may not pay a commission or fee, either directly or indirectly to our Advisor, or its affiliates, except as otherwise permitted by our operating agreement, in connection with the reinvestment of cash flows from operations and available reserves or of the proceeds of the resale, exchange or refinancing of our assets. In addition, our operating agreement prohibits our Advisor and its affiliates from receiving or accepting any rebate, give-up or similar arrangement that is prohibited under federal or state securities laws. Our Advisor and its affiliates are also prohibited from participating in any reciprocal business arrangement that would circumvent provisions of federal or state securities laws governing conflicts of interest or investment restrictions.

We may not invest in general partnerships or joint ventures with affiliates and non-affiliates unless certain conditions, described in our operating agreement are met.

A majority of our board of managers (including a majority of our independent managers) not otherwise interested in the transaction must conclude that all other transactions between us and the Sponsor, Advisor, any of the managers or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. The terms pursuant to which any goods or services, other than those services provided pursuant to the Advisory Agreement, are provided to us by our Advisor, must be embodied in a written contract, the material terms of which must be fully disclosed to our unitholders in a prospectus supplement or another filing.

Allocation of Investment Opportunities

We rely on our executive officers and our Advisor’s investment professionals to identify suitable investments. Our Sponsor and other affiliated entities also rely on these same key investment professionals. Many investment opportunities that are suitable for us may also be suitable for the Sponsor or affiliates of the Sponsor. The Sponsor, our Advisor and their affiliates share certain of the same executive officers and key employees, which we refer to as “TriLinc Professionals.” When the TriLinc Professionals direct an investment opportunity to the Sponsor or any affiliate of the Sponsor, they, in their sole discretion, will have to determine the program for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program. The Advisory Agreement requires that this determination be made in a manner that is fair without favoring the Sponsor or any affiliate of the Sponsor. The factors that the TriLinc Professionals must consider when determining the entity for which an investment opportunity is the most suitable are the following:

•	the investment objectives and criteria of the Sponsor and the other affiliated entities;

•	the cash requirements of the Sponsor and its affiliates;

•	the portfolio of the Sponsor and its affiliates by type of investment and risk of investment;

•	the policies of the Sponsor and its affiliates relating to leverage;

•	the anticipated cash flow of the asset to be acquired;

•	the income tax effects of the purchase;

•	the size of the investment; and

•	the amount of funds available to the Sponsor and its affiliates and the length of time such funds have been available for investment.

In the event that our investment objectives overlap with those of another affiliate’s program and the opportunity is equally suitable for us and the affiliated program, then the opportunity must be allocated to such program that had the funds available for investment for a longer time period.

If a subsequent event or development causes any investment, in the opinion of the TriLinc Professionals, to be more appropriate for another affiliated entity, they may offer the investment to such entity.

Our independent managers are responsible for reviewing our Advisor’s performance and determining that the compensation to be paid to our Advisor is reasonable and, in doing so, our independent managers must consider, among other factors, the success of our Advisor in generating appropriate investment opportunities for us.

Appraisal and Compensation of Roll-Up Transactions

Our operating agreement provides that, in connection with any transaction involving a merger, conversion or consolidation, either directly or indirectly, involving us and the issuance of securities of a surviving entity after the successful completion of such transaction, or “roll-up,” an appraisal of all our assets must be obtained from a competent independent appraiser which must be filed as an exhibit to the registration statement registering the roll-up transaction. Such appraisal must be based on all relevant information and must indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up. The engagement of such independent appraiser must be for the exclusive benefit of our unitholders. A summary of such appraisal must be included in a report to our unitholders in connection with a proposed roll-up. All unitholders must be afforded the opportunity to vote to approve such proposed roll-up, and must be permitted to receive cash in an amount of such unitholder’s pro rata share of the appraised value of our net assets.

Investment Policies and Limitations

Our independent managers must review the investment and borrowing policies of the Company with sufficient frequency (and, upon commencement of this offering, at least annually) to determine that the policies being followed by the Company at any time are in the best interests of the unitholders. Each such determination and the basis therefore must be set forth in the minutes of the meetings of our board of managers.

Our operating agreement provides that we may not acquire any assets in exchange for units or other indicia of ownership in the Company.

UNIT REPURCHASE PROGRAM

We have not and do not intend to list units on a securities exchange, and we do not expect there to be a public market for units. As a result, if you purchase units, your ability to sell your units will be limited.

Beginning June 11, 2014, we commenced a unit repurchase program pursuant to which we conduct quarterly unit repurchases of up to 5% of our weighted average number of outstanding units in any 12-month period to allow our unitholders, who have held our units for a minimum of one year, to sell their units back to us at a price equal to the then current offering price less the sales fees associated with that class of units. Our unit repurchase program includes numerous restrictions, including a one-year holding period, that limit your ability to sell your units. Unless our board of managers determines otherwise, we will limit the number of units to be repurchased during any calendar year to the number of units we can repurchase with the proceeds we receive from the sale of units under our distribution reinvestment plan. See “Distribution Reinvestment Plan.” At the sole discretion of our board of managers, we may also use cash on hand, cash available from borrowings and cash from liquidation of investments as of the end of the applicable quarter to repurchase units. You may request that we repurchase all of the units that you own. If you have made more than one purchase of our units, the one-year holding period will be calculated separately with respect to each such purchase.

To the extent that the number of units submitted to us for repurchase exceeds the number of units that we are able to purchase, we will repurchase units on a pro rata basis from among the requests for repurchase received by us. Further, we will have no obligation to repurchase units if the repurchase would violate the restrictions on distributions under federal law or Delaware law.

Our board of managers has the right to amend, suspend or terminate the unit repurchase program to the extent that it determines that it is in our best interest to do so. We will promptly notify our unitholders of any changes to the unit repurchase program, including any amendment, suspension or termination of it in our periodic or current reports or by means of other notice. Moreover, the unit repurchase program will terminate on the date that our units are listed on a national securities exchange, are included for quotation in a national securities market or, in the sole determination of our board of managers, a secondary trading market for the units otherwise develops. All units to be repurchased under our unit repurchase program must be (i) fully transferable and not be subject to any liens or other encumbrances and (ii) free from any restrictions on transfer. If we determine that a lien or other encumbrance or restriction exists against the units requested to be repurchased, we will not repurchase any such units.

All requests for repurchase must be made in writing and received by us at least five business days prior to the end of the quarter. If you would like to request repurchase of your units, please contact us to receive required redemption forms and instructions concerning required signatures. Certain broker dealers require that their clients make redemption requests through their broker dealer, so please contact your broker dealer first if you want to request redemption of your units. You may also withdraw your request to have your units redeemed. Withdrawal requests must also be made in writing and received by us at least five business days prior to the end of the quarter.

The limitations and restrictions described above may prevent us from accommodating all repurchase requests made in any quarter. Our unit repurchase program has many limitations, including the limitations described above, and should not in any way be viewed as the equivalent of a secondary market. There is no assurance that we will repurchase any of your units pursuant to the unit repurchase program or that there will be sufficient funds available to accommodate all of our unitholders’ requests for repurchase. As a result, we may repurchase less than the full amount of units that you request to have repurchased. If we do not repurchase the full amount of your units that you have requested to be repurchased, or we determine not to make repurchases of units, you will likely not be able to dispose of your units, even if we under-perform. Unitholders will not pay a fee in connection with our repurchase of units under the unit repurchase program.

In the event of the death or disability of a unitholder, we will repurchase the units held by such unitholder on the same terms as describe above, except that the one-year holding period will not apply. However, we will not be obligated to repurchase units if more than 360 days have elapsed since the date of the death or disability of the unitholder and, in the case of disability, if the unitholder fails to provide an opinion of a qualified independent physician. For purposes of this repurchase right, a disability will be deemed to have occurred when a unitholder suffers a disability for a period of time, as determined by our board of managers and confirmed by a qualified independent physician.

We have received exemptive relief from the SEC, which allows us to conduct repurchases as noted above. During the nine months ended September 30, 2015, we repurchased 12,915 units for a total of $116,556. In addition, as of September 30, 2015, there were two repurchase requests for a total of 6,091 units that were pending. The repurchase requests were processed by the Company on October 8, 2015 at a price of $9.025 per unit. The Company repurchased an aggregate of 7,272.453 Class A units from the Sponsor at the net current offering price of $9.025 per unit for a total of $65,634.

CONTROL PERSONS AND PRINCIPAL UNITHOLDERS

The following table sets forth the beneficial ownership of units as of September 30, 2015, for each person or group that holds more than 5% of any class of units, for each manager and executive officer and for our managers and executive officers as a group. To our knowledge, each person that beneficially owns units has sole voting and disposition power with regard to such units.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 1230 Rosecrans Ave, Suite 605, Manhattan Beach, California 90266.

Name of Beneficial Owner (1)	Number of Units Beneficially Owned (2)		Percent of All Units
TriLinc Global, LLC	321,330	(3)	2.6%
TriLinc Advisors, LLC	17,729	(3)	*
Gloria S. Nelund	—	(3)	—
Paul Sanford	—		—
Brent VanNorman	1,256	(3)	*
Terry Otton	—		—
Cynthia Hostetler	—		—
R. Michael Barth	—		—
All manager and officers as a group	340,243		2.8%

*	Amount represents less than 1%
(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.
(2)	All of the units owned by our Sponsor, our Advisor and any of our managers or officers are Class A units.
(3)	TriLinc Advisors is controlled by our Sponsor, TriLinc Global LLC, as the managing member. Our Sponsor is presently directly or indirectly controlled by Gloria Nelund and Brent VanNorman, and as such, each of them may be deemed to be the beneficial owner of the units owned by our Advisor and our Sponsor.

DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan pursuant to which you may elect to have all or a portion of your cash distributions from us reinvested in additional units of the same class. The following discussion summarizes the principal terms of this plan. The primary purpose of the distribution reinvestment plan is to provide interested investors with an economical and convenient method of increasing their investment in us by investing cash distributions in additional units. To the extent units are purchased from us under the distribution reinvestment plan, we will receive additional funds for acquisitions and general purposes including the repurchase of units.

Eligibility. Any investor who purchases units in this offering may elect to participate in our distribution reinvestment plan by making a written election to participate in such plan on his or her subscription agreement at the time he or she subscribes for units. The broker-dealers are obligated to perform due diligence in connection with the sale of units in both the primary offering and the distribution reinvestment plan. We have adopted an “opt-in” distribution reinvestment plan pursuant to which you may elect to have all or a portion of your cash distributions reinvested in additional units of the same class. There are no selling commissions, dealer manager fees or other sales charges to you if you elect to participate in the distribution reinvestment plan.

Participation. Participation in the distribution reinvestment plan commences with the next distribution paid after receipt of an investor’s written election to participate in the plan and to all other calendar months thereafter, provided such election is received at least 15 business days prior to the last day of the calendar month.

Unit Purchases. Any purchases of units pursuant to our distribution reinvestment plan are dependent on the continued registration of our securities or the availability of an exemption from registration in the recipient’s home state. Participants in our distribution reinvestment plan are free to elect or revoke reinstatement in the distribution reinvestment plan within a reasonable time as specified in the plan. If you do not elect to participate in the plan you automatically will receive any distributions we declare in cash. For example, if we make a cash distribution, then if you have “opted in” to our distribution reinvestment plan you will have your cash distributions reinvested in additional units, rather than receiving the cash distributions. Units under our distribution reinvestment plan are offered at a price equal to the then current offering price per unit less the sales fees associated with that class of units in the primary offering. Units issued pursuant to our distribution reinvestment plan have the same voting rights as the units offered in the primary offering pursuant to this prospectus.

If you wish to receive your distribution in cash, no action is required on your part to do so. If you are a registered unitholder, you may elect to have all or a portion of your distribution reinvested in additional units by notifying DST Systems, Inc., the reinvestment agent, and our transfer agent and registrar, in writing so that such notice is received by the reinvestment agent no later than the record date for distributions to unitholders. If you elect to reinvest your distributions in additional units, the reinvestment agent will set up an account for units you acquire through the plan and will hold such units in non-certificated form. If your units are held by a broker-dealer or other financial intermediary, you may “opt-in” to our distribution reinvestment plan by notifying your broker-dealer or other financial intermediary of your election. Units held by a broker-dealer or nominee must be transferred to ownership in the name of the unitholder in order to be eligible for this plan.

During each fiscal quarter, but in no event later than 30 days after the end of each fiscal quarter, our transfer agent will mail and/or make electronically available to each participant in the distribution reinvestment plan, a statement of account describing, as to such participant, the distributions received during such quarter, the number of units purchased during such quarter, and the per unit purchase price for such units. We reserve the right to amend, suspend or terminate the distribution reinvestment plan at any time by the delivery of written notice to each participant at least 10 days prior to the effective date of the amendment, supplement or termination. Any distributions reinvested through the issuance of units through our distribution reinvestment plan which are not used to redeem units or pay expenses will increase our gross assets on which the management fee and the incentive fee are determined and paid under our Advisory Agreement.

Timing of Purchases. The plan administrator makes every reasonable effort to reinvest all distributions on the day the cash distribution is paid, except where necessary for us to comply with applicable securities laws. If, for any reason beyond the control of the plan administrator, reinvestment of the distribution cannot be completed within 30 days after the applicable distribution payment date, participants’ funds held by the plan administrator will be distributed to the participant.

Taxation of Distributions. The reinvestment of distributions does not relieve the participant of any taxes which may be payable on such distributions. As a result, unless you are exempt from tax, you may have to use funds from other sources to pay the tax liability attributable to reinvested amounts.

Termination of Participation. A participant may terminate participation in the distribution reinvestment plan at any time by written instructions to that effect to the plan administrator. To be effective on a distribution payment date, the notice of termination must be received by the plan administrator at least 15 days before that distribution payment date.

All correspondence concerning the plan should be directed to the plan administrator by mail at DST Systems, Inc., P.O. Box 219312, Kansas City, MO 64121-9312.

LIQUIDITY STRATEGY

In the future, our board of managers will consider various forms of liquidity, each of which is referred to as a liquidity event, including, but not limited to: (1) dissolution and winding up distribution of our assets, (2) sale of all or substantially all of our assets, or our sale or merger, or (3) the listing of units on a national securities exchange. In making the decision to apply for a listing, our board will consider whether listing or liquidating our assets will result in greater value for our unitholders. If we do not consummate a liquidity event within five years from the termination of our initial offering stage, we will be required to commence an orderly liquidation of the assets unless a majority of our board, including a majority of the independent managers, determines that liquidation is not in the best interests of our unitholders.

Under such circumstances the commencement of an orderly liquidation will be postponed for one year. Further postponement of the liquidity event would only be permitted if a majority of our board, including a majority of independent managers, again determined that liquidation would not be in the best interest of our unitholders and our board must make a determination in this manner during each successive year until a liquidity event has occurred.

If we at any time choose to seek but then fail to obtain unitholder approval of our liquidation, then our operating agreement would not require us to consummate a liquidity event or liquidate and would not require our board to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained unitholder approval of our liquidation, we will cease reinvestment of the offering proceeds and will begin an orderly sale of our assets. The precise timing of such sales would take account of the prevailing capital and credit markets generally as well as the federal income tax consequences to our unitholders. Prior to the completion of a liquidity event, our unit repurchase program may provide a limited opportunity for you to have your units repurchased by us, subject to certain restrictions and limitations, at a price which may reflect a discount from the purchase price you paid for the units being repurchased. See “Unit Repurchase Program” for a detailed description of our unit repurchase program.

DESCRIPTION OF UNITS AND OUR OPERATING AGREEMENT

The following summary description of units does not purport to be complete and is subject to and qualified in its entirety by reference to our operating agreement, included as Appendix A to this prospectus.

General

By purchasing a unit of our limited liability company interest, you will be admitted as a member of our limited liability company and will be bound by the provisions of, and deemed be a party to, our operating agreement. By executing the subscription agreement, each investor agrees to be bound by the terms of our operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes the Company to make all filings of any and all certificates, instruments, agreements or other documents, whether related to our operating agreement or otherwise, as may be required or advisable under Delaware law.

There is no public trading market for the units and none is likely to exist. The transferability of the units is subject to a number of restrictions. See “— Restrictions on Transfer,” below. Accordingly, the liquidity of the units is limited and you may not be able to liquidate your investment in the event of an emergency, except as described below.

In order to provide a certain degree of liquidity, you may redeem all or part of your units, subject to certain limitations. See “Unit Repurchase Program.”

Limited Liability of Unitholders

As a unitholder you are not responsible for the obligations of the Company beyond the amount of the capital contributions you have made and for any wrongful distributions made to you.

Classes of Units

Class A Units

Each Class A unit issued in the primary offering is subject to a sales commission of up to 7.00% per unit and a dealer manager fee of up to 2.75% per unit. We do not pay sales commissions or deal manager fees on Class A units sold pursuant to our distribution reinvestment plan. Class A units are available for purchase by the general public through different distribution channels. Only Class A units are available for purchase in this offering by our executive officers and board of managers and their immediate family members, as well as officers and employees of our Advisor and other affiliates of our Advisor and their immediate family members and, if approved by our management, joint venture partners, consultants and other service providers.

Class C Units

Each Class C unit issued in the primary offering is subject to a sales commission of up to 3.00% per unit and a dealer manager fee of up to 2.75% per unit. In addition, for Class C units, we pay our dealer manager on a monthly basis a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C units for such day on a continuous basis from year to year. We do not pay sales commissions or dealer manager fees on Class C units sold pursuant to our distribution reinvestment plan. Class C units are available for purchase by the general public through different distribution channels.

Class I Units

No selling commissions are paid for sales of any Class I units, and we do not pay our dealer manager distribution fees with respect to the Class I units. Each Class I unit is subject to a dealer manager fee of up to 1.75% per unit. Class I units are available for purchase to certain institutional clients.

Rights Upon Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or any liquidating distribution of our assets, such assets, or the proceeds thereof, will be distributed among all the unitholders in proportion to the number of units held by such holder.

Voting Rights of the Unitholders

Our operating agreement provides that without a concurrence of a majority of the outstanding unitholder interests, our board of managers may not (a) amend our operating agreement except for amendments that do not adversely affect the rights of the unitholders, (b) sell all or substantially all of our assets other than in the ordinary course of our business or (c) cause our merger into another entity or other reorganization, provided that the board of managers, upon advice of the counsel, may restructure the Company and/or enter into any agreements the board of managers deems necessary, without the prior unitholder approval, if such activities are reasonably determined by our board of managers, in its sole discretion, to avoid the characterization of the Company as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

In addition, our unitholders have the right to take any of the following actions upon the affirmative vote or consent of the majority of the outstanding unitholder interests, without the concurrence of the board of managers: (a) amend our operating agreement; (b) dissolve the Company, (c) remove a manager and elect a new manager, and (d) approve or disapprove the sale of all or substantially all of our assets other than in the ordinary course of our business.

Capital Account

A capital account is established and maintained for each unitholder. Each unitholder’s capital account is adjusted to reflect allocations of our net profits or net losses. Capital accounts are also adjusted to reflect capital contributions, distributions and redemptions and other items in the nature of income or gain, or expenses and losses as required by the Code and the Regulations promulgated thereunder.

Distributions

We have paid and intent to continue to pay distributions pursuant to the terms of our operating agreement on a monthly basis. Our board of managers sets daily record dates for purposes of distribution. From time to time, we may also pay interim distributions at the discretion of our board. Distributions are subject to the board of managers’ discretion and applicable legal restrictions and accordingly, there can be no assurance that we will continue to make distributions at a specific rate or at all. Generally, our policy is to pay distributions from cash flow from operations. However, our organizational documents permit us to pay distributions from any source, including borrowings and offering proceeds, provided, however that no funds may be advanced or borrowed for purpose of distributions, if the amount of such distributions exceeds our accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to such revenues. We have not established a cap on the use of offering proceeds to fund distributions. During the quarters ending December 31, 2013 and March 31, 2014, the Sponsor made capital contributions in the amount of $51,034 and $31,750, respectively, which were added to our cash flow from operations in order to cover the distributions made during those quarters. If we continue to pay distributions from sources other than cash flow from operations, we will have less funds available for investments and your overall return will be reduced. Distributions are made on all classes of our units at the same time. The cash distributions with respect to the Class C units are lower than the cash distributions with respect to Class A and Class I units because of the distribution fee relating to Class C units, which are allocated as a Class C specific expense. Amounts distributed to each class are allocated among the unitholders in such class in proportion to their units. Because the payment of such fees is not a deductible expense for tax purposes, the taxable income of the Company allocable to the Class C unitholders may, therefore, exceed the amount of cash distributions made to the Class C unitholders.

Meetings of Unitholders

There are no regularly scheduled meetings of our unitholders. However, our board of managers may call meetings of the unitholders at any time and will call a meeting upon written request to the board of managers by unitholders holding at least 10% of the units. Upon receipt of a proper written request for a meeting, the board of managers will fix a date for such meeting and will, within ten days after receipt of such request, notify all of the unitholders of the meeting’s date and purpose. Meetings duly requested by unitholders will be held not less than fifteen and not more than 60 days following the receipt of the unitholders’ written request for the meeting. Unless otherwise specified in the notice for such meeting, meetings will be held at 2:00 p.m. at our offices. As a unitholder, you may vote in person or by proxy at the meeting, upon those proposals that are required to be voted on by unitholders under our operating agreement. A majority of the unitholders constitutes a quorum at meetings.

Accounting and Reports

We maintain our books and records on the accrual basis for bookkeeping and accounting purposes, and also use the accrual basis method of reporting income and losses for federal income tax purposes. We reserve the right to change such methods of accounting, provided that such change is disclosed in a report publicly filed with the SEC or is disclosed in a written notice sent to the unitholders. You may inspect the books and records of the Company for a proper purpose at all reasonable times. Under our operating agreement and Delaware law, you are entitled to receive information regarding our business and financial condition, as well as a copy of our operating agreement and certificate of formation and all amendments to these documents as well as other information that is just and reasonable. We will provide this information to you through our publicly filed reports with the SEC. Any unitholder will be provided with a copy of any of the reports upon request without expense to him or her. In addition, each unitholder is entitled to receive a copy of the Company’s income tax returns as well as the Company’s annual and quarterly reports and other filings described in “— Regulatory and Administrative Reports” below. You may also request a list of names and addresses of the unitholders of the Company, under the circumstances provided for, and pursuant to the provisions contained in our operating agreement. Our board of managers follows the policy of providing investors with these books and records, as required under the Delaware Limited Liability Company Act.

Regulatory and Administrative Reports

We cause our income tax returns to be prepared and timely filed with the appropriate authorities. We also cause to be prepared and filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations. Any unitholder will be provided with a copy of any of the reports upon request without expense to him or her. We file, with the securities administrators for the various states in which we are registered, as required by such states, a copy of each of the above reports.

Restrictions on Transfer

The operating agreement places substantial limitations upon your ability to transfer units. Any transferee must be a person that would have been qualified to purchase units in this offering. No unit may be transferred if, in the judgment of the managers, and/or their counsel, a transfer would jeopardize our status as a “partnership” for federal income tax purposes. Additional restrictions on transfers of units may be imposed under the securities laws of other states upon transfers occurring in or involving the residents of such states. In addition, you are not permitted to make any transfer or assignment of your units if we determine such transfer or assignment would result in the Company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code or any rules, regulations or safe-harbor guidelines promulgated thereunder. Furthermore, our operating agreement requires the consent of our board of managers for a transferee to be substituted as a member of the Company, which consent will not be unreasonably withheld. We amend our records at least once each calendar quarter to effect the substitution of a substituted unitholder.

Term of Company

Our term commenced on the day the certificate of formation of the Company was filed with the Delaware Secretary of State, on April 30, 2012 and will continue until dissolution and termination of the Company.

Winding Up

Upon the occurrence of an event of dissolution, we will immediately be dissolved, but will continue until the Company’s affairs have been wound up. Upon our dissolution, our board of managers will wind up our affairs by liquidating our assets as promptly as is consistent with obtaining current fair market value of such assets, either by sale to third parties or by collecting loan payments under the terms of the loans. All funds we receive will be applied to satisfy or provide for our debts and the balance will be distributed to the unitholders in accordance with the terms of the operating agreement.

Amendment

Our operating agreement may be amended by the affirmative vote of unitholders holding a majority of our interests. In addition, our operating agreement may be amended by our board of managers provided that such amendments do not adversely affect the rights of the unitholders. No amendment is permitted if the effect of the amendment would be to increase the duties or liabilities of any manager or unitholder or diminish the rights or benefits to which any manager or unitholder is entitled under the operating agreement, without the affirmative vote or consent of a majority of the percentage interests held by the unitholders who would be adversely affected thereby (or the consent of a manager if it will be adversely affected thereby). The operating agreement will in no event be amended to change the limited liability of the unitholders without the affirmative vote or consent of all of the unitholders. Any amendment which affects the duties of the managers requires the consent of our board of managers. In addition, our board of managers has the right to amend our operating agreement, without the vote or consent of any of the unitholders, when:

•	there is a change in the name of the Company or the amount of the contribution of any unitholder;

•	a person is substituted as a unitholder;

•	an additional unitholder is admitted;

•	a person is admitted as a successor or additional manager in accordance with the terms of the operating agreement;

•

to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the operating agreement which are not inconsistent with the provisions of the operating agreement;

•

to delete or add any provision of the operating agreement required to be so deleted or added by the Staff of the SEC or by a State “Blue Sky” administrator or similar official, which request will be accepted as a determination by such administrator or officer that such change is required by the administrator or official for the benefit or protection of the unitholders;

•	to elect for the Company to be governed by any successor Delaware statute governing limited liability companies;

•	to modify provisions of the operating agreement to cause the operating agreement to comply with Treasury Regulation Section 1.704-1(b); and

•	to improve, upon advice of counsel, the Company’s position in avoiding being treated as a publicly traded partnership taxable as a corporation under the Code.

The board of managers will notify the unitholders within a reasonable time of the adoption of any such amendment, provided that such notice shall be deemed to have been given if the adopted amendment is disclosed in a report that the Company publicly files with the SEC.

Arbitration

Nothing in the operating agreement or the subscription agreement requires the mandatory arbitration of disputes between a unitholder and the Company or any manager.

Other rights

Our operating agreement does not provide for any preemptive or dissenting rights for our unitholders.

REPORTS TO UNITHOLDERS

We provide periodic reports to unitholders regarding our operations over the course of the year. Financial information contained in all reports to unitholders is prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. Tax information is mailed to the unitholders no later than 75 days after the end of the Company’s fiscal year. Our annual report, which includes financial statements audited and reported upon by independent public accountants, is furnished within 120 days following the close of each fiscal year, or such shorter period as may be required by law. Our Quarterly Report on Form 10-Q is furnished within 45 days after the close of each quarterly fiscal period, or such shorter period as may be required by law. The annual report also contains an estimated value per unit, the method by which that value was determined, and the date of the data used to develop the estimated value. We make all reports required to be furnished to you available on our website at www.trilincglobalimpactfund.com. You may receive a paper copy upon request.

We may also receive requests from unitholders and their advisors to answer specific questions and report to them regarding our operations over the course of the year utilizing means of communication in addition to the periodic written reports referred to in the previous paragraph. Personnel from our dealer manager and our Advisor’s investor relations group endeavors to meet any such reasonable request electronically or in person. Costs to provide this unitholder service are not material to our total operational budget.

In the event that the SEC promulgates rules and/or in the event that the applicable guidelines of the North American Securities Administrators Association, Inc., are amended so that, taking these changes into account, our reporting requirements are reduced, we may cease preparing and filing some of the aforementioned reports if the managers determine this action to be in the best interest of us and if this cessation is in compliance with the rules and regulations of the commission and state securities law and regulations, both as then amended.

PLAN OF DISTRIBUTION

This is a continuous offering of units as permitted by the federal securities laws. We are publicly offering three classes of units of our limited liability company interest: Class A units, Class C units and Class I units. We are offering a maximum of $1,150,000,000 in units of our limited liability company interest, consisting of up to $1,000,000,000 in units in our primary offering and up to $150,000,000 in units pursuant to our distribution reinvestment plan. We reserve the right to reallocate the units we are offering between the primary offering and our distribution reinvestment plan. We are offering to sell any combination of Class A, Class C, and Class I units with a dollar value up to the maximum offering amount and we reserve the right to reallocate among these classes of units. Our Initial Offering commenced in February 2013. As of September 30, 2015, we raised approximately $117 million through the Initial Offering, including $2.6 million of gross proceeds under the distribution reinvestment plan. We expect to commence this offering after the termination of our Initial Offering. We may sell the units in this offering until [●], 2017; however, we may decide to extend this offering, which may be for up to an additional 6 months, or we may terminate the offering earlier. In some states, we will need to renew our registration annually in order to continue offering units. Therefore, we may have to stop selling units in any state in which our registration is not annually renewed or otherwise extended. The dealer manager is not required to sell any specific number, dollar amount or class of units but will use its best efforts to sell the units offered.

Our Class A units, Class C units and Class I units are available for different categories of investors and/or different distribution channels. Class I units are available for purchase to institutional clients. Class A and C units each are available for purchase by the general public through different distribution channels. Only Class A units are available for purchase in this offering by our executive officers and board of managers and their immediate family members, as well as officers and employees of our Advisor and other affiliates of our Advisor and their immediate family members and, if approved by our management, joint venture partners, consultants and other service providers.

The unit classes have different selling commissions and dealer manager fees. In addition, Class C units also have a distribution fee, as described below. When deciding which class of units to buy, you should consider, among other things, whether you are eligible to purchase one or more classes of units, the amount of your investment, the length of time you intend to hold the units (assuming you are able to dispose of them), the selling commission and fees attributable to each class of units and whether you qualify for any selling commission discounts described below. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of units you may be eligible to purchase.

Investments are made by completing and properly executing a subscription agreement. The initial minimum permitted purchase is $2,000. Additional purchases must be for a minimum of $500, except for purchases made pursuant to our distribution reinvestment plan. Your investment funds must be submitted with the subscription agreement. We admit our unitholders on a daily basis.

We determine our net asset value for each class of units each quarter. We are currently selling our units on a continuous basis at an offering price of $10.00 per Class A unit, $9.576 per Class C unit and $9.186 per Class I unit; however, to the extent that our net asset value on the most recent valuation date increases above or decreases below our net proceeds per unit as stated in this prospectus, our board of managers will adjust the offering prices of all classes of units to ensure that no unit is sold at a price, after deduction of selling commissions, dealer manager fees and organization and offering expenses, that is above or below our net asset value per unit as of the most recent valuation date. Promptly following any such adjustment to the offering prices per unit, we will file a prospectus supplement or post-effective amendment to the registration statement with the SEC disclosing the adjusted offering prices, and we will also post the updated information on our website at www.trilincglobalimpactfund.com. The adjusted offering prices become effective five business days after our board of managers determines to set the new prices and we publicly disclose such prices.

To purchase units in this offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix B) for a specific dollar amount and pay such amount at the time of subscription. The initial minimum permitted purchase is $2,000. Additional purchases must be made for a minimum of $500, except for purchases made pursuant to our distribution reinvestment plan. You should make your check payable to “TriLinc Global Impact Fund, LLC.” Subscriptions are effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Pending acceptance of your subscription, proceeds are deposited into an account for your benefit. Subscriptions are accepted or rejected within 10 business days of receipt of each completed subscription agreement by us and, if rejected, all funds are returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. In no event will the investors be admitted as members of our limited liability company any later than the last day of the calendar month following the date their subscription was accepted by the Company. We are not permitted to accept a subscription for the units until at least five business days after the date you receive the final prospectus. If we accept your subscription, our transfer agent will mail you a confirmation of acceptance.

Dealer Manager

Our dealer manager is SC Distributors, an affiliate of Strategic Capital and a member of FINRA. The dealer manager is headquartered at 610 Newport Center Drive, Suite 350, Newport Beach, CA 92660. Our dealer manager acts as a distributor of units offered by this prospectus. In 2014, SC Distributors was acquired by RCAP. SC Distributors continues to operate as a standalone business entity.

Underwriting Compensation

We have entered into a dealer manager agreement with our dealer manager and have the following compensation arrangements in connection with this offering. We do not pay referral or similar fees to any accountant, attorneys or other persons in connection with the distribution of units. Underwriting compensation includes selling commissions, dealer manager fees, distribution fees in connection with Class C units, marketing support fees, wholesaling compensation and expense reimbursements, expenses relating to sales seminars and sales incentives, legal and due diligence expenses.

Summary

The following table shows the selling commissions payable at the time you subscribe for units in the primary offering, which selling commissions are subject to the provisions for a waiver or reduction in certain circumstances as described below:

Maximum up-front selling commissions as a % gross proceeds from such class of units (1)
Class A units	7.00%
Class C units	3.00%
Class I units	None

(1)	The selling commissions may be reduced or waived in certain circumstances. See “— Special Discounts.”

The following table shows the fees we will pay the dealer manager with respect to each class of units. The dealer manager fee is payable at the time you subscribe for units in the primary offering and the distribution fee for Class C units is payable on an ongoing basis:

	Class A	Class C	Class I
Dealer Manager Fee (1)	2.75%	2.75%	1.75%
Distribution Fee (2)	None	0.80%	None

(1)	The dealer manager fee is a percentage of gross proceeds in the primary offering for such class. The dealer manager fee may be reduced or waived at the direction of the dealer manager in certain circumstances. See “— Special Discounts” and “— Volume Discounts.”
(2)	The distribution fee accrues daily in an amount equal to 1/365th of 0.80% of the amount of the net asset value for the Class C units for such day, on a continuous basis from year to year subject to certain limitations under applicable FINRA rules.

In no event will aggregate underwriting compensation paid exceed 10.0% of gross proceeds of our offering at the termination of the offering. We do not pay any selling commissions on any units sold pursuant to our distribution reinvestment plan.

Selling Commissions — Class A Units

We pay the dealer manager selling commissions on Class A units sold in the primary offering of up to 7.00% of the gross proceeds from the sale of such Class A units. All of the selling commissions are expected to be re-allowed to participating broker-dealers. We do not pay selling commission on any Class A units sold pursuant to our distribution reinvestment plan. Selling commissions may be reduced or waived in certain circumstances. See “— Special Discounts” and “— Volume Discounts.”

Selling Commissions — Class C Units

We pay the dealer manager selling commissions on Class C units sold in the primary offering of up to 3.00% of the gross proceeds from the sale of such Class C units. All of the selling commissions are expected to be re-allowed to participating broker-dealers. We do not pay selling commission on any Class C units sold pursuant to our distribution reinvestment plan. Selling commissions on Class C units may be reduced or waived in certain circumstances. See “— Special Discounts” and “— Volume Discounts.”

Selling Commissions — Class I Units

We do not pay selling commissions on any Class I units.

Dealer Manager Fee — Class A and Class C Units

We pay the dealer manager a dealer manager fee for coordinating our marketing and distribution efforts on Class A and Class C units sold in the primary offering. The dealer manager fee on Class A and Class C units sold in the primary offering will be up to 2.75% of the gross proceeds from the sale of such Class A and Class C units. The dealer manager may re-allow a portion of the dealer manager fee to participating broker-dealers. We do not pay dealer manager fees on any Class A or Class C units sold pursuant to our distribution reinvestment plan. Dealer manager fees with respect to Class A and C units may be waived or reduced in certain circumstances. See “— Special Discounts” and “— Volume Discounts.”

Dealer Manager Fee — Class I Units

For coordinating our marketing and distribution efforts, we pay our dealer manager a dealer manager fee on Class I units sold in the primary offering of up to 1.75% of the gross proceeds from the sale of such Class I units. The dealer manager may re-allow a portion of the dealer manager fee to participating broker-dealers and servicing broker-dealers. We do not pay dealer manager fees on any Class I units sold pursuant to our distribution reinvestment plan. Dealer manager fees with respect to Class I units may be waived or reduced in certain circumstances. See “— Special Discounts” and “— Volume Discounts.”

Distribution Fee — Class C Units Only

We pay the dealer manager a distribution fee with respect to our Class C units as additional compensation for selling units in the offering and for ongoing unitholder services. The distribution fee accrues daily in an amount equal to 1/365th of 0.80% of the amount of the net asset value for the Class C units for such day on a continuous basis from year to year. The distribution fee is payable in arrears on a quarterly basis. The dealer manager may re-allow all or any portion of the distribution fee to participating broker-dealers and servicing broker-dealers. We will continue paying distribution fees with respect to Class C units sold in this offering until the earlier to occur of the following: (i) a listing of the Class C units on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds of our primary offering, or (iii) there are no longer any Class C units outstanding. Because the distribution fee is based on our net asset value for Class C units, it is payable with respect to all Class C units, including Class C units issued under our distribution reinvestment plan. We do not pay the distribution fee on Class A and Class I units.

Other Compensation

If an investor purchases units in our primary offering net of commissions through a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice and if in connection with such purchase the investor must also pay a broker-dealer for custodial or other services relating to holding the units in the investor’s account, we reduce the aggregate purchase price of the investor’s units by the amount of the annual custodial or other fees paid to the broker-dealer in an amount up to $250. Each investor receives only one reduction in purchase price for such fees and this reduction in the purchase price of our units is only available for the investor’s initial investment in our units. The investor may request the “Request for Broker Dealer Custodial Fee Reimbursement Form” from his or her financial advisor and must include this form with his or her subscription agreement to have the purchase price of the investor’s initial investment in units reduced by the amount of his or her annual custodial fee.

In addition, we and, to a lesser extent, our affiliates may reimburse our dealer manager and its associated persons and affiliates for other expenses incurred, including expenses related to bona fide training and education meetings, sales seminars, wholesaling activities and legal expenses. We may also reimburse for accountable and non-accountable expenses such as for marketing support and due diligence. Amounts paid by us to our dealer manager may be paid by our dealer manager to any participating broker-dealers. We may also reimburse the participating broker-dealers for certain expenses incurred in connection with this offering. Expenses that we may pay to participating broker-dealers, or those expenses our dealer manager reallows to participating broker-dealers, are subject to reimbursement for reasonable out-of-pocket expenses incurred and supported by a detailed and itemized invoice or similar statement from the participating broker-dealer that demonstrates the actual expenses incurred and include reimbursements for costs and expenses related to investor and broker-dealer sales and training meetings, broker-dealer training and education meetings for such meetings conducted by us, our dealer manager or participating broker dealers and including costs of technology associated with the offering and other costs and expenses related to such technology costs.

We, or our affiliates, may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers. The value of any non-cash compensation that are gifts may not exceed an aggregate of $100 per sales person, per year in accordance with FINRA regulations. In the event other incentives are provided to registered representatives of the dealer manager or the participating broker-dealers, those incentives are paid only in cash, and such payments are made only to the dealer manager, not to participating broker-dealers or to their registered representatives. This offering is being made in compliance with Conduct Rule 2310 of FINRA. Under the rules of FINRA, the maximum compensation payable to members of FINRA participating in this offering may not exceed 10% of our gross offering proceeds as of the termination of the offering. FINRA rules also limit our total organization and offering expenses (including selling commissions, bona fide due diligence expenses and underwriting compensation) to 15% of our gross offering proceeds.

To the extent permitted under applicable law and our operating agreement, we have agreed to indemnify the dealer manager, participating broker-dealers, and selected registered investment advisors against certain liabilities arising under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement.

The dealer manager and/or participating broker-dealers are required to deliver a copy of the prospectus to each potential investor. We may make this prospectus, our subscription agreement, certain offering documents, administrative and transfer forms, as well as certain marketing materials, available electronically to the dealer manager and participating broker-dealers as an alternative to paper copies when possible. If the dealer manager or a participating broker-dealer chooses to offer electronic delivery of these documents to an investor, it will comply with all applicable requirements of the SEC and FINRA and any laws or regulations related to the electronic delivery of documents.

Unit Distribution Channels

Our dealer manager uses multiple distribution channels to sell our units. These channels may have different selling commissions or dealer manager fees, and, in the case of Class C units, distribution fees, which may determine whether that broker-dealer makes available to you Class A, Class C or Class I units, and the purchase price of such units. See “— Special Discounts.”

Our dealer manager engages participating broker-dealers in connection with the sale of the units of this offering in accordance with participating broker-dealer agreements. Except as otherwise described, selling commissions, dealer manager fees and, in the case of Class C units, distribution fees, are paid by us to our dealer manager in connection with such sales.

We deliver units through independent investment advisors (affiliated with registered broker-dealers) and through banks and other entities exempt from broker-dealer registration and acting as trustees or fiduciaries.

Subject to compliance with applicable regulations, we may sell units directly to certain institutional investors in negotiated transactions in which no party is acting as an underwriter, dealer or agent. We determine the per unit price through negotiations with these institutional investors.

Investments through IRA Accounts

If you would like to purchase units through an IRA account, First Trust Retirement has agreed to act as IRA custodian for purchasers of our units as described below; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with First Trust Retirement for an investment in our units, we pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. After we pay the first calendar year base fee, investors are responsible for the annual IRA maintenance fees charged by First Trust Retirement charged at the beginning of each calendar year. Further information about custodial services is available through your broker or through our dealer manager at 1-888-292-3178.

Special Discounts

If an investor purchases our units through one of the channels described below, we may sell the units at a negotiated discount, reflecting reduced or waived selling commissions or dealer manager fees in connection with such purchases. We expect to receive substantially the same net proceeds for sales of units through these channels. Neither our dealer manager nor its affiliates are expected to compensate any person engaged as a financial advisor by a potential investor to induce such financial advisor to advise favorably for an investment in us.

Class A and Class C Units

The selling commission is waived and, except as indicated below, the dealer manager fee may be waived or reduced at the discretion of the dealer manager, in connection with the following categories of sales:

•	sales in which an investor pays a broker-dealer a fixed fee, e.g., a percentage of assets under management, for investment advisory and broker-dealer services, which is referred to as a “wrap fee;”

•	sales made by certain selected participating broker-dealers at the discretion of the dealer manager;

•	sales in managed accounts that are managed by participating broker-dealers or their affiliates; or

•	sales to employees of selected participating broker-dealers (except that the dealer manager fee will be paid in full).

In addition, the dealer manager may reduce or waive selling commissions and may reduce dealer manager fees with respect to sales of Class A and Class C units to institutional clients aggregated through an omnibus account.

Class I Units

At the discretion of the dealer manager, the dealer manager fee may be reduced or waived in situations in which the Class I investor:

•

has engaged the services of a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment advisor that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•

is investing through a bank, investment advisor or other entity exempt from broker-dealer registration acting as trustee or fiduciary, where the investor has delegated the decision-making authority for the investment made through the account; or

•	is granted a waiver or reduction at the discretion of the dealer manager.

In addition, the dealer manager may reduce or waive any dealer manager fees with respect to sales of Class I units to institutional clients aggregated through an omnibus account.

Friends and Family

Our executive officers and managers and their immediate family members, as well as officers and persons associated with our Advisor and its members and their affiliates and their immediate family members (including spouses, parents, grandparents, children and siblings) and other individuals designated by our management, and, if approved by our board of managers, joint venture partners, consultants and other service providers, may purchase Class A units in this offering at a discount. The purchase price for such units is currently $9.30 per unit, reflecting the fact that selling commissions in the amount of $0.70 per unit is waived and not payable in connection with such units. There is no limit on the number of Class A units that may be sold to such persons.

Volume Discounts

In connection with sales of over $500,000 in any combination of Class A, Class C and Class I units to a qualifying purchaser (as defined below), a participating broker-dealer may offer such qualifying purchaser a volume discount by reducing or eliminating the selling commissions, where applicable, and/or reducing dealer manager fees. Such reductions are credited to the qualifying purchaser by reducing the total purchase price payable by the qualifying purchaser for the units purchased by the qualifying purchaser. The net proceeds to us from sales of units eligible for a volume discount are the same as from other sales of the units.

The following table illustrates the various discount levels that will be offered to qualifying purchasers by participating broker-dealers for units purchased in the primary offering:

Dollar Amount of Units Purchased	Class A			Class C			Class I
	Selling Commission Percentage	Dealer Manager Fee	Purchase Price per Unit to Investor (1)	Selling Commission Percentage	Dealer Manager Fee	Purchase Price per Unit to Investor (2)	Selling Commission Percentage	Dealer Manager Fee	Purchase Price per Unit to Investor (3)
$500,000 or less	7.00%	2.75%	$10.00	3.00%	2.75%	$9.576	—	1.75%	$9.186
$500,001-$1,000,000	6.00%	2.75%	$9.890	2.50%	2.75%	$9.525	—	1.75%	$9.186
$1,000,001-$2,000,000	5.00%	2.75%	$9.783	2.00%	2.75%	$9.475	—	1.75%	$9.186
2,000,001-$3,000,000	4.00%	2.75%	$9.678	1.50%	2.75%	$9.426	—	1.75%	$9.186
$3,000,001-$5,000,000	3.00%	2.35%	$9.535	1.00%	2.35%	$9.338	—	1.50%	$9.162
$5,000,001-$10,000,000	2.00%	2.35%	$9.435	0.50%	2.35%	$9.290	—	1.50%	$9.162
$10,000,001 and above	1.00%	2.15%	$9.319	0.00%	2.15%	$9.223	—	1.35%	$9.149

(1)	Assumes $10.00 per unit offering price. Discounts will be adjusted appropriately for changes in the offering price.
(2)

Assumes $9.576 per unit offering price. Discounts will be adjusted appropriately for changes in the offering price. We also pay the dealer manager a distribution fee with respect to the Class C units, which accrues daily in an amount equal to 1/365th of 0.80% of the amount of the net asset value for the Class C units for such day on a continuous basis from year to year.

(3)	Assumes $9.186 per unit offering price. Discounts will be adjusted appropriately for changes in the offering price.

All selling commission and dealer manager rates set forth in the table above are calculated assuming a purchase price of $10.00 per Class A unit, $9.576 per Class C unit and $9.186 per Class I unit. We apply the reduced per unit purchase price, selling commission, if applicable, and dealer manager fee, set forth in the table above to the entire purchase, not just the portion of the purchase which exceeds the $500,000 unit purchase threshold, provided the purchase of all such units is made at one time. For example, a purchase of 300,000 of Class A units in a single transaction would result in a purchase price of $2,903,400.00 ($9.678 per unit) and selling commissions of $116,136.00.

To qualify for a volume discount as a result of multiple purchases of units, an investor must use the same participating broker-dealer for each purchase and must complete a subscription form for additional purchases, a form of which is included in Appendix B. Once an investor qualifies for a volume discount, the investor is eligible to receive the benefit of such discount for subsequent purchases of units in the primary offering made through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in selling commissions or dealer manager fees, the volume discount applies only to the current and future investments.

The following persons qualify as a “qualifying purchaser,” and, to the extent purchased through the same participating broker-dealer, may combine their purchases as a “single qualifying purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employee’s trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

•	all commingled trust funds maintained by a given bank.

In the event a person wishes to have his or her subscription combined with others as a single qualifying purchaser, that person must request such treatment in writing at the time of that person’s subscription and identify the subscriptions to be combined. Any combination request is subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. If the subscription agreements for the combined subscriptions of a single qualifying purchaser are submitted at the same time, then the selling commissions payable and the discounted unit purchase price are allocated pro rata among the combined subscriptions on the basis of the respective subscription amounts being combined. Otherwise, the volume discount provisions apply only to the subscription that qualifies the single qualifying purchaser for the volume discount and the subsequent subscriptions of that single qualifying purchaser.

Only the units purchased in the primary offering are eligible for volume discounts. Units purchased through our distribution reinvestment plan are not eligible for a volume discount and do not count toward aggregate purchase amounts for the purposes of determining for which purchase price discount level an investor is eligible.

DISTRIBUTIONS

We pay distributions pursuant to the terms of our operating agreement on a monthly basis. Our board of managers sets the daily record dates. From time to time, we may also pay interim distributions at the discretion of our board. Distributions are subject to the board of managers’ discretion and applicable legal restrictions and accordingly, there can be no assurance that we will make distributions at a specific rate or at all. The cash distributions with respect to the Class C units will be lower than the cash distributions with respect to Class A and Class I units because of the distribution fee relating to Class C units, which is allocated as a Class C specific expense. Amounts distributed to each class will be allocated among the unitholders in such class in proportion to their units.

Generally, it is our policy to pay distributions from interest income, capital gains and any fees paid by borrowers. All distributions were or will be paid in cash during the first two business days following the completion of each month to which they relate or reinvested in our units for those investors participating in our distribution reinvestment plan on the last calendar day of each month to which they relate. Because the timing of interest income, capital gains and fee income may vary for certain investments, and because we may need to utilize such income during any given period to fund certain of our expenses, we expect that at least during the early stages of our development, we may pay distributions in anticipation of income to be realized at a later date and that we may pay such distributions in advance of receipt of said funds. In these instances, we generally fund distributions through our Advisor’s deferral of its management fee. Distributions of cash to our investors should not be taxable unless such distributions exceed a unitholder’s adjusted tax basis in his or her interest in the Company. For a more detailed discussion of the taxation of the Company and distributions received from the Company, you are encouraged to read section “Material Federal Income Tax Considerations” below. We are not prohibited from distributing our own securities in lieu of making cash distributions to unitholders, provided that the securities distributed to unitholders are readily marketable.

It is our general policy not to fund distributions using the proceeds of our public offerings. However, our board of managers has the authority, under our operating agreement, to the extent permitted by law, to pay distributions from any source, including but not limited to borrowings, the proceeds of our public offerings, capital contributions from the Sponsor, cash resulting from a waiver or deferral of fees, or the sale of any subsequent Company securities, provided, however that no funds may be advanced or borrowed for purpose of distributions, if the amount of such distributions exceeds our accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to such revenues. We have not established a cap on the use of proceeds to fund distributions. During the quarters ending December 31, 2013 and March 31, 2014, the Sponsor made capital contributions in the amount of $51,034 and $31,750, respectively, which were added to our cash flow from operations in order to cover the distributions made during those quarters. If we continue to pay distributions from sources other than cash flow from operations, we will have less funds available for investments and your overall return will be reduced. In addition, as of September 30, 2015, the Sponsor has agreed to pay a cumulative total of approximately $5.97 million of operating expenses. If our Sponsor does not absorb our operating expenses, the distributions would need to be reduced.

The following table summarizes our distributions declared since we commenced operations on June 11, 2013, including the breakout between the distributions paid in cash and those reinvested pursuant to our distribution reinvestment plan:

					Sources
Quarters ended	Amount per Unit	Cash Distributions	Distributions Reinvested	Total Declared	Cash Flows from Operating Activities	Cash Flows from Financing Activities (1)
Quarter ended March 31, 2015	$0.17377	$944,850	$441,310	$1,386,160	$944,850	$—
Quarter ended June 30, 2015	$0.17570	1,079,421	556,073	1,635,494	1,079,421	—
Quarter ended September 30, 2015	$0.17764	1,263,851	744,903	2,008,754	1,263,851	—

Total for 2015		$3,288,122	$1,742,286	$5,030,408	$3,288,122	$—

Quarter ended March 31, 2014	$0.15577	$251,016	$71,482	$322,498	$219,266	$31,750
Quarter ended June 30, 2014	$0.16970	349,070	151,603	500,673	349,070	—
Quarter ended September 30, 2014	$0.17764	544,594	242,582	787,176	544,594	—
Quarter ended December 31, 2014	$0.17764	794,372	347,002	1,141,374	794,372	—

Total for 2014		$1,939,052	$812,669	$2,751,721	$1,907,302	$31,750

Quarter ended September 30, 2013	$0.15924	$46,681	$21,770	$68,451	$46,681	$—
Quarter ended December 31, 2013	$0.15924	169,699	28,492	198,191	118,665	51,034

Total for 2013		$216,380	$50,262	$266,642	$165,346	$51,034

(1)	Capital contribution from our Sponsor

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax implications of making an investment in us. The law firm of Greenberg Traurig LLP serves as our counsel on taxation matters and has provided an opinion on certain tax matters as indicated below. For the purposes of this section, references to “Company,” “we,” “us,” or “our” refers only to TriLinc Global Impact Fund, LLC and not its subsidiaries or lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the Regulations, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and currently do not anticipate seeking an advanced ruling of the IRS regarding any matter discussed in this prospectus. This summary is also based on the assumption that we operate the Company and its affiliates in accordance with the terms of their organizational documents. This summary is for informational purposes only and does not purport to discuss all aspects of U.S. federal income taxation that may be of interest or important to a given investor in light of his or her particular investment or tax circumstances, or to investors subject to special tax provisions, including but not limited to the following:

•	Financial Institutions;

•	Insurance Companies;

•	Broker-Dealers;

•	Regulated Investment Companies;

•	Partnerships and Trusts;

•	Persons who hold units on behalf of other persons as a nominee;

•	Persons who receive units through the exercise of employee unit options or otherwise as compensation;

•	Persons holding units as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security,” or other integrated investment;

•	“S” Corporations;

•	And, except to the extent discussed below:

•	Tax-Exempt Organizations; and

•	Foreign Investors.

This summary assumes that investors hold their investment in us as a capital asset, which generally means as property held for investment.

The federal income tax treatment of our unitholders depends, in some instances, on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular unitholder depend on such unitholder’s particular tax circumstances. You are urged to consult with your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of your interest in us.

Classification as Partnership

We believe that we are classified, and intend to continue to be classified as a partnership for federal income tax purposes. We have received an opinion of Greenberg Traurig LLP, our counsel, that under the provisions of the Code and the Regulations, as in effect on the date of the opinion, as well as under the relevant authority interpreting the Code and the Regulations, we will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation.

Counsel’s opinion is based upon the facts described in this prospectus and upon facts and assumptions as they have been represented to counsel by our managers or determined by them as of the date of the opinion. Counsel has not independently audited or verified the facts represented to them. Any alteration of the facts may adversely affect the opinion rendered. In addition, the opinion of counsel described above is not binding on the IRS or the courts. The general partner intends to take appropriate steps to prevent interests in us from being considered publicly traded and may take other reasonable steps to prevent or reduce the likelihood that we will be characterized as a publically traded partnership that is taxable as a corporation.

As a partnership for tax purposes, the Company itself is not subject to federal income tax. We have and will continue to file an annual partnership information return with the IRS reporting the results of our operations. Each unitholder is required to report separately on its income tax return its distributive share of our ordinary income or loss, net long-term capital gain or loss and net short-term capital gain or loss, if any and all other items of income or loss. Each unitholder’s distributive share of our taxable income and gain is generally taxable, regardless of whether the unitholder has received or will receive a distribution from us.

If the Company were instead classified as an association or publicly-traded partnership taxable as a corporation, the Company itself would be subject to a federal income tax on any taxable income at regular corporate tax rates. Unitholders would not be entitled to take into account their distributive share of the Company’s deductions or credits, and would not be subject to tax on their distributive share of our income. Distributions to unitholders would be treated as dividends to the extent of our accumulated and current earnings and profits. Any excess would be treated as a return of capital to the extent of the unitholder’s tax basis, and thereafter as capital gain. If for any reason the Company becomes taxable as a corporation prospectively, a constructive incorporation may be deemed to have occurred. In the event that our liabilities exceeded the tax basis of our assets at the time of any constructive incorporation, unitholders may realize gain equal to their share of the excess of liabilities over basis.

Generally, a “publicly traded partnership” for federal tax purposes is any entity whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Applicable Regulations (the “Section 7704 Regulations”) provide guidance with respect to such classification standards, and create certain safe harbor standards which, if satisfied, generally preclude classification as a publicly traded partnership. Failure to satisfy a safe harbor provision under the Section 7704 Regulations will not cause an entity to be treated as a publicly traded partnership if, taking into account all facts and circumstances, the members are not readily able to buy, sell or exchange their interests in a manner that is comparable, economically, to trading on an established securities market.

We do not believe that the units will be traded on an established securities market or a secondary market or a substantial equivalent thereof as defined in the Section 7704 Regulations. Greenberg Traurig LLP has opined that, under the provisions of the Code and the Regulations, as in effect on the date of the opinion, as well as under the relevant authority interpreting the Code and the Regulations, and based on the representations we have made, the Company will not be treated as a publicly traded partnership within the meaning of Section 7704 of the Code. In connection with receiving this opinion, we have represented that we will not take any affirmative action to intentionally establish a market for the units; that we will use our best efforts to ensure that the units will not be deemed to be traded on an established securities market or a secondary market in the future; and that we will strictly adhere to our operating agreement, which contains transfer restrictions intended to avoid publicly traded partnership status. We also have represented that we will limit transfers, including redemptions, to the extent necessary to prevent us from being classified as a publicly traded partnership.

Based upon the legislative history of Section 7704 of the Code, the text of the 7704 Regulations, our anticipated operations as described in this prospectus and the operating agreement, and the representations provided by us, counsel has concluded that we should not be classified as a publicly traded partnership under Section 7704 of the Code. The safe harbor provisions contained in the Section 7704 Regulations are complex, and counsel’s determination regarding publicly traded partnership status is necessarily based upon future facts not yet in existence. For example, although we will use our best efforts to make sure that a secondary market or substantial equivalent thereof does not develop for the units, there can be no assurance that a secondary market for the units will not develop. Thus, no assurance can be given that the IRS will not successfully assert that we should be classified as a “publicly traded partnership” for this purpose. Subject to the “qualifying income” exception discussed below, our classification as a “publicly traded partnership” would result in our being taxable as a corporation.

If we were treated as a “publicly traded partnership” for tax purposes, we would nonetheless remain taxable as a partnership if 90 percent or more of our gross income for each taxable year in which we were a publicly traded partnership consisted of “qualifying income.” For this purpose, qualifying income generally includes, among other things, interest, real property rents and gain from the sale or other disposition of real property. However, qualifying income does not include real property rents that are contingent on the profits of the lessees or income from the rental or lease of personal property. In addition, interest is not treated as “qualifying income” if the interest either (i) is derived in the conduct of a financial business or (ii) subject to exceptions, is contingent on the income or profits of any person. Given the nature of our lending activities, no assurance can be given that the IRS would not successfully assert that our interest income is not qualifying income, in which case this exception would not be available. If we were classified as a publicly traded partnership but satisfied the qualifying income exception to corporate taxation, the passive activity loss limitations discussed below would be required to be applied on a segregated basis to a unitholder’s investment in the units.

The Regulations set forth broad “anti-abuse” rules authorizing the IRS to recast transactions either to reflect the underlying economic arrangement or to prevent the circumvention of the intended purpose of any provision of the Code. Our managers are not aware of any fact or circumstance which could cause these rules to be applied to us, However, if any of the transactions that we enter into were to be recharacterized under these rules, or we ourselves were to be recast as a taxable entity under these rules, material adverse tax consequences to all of the unitholders might occur.

Taxation of Unitholders in General

As indicated above, in general, the Company is classified as a partnership for federal income tax purposes and, as a partnership, we are not a taxable entity. Rather, our items of income, gain, loss, deduction and credit (if any), and the character of such items (e.g., as interest or dividend income, as investment interest deductions or as capital gain or ordinary income), generally flows through to the unitholders, with each unitholder reporting its distributive share of the items on the unitholder’s federal income tax return for the taxable year which includes the end of the Company’s year. The unitholders are taxed on the Company’s income regardless of whether they receive distributions from the Company. The Company is an accrual basis taxpayer and recognizes income from accrual of interest income, regardless of whether the interest payments are received by the Company. Thus, it is possible that a unitholder could incur income tax liability with respect to its share of the income of the Company without receiving a distribution from the Company to pay such liability. In general, cash distributions from the Company to a unitholder (including a deemed distribution from a reduction in the unitholder’s share of the Company liabilities) will not be taxable except to the extent that distributions during a year exceed the unitholder’s share of the Company’s taxable income for the year and the unitholder’s tax basis in its interest in the Company.

As discussed above, the payment of the distribution fee with respect to the Class C units is deemed to be paid from cash distributions that would otherwise be distributable to the Class C unitholders. Accordingly, the holders of Class C units receive a lower cash distribution to the extent of such Class C unitholder’s obligation to pay such fees. Because the payment of such fees is not a deductible expense for tax purposes, the taxable income of the Company allocable to the Class C unitholders may, therefore, exceed the amount of cash distributions made to the Class C unitholders.

Prospective U.S. investors should note that they may be subject to a special Medicare tax on certain investment income. In general, in the case of an individual, this tax is computed at a rate of 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the prescribed threshold amounts ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, this tax is imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, and (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a prescribed threshold. Unitholders should note that a unitholder’s distributive share of the Company’s taxable income or gain will generally be included as investment income for purposes of this tax. Further, any taxable gain from a unitholder’s disposition of an Interest must be taken into account by the unitholder, for purposes of the application of this tax, as if the Company had sold all its properties for their fair market value immediately before such disposition.

The Company uses the accrual method of accounting to report income and deductions for tax purposes, prepares its financials using GAAP, and computes distributions based on actual cash receipts, disbursements and reserves. It reports on the basis of a taxable year, which is generally the calendar year, or other taxable period as required by the Code. The Company files an annual federal informational tax return, Form 1065, reporting its operations for each taxable year or taxable period to the IRS and, after each taxable year or taxable period, provides unitholders with the information on Schedule K-1 to Form 1065 necessary to enable them to include in their tax returns the tax information arising from their investments in the Company. The Code generally requires that the unitholders file their returns in a manner consistent with the treatment of the Company items on the Company return, unless a statement is filed with the IRS identifying the inconsistency.

Tax Allocations

Items of the Company’s income, gain, loss, deduction and credit (if any) are allocated to unitholders in accordance with the terms of the operating agreement. An allocation of income, gain, loss, deduction or credit among the unitholders under our operating agreement is not recognized and may be reallocated by the IRS for tax purposes if the allocation lacks “substantial economic effect” and is not in accordance with the unitholder’s interest in the Company. The operating agreement generally allocates profits and losses in the same manner as cash distributions are made and the Company believes these allocations are in accordance with the unitholders’ interests in the Company. However, there can be no assurance that the IRS will not challenge the allocations in the operating agreement and attempt to reallocate profits and losses (and the tax obligations associated with such items) among the unitholders and/or the managers. Counsel has not rendered an opinion on whether the Company’s allocations are in accordance with the unitholders’ interests in the Company. If the IRS were to challenge successfully any allocation of the Company’s income, gain, loss, deduction or credit (if any), additional income could be reallocated to a unitholder and the unitholder could otherwise be adversely affected. Each unitholder should consult with its tax advisor regarding the federal, state, local and foreign tax considerations applicable to an investment in the Company.

Distributions from the Company and Unitholder Tax Basis

While the Company is operating, a unitholder generally will not recognize gain on the receipt of a distribution of money from the Company (including any constructive distribution of money resulting from a reduction in the unitholder’s share of our liabilities), except to the extent that such a distribution exceeds the unitholder’s adjusted tax basis in its Company units. A unitholder’s tax basis in its units initially is the amount paid for such units, plus the unitholder’s allocable share (as determined for federal income tax purposes) of any liabilities of the Company, and is thereafter adjusted as required under the Code to give effect on an ongoing basis to the unitholder’s allocable share of our tax items, distributions and liabilities. The rules governing the taxation of partners and partnerships are quite complex, and unitholders are urged to consult their tax advisors concerning the tax consequences of an investment in the units in light of the investor’s particular circumstances and the impact on their individual tax.

Liquidating distributions may result in the recognition of taxable gain by the unitholder. Such gain will be recognized to the extent that the amount of money received (including any constructive distribution of money resulting from a reduction in the unitholder’s share of our liabilities) exceeds the unitholder’s adjusted tax basis in its units. A unitholder will recognize a loss only if the only distribution made to the unitholder consists of cash or of unrealized receivables or inventory (both as specially defined in the Code for this purpose), and then only if (and to the extent that) the unitholder’s adjusted tax basis in its interest exceeds the sum of the cash distributed and our adjusted basis for the unrealized receivables and inventory distributed to such unitholder. However, if substantially appreciated inventory or unrealized receivables (each as specially defined in the Code for this purpose) are distributed non-pro rata in liquidation, such distribution would be treated as a sale or exchange, with the result that the distributee unitholders could be required to recognize both ordinary income and capital gain on the distribution.

Any gain recognized by a unitholder on the receipt of a distribution from the Company, either prior to or upon the liquidation of its units, may include items of capital gain and items of ordinary income, depending upon the application of Section 751 of the Code to the distribution.

Income from Sale of Interest by Unitholder

Interests are not transferable without the consent of our board of managers and subject to other limitations specified in our operating agreement. If a unitholder does sell an interest, gain or loss will generally be recognized in an amount equal to the difference between (i) the amount realized (the sale proceeds plus the unitholder’s share of partnership liabilities of which the unitholder is relieved), and (ii) the unitholder’s adjusted tax basis in the interest. If the interest has been held for more than one year, any gain or loss will generally be long-term capital gain or loss. However, any amount received that is attributable to the unitholder’s share of the Company’s “unrealized receivables” (which is defined to include depreciation recapture property) and “substantially appreciated inventory” is treated as an amount received for a non-capital asset and may result in ordinary income. Currently, the maximum federal income tax rate on long-term capital gains recognized by individuals (i.e., gains with respect to capital assets held for more than one year, other than depreciation recapture and the ordinary income items referred to above) is 20 percent. Special rules will apply to the disposition of an interest by a foreign unitholder. Capital losses for a year may only be used to offset capital gains of the unitholder for such year or future years, plus $3,000 of ordinary income per year for individuals.

In the event that a unitholder sells its entire interest in the Company, the Company’s taxable year will close on the date of such sale with respect to the selling unitholder (but not the remaining unitholders). In such a case the tax items of the Company are prorated between the selling unitholder, the transferee unitholder and the remaining unitholders pursuant to Section 706 of the Code. In the event that a unitholder disposes of less than the entire interest, the Company’s tax year will not terminate with respect to the selling unitholder, but the selling unitholder’s proportionate share of items of income, gain, loss, deduction and credit will also be determined pursuant to Section 706 of the Code. Because Company income will generally flow through to the unitholder for the period prior to any sale of such unitholder’s units or liquidation of the Company, a selling unitholder may recognize taxable income substantially in excess of the cash, if any, received, in such a liquidation or sale.

Taxation of Company Investments

The federal income tax treatment of the Company’s investments is complex. Because the Company is taxable as a partnership for federal income tax purposes, the taxation of the Company’s investments impacts each of the unitholders. The characterization and treatment of the Company’s investments shall be made in a reasonable manner, in the sole discretion of the board of managers. The Company invests in different types of loans. The discussion below reflects a summary of the possible investments that the Company may make. However, the discussion below is not intended to limit the investment objectives of the Company.

Treatment of Loans Containing Participation Features. The Company may extend loans with an equity interest in the property securing the loans. With respect to loans containing such participation features, an issue may arise as to whether the relationship between the Company and the borrower is that of debtor and creditor or whether the Company is more properly construed as an “equity” investor in the borrower entity (e.g. as a partner or shareholder). If the Company is treated as a creditor of the borrower, a unitholder’s distributive share of income derived from the borrower will be treated as interest income. If the Company is treated as an equity investor in the borrower, the income from the participation feature of the loans and/or the stated interest may be treated as a distribution of profits of the partnership or a dividend (in the case of a borrower that is a corporation, to the extent of the borrower’s earnings and profits). If the borrower is a partnership, or if the loan creates a “deemed partnership,” the nature of the borrower’s income will dictate the treatment of such payments by the Company. Such treatment could result in UBTI for certain tax-exempt unitholders. If the borrower is a corporation, payment received by the Company may be characterized as dividends to the extent of the borrower’s earnings and profits, then as a return of capital to the extent of the Company’s adjusted tax basis in its “stock” in the borrower, and thereafter as capital gain to the extent of any distributions received in excess of such tax basis.

Repayment or Sale of Loans. No gain or loss is recognized by the Company upon the repayment of principal of a loan. The Company takes the position that it holds the loans it originates or acquires for investment purposes rather than as a dealer or as property held for sale to customers in the ordinary course of its trade or business. As a result, the Company generally takes the position that gain recognized on the sale or exchange of a loan constitutes capital gain and not ordinary income. However, there can be no assurance that the IRS would agree with this position. If the Company were held to be a dealer or if the loans were treated as property held for sale, the Company may recognize ordinary income on the sale of the loans rather than capital gain. Gain will also be treated as ordinary income to the extent the amount received upon the sale of the loan is for accrued but unpaid interest or original issue discount. Any gain recognized by the Company on the sale or exchange of a loan will generally be treated as a capital gain unless the Company is deemed to be a “dealer” in loans for federal income tax purposes (See “— Property Held Primarily for Sale; Potential Dealer Status” below) or the loan contains features that are subject to special rules, such as market discount. In such case, a portion or all of the entire gain, if any, may constitute ordinary income.

Property Held Primarily for Sale; Potential Dealer Status. The Company has been structured to act as a lender and to make or invest in loans. However, if the Company were at any time deemed for tax purposes to be holding one or more loans primarily for sale to customers in the ordinary course of business, any gain or loss realized upon the disposition of those loans would be taxable as ordinary income or loss rather than as capital gain or loss. Furthermore, such income would also result in UBTI to any investors that are tax-exempt entities. Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. The Company holds the loans for investment purposes and makes such occasional dispositions thereof as in the opinion of our managers are consistent with our investment objectives. Accordingly, the Company does not anticipate that it will be treated as a “dealer” with respect to any of its properties. However, there is no assurance that the IRS will not take the contrary position.

Original Issue Discount; Imputed Income. The Company may be subject to the original issue discount (“OID”) rules with respect to interest to be received with respect to certain loans, including, for example, if the interest rate on a loan varies over time according to fixed increases or decreases. If the Company holds loans with OID, the Company will be required to include amounts in taxable income on a current basis even though receipt of such amounts may not occur until a subsequent year. OID therefore could increase the amount of income taxable to the unitholders in a particular period without a corresponding increase in cash distributable to such unitholders. OID is includible in income as it accrues under a constant yield method, resulting in the reporting of interest income generally in increasing amounts each taxable year. The amount of OID recognized by the

Company with respect to a loan will increase our basis in that loan, and will, to that extent, reduce the amount of income the Company might otherwise recognize upon the receipt of actual payments on, or a disposition of, the loan.

Taxation of Market Discount. The Company may purchase loans at a discount. In such cases, payments of principal may be recharacterized as ordinary income to the extent of any accrued market discount (generally the difference between the amount paid for the loan and the face amount of the loan). Similarly, gain on the sale of such loans may be treated as ordinary income to the extent of any accrued market discount. In the alternative, taxpayers are permitted in some circumstances to include market discount in income as it accrues.

Modification of Debt Instruments. The Company may purchase existing loans as part of its activities and, in some cases, may negotiate changes in the terms of the loans. For tax purposes, modification of the debt may be treated as an exchange of the original debt instrument for a new debt instrument if the modification constitutes a “significant modification” as defined in the Regulations. Gain or loss may be recognized as a result of a significant modification. In addition, the deemed exchange of the old debt instrument for a new debt instrument may have collateral income consequences such as the creation of additional OID.

Limitations on Use of Tax Losses

In the case of unitholders that are individuals, estates, trusts, or certain types of corporations, the ability to utilize any tax losses generated by the Company, or to offset income generated by the Company with losses from other investments, may be limited under the “at risk” limitation in Section 465 of the Code, the passive activity loss limitation in Section 469 of the Code (subject to the discussion below), the limitation of loss pass-through to a unitholder’s outside basis in its Company interest (which applies to all unitholders), and other provisions of the Code and Regulations. Moreover, in the case of unitholders other than corporations, the ability to utilize certain specific items of deduction attributable to the investment activities of the Company (as opposed to its activities that represent a trade or business for federal income tax purposes) may be limited under the investment interest limitation contained in Section 163(d) of the Code, the 2% floor on miscellaneous itemized deductions (including investment expenses but not interest) in Section 67 of the Code, the reduction in itemized deductions (not including investment interest) of high-income individuals by Section 68 of the Code, and other provisions.

Passive Activity Loss Limitations

As discussed above, Section 469 of the Code restricts the deductibility of losses from a “passive activity” against certain income which is not derived from a passive activity. A passive activity generally includes any trade or business activity in which the taxpayer does not materially participate. In general, losses generated by a passive activity will only be allowed to offset income from a passive activity, as distinguished from “portfolio” income and active income. For this purpose, portfolio income generally includes interest, dividends, royalty or annuity income and gain from sales of portfolio assets, for example, property held for investment. However, interest does not constitute portfolio income if it is generated in the ordinary course of a lending business. Instead, any such interest income will ordinarily be treated as passive income to a member who does not materially participate in that lending business.

The Company believes that it is engaged in a lending trade or business. As a result, all or a portion of the income derived by investors from their investment in the Company will be treated as nonpassive income, even though any losses from such investment will likely be treated as passive income.

Company Organization, Syndication Fees and Acquisition Fees

Under Section 709 of the Code, all organization, syndication fees and acquisition fees must be capitalized. Although organization fees and expenses may, at the taxpayer’s election, be amortized for tax purposes, syndication expenses paid by the Company cannot be amortized. Syndication expenses include commissions, professional fees and printing costs in marketing sales of interests in the Company, brokerage fees and legal and accounting fees regarding disclosure matters. The Company believes that its expenses associated with this offering of units are syndication expenses that are not amortizable for tax purposes.

Section 754 Election

Pursuant to Section 754 of the Code, the Company may make an election to adjust the basis of its assets in the event of a sale by a unitholder of its interest or upon the occurrence of certain other events. Depending upon the particular facts at the time of any such event, such an election could increase or decrease the value of the interest to the transferee, because the election would increase or decrease the basis of our assets for the purpose of computing the transferee’s distributive share of our income, gains, deductions and losses. Our operating agreement authorizes our board of managers to make such an election. However, because the election, once made, cannot be revoked without obtaining the consent of the IRS, and because of the accounting complexities that can result from having such an election in effect, our board of managers does not presently intend to make this election. The absence of such an election by the Company may make it more difficult for a unitholder to sell their units.

The Code requires partnerships to adjust the basis of their assets in connection with a transfer of an interest in such partnership if there is a “substantial built-in loss” created immediately after the transfer. A substantial built-in loss exists if the adjusted basis in partnership property exceeds the fair market value of such property by more than $250,000. If such basis adjustments are required in connection with the transfer of an interest in the Company, it could impose significant accounting costs and complexities on the Company.

Tax-Exempt Investors

Tax-exempt organizations generally are subject to federal income tax on UBTI. Because the Company expects to use leverage to finance its investments, a substantial portion of the income of the Company will be UBTI under the debt-financed property rules of Section 514 of the Code. Accordingly, tax-exempt investors may recognize UBTI (subject to tax at corporate rates) from investments that are made or acquired by the Company. Our board of managers may (but is not required to) elect to utilize one or more subsidiary entities or structures in order to minimize UBTI. The use of such subsidiary entities or structures does not guarantee that tax-exempt investors will avoid UBTI.

Notwithstanding the foregoing, investments that the board of managers determines to cause the Company to acquire may be the type that generates UBTI. The board of managers of the Company has the right to structure the Company’s acquisition and operation of investments as it deems appropriate in its sole and absolute discretion. The board of managers is not liable for the recognition of any UBTI by a unitholder with respect to an investment in the Company, and potential investors can expect some or all of their profits from the Company to be UBTI. Each unitholder should consult with its own tax advisor regarding the federal, state, local and foreign tax considerations applicable to an investment in the Company.

We generally hold our loans for investment. Therefore, subject to the “debt financed property” rules discussed above, no UBTI should generally result from our disposition of these assets. While we conduct the activities of the Company in a manner so as to minimize or eliminate the risk of having the Company classified as a “dealer” for federal income tax purposes, the IRS may assert that we are operating as a “dealer” and this would cause the gain from the disposition of the assets to be considered UBTI.

In computing UBTI each year, a tax-exempt unitholder may deduct a proportionate share of all expenses which are directly connected with the activities generating such income or with the “debt-financed property,” as the case may be, and is also entitled to an annual exclusion of $1,000 with respect to UBTI. The Company is required to report to each unitholder that is an exempt organization information as to the portion of its income and gains from the Company for each year which will be treated as UBTI. The calculation of such amount with respect to transactions entered into by the Company is complex, and there is no assurance that our calculation of UBTI will be accepted by the IRS.

In general, if UBTI is allocated to an exempt organization, the portion of our income and gains which is not treated as UBTI will continue to be exempt from tax, as will the organization’s income and gains from other investments which are not treated as UBTI. Therefore, the possibility of realizing UBTI from its investment in the Company generally should not affect the tax-exempt status of such an exempt organization. However, certain exempt organizations are more sensitive to the receipt of UBTI and should not invest in the Company. For example, a charitable remainder trust will not be exempt from federal income tax under Section 664(c) of the Code for any year in which it has UBTI. Also, a title-holding company will not be exempt from tax if it has certain types of UBTI. Moreover, the charitable contribution deduction for a trust under Section 642(c) of the Code may be limited for any year in which the trust has UBTI.

If you are a benefit plan investor or other tax-exempt investor, you are strongly urged to consult your tax adviser with regard to the foregoing UBTI aspects of an investment in the Company. Furthermore, with regard to certain non-tax aspects of an investment in the Company you should consider the ERISA risks discussed in this prospectus.

Tax Audit

Any adjustment of a unitholder’s items pursuant to an IRS audit will generally be determined by a unified administrative proceeding at the Company level. Under our operating agreement, the board of managers is authorized to: (i) enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Company items; (ii) seek judicial review of any adjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Company’s principal place of business is located; (iii) enter into an agreement with the IRS to extend the period for assessing any tax; and (iv) take any other action on behalf of the Company in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law.

Adjustments, if any, to partnership items may require the unitholders to file amended tax returns; could result in the imposition of additional taxes, interest charges, and penalties; and could possibly lead to an audit of a unitholder’s own return and to adjustments not related to the Company.

State and Local Taxes

The foregoing discussion does not address the state and local tax consequences of an investment in the Company, and prospective investors are urged to consult their advisors with respect thereto. It should be noted that unitholders may be subject to state and local taxes, and may be required to file returns, in jurisdictions in which the Company may be deemed to be doing business or own property, or in which its income is otherwise sourced. An investment in the Company could subject a unitholder to taxation by such a state on non-partnership income as well. Certain of such states may require the Company to withhold state taxes on partnership income sourced in such state to the extent allocable to nonresidents (which amounts so withheld from a unitholder will be treated as Company distributions to such unitholder). The foregoing taxation may also be in addition to taxation by the unitholder’s state of residence (which may grant a tax credit for taxes paid in other states). Moreover, the Company itself may be subject to entity-level taxation in certain jurisdictions if it owns real estate or is considered to be engaged in business therein.

Withholding Taxes

The board of managers, in its discretion, may withhold and pay any taxes that the board of managers deems payable with respect to any unitholders, as applicable, and any such taxes may be deducted from any distribution otherwise payable to such unitholders. To the extent that the withholding on behalf of a unitholder exceeds the amount that would be distributed to it, such excess will be treated as a demand loan made by the Company to such unitholder that will bear an annual interest rate equal to the prime rate, as published daily by the Wall Street Journal. If a unitholder does not satisfy the demand loan within ten business days after receiving a demand request from the board of managers, such unitholder shall be a Defaulting Member, and the board of managers may exercise any of the remedies available to it with respect to the Defaulting Member.

Special Considerations for Non-U.S. Investors

The tax consequences applicable to prospective investors that are non-U.S. persons generally will depend on whether the Company is deemed to be engaged in a U.S. trade or business. Based on the nature of the investments to be made by the Company, and the nature of the activities contemplated by the Company, the board of managers believes that the Company will be deemed to be engaged in a U.S. trade or business. As a result, a non-U.S. investor would be subject to federal income tax each year on its distributive share of the taxable income of the Company that is deemed to be “effectively connected” with a U.S. trade or business, and would be required to file a U.S. federal income tax return, as if such investor were a U.S. citizen or resident, regardless of whether the Company makes any cash distributions. A 35% federal withholding tax generally will be imposed on a non-U.S. unitholder’s allocable share of any taxable income of the Company that is effectively connected with a U.S. trade or business (whether or not such income is distributed). Such withholding tax may be claimed as a credit against such unitholder’s substantive U.S. tax liability. There also may be state or local tax withholding. Prospective investors that are non-U.S. corporations also should be aware that the 30% U.S. “branch profits tax” (and potentially a “branch-level interest tax”) imposed by Section 884 of the Code may apply to an investment in the Company by a unitholder that is a non-U.S. corporation, although the tax rate may be reduced or the tax eliminated entirely for qualified residents of certain non-U.S. countries having tax treaties with the U.S. To the extent that the Company realizes any fixed, determinable, annual or periodical income (such as interest and dividend income) that is not effectively connected with a U.S. trade or business, such income distributed or allocable to a non-U.S. investor generally will be subject to a 30% federal withholding tax. Such withholding tax may be reduced or eliminated with respect to certain types of such income under any applicable income tax treaty between the U.S. and the non-U.S. unitholder’s country of residence or under the “portfolio interest” rules contained in Section 871 or 881 of the Code, provided that the non-U.S. unitholder provides proper certification as to his or her eligibility for such treatment. Any non-U.S. unitholder that is a governmental entity qualifying under Code Section 892 may be exempt from the 30% withholding tax that is generally applicable to any fixed, determinable, annual or periodical investment income distributed or allocable to a non-U.S. investor. All unitholders generally will be personally liable to the Company with respect to any withholding tax not satisfied out of their share of any distributions by the Company (plus interest if not repaid on demand).

A non-U.S. individual who directly invests (without the use of a “blocker” entity) in the Company would also (i) be subject to U.S. (and potentially state) estate tax with respect to the value of his or her interest in the Company and (ii) have to file state tax returns in states in which the Company and its subsidiaries do business.

Non-U.S. unitholders (like other unitholders) are required to make their capital contributions to the Company in which they invest in U.S. dollars, and any cash distributions made by such Company are made in U.S. dollars. Profits or losses realized by non-U.S. unitholders on the conversion of other currencies into U.S. dollars, if any, or of U.S. dollars into other currencies, are not reflected in the unitholders’ capital accounts and will not affect the amounts distributable by the Company to non-U.S. unitholders.

Other Matters

Basis for Description of Tax Consequences. The description of U.S. tax consequences set forth above is based on the provisions of our operating agreement, existing provisions of the Code, existing and proposed Regulations, existing administrative interpretations and court decisions, and certain assumptions. Future legislation, Regulations, administrative interpretations or court decisions could significantly change the treatment of an investment in the Company. Any such change could have retroactive application and therefore could apply to transactions that have taken place before such change occurs. In addition, some of the issues discussed above have not been addressed by administrative authorities or resolved by the courts. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of certain matters discussed herein or, if it does, that it will not be successful. No rulings have been or will be requested from the IRS. Furthermore, any changes in our operating agreement or the operations of the Company could affect the tax consequences described above.

Consultation with Advisors. The description of U.S. tax matters set forth above is not intended as a substitute for careful tax planning. It does not address all of the U.S. federal income tax consequences to investors in the Company, and does not address any of the foreign, state, local, estate or other tax consequences of such investment to any investor, except as otherwise specifically provided. Each prospective investor in the Company is solely responsible for all tax consequences to that person or entity of an investment in the Company. Each prospective investor is advised to consult its tax counsel as to the U.S. federal income tax consequences attributable to acquiring, holding and disposing of an interest in the Company and as to applicable state, local, estate, foreign and other taxes. The effect of existing U.S. income tax laws and treaties, the tax laws of other jurisdictions to which an investor may be subject, and possible changes in such laws and treaties (including proposed changes which have not yet been adopted) will vary with the particular circumstances of each investor.

Withholding — Deemed Distributions. Any federal, state or local tax withholding by the Company with respect to a unitholder will be treated as a distribution to the unitholder by the Company for all purposes (and then as a payment of the tax by the Company as agent for such unitholder).

Other Taxation. Income or gains from investments held by the Company may be subject to withholding taxes or other taxes in jurisdictions other than the U.S., subject to the possibility of reduction under applicable tax treaties.

FATCA. Investors that invest in the Company through an account maintained at a non-U.S. financial institution should be aware that the Foreign Account Tax Compliance Act (“FATCA”), provides that a 30% withholding tax will be imposed on certain payments made to a foreign entity if such entity fails to satisfy certain disclosure and reporting rules. Such potentially “withholdable payments” under FATCA include certain interest, dividends, rents, and other gains or income from U.S. sources, but exclude income derived from an active trade or business. FATCA generally requires that (i) in the case of an investor that is foreign financial institution (defined broadly to include a hedge fund, a private equity fund, a mutual fund, a securitization vehicle or other investment vehicle), the entity identifies and provides information in respect of financial accounts with such entity held (directly or indirectly) by U.S. persons and U.S.-owned foreign entities and (ii) in the case of an investor that is a non-financial foreign entity, the entity identifies and provides information in respect of substantial U.S. owners of such entity.

The FATCA withholding rules will be implemented in a phased approach. The rules with respect to withholding on interest, dividends, rents, and other fixed or determinable income from U.S. sources will be effective for payments made on or after July 1, 2014, and the rules with respect to withholding on the proceeds of the sale of certain assets producing income from sources within the U.S. will be effective after December 31, 2016. The United States Treasury is also in the process of signing intergovernmental agreements with other countries to implement the exchange of information required under FATCA. Investors that invest in the Company through an account maintained at a non-U.S. financial institution are strongly encouraged to consult with their tax advisors regarding the potential application and impact of FATCA and any intergovernmental agreement between the United States and their home jurisdiction in connection with FATCA compliance.

Foreign Income Taxes

The Company may conduct its activities in foreign jurisdictions and, in conjunction therewith, form one or more subsidiaries to conduct such activities. The conduct of activities in foreign jurisdictions (whether or not foreign subsidiaries are formed to conduct such activities) may result in the Company or its subsidiaries being subject to tax in such foreign jurisdictions. Taxes paid by the Company in such foreign jurisdictions will reduce the cash available to distribution to the unitholders. However, because we are taxable as partnership for U.S. federal income tax purposes, certain foreign income taxes paid by the Company may generate a foreign tax credit that will be allocated to each unitholder, which may be used to reduce, on a dollar-for-dollar basis, the tax liability of such unitholder. The U.S. federal income tax treatment and reporting of foreign tax credits is complex and unitholders are urged to consult their tax advisor with respect to such items.

THE FOREGOING DISCUSSION SHOULD NOT BE CONSIDERED TO DESCRIBE FULLY THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY. PROSPECTIVE INVESTORS ARE STRONGLY ADVISED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

ERISA CONSIDERATIONS

ERISA Considerations for an Initial Investment

The following is a summary of material considerations arising under the ERISA and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

A prospective investor that is an employee benefit plan subject to ERISA, a tax-qualified retirement plan, an IRA, or a governmental, church, or other benefit plan that is exempt from ERISA (each, a “Plan”) is advised to consult its own legal advisor regarding the specific considerations arising under applicable provisions of ERISA, the Code, and state law with respect to the purchase, ownership, or sale of the units by such plan or IRA.

A fiduciary of a Plan subject to ERISA should consider the fiduciary standards under ERISA in the context of the Plan’s particular circumstances before authorizing an investment of a portion of such Plan’s assets in our units. In particular, the fiduciary should consider:

•	whether the investment satisfies the diversification requirements of Section 404(a)(1)(c) of ERISA;

•	whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA;

•	whether the investment is for the exclusive purpose of providing benefits to participants in the Plan and their beneficiaries, or defraying reasonable administrative expenses of the Plan;

•	whether the investment is prudent under ERISA;

•	the liquidity needs of the Plan, and the fact that the units are not readily marketable; and

•	the fact that the income of the Company may be subject to the tax on UTBI (see “Material Federal Income Tax Considerations — Tax-Exempt Investors”)

In addition to the general fiduciary standards of investment prudence and diversification, specific provisions of ERISA and the Code prohibit a wide range of transactions involving the assets of a Plan and transactions with persons who have specified relationships to the Plan. Such persons are referred to as “parties in interest” in ERISA and as “disqualified persons” in the Code. Thus, a fiduciary of a Plan considering an investment in our units should also consider whether acquiring or continuing to hold our units, either directly or indirectly, might constitute a prohibited transaction. An excise tax may be imposed on any party in interest or disqualified person who participates in a prohibited transaction. The tax exempt status of an IRA will be lost if the IRA enters into a prohibited transaction.

Each fiduciary of an investing Plan must independently determine whether such investment constitutes a prohibited transaction with respect to that Plan. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the “plan assets” of the Plan. Section 3(42) of ERISA generally provides that “plan assets” means plan assets as defined in regulations issued by the Department of Labor. Under these regulations, if a Plan acquires an equity interest that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, then for purposes of the fiduciary responsibility and prohibited transaction provisions under ERISA and the Code, the assets of the Plan would include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless an exemption applies.

These regulations define a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering occurred. The units are being sold in an offering registered under the Securities Act, and will be registered within the relevant time provided under Section 12(g) of the Exchange Act.

The regulations also provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. The regulations further provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The regulations also provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, the existence of certain restrictions on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect the determination that such securities are freely transferable.

Our units are subject to certain restrictions on transferability intended to ensure that we continue to qualify as a “partnership” for federal income tax purposes and that the Company would not be taxable as a “publicly-traded partnership.” We believe that the restrictions imposed under our operating agreement on the transfer of units are limited to the restrictions on transfer generally permitted under these regulations, and are not likely to result in the failure of our units to be “freely transferable.”

We believe our units are “widely held” and “freely transferable” as described above and, accordingly, that the units offered hereby should be deemed to be publicly-offered securities for the purposes of the Department of Labor regulations and that our assets should not be deemed to be “plan assets” of any Plan that invests in our units. Nonetheless, we cannot assure you that the Department of Labor and/or the U.S. Treasury Department could not reach a contrary conclusion.

Annual Valuations

Fiduciaries of Plans are required to determine annually the fair market value of the assets of such Plans, typically, as of the close of a Plan’s fiscal year. To enable the fiduciaries of Plans subject to the annual reporting requirements of ERISA or the Code to prepare reports relating to an investment in the Company, our managers are required to furnish an annual statement of estimated unit value to the members. Prior to the termination of this offering, the annual statement will report the estimated value of each unit based on the then current offering price of the units. In addition, we will provide such fiduciaries with information concerning most recent quarterly valuation of the Company’s investment portfolio. After the termination of the offering, the annual report will report the estimated value of each unit based on the quarterly valuation of the Company’s investment portfolio.

The estimated value per unit is reported to our unitholders in our annual or quarterly report on Form 10-K or 10-Q sent to the unitholders for the period immediately following completion of the valuation process. There can be no assurance that the estimated value per unit will actually be realized by us or by the unitholders upon liquidation in part because estimates do not necessarily indicate the price at which our assets could be sold. Unitholders may not be able to realize estimated net asset value if they were to attempt to sell their units, because no public market for units exists or is likely to develop.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may use supplemental sales materials in connection with the offering of the units, but only when accompanied or preceded by the delivery of this prospectus. The supplemental sales material may include brochures, articles, representations or other material containing information about our public offerings, our Advisor, the sub-advisors, the historical activity of senior management, impact lending, developing economies and investing in general. Certain information may be on our website or provided by electronic media. Some or all of our supplemental materials may not be available in certain jurisdictions.

We are offering units solely through this prospectus. While the information contained in any supplemental sales materials will not conflict with information contained herein, the supplemental sales materials should not be considered complete or definitive, and should not be considered part of or in any way incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the units offered under this prospectus has been passed upon for us by Greenberg Traurig, LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference from TriLinc Global Impact Fund LLC’s Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

In this prospectus, we “incorporate by reference” certain information we filed with the SEC, which means that we may disclose important information to you by referring you to other documents that we have previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed March 27, 2015.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, filed May 15, 2015, August 11, 2015 and November 12, 2015, respectively.

The information contained in this prospectus should be read together with the information in the documents incorporated by reference.

You can obtain any of the documents incorporated by reference in this document from us, or from the SEC through the SEC’s website at the address www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document, at no cost, by requesting them in writing or by telephone from us at the following address or telephone number or at our website at www.trilincglobalimpactfund.com:

TriLinc Global Impact Fund, LLC

1230 Rosecrans Ave, Suite 605,

Manhattan Beach, California 90266

Attn: Investor Relations

Tel. No: (310) 997-0580

AVAILABLE INFORMATION

We have filed with the SEC a registration statement under the Securities Act on Form S-1 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made.

We are subject to the informational reporting requirements of the Exchange Act, and, under the Exchange Act, we will file with or submit to the SEC annual, quarterly and current reports and other information meeting the informational requirements of the Exchange Act. You may inspect and copy these reports and other information, as well as the registration statement and related exhibits and schedules, at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC. The address of this website is http://www.sec.gov. All summaries contained herein of documents which are filed as exhibits to the registration statement are qualified in their entirety by this reference to those exhibits. Copies of these reports and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549

APPENDIX A

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

TRILINC GLOBAL IMPACT FUND, LLC

A Delaware Limited Liability Company

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) of TRILINC GLOBAL IMPACT FUND, LLC (the “Company”) is made and entered into as of the 20th of February, 2013, by TRILINC ADVISORS, LLC, a Delaware limited liability company (the “Initial Member”).

*    *    *

ARTICLE I

ORGANIZATION

The Company has been organized as a Delaware limited liability company by filing its Certificate with the Secretary of State of the State of Delaware on April 30, 2012, pursuant to and in accordance with the Act.

ARTICLE II

NAME AND CERTAIN DEFINITIONS

Section 2.1. Name. The name of the Company is “TriLinc Global Impact Fund, LLC”. The Board of Managers of the Company (the “Board of Managers”) may determine that the Company may use any other designation or name for the Company.

Section 2.2. Certain Definitions. As used in this Agreement, the terms set forth below shall have the following respective meanings:

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et. seq., as the same may be amended from time to time. All references herein to sections of the Act shall include any corresponding provisions of succeeding law.

“Acquisition Expenses” means expenses, including but not limited to legal fees and expenses, travel and communication expenses, costs of appraisals, non-refundable option payments on assets not acquired, accounting fees and expenses, and miscellaneous expenses relating to the purchase or acquisition of assets, whether or not acquired.

“Acquisition Fee” means the total of all fees and commissions paid by any party to any party other than to the Company, in connection with the initial purchase or acquisition of assets by the Company. Included in the computation of such fees or commissions shall be any commission, selection fee, supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.

“Adjusted Capital Account” means, with respect to any Member for any taxable year or other period, the balance, if any, in such Member’s Capital Account as of the end of such year or other period, after giving effect to the following adjustments:

(a) Credit to such Capital Account any amounts that such Member is obligated to restore or is deemed obligated to restore as described in the penultimate sentence of the Treasury Regulations Section 1.704-2(g)(1) and Regulations Section 1.704-2(i)(5); and

(b) Debit to such Capital Account the items described in the Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations to the extent relevant thereto and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Member for any taxable year or other period, the deficit Adjusted Capital Account balance, if any, of such Member as of the end of such year or other period.

“Administrator” means the official or agency administering the securities laws of a state, province, or commonwealth.

“Advisor” or “Advisors” means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to Article XIV hereof and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all of such functions.

“Advisory Agreement” is defined in Section 14.2.

“Affiliate” means (A) any Person directly or indirectly owning, controlling, or holding, with power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person, (B) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with the power to vote, by such other Person, (C) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (D) any executive officer, director, trustee or general partner of such other person, or (E) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Affiliated Person” means the Sponsor, the Advisor, a Manager or any Affiliate of the foregoing.

“Assessment” means additional amounts of capital which may be mandatorily required of, or paid voluntarily by, a Member beyond his or her subscription commitment excluding deferred payments.

“Agreement” is defined in the preamble.

“Asset” means any investments (other than investments in bank accounts, money market funds or other current assets) owned by the Company, directly or indirectly.

“Benefit Plan Investor” means a Member who is subject to ERISA or to the prohibited transaction provisions of Section 4975 of the Code.

“Board of Managers” is defined in Section 2.1.

“Book Value” means, with respect to any Company property, the Company’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-l(b)(2)(iv)(d)-(g).

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Capital Account” is defined in Section 8.2.

“Capital Contributions” means the total investment, including the original investment and amounts reinvested pursuant to the Reinvestment Plan, by a Member or by all Members, as the case may be.

“Cash Available for Distribution” means Cash Flow plus cash funds available from distribution from the Company reserves less amounts set aside for restoration or creation of reserves.

“Cash Flow” means cash funds provided from operations, without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements. Cash withdrawn from reserves shall not be included in Cash Flow.

“Certificate” means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Act.

“Class” means any of Class A, Class C, Class I Units or any other class of Units that the Board of Managers may authorize from time to time pursuant to this Agreement.

“Class A Units” is defined in Section 7.1.

“Class C Units” is defined in Section 7.1.

“Class I Units” is defined in Section 7.1.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Commencement of the Initial Public Offering” means the date that the Securities and Exchange Commission declares effective the registration statement filed under the Securities Act for the Initial Public Offering.

“Company” is defined in the preamble.

“Company Minimum Gain” means “partnership minimum gain” as defined in the Treasury Regulations Section 1.704-2(b)(2) and as computed in accordance with the Treasury Regulations Section 1.704-2(d).

“Company NAV” means the net fair market value of all of the Company’s assets, including investments in bank accounts, money market funds or other current assets, as determined by the Board of Managers from time to time pursuant to this Agreement.

“Dealer Manager” means SC Distributors, LLC, an Affiliate of the Advisor, or such other Person or entity selected by the Board of Managers to act as the dealer manager for the offering of the Units. SC Distributors, LLC is a member of the Financial Industry Regulatory Authority.

“Distribution Fee” is defined in Section 7.1(b)

“Distributions” means any distributions of money or other property by the Company to owners of Units, including distributions of Cash Available for Distributions, distributions of cash from capital events and distributions that may constitute a return of capital for federal income tax purposes.

“Economic Interest” means a Person’s right to share in the income, gains, losses, deductions, credits, or similar items of the Company, and to receive Distributions from the Company, but excluding any other rights of a Member, including the right to vote or to participate in management, or, except as may be provided in the Act, any right to information concerning the business and affairs of the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

“Front End Fees” means all fees and expenses paid by any party for any services rendered to organize the Company and to acquire assets for the Company, including Organization and Offering Expenses, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated by the Advisor or the Sponsor.

“Gross Proceeds” means the aggregate purchase price of all Units sold for the account of the Company, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement, fees paid to the Dealer Manager or other Organization and Offering Expenses. For the purposes of computing Gross Proceeds, the purchase price of any Unit for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Unit pursuant to the Prospectus for such Offering without reduction.

“Indemnitee” is defined in Section 17.2(b).

“Independent Expert” means a Person with no material current or prior business or personal relationship with the Advisor or the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company, and who is qualified to perform such work.

“Independent Manager” means a Manager who is not, and within the last two (2) years has not been, directly or indirectly associated with the Advisor or Sponsor by virtue of (i) ownership of an interest in the Advisor or Sponsor or their Affiliates, other than any compensation received for being a manager or director of the Company or of up to two (2) other funds described in subsection (iii) below, (ii) employment by the Advisor or Sponsor or their Affiliates, (iii) service as an officer, director or manager of the Sponsor, the Advisor or any of their Affiliates, other than as a manager or director for the Company and up to two (2) other funds organized by the Sponsor or advised by the Advisor with securities registered under the federal securities laws, (iv) performance of services, other than as a Manager, or (v) maintenance of a material business or professional relationship with the Advisor or Sponsor or any of their Affiliates. An indirect association with the Advisor or Sponsor shall include circumstances in which a Manager’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Advisor or Sponsor or any of their Affiliates or the Company. A business or professional relationship is considered “material” if the prospective Independent Manager received more than five percent (5%) of his annual gross income in the last two (2) years from the Sponsor, the Advisor or any Affiliate of the Sponsor or the Advisor, or if more than five percent (5%) of his Net Worth, on a fair market value basis, has come from the Sponsor, the Advisor or any Affiliate of the Sponsor or the Advisor.

“Initial Public Offering” means the first Offering pursuant to an effective registration statement filed under the Securities Act.

“Investment in Company Assets” means the amount of capital contributions actually paid or allocated to the origination or purchase of assets by the Company (including working capital reserves allocable thereto, except that working capital reserves in excess of three percent (3%) shall not be included) and other cash payments such as interest and taxes, but excluding Front End Fees.

“Joint Ventures” means those joint venture or partnership arrangements in which the Company or any of its subsidiaries is a co-venturer or general partner in an entity established to acquire or hold Assets.

“Listing” means the listing of the Units on a national securities exchange. Upon such Listing, the Units shall be deemed Listed.

“Loss” for any period means all items of Company loss, deduction and expense for such period determined according to Section 8.3.

“Majority of the Members” means Members holding more than fifty percent (50%) of the total outstanding Percentage Interests of the Company as of a particular date (or if no date is specified, the first day of the then current calendar month).

“Manager” is defined in Section 5.3(a).

“Members List” is defined in Section 13.2(a).

“Members” means the holders of record of Units.

“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in the Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with the Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” means “partnership nonrecourse deductions” as defined in Treasury Regulations Section 1.704-2(i)(1) and as computed in accordance with the Treasury Regulations Section 1.704-2(i)(2).

For any taxable year or other period, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt equals the excess, if any, of the net increase, if any, in the amount of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt over the aggregate amount of any distributions during such year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Nonrecourse Debt Minimum Gain, determined according to the provisions of the Treasury Regulations Section 1.704-2(i)(2).

“Membership Interest” means a Member’s rights in one or more Units at any particular time, including the Member’s Economic Interest in the Company, any right to vote or participate in management of the Company and any right to information concerning the business and affairs of the Company provided by this Agreement or the Act.

“Minimum Offering” means the receipt and acceptance by the Managers of subscriptions for Units aggregating at least two million dollars ($2,000,000) in Offering proceeds.

“Minimum Offering Expiration Date” means the one (1) year anniversary of the date of the Prospectus.

“NASAA Omnibus Guidelines” means the NASAA Omnibus Guidelines adopted by the North American Securities Administrators Association, Inc., on March 29, 1992, as amended on May 7, 2007.

“Net Cash Distribution” is defined in Section 9.2(a)(iv).

“Net Worth” means the excess of total assets over total liabilities as determined by generally accepted accounting principles.

“Non-Compliant Tender Offer” is defined in Section 11.5.

“Nonrecourse Deductions” has the meaning set forth in the Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a given period equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during such period, over the aggregate amount of any distributions during such period of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of the Treasury Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in the Treasury Regulations Section 1.704-2(b)(3).

“Offering” means any offering and sale of Units, including pursuant to the Reinvestment Plan.

“Organization and Offering Expenses” means all costs and expenses incurred by and to be paid by the Company in connection with the formation of the Company and the qualification and registration of an Offering, including, but not limited to, total underwriting compensation, legal, accounting, printing, mailing and filing fees, charges of the escrow holder and transfer agent, charges of the Advisor for administrative services related to the issuance of Units in the Offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of the Advisor for costs in connection with preparing sales materials and the expenses of qualification and sale of the Units under federal and state laws.

“Percentage Interest” means, unless specifically provided otherwise, the percentage ownership interest of any Member determined at any time by dividing a Member’s current Units by the total outstanding Units of all Members. If specifically provided otherwise, the determination of a member’s Percentage Interest may be made on a Class-by-Class basis by dividing a Member’s current Units by the total outstanding Units in a given Class of all Members in that Class. For the avoidance of doubt, the Percentage Interest referred to in Section 9.2(b)(ii) shall be made on a Class-by-Class basis.

“Person” means any natural person, partnership, corporation, association, trust or other legal entity.

“Profit” for any period means all items of Company income and gain for such period determined according to Section 8.3.

“Program” means a limited or general partnership, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from and interest in the assets to be acquired by such entity.

“Prospectus” means the same as that term is defined in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling Securities to the public.

“Regulatory Allocations” is defined in Section 9.5.

“Reinvestment Plan” is defined in Section 7.11.

“Relative NAV” means the Company NAV multiplied by the percentage obtained by dividing the current issued and outstanding Units within each of Class A Units, Class C Units and Class I Units by the total issued and outstanding Units of all Members.

“Roll-Up Entity” means a partnership, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

“Roll-up Transaction” means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or that are traded through the National Association of Securities Dealers Automated Quotation for at least 12 months, or (ii) a transaction involving the conversion to a corporation, partnership, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of the holders of the Units, the term of existence of the Company, compensation to the Advisor or Sponsor or the investment objectives of the Company.

“Securities” means Units, stock, membership interests or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, stock or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Commissions” means any and all commissions payable to underwriters, dealer managers or other Soliciting Dealers in connection with the sale of Units, including, without limitation, commissions payable to the Dealer Manager.

“Soliciting Dealers” means those broker-dealers that are members of the Financial Industry Regulatory Authority or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other selling agreements with the Dealer Manager to sell Units.

“Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Sponsor does not include wholly independent third parties, including attorneys, sub-advisors, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

(a) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

(b) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

(c) having a substantial number of relationships and contacts with the Company;

(d) possessing significant rights to control Company properties;

(e) receiving fees for providing services to the Company which are paid on a basis that is not customary in the Company’s industry; or

(f) providing goods or services to the Company on a basis which was not negotiated at arm’s length with the Company.

“Subscription Agreement” means the document that a Person who buys Units of the Company must execute and deliver with full payment for the Units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

“Treasury Regulations” means the Treasury Regulations promulgated under the Code.

“Units” is defined in Section 7.1.

ARTICLE III

POWERS AND PURPOSE

Section 3.1. Purpose. The purposes and powers of the Company shall be to engage in any lawful business or activity that may be engaged in by a limited liability company formed under the Act, as such businesses or other activities may be determined by the Board of Managers from time to time.

Section 3.2. No State Law Partnership. The Company is a Delaware limited liability company that will be treated as a partnership only for federal income tax purposes, and if applicable, state tax purposes, and no Member shall be deemed to be a partner or joint venturer of any other Member, for any purposes other than federal income tax purposes and, if applicable, state tax purposes, and this Agreement shall not be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

Section 3.3. Authority. (a) By executing the Subscription Agreement and subscribing for Units, each Member hereby agrees to be bound by the terms of this Agreement and any amendments or supplements thereto or cancellations thereof and authorizes the Company to make all filings of any and all certificates, instruments, agreements or other documents, whether related to this Agreement or otherwise, as may be required or advisable under the laws of the State of Delaware. Each Member hereby agrees to execute and deliver to the Managers within five (5) days after receipt of the Managers’ written request therefore, such other and further statements of interest and holdings, designations, and further statements of interest and holdings, designations, powers of attorney and other instruments that the Managers deem necessary to comply with any laws, rules or regulations relating to the Company’s activities.

ARTICLE IV

RESIDENT AGENT AND PRINCIPAL OFFICE

The name of the registered agent of the Company in the State of Delaware is The Corporation Trust Company, whose address is 1209 Orange Street, Wilmington, Delaware 19801. The registered agent is a Delaware corporation. The address of the principal office of the Company is 1230 Rosecrans Avenue, Suite 605, Manhattan Beach, California 90266. The Company may have such other offices or places of business as the Board of Managers may from time to time determine.

ARTICLE V

BOARD OF MANAGERS

Section 5.1. Powers.

(a) Subject to the delegation of rights and powers as provided for herein, the Board of Managers shall have the sole right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company. No Member, by reason of its status as such, shall have any authority to act for or bind the Company but shall have only the right to vote on or approve the actions specified herein or in the Act to be voted on or approved by the Members. At any time that there is only one Member, any and all action provided for herein to be taken or approved by the Members shall be taken or approved by the sole Member.

(b) The Company shall have such officers as are provided for in Article VI. The Board of Managers may appoint, employ, or otherwise contract with such other persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its sole discretion. The Board of Managers may delegate to any officer of the Company or to any such other person or entity such authority to act on behalf of the Company as the Board of Managers may from time to time deem appropriate in its sole discretion.

(c) Except as otherwise provided by the Board of Managers, when the taking of such action has been authorized by the Board of Managers, any Manager or officer of the Company, or any other person specifically authorized by the Board of Managers, may execute any contract or other agreement or document on behalf of the Company and may execute on behalf of the Company and file with the Secretary of State of the State of Delaware any certificates or filings provided for in the Act.

Section 5.2. Limitation on Powers of the Managers. Without the affirmative vote or consent of the Majority of the Members, the Board of Managers shall not:

(a) amend this Agreement, except for amendments which do not adversely affect the rights of the Members, subject to Article XVIII.

(b) sell all or substantially all of the Company’s Assets other than in the ordinary course of the business of the Company, or

(c) cause a merger in which the Company is not the surviving entity or other reorganization; provided that the Board of Managers, upon advice of counsel, may restructure the Company (including the creation or liquidation of subsidiary entities) and / or enter into any agreements the Board of Managers deems necessary, without the prior approval of the Members, if such activities are reasonably determined by the Board of Managers, in its sole discretion, to avoid the characterization under the Code of the Company as a publicly traded partnership that is taxable as a corporation.

Section 5.3. Number and Classification.

(a) The Board of Managers has five (5) members (the “Managers”). The number of Managers may be increased or decreased from time to time by the Board of Managers; provided, however, that upon Commencement of the Initial Public Offering, the total number of Managers shall be five (5) and shall never be fewer than three (3) nor more than ten (10).

(b) The name and address of the Managers who shall serve on the Board of Managers are:

Name	Address
Gloria S. Nelund	c/o 1230 Rosecrans Avenue, Suite 605, Manhattan Beach, California 90266

Brent VanNorman	c/o 1230 Rosecrans Ave, Suite 605, Manhattan Beach, California 90266

Terry Otton	c/o 1230 Rosecrans Ave, Suite 605, Manhattan Beach, California 90266

Cynthia Hostetler	c/o 1230 Rosecrans Ave, Suite 605, Manhattan Beach, California 90266

R. Michael Barth	c/o 1230 Rosecrans Ave, Suite 605, Manhattan Beach, California 90266

(c) The Managers may increase the number of Managers and fill any vacancy, whether resulting from an increase in the number of Managers or otherwise, on the Board of Managers. Any and all vacancies on the Board of Managers may be filled by the affirmative vote of a majority of the remaining Managers in office, even if the remaining Managers do not constitute a quorum, or by the affirmative vote or consent of a majority of the Members in accordance with Section 11.1. Notwithstanding the foregoing sentence, the Independent Managers who remain on the Board of Managers shall nominate replacements for vacancies among the Independent Managers’ positions.

(d) Upon the Commencement of the Initial Public Offering, a majority of the Board of Managers will be Independent Managers except for a period of sixty (60) days after the death, removal or resignation of an Independent Manager. Any vacancies will be filled by the affirmative vote of a majority of the remaining Managers, though less than a quorum. No reduction in the number of Managers shall cause the removal of any Manager from office prior to the expiration of his term.

Section 5.4. Committees. The Managers may establish such committees as they deem appropriate, and may delegate to such committees such powers as the Managers deem appropriate, in their discretion, provided that at least a majority of the members of each committee are Independent Managers.

Section 5.5. Audit Committee. The Audit Committee of the Board of Managers shall consist solely of Independent Managers, at least one of whom will be deemed an “audit committee financial expert” in accordance with the applicable regulations of the Securities and Exchange Commission. The Audit Committee shall assist the Board of Managers in overseeing the following: (i) accounting and financial reporting policies; (ii) the integrity and audits of the Company’s financial information; (iii) compliance with legal and regulatory requirements; (iv) any quarterly valuations of the Company’s investment portfolio; and (v) the performance of the Company’s risk management function and independent auditors. The Audit Committee shall select the independent public accountants to audit the Company’s annual financial statements, review with the independent public accountants the plans and results of the audit engagement, and consider and approve the audit and non-audit services provided by the independent public accountants. The Audit Committee may retain its own legal, accounting or other advisors.

Section 5.6. Corporate Governance and Conflicts Committee. The Corporate Governance and Conflicts Committee of the Board of Managers shall consist solely of Independent Managers. The Corporate Governance and Conflicts Committee may review and pass on corporate governance issues and any conflict-of-interest issues. The Corporate Governance and Conflicts Committee may retain its own legal or financial advisors.

Section 5.7. Fiduciary Obligations. The Managers serve in a fiduciary capacity to the Company and have a fiduciary duty to the Members, including, a specific fiduciary duty to supervise the relationship of the Company with the Advisor. The Managers shall have a fiduciary responsibility for the safekeeping and use of all funds and Assets of the Company and shall not employ or permit another to employ such funds or Assets in any manner except for the exclusive benefit of the Company.

Section 5.8. Resignation or Removal.

(a) Any Manager may resign by written notice to the Board of Managers, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. Any Manager, or the entire Board of Managers, may be removed from office at any time, with or without cause, by the affirmative vote of a Majority of the Members (excluding any Units or Percentage Interest of any affiliated Manager being removed) without the necessity for concurrence by the Managers.

(b) Any Manager may be removed, by the affirmative vote of a majority of the Managers (excluding the Manager being removed), for “Cause.” The following, as determined by the remaining Managers in their reasonable judgment, shall constitute “Cause” for such removal:

(i) Such Manager’s conviction of or plea of guilty or nolo contendere to any crime constituting a felony in the jurisdiction involved;

(ii) Such Manager’s willful failure or refusal materially to perform his or her duties and responsibilities as a Manager, as set forth in this Agreement;

(iii) Such Manager commits an act of fraud, misappropriation of funds of the Company, embezzlement or intentional dishonesty in connection with his or her functions as a Manager; and

(iv) Such Manager engages in any drug, alcohol or other substance abuse, or any other act or course of conduct involving moral turpitude that is materially injurious to the business or reputation of the Company or any of its Affiliates.

Section 5.9. Approval by Independent Managers. A majority of Independent Managers must approve all applicable matters as specified in Sections 14.2, 15.1, 15.2, 16.1, 16.3, 16.4, 16.5 and 16.6.

Section 5.10. Certain Determinations by Board of Managers. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Managers consistent with this Agreement, shall be final and conclusive and shall be binding upon the Company and every holder of Units: the amount of the net income for any period and the amount of Assets at any time legally available for the payment of distributions or redemption of Units, the amount of net assets, annual or other cash flow, funds from operations or net profit; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any class or series of Units; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any Asset owned or held by the Company or any Units; the number of Units of any class of the Company; any matter relating to the acquisition, holding and disposition of any Assets by the Company; any conflict between the Act and the provisions set forth in the NASAA Omnibus Guidelines; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, this Agreement or otherwise to be determined by the Board of Managers; provided, however, that any determination by the Board of Managers as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no Manager shall be liable for making or failing to make such a determination; and provided, further, that to the extent the Board determines that the Act conflicts with the provisions set forth in the NASAA Omnibus Guidelines, the NASAA Omnibus Guidelines control to the extent any provisions of the Act are not mandatory.

Section 5.11. Place of Meetings and Meetings by Telephone. All meetings of the Managers may be held at any place that has been designated from time to time by resolution of the Managers. In the absence of such a designation, regular meetings shall be held at the principal place of business of the Company. Any meeting, regular or special, may be held by conference telephone or similar communication equipment so long as all Managers participating in the meeting can hear one another, and all Managers participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.

Section 5.12. Regular Meetings. Regular meetings of the Managers shall be held at such times and at such places as shall be fixed by unanimous approval of the Managers. Such regular meetings may be held without notice.

Section 5.13. Special Meetings. Special meetings of the Managers for any purpose or purposes may be called at any time by any Manager or by the Chief Executive Officer or the President. Notice of the time and place of a special meeting shall be delivered personally or by telephone to each Manager and sent by first-class mail, by telegram or telecopy (or similar electronic means) or by nationally recognized overnight courier, charges prepaid, addressed to each Manager at that Manager’s address as it is shown on the records of the Company. In case the notice is mailed, it shall be deposited in the United States mail at least five (5) calendar days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or by telegram, telecopy (or similar electronic means) or overnight courier, it shall be given at least two (2) calendar days before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Managers or to a person at the office of the Managers who the person giving the notice has reason to believe will promptly communicate it to the Manager. The notice need not specify the purpose of the meeting.

Section 5.14. Quorum. A majority of the authorized number of Managers shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 5.16. Every act or decision done or made by the affirmative vote of a majority of the Managers present at a meeting duly held at which a quorum is present shall be regarded as the act of the Managers, except to the extent that the vote of a higher number of Managers is required by this Agreement or applicable law.

Section 5.15. Waiver of Notice. Notice of any meeting need not be given to any Manager who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Company or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Manager who attends the meeting without protesting before or at its commencement the lack of notice to that Manager.

Section 5.16. Adjournment. A majority of the Managers present, whether or not constituting a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting.

Section 5.17. Action Without a Meeting. Any action to be taken by the Managers at a meeting may be taken without such meeting by the written consent of a majority of the Managers then in office (or such higher number of Managers as is required to authorize or take such action under the terms of this Agreement or applicable law). Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Managers. If any action is so taken by the Managers by the written consent of less than all of the Managers, prompt notice of the taking of such action shall be furnished to each Manager who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

ARTICLE VI

OFFICERS

Section 6.1. Officers. The officers of the Company shall be a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Investment Officer, a Chief Financial Officer and a Secretary. The Company may also have, at the discretion of the Managers, such other officers as may be appointed in accordance with the provisions of Section 6.3. Any number of offices may be held by the same person. Each of the officers of the Company may but need not be a Manager.

Section 6.2. Election of Officers. The officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 6.3 or Section 6.5, shall be chosen by the Managers, and each shall serve at the pleasure of the Managers.

Section 6.3. Subordinate Officers. The Managers may appoint and may empower the Chief Executive Officer to appoint such other officers as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in this Agreement or as the Managers (or, to the extent the power to prescribe authorities and duties of subordinate officers is delegated to him or her, the Chief Executive Officer) may from time to time determine.

Section 6.4. Removal and Resignation of Officers. Any officer may be removed, with or without cause, by the Managers at any regular or special meeting of the Managers or by such officer, if any, upon whom such power of removal may be conferred by the Managers. Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in notice of a resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

Section 6.5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in this Agreement for regular appointment to that office. The Chief Executive Officer may make temporary appointments to a vacant office pending action by the Managers.

Section 6.6. Chief Executive Officer. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Company, as determined by the Managers, and for the management of the business and affairs of the Company. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Managers or by this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Managers from time to time.

Section 6.7. President. In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the Company. In the absence of a designation of a Chief Operating Officer by the Managers, the President shall be the Chief Operating Officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Managers or by this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Managers from time to time.

Section 6.8. Chief Investment Officer. The Chief Investment Officer shall serve as the Chairman of the Investment Committee of the Advisor and shall be responsible for the development, implementation and oversight of the firm’s investment strategy, including global macro portfolio optimization, investment implementation and risk management policy. To the extent sub-advisors are used in the investment implementation, the Chief Investment Officer shall be responsible for the development and oversight of the due diligence process, including selection and ongoing monitoring. The Chief Investment Officer shall have such other powers and perform such other duties as may be prescribed by the Managers or the Chief Executive Officer from time to time.

Section 6.9. Chief Financial Officer. The Chief Financial Officer (or Treasurer, should there be one appointed) shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of business transactions of the Company, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital of the Company. The books of account shall at all reasonable times be open to inspection by any Manager. The Chief Financial Officer or Treasurer shall deposit all monies and other valuables in the name and to the credit of the Company with such depositaries as may be designated by the Managers. He or she shall disburse the funds of the Company as may be ordered by the Managers, shall render to the Chief Executive Officer and the Managers, whenever they request it, an account of all of his or her transactions as Chief Financial Officer or Treasurer and of the financial condition of the Company and shall have other powers and perform such other duties as may be prescribed by the Managers or the Chief Executive Officer or this Agreement.

Section 6.10. Secretary. The Secretary shall keep or cause to be kept at the principal place of business of the Company or such other place as the Managers may direct a book of minutes of all meetings and actions of Managers, committees or other delegates of Managers and Members with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Managers’ meetings or committee or other delegate meetings, the Percentage Interest present or represented at meetings of Members and the proceedings. The Secretary shall keep or cause to be kept at the principal place of business of the Company, a register or a duplicate register showing the names of all Members and their addresses, the number and classes of Percentage Interest held by each, the number and date of certificates issued for the same, if any, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give or cause to be given notice of all meetings of the Members and of the Managers (or committees or other delegates thereof) required to be given by this Agreement or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Managers or the Chief Executive Officer or by this Agreement.

ARTICLE VII

CAPITAL CONTRIBUTIONS; UNITS

Section 7.1. Units. A Member’s Membership Interest in the Company, including such Member’s right to receive Distributions from the Company, shall be represented by the “Unit” or “Units” held by such Member. Initially, there shall be three (3) Classes of Units: (i) class A Units (“Class A Units”), (ii) class C Units (“Class C Units”), and (iii) class I Units (“Class I Units”), and such classes shall have the following commissions and fees relating to them:

(a) Each Class A Unit issued in the primary offering shall be subject to a sales commission of up to 7.00% per Unit and a Dealer Manager fee of up to 2.75% per Unit, which underwriting compensation is subject to change in subsequent offerings. No sales commissions or Dealer Manager fees shall be paid with respect to any Class A Units issued pursuant to the Reinvestment Plan.

(b) Each Class C Unit issued in the primary offering shall be subject to a sales commission of up to 3.00% per Unit and a Dealer Manager fee of up to 2.75% per Unit, which underwriting compensation is subject to change in subsequent offerings. In addition, with respect to Class C Units, the Company shall pay the Dealer Manager on a monthly basis a distribution fee (“Distribution Fee”) that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C Units for such day on a continuous basis from year to year. No sales commissions or Dealer Manager fee shall be paid with respect to any Class C Units issued pursuant to the Reinvestment Plan.

(c) Each Class I Unit issued in the primary offering shall be subject to a Dealer Manager fee of up to 1.75% per Unit, which underwriting compensation is subject to change in subsequent offerings. No Dealer Manager fees shall be paid with respect to any Class I Units issued pursuant to the Reinvestment Plan.

Section 7.2. Capital Contribution by Initial Member. The Initial Member made a cash Capital Contribution to the Company of $200,000. Except as otherwise agreed by all Members, the Initial Member shall have no right or obligation to make any further Capital Contributions to the Company, except that TriLinc Global, LLC has agreed that it or its affiliate will contribute an additional $800,000 for units in the Offering before the Company can accept $10,000,000 in subscriptions.

Section 7.3. Capital Contributions by New Members. The Managers are authorized and directed to raise capital for the Company as provided in the Prospectus by offering and selling Units to Members as follows:

(a) Each Class A Unit shall initially be issued for a purchase price of $10.00, subject to certain possible discounts, until such time as the Board of Managers adjusts the purchase price of Class A Units.

(b) Each Class C Unit shall initially be issued for a purchase price of $9.576, subject to certain possible discounts, until such time as the Board of Managers adjusts the purchase price of Class C Units.

(c) Each Class I Unit shall initially be issued for a purchase price of $9.186, subject to certain possible discounts, until such time as the Board of Managers adjusts the purchase price of Class I Units.

(d) Except as set forth below, the initial minimum purchase of Units shall be two thousand dollars ($2,000) (or such greater minimum number as may be required under applicable state or federal laws) per Member (including subscriptions from entities of which such Member is the sole beneficial owner) and any additional purchases of Units shall be five hundred dollars ($500) (or such greater minimum number as may be required under applicable state or federal laws) per Member (including subscriptions from entities of which such Member is the sole beneficial owner). Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Units which may be purchased shall not apply to purchases of Units pursuant to the Reinvestment Plan.

(e) The Managers may accept subscriptions for fractional Units in excess of the minimum subscription amount.

(f) The Managers may refuse to accept subscriptions for Units and contributions tendered therewith for any reason whatsoever.

(g) Each Unit sold to a subscriber shall be fully paid and nonassessable.

(h) The Managers are further authorized to cause the Company to issue additional Units to Members pursuant to the terms of this Agreement, including, but not limited to, pursuant to any plan of merger, plan of exchange or plan of conversion adopted by the Company.

Section 7.4. Public Offering. Subject to compliance with applicable state securities laws and regulations, the Offering shall terminate two (2) years from the original effective date of the Prospectus unless fully subscribed at an earlier date or terminated on an earlier date by the Board of Managers, or unless extended by the Board of Managers for up to an additional eighteen (18) months. Except as otherwise provided in this Agreement, the Board of Managers shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Units and are hereby authorized and directed to do all things which they deem to be necessary, convenient, appropriate and advisable in connection therewith, including, but not limited to, the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the Managers shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Units, all on such basis and upon such terms as the Managers shall determine.

Section 7.5. Minimum Capitalization. The Offering will terminate if the Company has not received and accepted subscriptions for the Minimum Offering on or before the Minimum Offering Expiration Date.

Section 7.6. Escrow Account. Until subscriptions for the Minimum Offering are received and accepted by a Manager, or until the Minimum Offering Expiration Date, whichever first occurs, all subscription proceeds shall be held in an escrow account separate and apart from all other funds and invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds), which mature on or before the Minimum Offering Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Minimum Offering Expiration Date without any dissipation of the subscription proceeds invested, all in the discretion of such escrow agent or agents appointed by the Board of Managers. All moneys tendered by Persons whose subscriptions are rejected shall be returned, without interest, to such Persons promptly after such rejection. If subscriptions for the Minimum Offering are not received and accepted before the Minimum Offering Expiration Date, those subscriptions and funds in escrow on such date shall be returned to the subscribers, together with any interest earned thereon. Notwithstanding the above, the escrow shall be modified to reflect any particular requirements of federal law or any state in which the Units are offered. The Managers are, and any one of them is, authorized to enter into one or more escrow agreements on behalf of the Company in such form as is satisfactory to the Managers reflecting the requirements of this Section 7.6 and containing such additional terms as are not inconsistent with this Section 7.6. Upon satisfying the Minimum Offering requirement, funds shall be released from escrow to the Company within approximately thirty (30) days and investors with subscription funds held in the escrow shall be admitted as Members as soon as practicable, but in no event later than fifteen (15) days after such release.

Section 7.7. Admission of Members.

(a) No action or consent by any Members shall be required for the admission of Members to the Company. Subscriptions will be accepted or rejected within thirty (30) days of receipt of each completed Subscription Agreement by the Company and, if rejected, all funds shall be returned to such subscribers and without deduction for any expenses within ten (10) Business Days from the date the subscription is rejected. Prior to satisfying the Minimum Offering requirement, funds of subscribers for Units pursuant to the Offering shall be held in the escrow account described in Section 7.6 above. Such funds shall not be released from escrow, and no subscribers for Units shall be admitted to the Company unless and until the receipt and acceptance by the Company of the Minimum Offering. Any subscriber shall be admitted as a Member no later than the last day of the calendar month following the date his or her subscription was accepted by the Company.

(b) No Person who subscribes for Units in the Offering shall be admitted as a Member who has not executed and delivered to the Company the Subscription Agreement specified in the Prospectus, together with such other documents and instruments as the Managers may deem necessary or desirable to effect such admission.

Section 7.8. Interest on Capital Contributions. No interest shall be paid on, or in respect of, any Capital Contribution to the Company by any Member, nor shall any Member have the right to demand or receive cash or other property in return for the Member’s Capital Contribution.

Section 7.9. Suitability Standards. Upon the Commencement of the Initial Public Offering and until Listing, the following provisions shall apply:

(a) Subject to suitability standards established by individual states or any higher standards established by the Board of Managers to become a Member of the Company, if the prospective Member is an individual (including an individual beneficiary of a purchasing Individual Retirement Account as defined in the Code), or if the prospective Member is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, shall represent to the Company, among other requirements as the Company may require from time to time:

(i) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Units) has a minimum annual gross income of seventy thousand dollars ($70,000) and a Net Worth (excluding home, furnishings and automobiles) of not less than seventy thousand dollars ($70,000); or

(ii) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Units) has a Net Worth (excluding home, furnishings and automobiles) of not less than two hundred, fifty thousand dollars ($250,000).

(b) The Sponsor and each Person selling Units on behalf of the Sponsor or the Company shall make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each Member. In making this determination, the Sponsor or each Person selling Units on behalf of the Sponsor or the Company shall ascertain that the prospective Member:

(i) meets the minimum income and Net Worth standards established for the Company;

(ii) can reasonably benefit from the Company based on the prospective Member’s overall investment objectives and portfolio structure;

(iii) is able to bear the economic risk of the investment based on the prospective Member’s overall financial situation; and

(iv) has apparent understanding of: (1) the fundamental risks of the investment; (2) the risk that the Member may lose the entire investment; (3) the lack of liquidity of the Units; (4) the restrictions on transferability of the Units; (5) the background and qualifications of the Sponsor or the Advisor; and (6) the tax consequences of the investment. The Sponsor or each Person selling Units on behalf of the Sponsor or the Company shall make this determination on the basis of information or representations it has obtained from a prospective Member. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, Net Worth, financial situation, and other investments of the prospective Member, as well as any other pertinent factors. The Sponsor or each Person selling Unit on behalf of the Sponsor or the Company shall maintain records of the information used to determine that an investment in Units is suitable and appropriate for a Member. The Sponsor or each Person selling Units on behalf of the Sponsor or the Company shall maintain these records or copies of representations made for at least six (6) years.

(c) Subject to certain individual state requirements, the issuance of Units under the Reinvestment Plan, or higher standards established by the Board of Managers from time to time, no Member will be permitted to make an initial investment in the Company by purchasing a number of Units valued at less than two thousand dollars ($2,000).

Section 7.10. Repurchase of Units. The Board of Managers may establish, from time to time, a program or programs by which the Company voluntarily repurchases Units from its Members, provided, however, that such repurchase does not impair the capital or operations of the Company. The Sponsor, the Advisor, the Managers or any Affiliates thereof may not receive any fees on the repurchase of Units by the Company.

Section 7.11. Distribution Reinvestment Plans. The Board of Managers may establish, from time to time, a distribution reinvestment plan or plans (a “Reinvestment Plan”) if all of the following conditions are met: (i) The Company and any subsequent entities in which the Members reinvest are registered or exempted under applicable state securities laws; (ii) Except as otherwise provided herein, no sales commissions or fees shall be deducted directly or indirectly from the reinvested funds by the Advisor; (iii) Any subsequent entities in which the Members reinvest has substantially identical investment objectives as the Company; (iv) The Members are free to elect or revoke reinvestment within a reasonable time and such right is fully disclosed in the offering documents; (v) The Members shall have received a Prospectus, which is current as of the date of each such reinvestment; and (vi) The broker-dealer or the issuer assumes responsibility for blue sky compliance and performance of due diligence responsibilities and has contacted the Members to ascertain whether the Members continue to meet the applicable states’ suitability standard for participation in each reinvestment.

Section 7.12. Assessments. Mandatory Assessments of any kind shall be prohibited.

ARTICLE VIII

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 8.1. Company Capital. No Member shall be paid interest on any Capital Contribution to the Company or on such Member’s Capital Account, and no Member shall have any right (i) to demand the return of such Member’s Capital Contribution or any other distribution from the Company (whether upon resignation, withdrawal or otherwise), except upon dissolution of the Company pursuant to Section 20.3 hereof, (ii) to cause a partition of the Company’s assets, or (iii) to own or use any particular or individual assets of the Company.

Section 8.2. Establishment and Determination of Capital Accounts. A capital account (“Capital Account”) shall be established for each Member. The Capital Account of each Member shall consist of his, her or its initial Capital Contribution and shall be (i) increased by (a) any additional Capital Contributions made by such Member pursuant to the terms of this Agreement, (b) the amount of any Company liabilities that are assumed by such Member, and (c) such Member’s share of Profits allocated to such Member pursuant to Section 9.4, (ii) decreased by (a) such Member’s share of Losses allocated to such Member pursuant to Section 9.4 and (b) any Distributions to such Member (net of liabilities assumed by such Member and liabilities to which such property is subject) distributed to such Member and (iii) adjusted as otherwise required by the Code and the regulations thereunder, including but not limited to, the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Any references in this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be increased or decreased from time to time as set forth above.

Section 8.3. Computation of Amounts. For purposes of computing the amount of any item of income, gain, loss, deduction or expense to be reflected in Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for federal income tax purposes; provided that:

(i) any income that is exempt from Federal income tax shall be added to such taxable income or losses;

(ii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), shall be subtracted from such taxable income or losses;

(iii) if the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) (in connection with a distribution of such property) or (f) (in connection with a revaluation of Capital Accounts), then the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

(iv) if property that is reflected on the books of the Company has a Book Value that differs from the adjusted tax basis of such property, then depreciation, amortization and gain or loss with respect to such property shall be determined by reference to such Book Value; and

(v) the computation of all items of income, gain, loss, deduction and expense shall be made without regard to any election pursuant to Section 754 of the Code that may be made by the Company, unless the adjustment to basis of Company property pursuant to such election is reflected in Capital Accounts pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(m).

Section 8.4. Negative Capital Accounts. No Member shall be required to pay to the Company or any other Member any deficit or negative balance which may exist from time to time in such Member’s Capital Account.

Section 8.5. Adjustments to Book Value. The Company shall adjust the Book Value of its assets to fair market value in accordance with Treasury Regulation Section l.704-l(b)(2)(iv)(f) as of the following times: (a) at the Manager’s discretion, in connection with the issuance of Membership Interests in the Company and the computation of Company NAV; (b) at the Manager’s discretion, in connection with the Distribution by the Company to a Member of more than a de minimis amount of Company assets, including cash, if as a result of such Distribution, such Member’s interest in the Company is reduced (including a redemption); and (c) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1 (b)(2)(ii)(g). Any such increase or decrease in Book Value of an asset made pursuant to Section 8.5(a) or (b) shall, as a matter of administrative convenience, occur on a quarterly basis to take into consideration the contributions by and distributions to Members over the course of a given quarter, Furthermore, any such increase or decrease in Book Value of an asset shall be allocated as a Profit or Loss to the Capital Accounts of the Members under Section 9.4 (determined immediately prior to the issuance of the new Membership Interests or the distribution of assets in an ownership reduction transaction).

Section 8.6. Compliance With Section 1.704-1(b). The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Managers determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Member), are computed in order to comply with such regulation, the Managers may make such modification, provided that it is not likely to have a material effect on the amount distributable to any Member pursuant to Section 9.2 on the dissolution of the Company. The Managers also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulation Section 1.704-1(b)(iv)(g), and (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b).

Section 8.7. Transfer of Capital Accounts. The original Capital Account established for each substituted Member shall be in the same amount as the Capital Account of the Member (or portion thereof) to which such substituted Member succeeds, at the time such substituted Member is admitted to the Company. The Capital Account of any

Member whose interest in the Company shall be increased or decreased by means of the transfer of Membership Interests to or from such Member shall be appropriately adjusted to reflect such transfer. Any reference in this Agreement to a Capital Contribution of or Distribution to a Member that has succeeded any other Member shall include any Capital Contributions or Distributions previously made by or to the former Member on account of the Membership Interests of such former Member transferred to such Member.

ARTICLE IX

DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES

Section 9.1. Generally. Subject to the provisions of Section 18-607 of the Act, the Managers shall have sole discretion regarding the amounts and timing of distributions to Members, in each case subject to the retention of, or payment to third parties of, such funds or reserves as it deems necessary with respect to anticipated business needs of the Company which shall include (but not by way of limitation) the payment or the making of provision for the payment when due of Company obligations, including the payment of any management or administrative fees and expenses or any other obligations.

Section 9.2. Distributions.

(a) From time to time and not less than quarterly, the Board of Managers shall review the Company’s accounts to determine whether the Company has available cash which is not necessary to retain and can be distributed to its Members. In no event, however, shall funds be advanced or borrowed for purpose of Distributions, if the amount of such Distributions would exceed the Company’s accrued and received revenues for the previous four (4) quarters, less paid and accrued operating costs with respect to such revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied. Cash Distributions from the Company to the Sponsor shall only be made in conjunction with Distributions to Members and only out of funds properly allocated to the Sponsor’s account. The Board of Managers shall cause the Company to set aside adequate reserves for normal replacements and contingencies (but not for the payment of fees payable to the Advisor). The Company shall make Distributions to the Members pursuant to this Section 9.2 as follows:

(b)

(i) First, Company NAV shall be determined pursuant to this Agreement and Distributions shall be allocated among the Class A Units, the Class C Units and the Class I Units (as well as any subsequently authorized Class) pro rata in proportion to the Relative NAV of each Class;

(ii) Second, the Distributions allocable to any given Class pursuant to Section 9.2(b)(i) shall be allocated and distributed among the respective holders of Units of such Class pro rata based on their Percentage Interests of such Class (with the amount of the Distribution Fee payable by the Company with respect to Class C Units being deducted from the Distributions available to Class C Units pursuant to Section 9.2(b)(i) and reserved by the Company for payment or paid by the Company to the Dealer Manager, which amounts shall be deemed distributed to such holders of Class C Units).

(c) The Company will make no Distributions of in-kind property except for Distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Company or Distributions in connection with the liquidation of the Assets in accordance with the terms of this Agreement unless: (i) the Board of Managers advises each Member of the risks associated with direct ownership of the property, (ii) the Board of Managers offers each Member the election of receiving in-kind property Distributions, and (iii) the Company distributes in-kind property only to those Members who accept such offer by the Board of Managers.

Section 9.3. Form of Distribution. A Member, regardless of the nature of the Member’s Capital Contribution, has no right to demand and receive any distribution from the Company in any form other than money.

Section 9.4. Allocation of Profit and Loss. For each fiscal year of the Company, after adjusting each Member’s Capital Account for all Capital Contributions and distributions during such fiscal year and all special allocations pursuant to Section 9.5 with respect to such fiscal year, all Profits and Losses (including special allocations of Distribution Fees and other than Profits and Losses specially allocated pursuant to Section 9.5) shall be allocated to the Members’ Capital Accounts in a manner such that, as of the end of such fiscal year, the Capital Account of each Member (which may be either a positive or negative balance) shall be equal to the amount which would be distributed to such Member if the Company were to liquidate all of its assets for the Book Value thereof and distributed the proceeds thereof pursuant to the order of priorities set forth in Section 9.2(b) hereof.

Section 9.5. Special Allocations. Notwithstanding the provisions of Section 9.4:

(i) Nonrecourse Deductions shall be allocated to the Members, pro rata in proportion to the Relative NAV of each Unit. If there is a net decrease in Company Minimum Gain during any Taxable Year, each Member shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g) (subject to the exceptions thereunder). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(f)(6). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Minimum Gain during any Taxable Year, each Member that has a share of such Member Minimum Gain shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to that Member’s share of the net decrease in Member Minimum Gain (subject to the exceptions thereunder). Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii) If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6), items of taxable income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the adjusted capital account deficit (determined according to Treasury Regulation Section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible. This paragraph is intended to comply with the qualified income offset requirements in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(iv) No allocation of Loss shall be made pursuant to Section 9.4 to the extent that it causes or increases a deficit balance in any Member’s Adjusted Capital Account. To the extent any allocation of Loss would cause the Adjusted Capital Account balance of any of the Members to have a deficit balance, such Loss shall be allocated to the Members with positive balances in their Adjusted Capital Accounts in proportion with such relative positive Adjusted Capital Account balances.

(v) The allocations set forth in paragraphs (i), (ii), (iii) and (iv) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. Notwithstanding any other provisions of this Section 9.5 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits and Losses among Members so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items and the Regulatory Allocations (including Regulatory Allocations that, although not yet made, are expected to be made in the future) to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

Section 9.6. Amounts Withheld. All amounts withheld pursuant to Sections 9.2(b)(ii) or 9.11 from any distribution to a Member shall be treated as amounts distributed to such Member pursuant to Section 9.2 for all purposes under this Agreement.

Section 9.7. Tax Allocations: Code Section 704(c).

(i) The income, gains, losses, deductions and expenses of the Company shall be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and expenses among the Members for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the Company’s subsequent income, gains, losses, deductions and expenses shall be allocated among the Members so as to reflect as nearly as possible the allocations set forth herein in computing their Capital Accounts.

(ii) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, deduction and expense with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of contribution using any reasonable method (including the “Traditional Method”) provided for in the Treasury Regulations as selected by the Managers in their sole and discretion.

(iii) If the Book Value of any Company asset is adjusted pursuant to Section 8.5, subsequent allocations of items of taxable income, gain, loss, deduction and expense with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c). Any elections or other decisions relating to such allocations shall be made by the Board of Managers in any manner that reasonably reflects the purpose and intent of this Agreement. Allocations pursuant to this Section 9.7 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or Distributions pursuant to any provisions of this Agreement.

Section 9.8. Preparation of Tax Returns. The Board of Managers shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable effort to furnish the tax information reasonably required by Members for federal and state income tax reporting purposes pursuant to Section 13.3.

Section 9.9. Tax Elections. Except as otherwise provided herein, the Board of Managers shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code. The Board of Managers shall have the right to seek to revoke any such election upon the Board of Manager’s determination in its sole and absolute discretion that such revocation is in the best interests of the Members.

Section 9.10. Tax Matters.

(a) The Board of Managers is authorized, but not required:

(i) to enter into any settlement with the Internal Revenue Service with respect to any administrative or judicial proceedings for the adjustment of Company items (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”);

(ii) to seek judicial review of any adjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Company’s principal place of business is located;

(iii) to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax; and

(iv) to take any other action on behalf of the Company in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the Board of Managers in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Board of Managers and the indemnification provisions set forth in Article XVII, hereof shall be fully applicable with respect to such actions.

Section 9.11. Withholding. Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Board of Managers determines, in its sole and absolute discretion, that the Company is required to withhold or pay with respect to any amount distributable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to sections 1441, 1442 or 1445 of the Code.

ARTICLE X

RESTRICTION ON TRANSFER AND OWNERSHIP OF UNITS

Section 10.1. Transfer of Membership Interest.

(a) A Member may assign its Economic Interests by a duly executed, written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement and which contains the provisions required by the Board of Managers to effectuate the assignment.

(b) In the case of an assignment by a Member of its Economic Interests where the assignee does not become a substituted Member pursuant to Section 10.2 below, the Company shall recognize the assignment not later than the last day of the calendar month following receipt of notice of the assignment and any other required documentation.

Section 10.2. Substituted Members. No assignee of the whole or any portion of a Membership Interest in the Company shall have the right to become a substituted Member in place of his or her assignor, unless the following conditions are first met:

(a) The assignor shall designate such intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the Managers;

(b) The written consent of the Managers to such substitution shall be obtained, which consent shall not be unreasonably withheld, but which, in any event, shall not be given if the Managers determine that such sale or transfer (i) is to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person); (ii) may jeopardize the continued ability of the Company to qualify as a “partnership” for federal income tax purposes; (iii) may violate any applicable laws, including, without limitation, applicable federal and state securities laws (including any investment suitability standards); or (iv) would jeopardize the Company’s existence or qualification as a limited liability company under Delaware law and or under the applicable laws of any other jurisdiction in which the Company is then conducting business. In the case of a Member who is a Benefit Plan Investor, the consent of the Managers to any substitution for all or part of such Benefit Plan Investor’s Units shall not be withheld unless the Managers believe in good faith that (i) the assignee is a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person); (ii) such sale or transfer may jeopardize the continued ability of the Company to qualify as a “partnership” for federal income tax purposes or that such sale or transfer may violate any applicable federal or state securities laws (including any investment suitability standards); or (iii) one of the other conditions in Sections 10.2 or 10.3 hereof would not be met;

(c) The assignor and assignee named therein shall execute and acknowledge such other instruments as the Managers may deem necessary to effectuate such substitution;

(d) The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

(e) Such assignee shall pay or obligate himself to pay all reasonable expenses connected with such substitution, including but not limited to reasonable attorneys’ fees associated therewith; and

The Company has received, if required by the Managers, a legal opinion satisfactory to the Managers that such transfer will not violate the registration provisions of the Securities Act, which opinion shall be furnished at the Member’s expense. The Company shall amend its records at least once each calendar quarter to effect the substitution of a substituted Member.

Section 10.3. Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Membership Interests or Economic Interests, and any proposed sale, assignment or transfer in violation of same shall be void ab initio.

(a) No Member shall make any transfer or assignment of all or any part of his Membership Interest or Economic Interest if said transfer or assignment, when considered with all other transfers during the same applicable twelve (12) month period, would, in the opinion of the Board of Managers, result in the termination of the Company’s status as a partnership for federal or state income tax purposes.

(b) No Member shall make any transfer or assignment of all or any of his Membership Interest or Economic Interest if the Managers determine such transfer or assignment would result in the Company being classified as an association taxable as a corporation or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code (determined without reference to Code Section 469(i)) or any rules, regulations or safe-harbor guidelines promulgated thereunder.

(c) No Member shall make any transfer or assignment of all or any of his Membership Interest or Economic Interest unless the transferee that would have been qualified to purchase Units in the Offering and no transferee may acquire or hold fewer than two hundred (200) Units.

(d) Each Member that is a legal entity (other than a Benefit Plan Investor) acknowledges that its management shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of any assignee to all or a portion of its interest as a Member, and that the management of each Member that is a legal entity (other than a Benefit Plan Investor) shall not employ, or permit another to employ such funds or assets that are attributable to any assignee of all or a portion of such Member’s interest as a Member in any manner except for the exclusive benefit of the assignee. Each Member, other than a Benefit Plan Investor, agrees that it will not contract away the foregoing fiduciary duty.

Section 10.4. Elimination or Modification of Restrictions. Notwithstanding any of the foregoing provisions of this Article X, the Managers shall amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary or advisable.

ARTICLE XI

MEMBERS

Section 11.1. Voting and Other Rights of Members. The Members shall have the right to take any of the following actions upon the affirmative vote or consent of the Majority of the Members, without the concurrence of the Board of Managers:

(a) amend this Agreement,

(b) dissolve the Company,

(c) remove a Manager and elect a new Manager, and

(d) approve or disapprove the sale of all or substantially all of the Assets of the Company, when such sale is to be made other than in the ordinary course of the Company’s business.

Section 11.2. Limited Liability of Members. No Member shall be liable for any debts or obligations of the Company beyond the amount of the Capital Contributions made by such Member.

Section 11.3. Representation of Company. Each of the Members hereby acknowledges and agrees that the attorneys representing the Company and the Managers and their Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Members in any respect at any time. Each of the Members further acknowledges and agrees that such attorneys shall have no obligation to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Company, the Managers and/or their Affiliates.

Section 11.4. Preemptive Rights. Except as may be provided by the Board of Managers, or as may otherwise be provided by contract approved by the Board of Managers, no holder of Units shall, as such holder, have any preemptive right to purchase or subscribe for any additional Units or any other Securities which the Company may issue or sell.

Section 11.5. Tender Offers. If any Person makes a tender offer, including, without limitation, a “mini-tender” offer, such Person must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including, without limitation, disclosure and notice requirements, that would be applicable if the tender offer was for more than five percent (5%) of the outstanding Units; provided, however, that such documents are not required to be filed with the Securities and Exchange Commission. In addition, any such Person must provide notice to the Company at least ten (10) Business Days prior to initiating any such tender offer. Any Person who initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), shall be responsible for all expenses incurred by the Company in connection with the enforcement of the provisions of this Section 11.5, including without limitation, expenses incurred in connection with the review of all documents related to such tender offer. In addition, the Company may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer. This Section 11.5 shall be of no force or effect with respect to any Units that are then listed.

ARTICLE XII

MEETINGS OF MEMBERS

Section 12.1. Meetings. The Managers, or Members representing ten percent (10%) of the outstanding Units, may call a meeting of the Company for any matters for which Members may vote as set forth in this Agreement. If Members representing the requisite Units present to the Managers a written request stating the purpose of the meeting, the Managers shall fix a date for such meeting and shall, within ten (10) days after receipt of such request, provide written notice in accordance with Section 12.3 below to all of the Members of the date of such meeting and the purpose for which it has been called. With respect to a meeting duly requested by Members, such meeting shall be held at a date not less than fifteen (15) and not more than sixty (60) days after the Company’s receipt of the Members’ written request for the meeting, and, unless otherwise specified in the notice for such meeting, the meeting shall be held at 2:00 p.m. on such date at the principal place of business of the Company as set forth in Article V. At any meeting of the Company, Members may vote in person or by proxy. A Majority of the Members, present in person or by proxy, shall constitute a quorum at any Company meeting. Any question relating to the Company which may be considered and acted upon by the Members hereunder may be considered and acted upon by vote at a Company meeting, and any consent required to be in writing shall be deemed given by a vote by written ballot. Except as expressly provided above, additional meeting and voting procedures shall be in conformity with Section 18-302 of the Act.

Section 12.2. Manner of Giving Notice. Notice of any meeting of Members shall be given personally or by telephone to each Member or sent by first class mail, by telegram or telecopy (or similar electronic means) or by a nationally recognized overnight courier, charges prepaid, addressed to the Member at the address of that Member appearing on the books of the Company or given by the Member to the Company for the purpose of notice. Notice shall be deemed to have been given at the time when delivered either personally or by telephone, or at the time when deposited in the mail or with a nationally recognized overnight courier, or when sent by telegram or telecopy (or similar electronic means).

Section 12.3. Adjourned Meeting; Notice. Any meeting of Members, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the Percentage Interests represented at that meeting, either in person or by proxy. When any meeting of Members is adjourned to another time or place, notice need not be given of the adjourned meeting, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting. At any adjourned meeting, the Company may transact any business that might have been transacted at the original meeting.

Section 12.4. Record Date for Member Notice, Voting and Giving Consents.

(a) For purposes of determining the Members entitled to vote or act at any meeting or adjournment thereof, the Board of Managers may fix in advance a record date which shall not be greater than ninety (90) days nor fewer than ten (10) days before the date of any such meeting. If the Board of Managers do not so fix a record date, the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the Business Day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.

(b) Only Members of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, provided that no Member who transfers all or part of such Member’s Membership Interest after a record date (and no transferee of such Membership Interest) shall have the right to vote or act with respect to the transferred Membership Interest as regards the matter for which the record date was set.

Section 12.5. Proxies. Every Member entitled to vote or act on any matter at a meeting of Members shall have the right to do so either in person or by proxy, provided that an instrument authorizing such a proxy to act is executed by the Member in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period. A proxy shall be deemed executed by a Member if the Member’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Member or the Member’s attorney-in-fact. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy executed by the person who executed the earlier proxy or by attendance at the meeting and voting in person by the person who executed the earlier proxy or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Company before the vote pursuant to that proxy is counted. A proxy purporting to be executed by the person who executed that proxy or on behalf of a Member shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

ARTICLE XIII

BOOKS AND RECORDS, REPORTS AND RETURNS

Section 13.1. Right of Inspection. As permitted hereunder, any Member and any designated representative thereof shall be permitted access to the records of the Company at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Company’s books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

Section 13.2. Access to Members List.

(a) An alphabetical list of the names, addresses and telephone number of the Members of the Company, along with the number of Units held by each of them (the “Members List”), shall be maintained as part of the books and records of the Company and shall be available for inspection by any Member or the Member’s designated agent at the home office of the Company upon the request of the Member. For any of the purposes described below, the Members List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list, for any of the purposes described below, shall be mailed to any Member so requesting within ten (10) days of receipt by the Company of the request. The copy of the Members List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for postage costs and expenses incurred in reproduction pursuant to the Member request. A Member may request a copy of the Members List in connection with matters relating to Member’s voting rights and the exercise of Member rights under federal proxy laws.

(b) If the Managers neglect or refuse to exhibit, produce or mail a copy of the Members List as requested, the Advisor and/or the Managers shall be liable to any Member requesting the list for the costs, including reasonable attorney’s fees, incurred by that Member for compelling the production of the Members List, and for actual damages suffered by any Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Members List is to secure such list of Members or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose, other than in the interest of the applicant as a Member relative to the affairs of the Company. The Company may require the Member requesting the Members List to represent that the list is not requested for a commercial purpose unrelated to the Member’s Membership Interest in the Company. The remedies provided hereunder to Members requesting copies of the Members List are in addition to and shall not in any way limit other remedies available to Members under federal law, or the laws of any state.

Section 13.3. Tax Information. The Managers shall use commercially reasonable efforts, at the Company’s expense, to cause to be prepared and distributed to the Members not later than seventy-five (75) days after the end of the Company’s fiscal year, all information necessary for the preparation of the Members’ federal income tax returns.

Section 13.4. Annual Report. The Managers shall cause to be prepared at least annually, at Company expense, within one hundred and twenty (120) days after the end of the Company’s fiscal year, an annual report, which will include financial statements audited and reported upon by the Company’s independent public accountants, and will contain: (A) a balance sheet as of the end of each fiscal year and statements of income, Members’ equity, and cash flow, for the year then ended, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor’s report containing an opinion of an independent certified public accountant; (B) a report of the activities of the Company during the period covered by the report; (C) where forecasts have been provided to the Members, a table comparing the forecasts previously provided with the actual results during the period covered by the report; and (D) a report setting forth Distributions to Members for the period covered thereby and separately identifying Distributions from: (i) Cash Flow from operations during the period, (ii) Cash Flow from operations during a prior period which have been held as reserves, (iii) proceeds from disposition of Assets and (iv) reserves from the Gross Proceeds of the Offering originally obtained from the Members. The annual report may also contain an estimated value per Unit, the method by which that value was determined, and the date of the data used to develop the estimated value. The Managers shall take reasonable steps to ensure that, (i) within the scope of the annual audit of the Sponsor’s financial statements, the independent certified public accountants preparing such annual report will issue a special report on the allocation of such costs to the Company in accordance with the Advisory Agreement, (ii) the special report shall be in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, (iii) the additional costs of such special report will be itemized and may be reimbursed to the Sponsor by the Company in accordance with this Section 13.4(a) only to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for such services as determined above, (iv) the special report shall at minimum provide: a review of the time records of individual employees, the costs of whose services were reimbursed; and a review of the specific nature of the work performed by each such employee, and (v) the prospectus, prospectus supplement or periodic report as filed with the SEC shall disclose in tabular form an itemized estimate of such proposed expenses for the next fiscal year together with a breakdown by year of such expenses reimbursed in each of the last five public programs formed by the Sponsor, if any.

Section 13.5. Quarterly Reports. If and for as long as the Company is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, the information contained in each such report shall be furnished or made available to Members (in a form and manner consistent with then-current requirements of the Securities and Exchange Commission) after such report is filed with the Securities and Exchange Commission, but no later than forty-five (45) days after the end of the relevant quarter for the quarterly report on Form 10-Q. If and when such reports are not required to be filed, each Member will be furnished (in a form and manner consistent with then-current requirements of the Securities and Exchange Commission), within sixty (60) days after the end of the first six (6) months of the Company’s fiscal year, an unaudited financial report for that period including a balance sheet, a statement of income, a statement of members’ equity and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the Managers to advise the Members of the activities of the Company during the quarter covered by the report.

Section 13.6. Filings. The Managers, at Company expense, shall use commercially reasonable efforts to cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities (with due regard for any extension of time for filing any such income tax returns as elected by the Managers). The Managers, at Company expense, shall also use commercially reasonable efforts to cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations. The reports shall be prepared by the accounting or reporting basis required by the regulatory bodies. Any Member shall be provided with a copy of any of the reports upon request without expense to him or her. The Managers, at Company expense, shall file, with the Administrators for the various states in which this Company is registered, as required by such states, a copy of each report referred to in this Article XIII.

Section 13.7. Method of Accounting. The accrual method of accounting in accordance with accounting principles generally accepted in the United States shall be used for both income tax purposes and financial reporting purposes; provided, however, the Managers reserve the right to change the method of accounting from time to time, provided that such change is permitted (under the Code and accounting principles generally accepted in the United States) and disclosed in a report publicly filed by the Company with the Securities and Exchange Commission or is disclosed in a written notice sent to Members.

ARTICLE XIV

ADVISOR

Section 14.1. Appointment and Initial Investment of Advisor. The Board of Managers is responsible for setting the general policies of the Company and for the general supervision of the Company’s business conducted by officers, agents, employees, advisors or independent contractors of the Company. However, the Managers are not required personally to conduct the business of the Company, and they may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Manager) as an Advisor and may grant or delegate such authority to the Advisor as the Board of Managers may, in its sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one (1) year, although there is no limit to the number of times that a particular Advisor may be retained. The Advisor or its Affiliates have made an initial aggregate investment of $200,000 in the Company. The Advisor or any such Affiliate may not sell this initial investment while the Advisor remains the Advisor but may transfer the initial investment to other Affiliates.

Section 14.2. Supervision of Advisor Compensation and the Advisor.

(a) The Board of Managers shall review and evaluate the qualifications of the Advisor before entering into, and shall evaluate the performance of the Advisor before renewing, an Advisory Agreement and the criteria used in such evaluation shall be reflected in the minutes of meetings of the Board of Managers. All agreements between the Advisor and the Company must be approved by a majority of the Independent Managers. The Board of Managers may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions that conform to general policies and principles established by the Board of Managers. The Board of Managers shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Members and are fulfilled and that (i) the expenses incurred are reasonable in light of the investment performance of the Company, its net assets and net income, (ii) all Front End Fees shall be reasonable and shall not exceed eighteen percent (18%) of the Gross Proceeds of any offering, regardless of the source of payment, and (iii) the percentage of Gross Proceeds of any offering committed to Investment in Company Assets shall be at least eighty-two percent (82%). All items of compensation to underwriters or dealers, including, but not limited to, selling commissions, expenses, rights of first refusal, consulting fees, finders’ fees and all other items of compensation of any kind or description paid by the Company, directly or indirectly, shall be taken into consideration in computing the amount of allowable Front End Fees.

(b) The Board of Managers is responsible for determining that compensation paid to the Advisor is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the Advisory Agreement entered into with the Advisor (the “Advisory Agreement”) are being carried out. All agreements between the Advisor and the Company must be approved by a majority of the Independent Managers. The Board of Managers may consider all factors that they deem relevant in making these determinations.

Section 14.3. Fiduciary Obligations. Any investment advisory agreement with the Advisor shall provide that the Advisor has a fiduciary responsibility to the Company and to the Members.

Section 14.4. Termination. The Advisor may not voluntarily withdraw from the Company without one hundred and twenty (120) days prior written notice. If the Advisor fails to give such notice, the withdrawing Advisor shall pay all expenses incurred as a result of its withdrawal. Upon termination of the Advisory Agreement, the Company may be required to pay to the terminated Advisor all amounts then accrued and owing.

Section 14.5. Organization and Offering Expenses Limitation. Unless otherwise provided in any resolution adopted by the Board of Managers, the Company shall reimburse the Advisor and its Affiliates for Organization and Offering Expenses incurred by the Advisor or its Affiliates; provided, however, that the total amount of all Organization and Offering Expenses shall be reasonable and shall be included in Front End Fees for purposes of the limit on such Front End Fees set forth in Section 14.2.

Section 14.6. Reimbursement for Operating Expenses.

(a) Unless otherwise provided in any resolution adopted by the Board of Managers, and subject to Section 14.6(b) below, the Company may reimburse the Advisor or its Affiliates, at the end of each fiscal quarter, for goods and services, including, but not limited to, impact monitoring services and Acquisition Expenses. The Advisor may be reimbursed for the administrative services necessary to the prudent operation of the Company; provided, the reimbursement shall be the lower of the Advisor’s actual cost or the amount the Company would be required to pay Persons other than the Advisor’s Affiliates for comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles. Except as otherwise provided herein, no reimbursement shall be permitted for services for which the Advisor is entitled to compensation by way of a separate fee.

(b) Excluded from the allowable reimbursement shall be: (i) rent or depreciation, utilities, capital equipment and similar items; and (ii) salaries, fringe benefits, travel expenses and similar items incurred or allocated to any controlling person of the Advisor. For purposes of this Section 14.6, “controlling person” means persons with responsibilities similar to those of an executive, or a member of the Board of Managers, or any person who holds more than ten percent (10%) of the Advisor’s equity securities or who has the power to control the Advisor.

Section 14.7. Section 707 Compliance. Any fees paid to a Member (including those pursuant to this Article XIV) shall be treated as payments governed by Section 707 of the Code.

ARTICLE XV

INVESTMENT POLICIES AND LIMITATIONS

Section 15.1. Review of Policies. The Independent Managers shall review the investment and borrowing policies of the Company with sufficient frequency (and, upon Commencement of the Initial Public Offering, at least annually) to determine that the policies being followed by the Company at any time are in the best interests of its Members. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Managers.

Section 15.2. Certain Permitted Investments. Until such time as the Units are Listed, the Company may invest in Joint Ventures with an Affiliated Person if a majority of Managers (including a majority of Independent Managers) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on terms substantially similar to the terms of third parties making comparable investments.

Section 15.3. Reinvestment of Proceeds. Reinvestment of proceeds resulting from the sale or refinancing of a Company Asset may take place if sufficient cash will be distributed to pay federal income tax, if any (assuming investors are in a specified tax bracket) created by the sale or refinancing of such Asset. To the extent that any cash available for distribution is reinvested, such reinvested cash shall not be considered “investments” in the Company for the purposes of calculating Capital Contributions.

Section 15.4. Investments in Other Programs

(a) The Company shall not invest in general partnerships or joint ventures with non-Affiliates that own and operate specific assets, unless the Company, alone or together with any publicly registered Affiliate of the Company meeting the requirements of subsection (b) below, acquires a controlling interest in such a general partnership or joint venture, but in no event shall the Advisor be entitled to duplicate fees; provided, however that the foregoing is not intended to prevent the Company from investing and reinvesting its assets in securities of other issuers. For purposes of this Section 15.4, “controlling interest” means an equity interest possessing the power to direct or cause the direction of the management and policies of the general partnership or joint venture, including the authority to: (i) review all contracts entered into by the general partnership or joint venture that will have a material effect on its business or assets; (ii) cause a sale or refinancing of the assets or its interest therein subject, in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts and/or a right of first refusal by the joint venture partner or consent of the joint venture partner; (iii) approve budgets and major capital expenditures, subject to a stated minimum amount; (iv) veto any sale or refinancing of the assets, or alternatively, to receive a specified preference on sale or refinancing proceeds; and (v) exercise a right of first refusal on any desired sale or refinancing by the joint venture partner of its interest in the assets, except for transfer to an Affiliate of the joint venture partner.

(b) The Company shall have the authority to invest in general partnerships or joint ventures with other publicly registered Affiliates of the Company if all of the following conditions are met: (i) the Affiliate and the Company have substantially identical investment objectives; (ii) there are no duplicate fees to the Advisor;

(iii) the compensation payable by the general partnership or joint venture to the Advisor and the Sponsors of each Affiliate that invests in such partnership or joint venture is substantially identical; (iv) each of the Company and the Affiliate has a right of first refusal to buy if the other party wishes to sell assets held in the joint venture; (v) the investment of each of the Company and its Affiliate is on substantially the same terms and conditions; and (vi) any prospectus of the Company in use or proposed to be used when such an investment has been made or is contemplated discloses the potential risk of impasse on joint venture decisions since neither the Company nor its Affiliate controls the partnership or joint venture, and the potential risk that while a the Company or its Affiliate may have the right to buy the assets from the partnership or joint venture, it may not have the resources to do so.

(c) The Company shall have the authority to invest in general partnerships or joint ventures with Affiliates other than publicly registered Affiliates of the Company only if all of the following conditions are met: (i) the investment is necessary to relieve the Advisor from any commitment to purchase the assets prior to the closing of the offering period of the Company; (ii) there are no duplicate fees to the Advisor; (iii) the investment of each entity is on substantially the same terms and conditions; (iv) the Company has a right of first refusal to buy if the Advisor wishes to sell assets held in the joint venture; and (v) any prospectus of the Company in use or proposed to be used when such an investment has been made or is contemplated discloses the potential risk of impasse on joint venture decisions.

(d) The Company may be structured to conduct operations through separate single-purpose entities managed by the Advisor (multi-tier arrangements); provided that the terms of any such arrangements do not result in the circumvention of any of the requirements or prohibitions contained herein. Any agreements regarding such arrangements shall accompany any prospectus of the Company, if such agreement is then available, and the terms of such agreement shall contain provisions assuring that all of the following restrictions apply: (i) there will be no duplication or increase in Organization and Offering Expenses, fees payable to the Advisor, program expenses or other fees and costs; (ii) there will be no substantive alteration in the fiduciary and contractual relationship between the Advisor, the Company and the Members and (iii) there will be no diminishment in the voting rights of the Members.

(e) Other than as specifically permitted in subsections (b), (c) and (d) above, the Company shall not invest in general partnerships or joint ventures with Affiliates.

(f) The Company shall be permitted to invest in general partnership interests of limited partnerships only if the Company, alone or together with any publicly registered Affiliate of the Company meeting the requirements of subsection (b) above, acquires a “controlling interest” as defined in subsection (a) above, the Advisor is not entitled to any duplicate fees, no additional compensation beyond that permitted under applicable law is paid to the Advisor, and the agreement of limited partnership or other applicable agreement complies with this Section 15.4.

ARTICLE XVI

CONFLICTS OF INTEREST

Section 16.1. Investments with Affiliates. The Company shall not invest in any asset or company in which the Advisor, any of the Managers or officers or any of their Affiliates has a direct economic interest without a determination by a majority of the Board of Managers (including a majority of the Independent Managers) that such an investment is fair and reasonable to the Company. In addition, with respect to any potential debt investment in a portfolio company in which a sub-advisor has an equity interest, the Advisor must determine, before the investment is made, that the procedures by which this potential debt investment is evaluated and priced are fair and reasonable.

Section 16.2. Voting of Units Owned by Affiliates. The Advisor, the Sponsor, the Managers and officers, and their Affiliates may not vote their Units regarding the removal of any of Affiliates or any other transaction between such Affiliates and the Company. All Units owned by the Advisor, the Sponsor, the Managers and officers, and their Affiliates shall be excluded in determining the requisite percentage of interest in Units necessary to approve a matter on which the Advisor, the Sponsor, the Managers and officers, and their Affiliates, as applicable, may not vote or consent.

Section 16.3. Purchase of Assets from Affiliates. The Company shall not purchase Assets from the Sponsor, the Advisor, the Managers or any of their Affiliates unless a majority of the Board of Managers (including a majority of the Independent Managers) not otherwise interested in the transaction determines that such transaction is fair and reasonable to the Company and at a price to the Company no greater than the cost of the Assets to the Advisor or its Affiliates or such Manager, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the cost of such asset to the Company exceed its current appraised value.

Section 16.4. Sale of Assets to Affiliates. The Company shall not sell or lease Assets to the Sponsor, the Advisor, the Managers or any of their Affiliates without a determination by a majority of the Board of Managers (including a majority of the Independent Managers) not otherwise interested in the transaction, that such transaction is fair and reasonable to the Company.

Section 16.5. Loans to Affiliates. Except for the advancement of funds pursuant to Section 17.3, no loans, credit facilities, credit agreements or otherwise shall be made by the Company to the Advisor or any Affiliate thereof.

Section 16.6. Other Transactions with Affiliates. The Company shall not engage in a transaction with an Affiliated Person unless a majority of the Board of Managers (including a majority of the Independent Managers) not otherwise interested in the transaction concludes that such transactions between the Company and the Sponsor, the Advisor, any of the Managers or any of their Affiliates are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties. The terms pursuant to which any goods or services, other than those services provided pursuant to the Advisory Agreement, are provided to the Company by the Advisor, shall be embodied in a written contract, the material terms of which must be fully disclosed to the Members.

Section 16.7. Exchange of Interests in the Company. The Company may not acquire Assets in exchange for Units or other indicia of ownership in the Company.

Section 16.8. Exclusive Agreement. The Company shall not give the Advisor an exclusive right to sell or exclusive employment to sell Assets for the Company.

Section 16.9. Commissions on Financing, Refinancing or Reinvestment. The Sponsor and the Advisor may only receive commissions on the reinvestment of Cash Flow or proceeds from the sale, exchange or refinancing of Assets to the extent permitted under Section 14.2 and 14.6.

Section 16.10. Rebates, Kickbacks and Reciprocal Arrangements.

(a) No rebates or give-ups may be received by the Sponsor nor may the Sponsor participate in any reciprocal business arrangements which would circumvent the NASAA Omnibus Guidelines or the provisions contained in this Agreement.

(b) The Sponsor may only pay underwriting compensation to a registered broker-dealer or other properly licensed Person.

Section 16.11. Commingling. The funds of the Company shall not be commingled with the funds of any other Person; provided, however, that the foregoing shall not prohibit the Advisor from establishing a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of Affiliated Programs, if Company funds are protected from claims of such other Programs and/or creditors. The foregoing prohibition shall not apply to investments described in Section 15.2.

Section 16.12. Lending Practices. The Company may not borrow money from the Sponsor, the Advisor, the Managers, or any of their Affiliates, unless a majority of the Board of Managers (including a majority of Independent Managers) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.

Section 16.13. No Permanent Financing. The Advisor shall be prohibited from providing permanent financing for the Company. For purposes of this Section 16.13, “permanent financing” shall mean any financing with a term in excess of 12 months.

ARTICLE XVII

LIABILITY LIMITATION, INDEMNIFICATION

AND TRANSACTIONS WITH THE COMPANY

Section 17.1. Limitation of Member Liability. No Member shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of being a Member, nor shall any Member be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or the affairs of the Company by reason of being a Member.

Section 17.2. Limitation of Liability.

(a) Subject to any non-waivable limitations set forth under Delaware law or in paragraph (b), no Manager or officer of the Company shall be liable to the Company or its Members for money damages. Neither the amendment nor repeal of this Section 17.2(a), nor the adoption or amendment of any other provision of this Agreement inconsistent with this Section 17.2(a), shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

(b) Notwithstanding anything to the contrary contained in paragraph (a) above, the Company shall not provide that the Sponsor, a Manager, the Advisor or any Affiliate of the Advisor (the “Indemnitee”) be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(i) The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company.

(ii) The Indemnitee was acting on behalf of or performing services for the Company.

(iii) Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Manager (other than an Independent Manager), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Manager.

(iv) Such agreement to hold harmless is recoverable only out of the Company’s assets and not from the Members.

Section 17.3. Indemnification.

(a) Subject to any non-waivable limitations set forth under Delaware law or in paragraph (b) or (c) below, the Company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Manager or officer of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (ii) any individual who, while a Manager or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of another partnership, corporation, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (iii) the Advisor or any of its Affiliates acting as an agent of the Company. The rights to indemnification and advance of expenses provided hereby shall vest immediately upon appointment of a Manager, officer, Advisor or an Affiliate. The Company may, with the approval of the Board of Managers or any duly authorized committee thereof, provide such indemnification and advance for expenses. The Board of Managers may take such action as is necessary to carry out this Section 17.3(a). No amendment of this Agreement or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(b) Notwithstanding anything to the contrary contained in paragraph (a) above, the Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

(c) The Company may not incur the cost of that portion of liability insurance which insures the Advisor or its Affiliates for any liability as to which the Advisor or its Affiliates is prohibited from being indemnified under this section.

(d) The advancement of Company funds to the Advisor or its Affiliates for reasonable legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

(i) The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company or its subsidiaries.

(ii) The legal action is initiated by a third party who is not a Member or, if by a Member acting in his or her capacity as such, a court of competent jurisdiction approves such advancement.

(iii) The Advisor or its Affiliates undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which found not to be entitled to indemnification.

Section 17.4. Express Exculpatory Clauses in Instruments. Neither the Members nor the Managers, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Members, Managers, officers, employees or agents of the Company, and all Persons shall look solely to the Company’s Assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Member, Manager, officer, employee or agent liable thereunder to any third party, nor shall the Managers or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

ARTICLE XVIII

AMENDMENTS

This Agreement is subject to amendment by the affirmative vote or consent of the Majority of the Members in accordance with Sections 5.2 and 11.1, except for amendments which do not adversely affect the rights of the Members; provided, however, that no such amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Manager or Member or diminish the rights or benefits to which any Manager or Member is entitled under this Agreement, without the affirmative vote or consent of a majority of the Percentage Interests held by the Members who would be adversely affected thereby (or the consent of a Manager if it will be adversely affected thereby). This Agreement shall in no event be amended to change the limited liability of the Members without the affirmative vote or consent of all of the Members. Any amendment to this Agreement modifying the compensation or Distributions to which the Managers are entitled or which affects the duties of the Managers shall require the consent of the Managers. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Managers shall have the right to amend this Agreement, without the vote or consent of any of the Members, when:

(a) There is a change in the name of the Company or the amount of the contribution of any Member;

(b) A Person is substituted as a Member;

(c) An additional Member is admitted;

(d) A Person is admitted as a successor or additional Manager in accordance with the terms of this Agreement;

(e) To cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

(f) To delete or add any provision of this Agreement required to be so deleted or added by the Staff of the Securities and Exchange Commission or by a State “Blue Sky” Administrator or similar official, which request will be accepted as a determination by such Administrator or officer that such change is required by the Administrator or official for the benefit or protection of the Members;

(g) To elect for the Company to be governed by any successor Delaware statute governing limited liability companies;

(h) To modify provisions of this Agreement to cause this Agreement to comply with Treasury Regulation Section 1.704-1(b); and

(i) To improve, upon advice of counsel, the Company’s position in avoiding being treated as a publicly traded partnership taxable as a corporation under the Code or any other tax position of the Company.

The Managers shall notify the Members within a reasonable time of the adoption of any such amendment, provided that such notice shall be deemed to have been given if the adopted amendment is disclosed in a report that the Company publicly files with the Securities and Exchange Commission.

ARTICLE XIX

ROLL-UP TRANSACTIONS

In connection with any proposed Roll-Up Transaction, an appraisal of all of the Company’s Assets shall be obtained from an Independent Expert. The Company’s Assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the Assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and the Members. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Members in connection with a proposed Roll-Up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed as an exhibit to the registration statement with the Securities and Exchange Commission and with any state where such securities are registered. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to holder of Units who vote against the proposed Roll-Up Transaction the choice of:

(a) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b) one of the following:

(i) remaining as Members of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

(ii) receiving cash in an amount equal to the Members’ pro rata share of the appraised value of the net assets of the Company.

The Company is prohibited from participating in any proposed Roll-Up Transaction:

(c) that would result in the holder of Units having voting rights in a Roll-Up Entity that are less than the rights provided for in Sections 11.1 and 12.1 of this Agreement;

(d) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Units by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that investor;

(e) in which investor’s rights to access of records of the Roll-Up Entity will be less than those required by the laws of the state in which the Roll-Up Entity was formed; or

(f) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is rejected by the holders of Units.

ARTICLE XX

DURATION AND DISSOLUTION OF THE COMPANY

Section 20.1. Duration. The Company shall continue perpetually unless terminated pursuant to Section 20.3 or pursuant to any applicable provision of the Act.

Section 20.2. Authority of Managers. Subject to the provisions of any class or series of Units at the time outstanding, the Board of Managers shall have the power to dissolve or liquidate the Company; provided; however, that except as otherwise permitted by law, such action shall have been approved, at a meeting of the Members called for that purpose, by the affirmative vote of the holders of not less than a majority of the Units then outstanding and entitled to vote thereon (other than a sale in the ordinary course of the Company’s business, as to which no such vote is required).

Section 20.3. Dissolution.

(a) The Company may be dissolved upon the affirmative vote of the holders of a majority of the outstanding Units entitled to vote thereon. Upon the dissolution of the Company:

(i) The Company shall carry on no business except for the purpose of winding up its affairs.

(ii) The Board of Managers shall proceed to wind up the affairs of the Company and all of the powers of the Board of Managers under this Agreement shall continue, including the powers to fulfill or discharge the Company’s contracts, collect its Assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Company to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

(iii) In connection with the winding up of the affairs of the Company, the Board of Managers shall liquidate the Assets as promptly as is consistent with obtaining current fair market value of such Assets.

(iv) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Company may distribute the remaining property of the Company among the Members so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Units at the time outstanding shall be entitled, the remaining property of the Company shall, subject to any participating or similar rights of Units at the time outstanding, be distributed among the holders of Units at the time outstanding pursuant to the priorities set forth in Section 9.2(b) of this Agreement.

(b) Upon completion of the distribution of the Company property as provided in Section 20.3(a), the Board of Managers shall cause the filing of a certificate of cancellation with the Secretary of State of the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions in which the Company shall be qualified to transact business, and shall take such other actions as may be necessary to terminate the Company.

ARTICLE XXI

MISCELLANEOUS

Section 21.1. Covenant to Sign Documents. Each Member covenants, for himself or herself and his or her successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Company and to achieve its purposes, including, without limitation, the Certificate and all amendments thereto, and all such filings, records or publications necessary or appropriate laws of any jurisdiction in which the Company shall conduct its business.

Section 21.2. Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Members shall be addressed to the Members at the last address shown on the Company records. Notices to the Managers or to the Company shall be delivered to the Company’s principal place of business, as set forth in Article V above or as hereafter charged as provided herein.

Section 21.3. Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

Section 21.4. Waiver. No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other.

Section 21.5. Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 21.6. Application of Delaware law. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of Delaware applicable to contracts to be made and performed entirely in such state.

Section 21.7. Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

Section 21.8. Number and Gender. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

Section 21.9. Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by a Manager on behalf of the Members as their attorney-in-fact.

Section 21.10. Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to any property of the Company or to cause the Company to be dissolved or liquidated.

Section 21.11. Assignability. Each and all of the covenants, terms, provisions and arguments herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the requirements of Article X.

Section 21.12. No Third Party Beneficiaries. For the avoidance of doubt, except for the Indemnitees, there are no intended or unintended third party beneficiaries of this Agreement (it being understood that each Indemnitee is an express third party beneficiary with respect to the provisions of this Agreement applicable to them as if they were parties to this Agreement).

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Limited Liability Company Operating Agreement to be signed, and attested to, on this 20th day of February, 2013.

MEMBER:

TRILINC ADVISORS, LLC

By:	/s/ Gloria S. Nelund
Name:	Gloria S. Nelund
Title:	Chairman & Chief Executive Officer

ATTEST: NOTARY PUBLIC

APPENDIX B

FORM OF SUBSCRIPTION AGREEMENT

TRILINC GLOBAL IMPACT FUND Subscription Agreement
1. Investment Amount of Subscription State of Sale
Minimum Initial Investment is $2,000 Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third Party Checks or Cash cannot be accepted. Payment will be made with: Enclosed Check Funds Wired 2. Unit Class Please consult with your financial representative and check one of the following options pertaining to the class of units you intend to purchase. The Prospectus contains additional information regarding the unit classes, including the different fees which are payable with respect to each class.
Class A Units Class C Units Class I Units
3. Account Type - Check One Box Only
Account Type Additional Required Documentation
Individual If TOD, Transfer on Death form Joint Tenants (WROS)* Tenants in Common* If JTWROS TOD, Transfer on Death form Community Property* *All parties must sign
Trust Trustee Certification form or trust documents Estate Documents evidencing individuals authorized to act on behalf of estate Custodial UGMA: State of: UTMA: State of: None
Corporation C Corp S Corp Articles of Incorporation or Corporate Resolution
LLC LLC Operating Agreement or LLC Resolution Partnership Partnership Certification of Powers or Certificateof Limited Partnership
Non-Profit Organization Formation document or other document evidencing authorized signers Profit Sharing Plan Defined Benefit Plan Pages of plan document that list plan name, date, trustee name(s) and signatures
KEOGH Plan Traditional IRA SEP IRA ROTH IRA For Inherited IRA indicate Decedent’s name:
Simple IRA Inherited IRA
Other (Specify) For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 6 4.Investor Information
Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)
Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA) Primary Investor Name SSN/TIN DOB Secondary Investor Name SSN/TIN DOB Street Address City State Zip Code

4. Investor Information, continued Mailing Address (optional) City State Zip Code Phone (day) Phone (evening) Email US Citizen US Citizen residing outside the US Resident Alien Check here if you are subject to backup withholding Non-resident Alien, country: Please attach a separate sheet with the above information for each additional investor. 5. Investment Title Please print names in which units are to be registered. (This is the name that will appear on your statement.) Title Line 1 Title Line 2 6. Third Party Custodian Information Applies to ALL retirement accounts. Also applies to non-retirement accounts that have elected to use a third party custodian. Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below. Custodian Name Custodian Address City State Zip Code Custodian Telephone Number Custodian Tax Identification Number Investor Account Number with Custodian Important Note About Proxy Voting: By signing this subscription agreement, Custodian authorizes the investor to vote the number of units of TriLinc Global Impact Fund that are beneficially owned by the investor as reflected on the records of TriLinc Global Impact Fund as of the applicable record date at any meeting of the unitholders of TriLinc Global Impact Fund. This authorization shall remain in place until revoked in writing by Custodian. TriLinc Global Impact Fund is hereby authorized to notify the investor of his or her right to vote consistent with this authorization. 7. Distribution Information (Choose one or more of the following options) If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4. Retirement accounts may not direct distributions without the custodian’s approval. If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly provide written notification to TriLinc Global Impact Fund, c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105, if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of TriLinc Global Impact Fund’s sponsor, or any other person selling units on behalf of TriLinc Global Impact Fund to you, to make every reasonable effort to determine that the purchase of TriLinc Global Impact Fund’s units is a suitable and appropriate investment based on information provided by you. % of Distribution I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus. Send distributions via check to investor’s home address (or for retirement accounts to the custodian listed in Section 6) Send distributions via check to the alternate payee listed here (not available for retirement accounts without the custodian’s approva

7. Distribution Information, continued (Choose one or more of the following options) Direct Deposit (attach voided check) I authorize TriLinc Global Impact Fund or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify TriLinc Global Impact Fund in writing to cancel it. In the event that TriLinc Global Impact Fund deposits funds erroneously into my account, TriLinc Global Impact Fund is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. Checking Financial Institution Name % of Distribution Savings ABA/ Routing Number Account Number 8. Broker-Dealer, Registered Investment Advisor and Financial Representative Information Broker-Dealer Name Representative Name Rep Number Representative’s Firm Name Branch ID Representative’s Address Representative’s City State Zip Code Representative’s Phone Number Representative’s Fax Number Representative’s E-mail Address This Subscription was made as follows: Through a participating Broker-Dealer Units are being purchased net of commissions (Class A and Class C Units only) Through a participating RIA* unaffiliated with a participating Broker-Dealer *RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for TriLinc Global Impact Fund) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148. Volume Discount**: The subscriber is a qualifying purchaser and may combine this purchase for the purpose of qualifying for a volume discount. Account to be combined with: Investor Name: Account Number: SSN/TIN: **Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications. Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to TriLinc Global Impact Fund that I have reasonable grounds for believing that the purchase of the units by the Subscriber is a suitable and appropriate investment for this Subscriber. Financial Representative Signature Date Branch Manager Signature (if required by Broker-Dealer) Date 9. Limited Liability Company Agreement By executing the Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes TriLinc Global Impact Fund to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware. 10. Electronic Delivery (Optional) Instead of receiving paper copies of the Prospectus, Prospectus supplements, annual reports, proxy statements, and other unitholder communications and reports, you may elect to receive electronic delivery of unitholder communications from TriLinc Global Impact Fund. If you would like to consent to electronic delivery please visit our website at www.TriLincGlobalImpactFund.com. 11. Subscriber Signatures Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following: Owner Co-Owner 1. A copy of the prospectus of TriLinc Global Impact Fund, LLC has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per unit may change and I can access this information through TriLinc Global Impact Fund’s website.

11. Subscriber Signatures, continued
Owner Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”
Owner Co-Owner 3. I acknowledge that there is no public market for the units and, thus, my investment in units is not liquid.
Owner Co-Owner 4. I am purchasing the units for the account referenced above.
Owner Co-Owner 5. I acknowledge that I will not be admitted as a unitholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the units.
Owner Co-Owner 6. California: In addition to the minimum suitability standards described above, a California investor must have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $85,000 and a net worth of $150,000 (exclusive of home, auto and furnishings). In addition, a California investor’s maximum investment in the issuer may not exceed 10% of such investor’s net worth.
Owner Co-Owner 7. Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash and/or cash equivalents.
Owner Co-Owner 8. Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in the issuer and other non-traded business development companies. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP.
Owner Co-Owner 9. Kentucky: In addition to the minimum suitability standards described above, all Kentucky residents who invest in the issuer must have a minimum gross annual income of $85,000 and a minimum net worth of $85,000 or a minimum net worth of $300,000. In addition, Kentucky investors must limit his or her investment in the issuer to 10% of his or her liquid net worth.
Owner Co-Owner 10. Maine: In addition to the minimum suitability requirements, it is recommended that Maine investors limit their investment in the issuer and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 11. Massachusetts: In addition to the suitability described above, Massachusetts investors may not invest more than 10% of their liquid net worth in the issuer and other non-traded direct participation programs. For Massachusetts residents, “liquid net worth” is that portion of an investor’s net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 12. Nebraska: In addition to the suitability standards described above, a Nebraska investor must have either (i) an annual gross income of at least $100,000 and a net worth (not including home, furnishings and personal automobiles) of at least $350,000, or (ii) a net worth (not including home, furnishings and personal automobiles) of at least $500,000. In addition, a Nebraska investor’s maximum investment in the issuer may not exceed 10% of such investor’s net worth.
Owner Co-Owner 13. New Jersey: In addition to the suitability standards described above, New Jersey investors must limit their investment in the issuer, the issuer’s affiliates, and in other non-traded business development companies to not more than 10% of their liquid net worth. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 14. New Mexico: In addition to the minimum suitability standards described above, a New Mexico investor’s maximum investment in the issuer may not exceed 10% of such investor’s liquid net worth.
Owner Co-Owner 15. North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the issuer.

11. Subscriber Signatures, continued
Owner Co-Owner 16. Ohio: In addition to the minimum suitability standards described above, an Ohio investor must have a liquid net worth of at least ten times such Ohio resident’s investment in the issuer, the issuer’s affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
Owner Co-Owner 17. Oklahoma: In addition to the minimum suitability standards described above, an Oklahoma resident’s investment in the issuer must not exceed ten percent (10%) of their liquid net worth.
Owner Co-Owner 18. Oregon: In addition to the minimum suitability standards described above, Oregon investors must have a net worth of at least ten times their investment in the issuer.
Owner Co-Owner 19. Tennessee: In addition to the suitability standards above, Tennessee residents must have a minimum annual gross income of $100,000 and a minimum net worth of $100,000, or a minimum net worth of $500,000 exclusive of home, home furnishings and automobile. In addition, Tennessee residents’ investment in the issuer must not exceed ten percent (10%) of their liquid net worth.
Owner Co-Owner 20. Texas: Texas residents purchasing units (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in the issuer, the issuer’s affiliates and in other non-traded business development companies. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.
I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, TRILINC GLOBAL IMPACT FUND WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A UNITHOLDER. NO SALE OF UNITS OF TRILINC GLOBAL IMPACT FUND MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER YOU RECEIVE THE FINAL PROSPECTUS.
The undersigned hereby applies to purchase units in TRILINC GLOBAL IMPACT FUND, LLC in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the Prospectus.
Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt backup withholding, (b) because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, (iii) I am a U.S. citizen or a U.S. person.
Signature of Investor Date
Signature of Joint Investor or Date
Third Party Custodian
The Subscription Agreement, together with a check made payable to “TriLinc Global Impact Fund” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:
Regular Mail Overnight Mail Subscription Agreements Payment may be wired to:
Investment Processing Department Investment Processing Department may be faxed to: UMB Bank, N.A.
c/o DST Systems, Inc. c/o DST Systems, Inc. 855.223.2474 1010 Grand Boulevard, 4th Floor
P.O. Box 219731 430 W. 7th Street Kansas City, MO 64106
Kansas City, MO 64121-9731 Kansas City, MO 64105 ABA #: 101000695
Toll Free: 877.907.1148 Toll Free: 877.907.1148 Account #: 9871916944
FAO: (Include Account Title)
12/14 TL0007-K

TRILING GLOBAL IMPACT FUND Investor Instructions 1. Investment PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third party checks or cash. You must initially invest at least $2,000 in our units to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our units will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the IRS Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be at least $500. The investment minimum for subsequent purchases does not apply to units purchased pursuant to our distribution reinvestment plan. 2. Unit Class Please consult with your financial representative and check the appropriate box to indicate the class of units you intend to purchase. 3. Account Type - Check One Box Only Please check the appropriate box to indicate the account type of the subscription. 4. Investor Information To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including TriLinc Global, to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account. Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner. All investors must provide a taxpayer identification number or social security number. By signing in Section 11, you are certifying that this number is correct. Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA) Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA) 5. Investment Title Please print the exact name(s) in which units are to be registered. For trusts, include the name of the trust and the name of the trustee. For qualified plans, include the custodian name, plan name, and individual name, if applicable. For IRAs, include the custodian name and individual name. For entities, include the entity name. 6. Third Party Custodian Information Complete this section for ALL retirement accounts, as well as non-retirement accounts that have elected to use a third party custodian. Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below. If you wish to purchase units through an IRA, and would like to establish an IRA account for this purpose, First Trust Retirement has agreed to serve as IRA custodian for such purpose. TriLinc Global Impact Fund will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. A separate IRA application from First Trust Retirement must be completed and can be found in the TriLinc Global Impact Fund Combined/Traditional Roth Package. Further information about custodial services is also available through your financial representative or our dealer-manager. Over Please

7. Distribution Information (Choose one or more of the following options)
PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan (DRP), you are requested to promptly notify TriLinc Global Impact Fund in writing if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of TriLinc Global Impact Fund’s sponsor, or any other person selling units on behalf of TriLinc Global Impact Fund to you, to make every reasonable effort to determine that the purchase of TriLinc Global Impact Fund’s units is a suitable and appropriate investment based on information provided by you.
Complete this section (1) to enroll in the Distribution Reinvestment Plan, (2) to elect to receive distributions by direct deposit or (3) to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. If you do not complete this section, distributions will be paid to the registered owner at the address of record. Retirement accounts may not direct distributions without the third party custodian’s approval.
8. Broker-Dealer, Registered Investment Advisor and Financial Representative Information
PLEASE NOTE: The financial representative of the Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All fields are mandatory.
Required Representations: By signing Section 8, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer or
Registered Investment Advisor that he or she:
• has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;
• has discussed the investor’s prospective purchase of units with such investor;
• has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the units and other fundamental risks related to the investment in the units, the restrictions on transfer of the units and the risk that the investor could lose his or her entire investment in the units;
• has delivered to the investor the Prospectus required to be delivered in connection with this subscription;
• has reasonable grounds to believe the investor is purchasing these units for the account referenced in Section 3, and
• has reasonable grounds to believe the purchase of units is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.
In addition, the financial representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer or Registered Investment Advisor, (i) are duly licensed and may lawfully offer and sell the units in the state where the investment was made and in the state designated as the investor’s legal residence in Section 5; and (ii) agree to maintain records of the information used to determine that an investment in units is suitable and appropriate for the investor for a period of six years.
9. Limited Liability Company Agreement
By signing the Subscription Agreement, you agree to be bound by the terms of our operating agreement and any of its amendments or supplements and authorize TriLinc Global Impact Fund to make all filings of certificates, instruments, agreements or other documents as may be required or advisable under Delaware law.
10. Electronic Delivery (Optional)
Instead of receiving paper copies of the Prospectus, Prospectus supplements, annual reports, proxy statements, and other unitholder communications and reports, you may elect to receive electronic delivery of unitholder communications from TriLinc Global Impact Fund, LLC. If you would like to consent to electronic delivery please visit our website at www.TriLincGlobalImpactFund.com.
11. Subscriber Signatures
Please separately initial each of the representations in paragraph (1) through (5). If a California resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Kentucky resident you must also initial paragraph (9), if a Maine resident you must also initial paragraph (10), if a Massachusetts resident you must also initial paragraph (11), if a Nebraska resident you must also initial paragraph (12), if a New Jersey resident you must also initial paragraph (13), if a New Mexico resident you must also initial paragraph (14), if a North Dakota resident you must also initial paragraph (15), if an Ohio resident you must also initial paragraph (16), if an Oklahoma resident you must also initial paragraph (17), if a Oregon resident you must also initial paragraph (18), if a Tennessee resident you must also initial paragraph (19) and if a Texas resident you must also initial paragraph (20). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.
Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.
By signing this Subscription Agreement, you agree to provide the information in Section 11 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

The Subscription Agreement, together with a check made payable to “TriLinc Global Impact Fund” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to: Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 877.907.1148 Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 877.907.1148 Subscription Agreements may be faxed to: 855.223.2474 Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944 FAO: (Include Account Title) 12/14 TL0008-C

TRILINC GLOBAL IMPACT FUND Product 1 Logo Product 2 Logo Product 3 Logo Product 4 Logo Subscription Agreement This subscription agreement is not valid for use in AL, AR, KY, MA, MD, NC, NE, NJ and TN. 1. Investment Amount of Subscription: State of Sale: Minimum Initial Investment for TGIF, Product 1, Product 2 & Product 3 Only is $2,000 ($2,500 - New York for Product 3 Only) Minimum Initial Investment for Product 4 Only is $2,500 Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted. Payment will be made with: Enclosed Checks Funds Wired Funds to Follow TriLinc Global Impact Fund (TGIF) Product 1 (Product 1) Product 2 (Product 2) Product 3 (Product 3) Product 4 (Product 4) Investment Amount Investor hereby (1) acknowledges and agrees that, in the event that Investor subscribes for shares and/or units of TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 (each an “Issuer”) pursuant to this subscription agreement, this subscription agreement and the information set forth herein will be provided to each Issuer whose shares and/or units Investor subscribes for and, as necessary, the advisors, agents and affiliates of each such Issuer, and (2) consents to this subscription agreement and the information set forth herein being so provided to each Issuer whose shares and/or units Investor subscribes for. 2. Share Class (Product 3 Only) Please consult with your financial representative and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class. Class A Shares Class T Shares 3. Unit Class (TGIF Only) Please consult with your financial representative and check one of the following options pertaining to the class of units you intend to purchase. The Prospectus contains additional information regarding the unit classes, including the different fees which are payable with respect to each class. Class A Units Class C Units Class I Units 4. Share Class (Product 2 Only) Please consult with your financial representative and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class. Class A Shares Class C Shares Class I Shares 5. Share Class (Product 4 Only) Please consult with your financial representative and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class. Class A Shares Class B Shares

6. Account Type - check one box only Account Type Additional Required Documentation Individual If TOD, Transfer on Death form Joint Tenants (WROS)* Tenants in Common* If JTWROS TOD, Transfer on Death form Community Property* *All parties must sign Trust Trustee Certification form or trust documents Estate Documents evidencing individuals authorized to act on behalf of estate Custodial UGMA: State of: UTMA: State of: None Corporation C Corp S Corp Articles of Incorporation or Corporate Resolution LLC LLC Operating Agreement or LLC Resolution Partnership Partnership Certification of Powers or Certificate of Limited Partnership Non-Profit Organization Formation document or other document evidencing authorized signers Profit Sharing Plan Defined Benefit Plan Pages of plan document that list plan name, date, trustee name(s) and signatures KEOGH Plan Traditional IRA SEP IRA ROTH IRA For Inherited IRA indicate Decedent’s name: Simple IRA Inherited IRA Other (Specify) For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 13 7. Investor Information (TGIF, Product 1, Product 2 & Product 3 Only) Investor #1 Name SSN/Tax ID DOB Investor #2 Name SSN/Tax ID DOB Street Address City State Zip Code Mailing Address (optional) City State Zip Code Phone (day) Phone (evening) E-mail US Citizen US Citizen residing outside the US Foreign citizen, country: Check here if you are subject to backup withholding 8. Investment Title - SSN or TIN Required (TGIF, Product 1, Product 2 & Product 3 Only) Please print names in which shares of common stock and/or units are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.” (This is the name that will appear on your statement.) Title Line 1 Title Line 2 SSN/TIN

9. Individual or Joint Account (Product 4 Only) For joint accounts, the Social Security number of the primary account owner will be used for IRS reporting. Name of primary account owner Social Security number Date of birth –– MM/DD/YYYY US residential address (P.O. Box not acceptable) City State ZIP Mailing address (if different) City State ZIP Daytime phone number Extension E-mail address US Citizen Resident alien If resident alien, please provide country of citizenship: Select one: Employed Not-employed Retired Occupation Name of employer Address of employer City State ZIP If you checked not-employed or retired, please provide source of income: Name of second joint owner (if any) Social Security number Date of birth –– MM/DD/YYYY US residential address (P.O. Box not acceptable) City State ZIP US Citizen Resident alien If resident alien, please provide country of citizenship: Select one: Employed Not-employed Retired Occupation Name of employer Address of employer City State ZIP If you checked not-employed or retired, please provide source of income: Please attach a separate sheet with the above information for each additional owner. 10. Entity Account (Product 4 Only) Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation Trust or Plan document.) For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling? * Select one: Yes No If yes, please explain: Name of legal entity Social Security number OR Tax ID number Street address of legal entity (P.O. Box not acceptable) City State ZIP Mailing address (if different) City State ZIP Daytime phone number Extension E-mail address Date of trust agreement (for trusts only) –– MM/DD/YYYY

10. Entity Account (Product 4 Only), continued Name of trustee/authorized signer Social Security number of trustee/authorized signer Date of birth –– MM/DD/YYYY US residential address (P.O. Box not acceptable) City State ZIP Mailing address (if different) City State ZIP Daytime phone number Extension E-mail address US Citizen Resident alien If resident alien, please provide country of citizenship: Name of co-trustee/authorized signer Social Security number of co-trustee/authorized signer Date of birth –– MM/DD/YYYY US residential address (P.O. Box not acceptable) City State ZIP Mailing address (if different) City State ZIP Daytime phone number Extension E-mail address US Citizen Resident alien If resident alien, please provide country of citizenship: FOR A TRUST ACCOUNT Check here if the grantor/settlor is the same as the trustee For trust accounts, name of grantor/settlor (if different from trustee) Social Security number of grantor/settelor Date of birth –– MM/DD/YYYY US residential address (P.O. Box not acceptable) City State ZIP US Citizen Resident alien If resident alien, please provide country of citizenship: Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer. FOR A BUSINESS ACCOUNT (EX: CORPORATION, PARTNERSHIP, ETC.) Please provide the industry in which the legal entity operates: For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write “none” above name or leave blank) Name Social Security number Date of birth –– MM/DD/YYYY Street address of legal entity (P.O. Box not acceptable) City State ZIP US Citizen Resident alien If resident alien, please provide country of citizenship: Name Social Security number Date of birth –– MM/DD/YYYY Street address of legal entity (P.O. Box not acceptable) City State ZIP US Citizen Resident alien If resident alien, please provide country of citizenship: Please attach a separate sheet with the above information for each additional ultimate beneficial owner.

11. UGMA/UTMA Account (Product 4 Only) If the minor’s Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor’s state. Name of minor Social Security number Date of birth of minor–– MM/DD/YYYY Street address (P.O. Box not acceptable) City State ZIP US Citizen Resident alien If resident alien, please provide country of citizenship: Name of custodian Social Security number of custodian Date of birth of custodian–– MM/DD/YYYY US residential address (P.O. Box not acceptable) City State ZIP Mailing address (if different) City State ZIP Daytime phone number Extension E-mail address US Citizen Resident alien If resident alien, please provide country of citizenship: Select one: Employed Not-employed Retired Occupation Name of employer Address of employer City State ZIP If you checked not-employed or retired, please provide source of income: 12. Retirement/Savings Plan (Product 4 Only) CUSTODIAN/TRUSTEE Name of custodian/trustee Tax ID number US business address City State ZIP Mailing address (if different) City State ZIP Daytime phone number Extension E-mail address PARTICIPANT/EMPLOYEE Name of participant/employee Social Security number Date of birth –– MM/DD/YYYY US residential address (P.O. Box not acceptable) City State ZIP US Citizen Resident alien If resident alien, please provide country of citizenship: Select one: Employed Not-employed Retired Occupation Name of employer Address of employer City State ZIP If you checked not-employed or retired, please provide source of income:

12. Third Party Custodian Information Make checks payable to the custodian and send ALL paperwork directly to the custodian. Custodian Name Custodian Address 1 Custodian Address 2 Custodian City State Zip Code Custodian Telephone Number Custodian Tax Identification Number Investor’s Account Number with Custodian Important Note About Proxy Voting: By signing this subscription agreement, Custodian authorizes the investor to vote the number of shares of common stock of Product 2 and/or Product 1 and/or Product 3 and/or Product 4 and/or units of TGIF that are beneficially owned by the investor as reflected on the records of TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 as of the applicable record date at any meeting of the stockholders of Product 2 and/or Product 1 and/or Product 3 and/or Product 4 and/or unitholders of TGIF. This authorization shall remain in place until revoked in writing by Custodian. TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 is hereby authorized to notify the investor of his or her right to vote consistent with this authorization. 14. Distribution Information (Choose one or more of the following options) If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 7 and/or 9. IRA accounts may not direct distributions without the custodian’s approval. If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus for TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4, as applicable, you will promptly provide written notification to: TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 (as applicable), c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105. This request in no way shifts the responsibility of TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4’s sponsor, and participating Broker-Dealers and Registered Investment Advisors recommending the purchase of shares and/or units in this offering, to make every reasonable effort to determine that the purchase of shares and/or units in this offering is a suitable and appropriate investment based on information provided by you. % of Distribution I prefer to participate in the Distribution Reinvestment Plan, as described in the applicable Prospectus for TGIFand/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 13) Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval) Name Address City State Zip Code Account Number Direct Deposit (Attach Voided Check) I authorize TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 in writing to cancel it. In the event that TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 deposits funds erroneously into my account, TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. Checking Financial Institution Name % of Distribution Savings ABA/ Routing Number Account Number

14. Broker - Dealer, Registered Investment Advisor and Financial Representative Information Broker-Dealer Name Representative Name Rep Number Representative’s Firm Name Branch ID Representative’s Address Representative’s City State Zip Code Representative’s Phone Representative’s Fax Number Representative’s E-mail Address This Subscription was made as follows: Through a participating Broker-Dealer Shares and/or units are being purchased net of up front commissions (Class A and Class C units only for TGIF and/or Class A shares only for Product 2 and/or Product 3 and/or Product 4) Through a participating RIA* unaffiliated with a participating Broker-Dealer * RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148. Volume Discount**: The subscriber is a qualifying purchaser and may combine this purchase for the purpose of qualifying for a volume discount. Account to be combined with: Investor Name: Account Number: SSN/TIN: ** Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications. Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to Product 3 and/ or Product 1 and/or Product 2 and/or TGIF and/or Product 4 that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber. Financial Representative Signature Date (If required by Broker-Dealer) Date Branch Manager Signature 16. Limited Liability Company Agreement (Product 2 & TGIF Only) By executing the Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes Product 2 and/or TGIF to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware. 17. Electronic Delivery (Optional) Instead of receiving paper copies of the Prospectus for Product 3 and/or Product 1 and/or Product 4, and Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Product 3 and/or Product 1 and/or Product 4. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement. By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Product 3 and/or Product 1 and/or Product 4 that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Product 3 and/or Product 1 and/ or Product 4 send a paper copy of a particular stockholder communications to me. Product 3 and/or Product 1 and/or Product 4 has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication. By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications. For TGIF and/or Product 2 only, instead of receiving paper copies of the Prospectus, Prospectus supplements, annual reports, proxy statements, and other unitholder and/or shareholder communications and reports, you may elect to receive electronic delivery of unitholder communications from TriLinc Global Impact Fund and/or Product 2. If you would like to consent to electronic delivery please visit our website at www.TriLincGlobalImpactFund.com and/or www.Product2.com. Signature of Investor: Date: Electronic Delivery Acknowledgement Only Signature of Joint Investor: Date: E-mail: (If blank - email from Section 7 and/or 9 will be used)

18. Subscriber Signatures for Product 3
Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:
Owner Co-Owner 1. I (we) have received the final Prospectus of Product 3 at least five business days before signing the Subscription Agreement.
Owner Co-Owner 2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.
Owner Co-Owner 3. I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
Owner Co-Owner 4. I (we) am/are purchasing the shares for the account referenced above.
Owner Co-Owner 5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.
Owner Co-Owner 6. Iowa: In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor’s total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 7. Kansas: It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.
Owner Co-Owner 8. Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.
Owner Co-Owner 9. Missouri: In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor’s liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.
Owner Co-Owner 10. New Mexico: In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.
Owner Co-Owner 11. North Dakota: North Dakota investors must re present that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.
Owner Co-Owner 12. Ohio: It shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
Owner Co-Owner 13. Oregon: In addition to the minimum suitability standards described above, an Oregon resident may not exceed ten percent (10%) of the Oregon resident’s liquid net worth in us and our affiliates.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, PRODUCT 3 REIT II WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.
Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt from backup withholding, (b) because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings and (iii) I am a U.S. citizen or a U.S. person.
Signature of Investor: Date:
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian: Date:
19. Subscriber Signatures for Product 1
Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:
Owner Co-Owner 1. I have received the final Prospectus of Product 1 at least five business days before signing the Subscription Agreement.
Owner Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.
Owner Co-Owner 3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
Owner Co-Owner 4. I am purchasing the shares for the account referenced above.
Owner Co-Owner 5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.
Owner Co-Owner 6. California: In addition to the suitability standards noted above, a California investor’s total investment in us shall not exceed 10% of his or her net worth.
Owner Co-Owner 7. Iowa: In addition to the suitability standards noted above, an Iowa investor’s total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor’s net worth that consists of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 8. Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 9. Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.
Owner Co-Owner 10. New Mexico: In addition to the suitability standards noted above, a New Mexico resident’s investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 11. North Dakota: In addition to the suitability standards noted above, North Dakota requires that shares may only be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards.

19. Subscriber Signatures for Product 1, continued
Owner Co-Owner 12. Oklahoma: In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in Product 1 to 10% of his or her net worth (excluding home, furnishings, and automobiles.)
Owner Co-Owner 13. Ohio: In addition to the suitability standards noted above, it shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded business development programs to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
Owner Co-Owner 14. Oregon: In addition to the suitability standards noted above, an Oregon investor must limit his or her investment in Product 1 to 10% of his or her net worth (excluding home, furnishings, and automobiles).
Owner Co-Owner 15. Texas: In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.
I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, PRODUCT 1 WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.
By signing below, you also acknowledge that:
You do not expect to be able to sell your shares regardless of how we perform.
If you are able to sell your shares, you will likely receive less than your purchase price.
We do not intend to list our shares on any securities exchange during or for what may be a significant time after the offering period, and we do not expect a secondary market in the shares to develop.
Beginning the second quarter of 2013, we intend to implement a share repurchase program, but only a limited number of shares are eligible for repurchase by us. In addition, any such repurchases will be at a price equal to our most recently disclosed net asset value per share immediately prior to the date of repurchase.
You may not have access to the money you invest for an indefinite period of time.
An investment in our shares is not suitable for you if you need access to the money you invest.
Because you will be unable to sell your shares, you will be unable to reduce your exposure in any market downturn.
Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.
Previous distributions to stockholders were funded from temporary fee reductions that are subject to repayment to our Adviser. These distributions were not based on our investment performance and may not continue in the future. If our Adviser had not agreed to make expense support payments, these distributions would have come from your paid in capital. The reimbursement of these payments owed to our Adviser will reduce the future distributions to which you would otherwise be entitled.
Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt from backup withholding, (b) because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings and (iii) I am a U.S. citizen or a U.S. person.
Signature of Investor: Date:
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian: Date:

20. Subscriber Signatures for TGIF
Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:
Owner Co-Owner 1. A copy of the prospectus of TGIF has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per unit may change and I can access this information through TGIF’s website.
Owner Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”
Owner Co-Owner 3. I acknowledge that there is no public market for the units and, thus, my investment in units is not liquid.
Owner Co-Owner 4. I am purchasing the units for the account referenced above.
Owner Co-Owner 5. I acknowledge that I will not be admitted as a unitholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the units.
Owner Co-Owner 6. California: In addition to the minimum suitability standards described above, a California investor must have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $85,000 and a net worth of $150,000 (exclusive of home, auto and furnishings). In addition, a California investor’s maximum investment in the issuer may not exceed 10% of such investor’s net worth.
Owner Co-Owner 7. Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash and/or cash equivalents.
Owner Co-Owner 8. Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in the issuer and other non-traded business development companies. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP.
Owner Co-Owner 9. Maine: In addition to the minimum suitability requirements, it is recommended that Maine investors limit their investment in the issuer and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 10. New Mexico: In addition to the minimum suitability standards described above, a New Mexico investor’s maximum investment in the issuer may not exceed 10% of such investor’s liquid net worth.
Owner Co-Owner 11. North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the issuer.
Owner Co-Owner 12. Ohio: In addition to the minimum suitability standards described above, an Ohio investor must have a liquid net worth of at least ten times such Ohio resident’s investment in the issuer, the issuer’s affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
Owner Co-Owner 13. Oklahoma: In addition to the minimum suitability standards described above, an Oklahoma resident’s investment in the issuer must not exceed ten percent (10%) of their liquid net worth.

20. Subscriber Signatures for TGIF, continued
Owner Co-Owner 14. Oregon: In addition to the minimum suitability standards described above, Oregon investors must have a net worth of at least ten times their investment in the issuer.
Owner Co-Owner 15. Texas: Texas residents purchasing units (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in the issuer, the issuer’s affiliates and in other non-traded business development companies. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.
I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, TRILINC GLOBAL IMPACT FUND WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A UNITHOLDER. NO SALE OF UNITS OF TRILINC GLOBAL IMPACT FUND MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER I RECEIVE THE FINAL PROSPECTUS.
The undersigned hereby applies to purchase units in TGIF in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the Prospectus.
Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt from backup withholding, (b) because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. citizen or a U.S. person.
Signature of Investor: Date:
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian: Date:
21. Subscriber Signatures for Product 2
Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:
Owner Co-Owner 1. A copy of the prospectus of Product 2 has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per share may change and I can access this information through Product 2’s website.
Owner Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”
Owner Co-Owner 3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
Owner Co-Owner 4. I am purchasing the shares for the account referenced above.
Owner Co-Owner 5. I acknowledge that I will not be admitted as a shareholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.
Owner Co-Owner 6. California: In addition to the minimum suitability standards listed above, a California investor’s maximum investment in the Issuer may not exceed 10% of such investor’s net worth.
Owner Co-Owner 7. Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the Issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash or cash equivalents. An Iowa investor must have either (i) a net worth (not including home, furnishings and personal automobiles) of $100,000 and an annual gross income of at least $100,000 or (ii) a net worth of at least $350,000 (not including home, furnishings and personal automobiles).

21. Subscriber Signatures for Product 2, continued
Owner Co-Owner 8. Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other non-traded business development companies to no more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with generally accepted accounting principles.
Owner Co-Owner 9. Maine: In addition to the minimum suitability standards described above, it is recommended that Maine investors limit their investment in us and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 10. New Mexico: In addition to the minimum suitability standards described above, an investment by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident’s liquid net worth in us, our affiliates and other similar non-traded direct participation programs.
Owner Co-Owner 11. North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that they have a net worth of at least ten times their investment in us.
Owner Co-Owner 12. Oklahoma: In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).
Owner Co-Owner 13. Oregon: In addition to the minimum suitability standards described above, an investment by an Oregon resident may not exceed 10 percent (10%) of the Oregon resident’s liquid net worth.
I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, PRODUCT 2 WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A SHAREHOLDER. NO SALE OF SHARES OF PRODUCT 2 MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER YOU RECEIVE THE PROSPECTUS.
The undersigned hereby applies to purchase shares in Product 2 in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the Prospectus.
Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt from backup withholding, (b) because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. citizen or a U.S. person.
Signature of Investor: Date:
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian: Date:
22. Subscriber Signatures for Product 4
Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:
Owner Co-Owner 1. I have received the final Prospectus of Product 4 at least five business days before signing the Subscription Agreement. In addition, I acknowledge that after the end of each business day following the escrow period, I can access the NAV per share for each class of shares through Product 4’s website and toll-free automated telephone line.
Owner Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” In addition, not more than 10% of my net worth will be invested in shares of RREEF Property Trust, Inc., with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

22. Subscriber Signatures for Product 4, continued
Owner Co-Owner 3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
Owner Co-Owner 4. I am purchasing the shares for the account referenced above.
Owner Co-Owner 5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.
Owner Co-Owner 6. Iowa: In addition to the suitability standards noted above, it is recommended by the Iowa Securities Bureau that Iowa investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 7. Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that purchasers residing in Kansas limit their aggregate investment in the securities of Product 4 and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 8. New Mexico: In addition to the suitability standards noted above, purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in Product 4’s shares, shares of Product 4’s affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 9. Ohio: In addition to the suitability standards noted above, purchasers residing in Ohio may not invest more than 10% of their liquid net worth in Product 4’s shares, shares of Product 4’s affiliates and other non-traded real estate investment programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities (less liabilities).
I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, PRODUCT 4 WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A STOCKHOLDER.
Substitute IRS Form W-9 (required for U.S. investors only): I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement is my correct tax payer identification number, (ii) unless the box below is checked, I am not subject to backup withholding because a) I am exempt from backup withholding; or b) the Internal Revenue Service (IRS) has not notified me that I am subject to backup withholding as a result of failure to report all interest or dividends; or c) the IRS has notified me that I am no longer subject to backup withholding; and (iii) I am a U.S. citizen or other U.S. person.
Please check this box only if you are subject to backup withholding. Please include a copy of the notification letter you received from the IRS.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.
Signature of Investor Date
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian Date

MAILING/PAYMENT INSTRUCTIONS PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Faxes of original documents will also be accepted but the original documents must be retained and made available upon request by the fund sponsor. PRODUCT 3 INVESTORS: The Subscription Agreement, together with a check made payable to “Product 3” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to: Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178 Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178 Subscription Agreements may be faxed to: 855.223.2474 Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title) PRODUCT 3 INVESTORS IN PENNSYLVANIA: For Pennsylvania investors; until we have raised the minimum offering amount required in the state of Pennsylvania; the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 3” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements. Regular Mail UMB Bank, N.A. as Escrow Agent for Product 3 c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178 Overnight Mail UMB Bank, N.A. as Escrow Agent for Product 3 c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178 Subscription Agreements may be faxed to: 855.223.2474 Payment may be wired to: UMB Bank, N.A. as Escrow Agent for “Product 3” 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title) PRODUCT 1 INVESTORS: The Subscription Agreement, together with a check made payable to “Product 1” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to: Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178 Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178 Subscription Agreements may be faxed to: 855.223.2474 Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title) TGIF INVESTORS: The Subscription Agreement, together with a check made payable to “TriLinc Global Impact Fund” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to: Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178 Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178 Subscription Agreements may be faxed to: 855.223.2474 Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944 FAO: (Include Account Title)

MAILING/PAYMENT INSTRUCTIONS, continued Product 2 INVESTORS: Once the applicable minimum offering amount has been raised for Product 2, the Subscription Agreement, together with a check for the portion of your purchase that is for Product 2, can be included as a check made payable to Product 2 or wired to: Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178 Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178 Subscription Agreements may be faxed to: 855.223.2474 Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title) Product 2 INVESTORS IN PENNSYLVANIA AND WASHINGTON: Until we have raised the minimum offering amount required in the state of Pennsylvania or for Washington investors, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 2” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section or the “Notice to Residents of Washington Only” of the Prospectus for additional information regarding the Pennsylvania and Washington escrow requirements. Regular Mail UMB Bank, N.A. as Escrow Agent for Product 2 c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178 Overnight Mail UMB Bank, N.A. as Escrow Agent for Product 2 c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178 Subscription Agreements may be faxed to: 855.223.2474 Payment may be wired to: UMB Bank, N.A., as Escrow Agent for Product 2 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title) PRODUCT 4 INVESTORS: Once the applicable minimum offering amount has been raised for Product 1, the Subscription Agreement, together with a check for the portion of your purchase that is for Product 4, can be included as a check made payable to Product 4 or wired to: Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178 Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178 Subscription Agreements may be faxed to: 855.223.2474 Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title) PRODUCT 4 INVESTORS IN PENNSYLVANIA: Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 4” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements. Regular Mail UMB Bank, N.A. as Escrow Agent for Product 4 c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178 Overnight Mail UMB Bank, N.A. as Escrow Agent for Product 4 c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178 Subscription Agreements may be faxed to: 855.223.2474 Payment may be wired to: UMB Bank, N.A., as Escrow Agent for Product 4 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title) 12/14 SC0183-C

TRILINC GLOBAL IMPACT FUND Product 1 Logo Product 2 Logo Product 3 Logo Product 4 Logo Investor Instructions This subscription agreement is not valid for use in AL, AR, KY, MA, MD, NC, NE, NJ and TN. Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription. 1. Investment PLEASE NOTE: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted. A minimum initial investment of $2,000 is required, except in New York, where the minimum investment is $2,500 for Product 3 only. For Product 4 only, a minimum initial investment of $2,500 is required. In no event shall any investment be less than $100. 2. Share Class (Product 3 Only) Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase. 3. Unit Class (TGIF Only) Please consult with your financial representative and check the appropriate box to indicate the class of units you intend to purchase. 4. Share Class (Product 2 Only) Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase. 5. Share Class (Product 4 Only) Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase. 6. Account Type - Check One Box Only Please check the appropriate box to indicate the account type of the subscription. 7. Investor Information (TGIF, Product 1, Product 2, Product 3 Only) To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account. Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner. All investors must provide a taxpayer identification number or social security number. By signing in Section 18 and/or 19 and/or 20 and/or 21, you are certifying that this number is correct. 8. Investment Title (TGIF, Product 1, Product 2, Product 3 Only) Please print the exact name(s) in which shares and/or units are to be registered. For trusts, include the name of the trust and the name of the trustee. For qualified plans, include the custodian name, plan name, and individual name, if applicable. For IRAs, include the custodian name and individual name. For entities, include the entity name. 9. Individual or Joint Account (Product 4 Only) To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account. You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner. Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 22, you are certifying that this number is correct.

10. Entity Account (Product 4 Only) If you are establishing an account for a legal entity, please provide the most recent versions of the documents listed below. Product 4 reserves the right to require additional documents on future transactions. Please note this is not an all inclusive list of documents. Please Note: You must indicate if the Account is engaged in internet gambling or supports companies engaged in internet gambling. You must include a permanent street address even if your mailing address is a P.O. Box. Please be sure to indicate the country of citizenship for all resident aliens. Enter the name(s), SSN, mailing address and telephone numbers of all trustee/guardian/conservator/authorized signer(s) For Trust Accounts, please attach a separate sheet with the requested information for each additional trustee, grantor/settlor, or authorized signer. For Business Accounts, please attach a separate sheet with the requested information for each additional ultimate beneficial owner. Trust: Trust document (copy of the portion(s) of the trust document that shows the name of the trust, date of the trust, and the trustee name(s)) or certificate/affidavit of trust Corporation: Articles of incorporation, certificate of incumbency or corporate by-laws Financial institution regulated by a federal regulator: Registration certificate Guardianship/conservatorship: Appointment of guardian/conservator certified within 60 days Partnership or sole proprietorship: Most recent agreement or documentation showing the existence of a partnership or sole proprietorship Estate: Appointment of executor(trix) certified within 60 days Bank regulated by a state bank regulator: Registration certificate Publicly traded company: (Please provide company’s CUSIP number) Retirement plan under ERISA: Copy of plan document (If each participant is to have a separate account for the contributions, call us for special forms) 11. UGMA/UTMA Account (Product 4 Only) Complete this section for UGMA/UTMA accounts. If the minor’s Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor’s state. 12. Retirement/Savings Plan (Product 4 Only) Complete this section for Retirement/Savings Plan accounts. 13. Third Party Custodian Information Complete this section for ALL retirement accounts, as well as non-retirement accounts that have elected to use a third party custodian. Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below. If you would like to purchase shares and/or units through an IRA account, First Trust Retirement has agreed to act as IRA custodian for such purpose for each of TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4. In addition, Community National Bank has agreed to act as IRA Custodian for purchases of Product 3 only or for joint purchases with Product 1 and/or Product 2 and/or TGIF and/or Product 4; however, we do not require that you use our IRA custodian. If you would like to establish a new IRA account with First Trust Retirement, TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. If you would like to establish a new IRA account with Community National Bank, Product 3 will pay the first-year annual IRA maintenance fees of such accounts with Community National Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. Further information about custodial services is available through your financial representative or our dealer manager. 14. Distribution Information (Choose one or more of the following options) PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan of TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/ or Product 4, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you must promptly notify the Investment Processing Department for TGIF and/or Product 1 and/or Product 2 and/ or Product 3 and/or Product 4 in writing of that fact. This request in no way shifts the responsibility of TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4’s sponsor, and participating Broker-Dealers and Registered Investment Advisors recommending the purchase of shares and/ or units in this offering, to make every reasonable effort to determine that the purchase of shares and/or units in this offering is a suitable and appropriate investment based on information provided by you. Complete this section to enroll in the Distribution Reinvestment Plan of TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 8. IRA accounts may not direct distributions without the custodian’s approval.)

15. Broker - Dealer and Registered Representative Information
PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.
Required Representations: By signing Section 15, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:
has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;
has discussed the investor’s prospective purchase of shares and/or units with such investor;
has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and/or units and other fundamental risks related to the investment in the shares and/or units, the restrictions on transfer of the shares and/or units and the risk that the investor could lose his or her entire investment in the shares and/or units;
has delivered to the investor the Prospectus required to be delivered in connection with this subscription;
has reasonable grounds to believe the investor is purchasing these shares and/or units for the account referenced in Section 6, and has reasonable grounds to believe the purchase of shares and/or units is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.
In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares and/or units in the state where the investment was made and in the state designated as the investor’s legal residence in Section 7 and/or 9; and (ii) agree to maintain records of the information used to determine that an investment in shares and/or units is suitable and appropriate for the investor for a period of six years.
16. Limited Liability Company Agreement (Product 2 & TGIF Only)
By signing the Subscription Agreement, you agree to be bound by the terms of our operating agreement and any of its amendments or supplements and authorize Product 2 and/or TGIF to make all filings of certificates, instruments, agreements or other documents as may be required or advisable under Delaware law.
17. Electronic Delivery (Optional)
Instead of receiving paper copies of the applicable Prospectus, Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Product 3 and/or Product 1 and/or Product 4. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.
By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Product 3and/or Product 1 and/or Product 4 that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Product 3 and/or Product 1 and/ or Product 4 send a paper copy of a particular stockholder communications to me. Product 3 and/or Product 1 and/or Product 4 has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.
By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.
For TGIF and/or Product 2 only, instead of receiving paper copies of the Prospectus, Prospectus supplements, annual reports, proxy statements, and other unitholder and/or shareholder communications and reports, you may elect to receive electronic delivery of unitholder communications from TriLinc Global Impact Fund and/or Product 2. If you would like to consent to electronic delivery please visit our website at www.TriLincGlobalImpactFund.com and/or www.Product2.com.
18. Subscriber Signatures for Product 3
Please separately initial each of the representations in paragraph (1) through (5). If an Iowa resident you must also initial paragraph (6), if a Kansas resident you must also initial paragraph (7), if a Maine resident you must also initial paragraph (8), if a Missouri resident you must also initial paragraph (9), if a New Mexico resident you must also initial paragraph (10) if a North Dakota resident you must also initial paragraph (11), if an Ohio resident you must also initial paragraph (12) and if an Oregon resident you must also initial paragraph (13). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.
Please refer to the Product 3 Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards.
By signing this Subscription Agreement, you agree to provide the information in Section 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

19. Subscriber Signatures for Product 1
Please separately initial each of the representations in paragraph (1) through (5). If a California resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Maine resident you must also initial paragraph (9), if a New
Mexico resident you must also initial paragraph (10), if a North Dakota resident you must also initial paragraph (11), if an Oklahoma resident you must also initial paragraph (12), if an Ohio resident you must also initial paragraph (13), if an Oregon resident you must also initial paragraph (14) and if a Texas resident you must also initial paragraph (15). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.
Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.
By signing this Subscription Agreement, you agree to provide the information in Section 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.
20. Subscriber Signatures for TGIF
Please separately initial each of the representations in paragraph (1) through (5). If a California resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Maine resident you must also initial paragraph (9), if a New
Mexico resident you must also initial paragraph (10), if a North Dakota resident you must also initial paragraph (11), if an Ohio resident you must also initial paragraph (12), if an Oklahoma resident you must also initial paragraph (13), if a Oregon resident you must also initial paragraph (14) and if a Texas resident you must also initial paragraph (15). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.
Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.
By signing this Subscription Agreement, you agree to provide the information in 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.
21. Subscriber Signatures for Product 2
Please separately initial each of the representations in paragraph (1) through (5). If a California resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Maine resident you must also initial paragraph (9), if a New
Mexico resident you must also initial paragraph (10), if a North Dakota resident you must also initial paragraph (11), if an Oklahoma resident you must also initial paragraph (12) and if an Oregon resident you must also initial paragraph (13). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.
Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.
By signing this Subscription Agreement, you agree to provide the information in 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.
22. Subscriber Signatures for Product 4
Please separately initial each of the representations in paragraphs (1) through (5). If an Iowa resident you must also initial paragraph (6), if a Kansas resident you must also initial paragraph (7), if a New Mexico resident you must also initial paragraph (8) and if an Ohio resident you must also initial paragraph (9). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.
Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.
By signing this Subscription Agreement, you agree to provide the information in 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

MAILING/PAYMENT INSTRUCTIONS PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Faxes of original documents will also be accepted but the original documents must be retained and made available upon request by the fund sponsor. PRODUCT 3 INVESTORS: The Subscription Agreement, together with a check made payable to “Product 3” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to: Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178 Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178 Subscription Agreements may be faxed to: 855.223.2474 Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title) PRODUCT 3 INVESTORS IN PENNSYLVANIA: For Pennsylvania investors; until we have raised the minimum offering amount required in the state of Pennsylvania; the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 3” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements. Regular Mail UMB Bank, N.A. as Escrow Agent for Product 3 c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178 Overnight Mail UMB Bank, N.A. as Escrow Agent for Product 3 c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178 Subscription Agreements may be faxed to: 855.223.2474 Payment may be wired to: UMB Bank, N.A. as Escrow Agent for “Product 3” 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title) PRODUCT 1 INVESTORS: The Subscription Agreement, together with a check made payable to “Product 1” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to: Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178 Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178 Subscription Agreements may be faxed to: 855.223.2474 Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title) TGIF INVESTORS: The Subscription Agreement, together with a check made payable to “TriLinc Global Impact Fund” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to: Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178 Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178 Subscription Agreements may be faxed to: 855.223.2474 Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944 FAO: (Include Account Title)

MAILING/PAYMENT INSTRUCTIONS, continued Product 2 INVESTORS: Once the applicable minimum offering amount has been raised for Product 2, the Subscription Agreement, together with a check for the portion of your purchase that is for Product 2, can be included as a check made payable to Product 2 or wired to: Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178 Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178 Subscription Agreements may be faxed to: 855.223.2474 Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title) Product 2 INVESTORS IN PENNSYLVANIA AND WASHINGTON: Until we have raised the minimum offering amount required in the state of Pennsylvania or for Washington investors, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 2” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section or the “Notice to Residents of Washington Only” of the Prospectus for additional information regarding the Pennsylvania and Washington escrow requirements. Regular Mail UMB Bank, N.A. as Escrow Agent for Product 2 c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178 Overnight Mail UMB Bank, N.A. as Escrow Agent for Product 2 c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178 Subscription Agreements may be faxed to: 855.223.2474 Payment may be wired to: UMB Bank, N.A., as Escrow Agent for Product 2 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title) PRODUCT 4 INVESTORS: Once the applicable minimum offering amount has been raised for Product 1, the Subscription Agreement, together with a check for the portion of your purchase that is for Product 4, can be included as a check made payable to Product 4 or wired to: Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178 Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178 Subscription Agreements may be faxed to: 855.223.2474 Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #:XXXXXXXXX FAO: (Include Account Title) PRODUCT 4 INVESTORS IN PENNSYLVANIA: Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 4” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements. Regular Mail UMB Bank, N.A. as Escrow Agent for Product 4 c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178 Overnight Mail UMB Bank, N.A. as Escrow Agent for Product 4 c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178 Subscription Agreements may be faxed to: 855.223.2474 Payment may be wired to: UMB Bank, N.A., as Escrow Agent for Product 4 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: XXXXXXXXX FAO: (Include Account Title) 12/14 SC0184-C

TRILINC GLOBAL IMPACT FUND Additional Subscription This form may be used by any current investor in TriLinc Global Impact Fund who desires to purchase additional units of TriLinc Global Impact Fund. Investors who acquired units through a transfer of ownership or transfer on death and wish to make additional investments must complete the TriLinc Global Impact Fund Subscription Agreement. Please note that the distribution payments on the additional units will be applied in the same manner as indicated in the TriLinc Global Impact Fund Subscription Agreement unless you indicate otherwise by requesting and attaching an Account Update Form and specifying a different distribution option. 1. Investment Information Amount of Subscription State of Sale Minimum Additional Investment is $500. Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted. Payment will be made with: Enclosed Check Funds Wired 2. Account Number Account Number 3. Investor Information- SSN or TIN Required Please print name in which units are registered. Title Line 1 Title Line 2 Primary SSN/TIN Secondary SSN/TIN Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA) Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA) Primary Investor Name SSN/TIN DOB Secondary Investor Name SSN/TIN DOB Please indicate if mailing address has changed since initial investment in TriLinc Global Impact Fund Yes No If “yes,” please print new address below: Street Address City State Zip Code 4. Broker-Dealer, Registered Investment Advisor and Financial Representative Information Broker-Dealer Name Representative Name Rep Number Representative’s Firm Name Branch ID Representative’s Address Representative’s City State Zip Code Representative’s Phone Number Representative’s Fax Number Representative’s E-mail Address

4. Broker-Dealer, Registered Investment Advisor and Financial Representative Information, continued This Subscription was made as follows: Through a participating Broker-Dealer Units are being purchased net of commissions (Class A and Class C Units only) Through a participating RIA* unaffiliated with a participating Broker-Dealer *RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for TriLinc Global Impact Fund) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148. Volume Discount**: The subscriber is a qualifying purchaser and may combine this purchase for the purpose of qualifying for a volume discount. Account to be combined with: Investor Name: Account Number: SSN/TIN: **Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications. Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to TriLinc Global Impact Fund that I have reasonable grounds for believing that the purchase of the units by the Subscriber is a suitable and appropriate investment for this Subscriber. Financial Representative Signature Date Branch Manager Signature (if required by Broker-Dealer) Date 5. Investor Signatures By signing below, you represent that you meet the applicable investor suitability standards set forth in the current prospectus, as supplemented, for TriLinc Global Impact Fund, LLC (TGIF), including (1) the minimum net worth and gross annual income standards and (2) any applicable state specific suitability standards based on your state of residence. You also represent that you are subject to all investor representations set forth in the Subscription Agreement attached to the prospectus as Appendix B. Signature of Investor Date Signature of Joint Investor or Date Third Party Custodian Please consult your Financial Representative if you have any material changes which might affect your ability to meet the applicable suitability requirements. The Subscription Agreement, together with a check made payable to “TriLinc Global Impact Fund” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to: Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 877.907.1148 Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 877.907.1148 Subscription Agreements may be faxed to: 855.223.2474 Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944 FAO: (Include Account Title) 12/14 TL0010-E

Multi-Offering Subscription Agreement Investors in in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares and/or units of any offering described herein but instead should refer to the subscription agreement for each offering. AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE, SC DISTRIBUTORS, LLC (MEMBER FINRA/SIPC) OR REALTY CAPITAL SECURITIES, LLC (MEMBER FINRA/SIPC) AT 1-877-373-2522. 1.Investment All investments are subject to suitability standards, see corresponding prospectus and Section 8a-l herein. Amount of Subscription State of Sale Minimum Initial Investment is $2,000 for CVMC REIT II, SIC, TGIF & GREC. Minimum Initial Investment is $2,500 for RPT, ARC Global II, ARC HT III, RFT, Grocery Center REIT II, ARC Hospitality, AERP & UDF V. Minimum Initial Investment for purchases through IRA or other qualified accounts is $1,000 for UDF V. Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted. Payment will be made with: Enclosed Check Funds Wired Funds to Follow—Name of Institution (See Section 10 for Check Instructions) Investment Amount American Energy Capital Partners—Energy Recovery Program, LP (AERP) American Realty Capital Global Trust II, Inc. (ARC Global II) American Realty Capital Healthcare Trust III, Inc. (ARC HT III) American Realty Capital Hospitality Trust, Inc. (ARC Hospitality) Carter Validus Mission Critical REIT II (CVMC REIT II) Greenbacker Renewable Energy Company (GREC) Phillips Edison—Grocery Center REIT II, Inc. (Grocery Center REIT II) Realty Finance Trust, Inc. (RFT) RREEF Property Trust, Inc. (RPT) Sierra Income Corporation (SIC) TriLinc Global Impact Fund (TGIF) United Development Funding Income Fund V (UDF V) Volume Discount*: Check this box ONLY after discussion with your registered representative/financial advisor. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus. *Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications. 1a. Share Class—The Selection of a Share Class is Required (CVMC REIT II Only) Please consult with your registered representative/financial advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each share class. FOR CVMC REIT II INVESTORS—SHARE CLASS REQUIRED Class A 1b. Share Class—The Selection of a Share Class is Required (GREC Only) Please consult with your registered representative/financial advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each share class. FOR GREC INVESTORS—SHARE CLASS REQUIRED Class A Class C Class I 1c. Share Class—The Selection of a Share Class is Required (RPT Only) Please consult with your registered representative/financial advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each share class. FOR RPT INVESTORS—SHARE CLASS REQUIRED Class A Class B

1d. Unit Class—The Selection of a Unit Class is Required (TGIF Only)
Please consult with your registered representative/financial advisor and check one of the following options pertaining to the class of units you intend to purchase. The Prospectus contains additional information regarding the unit classes, including the different fees which are payable with respect to each unit class.
FOR TGIF INVESTORS—UNIT CLASS REQUIRED Class A Class C Class I
2. Account Type—Check One Box Only
Account Type Additional Required Documentation If TOD, Transfer on Death form Individual TOD* *Please see Section 2 of Investor Instructions for details Individual TOD* Joint Tenants TOD* Tenants in Common* If JTWROS TOD, Transfer on Death form Community Property* *All parties must sign / Please see Section 2 of Investor Instructions for details Trust Trustee Certification form or trust documents Estate Documents evidencing individuals authorized to act on behalf of estate Custodial UGMA: State of: UTMA: State of: None Corporation C Corp S Corp Articles of Incorporation or Corporate Resolution LLC LLC Operating Agreement or LLC Resolution Partnership Partnership Certification of Powers or Certificate of Limited Partnership Non-Profit Organization Formation document or other document evidencing authorized signers Profit Sharing Plan* Defined Benefit Plan* Pages of plan document that list plan name, date, trustee name(s) and signatures KEOGH Plan* *Please see Section 2 of Investor Instructions for details Traditional IRA SEP IRA ROTH IRA For Inherited IRA indicate Decedent’s name: Simple IRA Inherited/Beneficial IRA Other (Specify)
For Non-Qualified Custodial Accounts and all Qualified Accounts, please complete Section 6
3. Investment Title—SSN or TIN Required (ARC Global II, ARC HT III, RFT, Grocery Center REIT II, ARC Hospitality, AERP, UDF V, CVMC REIT II, SIC, TGIF & GREC Only)
Please print names in which shares of common stock and/or units are to be registered. For trusts, include trust name and name of trustee. If IRA or qualified plan, includeboth custodian and investor names and applicable Tax ID Numbers. If “same as above”, write “same.” (This is the name that will appear on your statement.)
Title Line 2 Title Line 1 SSN/TIN
4. Investor Information (ARC Global II, ARC HT III, RFT, Grocery Center REIT II, ARC Hospitality, AERP, UDF V, CVMC REIT II, SIC, TGIF & GREC Only) Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA) Secondary Investor is: Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA) Primary Investor Name SSN/TIN DOB Secondary Investor Name SSN/TIN DOB Street Address City State Zip Code Phone (day) Phone (evening) Email Mailing Address (optional) City State Zip Code Check here for eletronic delivery and complete Section 6c
Citizenship: Please indicate Citizenship Status (Required) US Citizen US Citizen residing outside the US Resident Alien Non-Resident Alien* Country: Check here if you are subject to backup withholding

4. Investor Information (ARC Global II, ARC HT III, RFT, Grocery Center REIT II, ARC Hospitality, AERP, UDF V, CVMC REIT II, SIC, TGIF & GREC Only), continued Please attach a separate sheet with the above information for each additional investor. NOTE: Any and all U.S. taxpayers are required to complete Section 9 and the substitute IRS Form W-9 (the “Substitute Form W-9”). (If a foreign national is, in fact, a U.S. taxpayer, complete the Substitute Form W-9.) * If non-resident alien, investor must submit the appropriate IRS Form W-8 (e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676). For RPT investors only: Please refer to Section 5 and applicable required disclosures for account information. 5. Individual or Joint Account (RPT Only) For joint accounts, the Social Security number of the primary account owner will be used for IRS reporting. Name of Primary Account Owner Social Security Number Date of Birth – MM/DD/YYYY US Residential Address (P.O. Box not acceptable) City State ZIP Mailing Address (if different) City State ZIP Daytime Phone Number Extension E-mail Address US Citizen Resident alien If resident alien, please provide country of citizenship: Select one: Employed Not-employed Retired Occupation Name of Employer Address of Employer City State ZIP If you checked not-employed or retired, please provide source of income: Name of Second Joint Owner (if any) Social Security Number Date of Birth – MM/DD/YYYY US Residential Address (P.O. Box not acceptable) City State ZIP US Citizen Resident alien If resident alien, please provide country of citizenship: Select one: Employed Not-employed Retired Occupation Name of Employer Address of Employer City State ZIP If you checked not-employed or retired, please provide source of income: Please attach a separate sheet with the above information for each additional owner. 5a. Entity Account (RPT Only) Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation Trust or Plan document.) For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling? * Select one: Yes No If yes, please explain: Name of Legal Entity Social Security Number OR Tax ID Number Street Address of Legal Entity (P.O. Box not acceptable) City State ZIP Mailing Address (if different) City State ZIP Daytime Phone Number Extension E-mail Address Date of Trust Agreement (for trusts only) – MM/DD/YYYY Social Security Number of Name of Trustee/Authorized Signer Trustee/Authorized Signer Date of Birth – MM/DD/YYYY US Residential Address (P.O. Box not acceptable) City State ZIP Mailing Address (if different) City State ZIP Daytime Phone Number Extension E-mail Address US Citizen Resident alien If resident alien, please provide country of citizenship:

5a. Entity Account (RPT Only), continued Social Security Number of Name of Co-Trustee/Authorized Signer Trustee/Authorized Signer Date of Birth – MM/DD/YYYY US Residential Address (P.O. Box not acceptable) City State ZIP Mailing Address (if different) City State ZIP Daytime Phone Number Extension E-mail Address US Citizen Resident alien If resident alien, please provide country of citizenship: FOR A TRUST ACCOUNT Check here if the grantor/settlor is the same as the trustee For Trust Accounts, Social Security Number Name of Grantor/Settlor of Grantor/Settlor Date of Birth – MM/DD/YYYY (if different from trustee) US Residential Address (P.O. Box not acceptable) City State ZIP US Citizen Resident alien If resident alien, please provide country of citizenship: Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer. FOR A BUSINESS ACCOUNT (EX: CORPORATION, PARTNERSHIP, ETC.) Please provide the industry in which the legal entity operates: For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write “none” above name or leave blank) Name Social Security Number Date of Birth – MM/DD/YYYY Street Address of Legal Entity (P.O. Box not acceptable) City State ZIP US Citizen Resident alien If resident alien, please provide country of citizenship: Name Social Security Number Date of Birth – MM/DD/YYYY Street Address of Legal Entity (P.O. Box not acceptable) City State ZIP US Citizen Resident alien If resident alien, please provide country of citizenship: Please attach a separate sheet with the above information for each additional ultimate beneficial owner. 5b. UGMA/UTMA Account (RPT Only) If the minor’s Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor’s state. Name of Minor Social Security Number Date of Birth – MM/DD/YYYY Street Address of Legal Entity (P.O. Box not acceptable) City State ZIP US Citizen Resident alien If resident alien, please provide country of citizenship: Social Security Name of Custodian Number of Custodian Date of Birth – MM/DD/YYYY US Residential Address (P.O. Box not acceptable) City State ZIP Mailing Address (if different) City State ZIP Daytime Phone Number Extension E-mail Address US Citizen Resident alien If resident alien, please provide country of citizenship: Select one: Employed Not-employed Retired

5b. UGMA/UTMA Account (RPT Only), continued Occupation Name of Employer Address of Employer City State ZIP If you checked not-employed or retired, please provide source of income: 5c. Retirement/Savings Plan (RPT Only) CUSTODIAN/TRUSTEE Name of Custodian/Trustee Tax ID Number US Business Address City State ZIP Mailing Address (if different) City State ZIP Daytime Phone Number Extension E-mail Address PARTICIPANT/EMPLOYEE Name of Participant/Employee Social Security Number Date of Birth – MM/DD/YYYY US Residential Address (P.O. Box not acceptable) City State ZIP US Citizen Resident alien If resident alien, please provide country of citizenship: Select one: Employed Not-employed Retired Occupation Name of Employer Address of Employer City State ZIP If you checked not-employed or retired, please provide source of income: 6. Third Party Custodian/Trustee Information Applies to ALL retirement accounts and to non-retirement accounts that have elected to use a third party custodian/trustee. Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below. Custodian/Trustee Name Custodian/Trustee Address City State ZIP Custodian/Trustee Phone Custodian/Trustee Tax Identification Number Investor Account Number with Custodian/Trustee 6a. Distribution Information If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4 and/or Section 5 above. IRA accounts may not direct distributions without the custodian’s approval. Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by ARC Global II, ARC HT III, RFT, Grocery Center REIT II, ARC Hospitality, AERP, UDF V, RPT, CVMC REIT II, SIC, TGIF, GREC . Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates. If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: ARC Global II and/or ARC HT III and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/ or AERP, c/o American National Stock Transfer, 430 W. 7th Street, Kansas City, MO 64105 or for UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC, c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

6a. Distribution Information, continued % of Distribution I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus (not available for AERP) Send distributions via check to investor’s home address (or for Qualified Plans, to the address listed in Section 6) Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval) Name Address City State ZIP Account Number Direct Deposit: (Attach Voided Check) I/we authorize ARC Global II, ARC HT III, RFT, Grocery Center REIT II, ARC Hospitality, AERP, UDF V, RPT, CVMC REIT II, SIC, TGIF, GREC or its agent, American National Stock Transfer, LLC and/or DST Systems, Inc. by or through a third party provider, (as applicable, the “Issuer”) to deposit my distribution/ dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Multi-Offering Subscription Agreement, all parties must sign below. (not available for custodial held accounts without the custodian’s approval) Financial Institution Name % of Distribution Checking ABA/ Routing Number Account Number Savings 6b. Broker-Dealer, Registered Investment Advisor and Financial Representative Information Broker-Dealer Name Representative Name Rep Number Representative’s Firm Name Branch ID Representative’s Address Representative’s City State ZIP Representative’s Phone Representative’s Fax Representative’s E-Mail Address This Subscription was made as follows: Through a participating Broker-Dealer Shares and/or units are being purchased net of commissions (Class A shares only for CVMC REIT II and/or GREC and/or RPT and Through a participating RIA unaffiliated with a participating Broker-Dealer Class A and Class C units for TGIF) Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to ARC Global II and/or ARC HT III and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/or AERP and/or UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC that I have reasonable grounds for believing that the purchase of the units and/or shares by the Subscriber is a suitable and appropriate investment for this Subscriber. I hereby certify that I am properly licensed and I am registered in the following state in which this sale was completed. I also certify that I am properly licensed and I am registered in the following state in which this sale was completed. Signature of Financial Representative Date Branch Manager Signature (if required by Broker-Dealer) Date

6c. Electronic Delivery (Optional) AERP ARC Global II ARC HT III ARC Hospitality CVMC REIT II GREC Grocery Center REIT II RFT RPT SIC TGIF UDF V Electronic Delivery of stockholder and/or unitholder communication is available and if you would prefer to receive such communications and statements electronically for the selected funds above, please affirmatively elect to do so by signing below where indicated. We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder and/or unitholder communications to you directly or (ii) make them available on each offering’s respective Website and notify you by e-mail when such documents are available and how to access the documents. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials. Sign below if you consent to the electronic delivery of documents as applicable to the respective offering(s), including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: (a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. (b) I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. (c) I acknowledge that I may receive at no cost from ARC Global II and/or ARC HT III and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/or AERP and/or UDF V and/or RPT and/ or CVMC REIT II and/or SIC and/or TGIF and/or GREC a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. (d) I acknowledge that if the e-mail notification is returned to ARC Global II and/or ARC HT III and/or RFT and/or PE REIT II and/or ARC Hospitality and/or AERP and/or UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if ARC Global II and/or ARC HT III and/or RFT and/ or Grocery Center REIT II and/or ARC Hospitality and/or AERP and/or UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC is unable to obtain a valid e-mail address for me, ARC Global II and/or ARC HT III and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/or AERP and/or UDF V and/or RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC will resume sending a paper copy of its filings by U.S. mail to my address of record. (e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC and/or SC Distributors at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. Signature of Investor Date Electronic Delivery Acknowledgement Signature of Joint Investor Date Only E-mail (If blank—email from Section 4 and/or 5 will be used) Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided. Your e-mail address will be held in confidence and used only for matters relating to your investments. 7. Limited Liability Company Agreement (TGIF & GREC Only) By executing the Multi-Offering Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes TGIF and/or GREC to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware. 8. Subscriber Acknowledgements AS APPLICABLE TO CERTAIN OFFERINGS: CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF THE DEPARTMENT OF BUSINESS OVERSIGHT FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES. 8a. Subscriber Acknowledgements & Signatures for ARC Global II The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)             Owner             Co-Owner Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the “Investor Suitability Standards” section of the applicable Prospectus. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.

8a. Subscriber Acknowledgements & Signatures for ARC Global II, continued Owner Co-Owner I/We acknowledge receipt of the final Prospectus of ARC Global II, not less than five (5) business days prior to the signing of this Subscription Agreement. Owner Co-Owner I/We am/are purchasing shares for my/our own account. Owner Co-Owner I/We acknowledge that shares are not liquid. Owner Co-Owner If an affiliate of ARC Global II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Owner Co-Owner California residents only: In addition to the general suitability requirements described above, a California investor’s maximum investment in ARC Global II will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles). Owner Co-Owner Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor’s maximum investment in ARC Global II and its affiliates cannot exceed 10% of the investor’s liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Owner Co-Owner Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Global II and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Owner Co-Owner Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in ARC Global II and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Owner Co-Owner Michigan residents only: The maximum investment allowable in ARC Global II for a Michigan investor is 10% of his or her net worth. Owner Co-Owner Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor’s liquid net worth may be invested in the securities registered by ARC Global II for its offering with the Missouri Securities Division. Owner Co-Owner New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for a New Mexico investor’s aggregate investment in ARC Global II shares, shares of its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Owner Co-Owner North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC Global II and that they meet one of the general suitability standards described above. Owner Co-Owner Ohio residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for an Ohio investor’s aggregate investment in ARC Global II shares, shares of its affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Owner Co-Owner Pennsylvania residents only: The maximum investment allowable in ARC Global II for a Pennsylvania investor is 10% of his or her net worth. 8b. Subscriber Acknowledgements & Signatures for ARC HT III The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below) Owner Co-Owner Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the “Investor Suitability Standards” section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares. Owner Co-Owner I/we am/are purchasing shares for my/our own account. Owner Co-Owner I/we acknowledge that shares are not liquid. Owner Co-Owner If an affiliate of ARC HT III, I/we represent that the shares are being purchased for invest- ment purposes only and not for immediate resale.

8b. Subscriber Acknowledgements & Signatures for ARC HT III, continued Owner Co-Owner California residents only: In addition to the general suitability requirements described above, a California investor’s maximum investment in ARC HT III will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles). Owner Co-Owner Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor’s maximum investment in ARC HT III and its affiliates cannot exceed 10% of the investor’s liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Owner Co-Owner Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC HT III and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Owner Co-Owner Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in ARC HT III and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Owner Co-Owner Michigan residents only: The maximum investment allowable in ARC HT III for a Michigan investor is 10% of his or her net worth. Owner Co-Owner Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one Missouri investor’s liquid net worth may be invested in the securities registered by ARC HT III for this offering with the Missouri Securities Division. Owner Co-Owner New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for a New Mexico investor’s aggregate investment in ARC HT III shares, shares of its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Owner Co-Owner North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC HT III and that they meet one of the general suitability standards described above. Owner Co-Owner Ohio residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for an Ohio investor’s aggregate investment in ARC HT III shares, shares of its affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be de- fined as that portion of net worth (total assets exclusive of primary residence, home furnish- ings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Owner Co-Owner Pennsylvania residents only: The maximum investment allowable in ARC HT III for a Pennsylvania investor is 10% of his or her net worth. ARC HT III will not release from escrow any proceeds received from Pennsylvania residents unless and until ARC HT III raises a minimum of $156,250,000 in aggregate gross offering proceeds from all investors pursuant to ARC HT III offering. 8c. Subscriber Acknowledgements & Signatures for RFT The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below) Owner Co-Owner Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the “Investor Suitability Standards” section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares. Owner Co-Owner I/We acknowledge receipt of the final Prospectus of RFT, not less than five (5) business days prior to the signing of this Subscription Agreement. Owner Co-Owner I/We am/are purchasing shares for my/our own account. Owner Co-Owner I/We acknowledge that shares are not liquid. Owner Co-Owner If an affiliate of RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Owner Co-Owner California residents only: In addition to the general suitability requirements described above, investors’ maximum investment in RFT shares will be limited to 10% of the investor’s net worth (exclusive of home, home furnishings and automobiles). Owner Co-Owner Iowa residents only: Iowa investors must have an annual income of $70,000 and a minimum net worth of $100,000 (exclusive of home, auto and furnishings) or, in the alternative a Net Worth of $350,000 (exclusive of home furnishings, & automobiles). The investor’s maximum aggregate investment in RFT common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, auto and home furnishings minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

8c. Subscriber Acknowledgements & Signatures for RFT, continued Owner Co-Owner Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in RFT shares and securities of other real estate investment trusts. “ Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Owner Co-Owner Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in RFT and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Owner Co-Owner Michigan residents only: The maximum investment allowable in RFT for a Michigan investor is 10% of his or her net worth. Owner Co-Owner Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor’s liquid net worth shall be invested in the securities registered by RFT for this offering with the Missouri Securities Division. Owner Co-Owner New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor’s aggregate investment in RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Owner Co-Owner North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in RFT. Owner Co-Owner Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor’s aggregate investment in RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Owner Co-Owner Pennsylvania residents only: The maximum investment allowable in RFT for a Pennsylvania investor is 10% of his or her net worth. 8d. Subscriber Acknowledgements & Signatures for Grocery Center REIT II The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below) Owner Co-Owner Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the “Investor Suitability Standards” section of the applicable Prospectus. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares. Owner Co-Owner I/We acknowledge receipt of the final Prospectus of Grocery Center REIT II, not less than five (5) business days prior to the signing of this Subscription Agreement. Owner Co-Owner I/We am/are purchasing shares for my/our own account. Owner Co-Owner I/We acknowledge that shares are not liquid. Owner Co-Owner If an affiliate of Grocery Center REIT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Owner Co-Owner California residents only: In addition to the general suitability requirements described above, California investors’ maximum investment in Grocery Center REIT II shares shall not exceed 10% of the investor’s net worth (exclusive of home, home furnishings and automobiles). Owner Co-Owner Iowa residents only: The maximum investment allowable in Grocery Center REIT II and its affiliates is 10% of an Iowa investor’s liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Owner Co-Owner Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in Grocery Center REIT II shares and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Owner Co-Owner Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in the Grocery Center REIT II offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Owner Co-Owner Michigan and Pennsylvania residents only: A Michigan or Pennsylvania investor cannot invest more than 10% of his or her net worth in Grocery Center REIT II.

8d. Subscriber Acknowledgements & Signatures for Grocery Center REIT II, continued Owner Co-Owner Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the Grocery Center REIT II securities registered with the Securities Division. Owner Co-Owner New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico and Ohio investor’s aggregate investment in Grocery Center REIT II, shares of our affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Owner Co-Owner North Dakota residents only: In addition to the general suitability requirements described above, shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in us and that they meet one of the general suitability standards described above. 8e. Subscriber Acknowledgements & Signatures for ARC Hospitality The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below) Owner Co-Owner Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the “Investor Suitability Standards” section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares. Owner Co-Owner I/We acknowledge receipt of the final Prospectus of ARC Hospitality, not less than five (5) business days prior to the signing of this Subscription Agreement. Owner Co-Owner I/We am/are purchasing shares for my/our own account. Owner Co-Owner I/We acknowledge that shares are not liquid. Owner Co-Owner If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Owner Co-Owner California residents only: In addition to the general suitability requirements described above, a California investor’s maximum investment in ARC Hospitality will be limited to 10% of her or her net worth (exclusive of home, home furnishings and automobiles). Owner Co-Owner Iowa residents only: Iowa investors must have an annual income of $70,000 and a minimum net worth of $100,000 (exclusive of home, home furnishings and automobiles) or, in the alternative a net worth of $350,000 (exclusive of home, home furnishings and automobiles). The investor’s maximum aggregate investment in ARC Hospitality common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth.“Liquid net worth“is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Owner Co-Owner Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Hospitality and securities of other real estate investment trusts. “Liquid net worth“is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Owner Co-Owner Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in the ARC Hospitality offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose,“liquid net worth“is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Owner Co-Owner Michigan residents only: The maximum investment allowable in ARC Hospitality for a Michigan investor is 10% of his or her net worth. Owner Co-Owner Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth may be invested in ARC Hospitality shares registered for the offering with the Missouri Securities Division. Owner Co-Owner New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico or Ohio investor’s aggregate investment in ARC Hospitality shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Owner Co-Owner North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC Hospitality and that they meet one of the general suitability standards described above. Owner Co-Owner Pennsylvania residents only: The maximum investment allowable in ARC Hospitality for a Pennsylvania investor is 10% of his or her net worth.

8f. Subscriber Acknowledgements & Signatures for AERP The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below) Owner Co-Owner I/we have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $85,000 and have a gross income of at least $85,000; or I/we have a net worth (excluding home, home furnishings and automobiles) of at least $330,000, or such higher suitability as may be required by certain states and set forth below. Owner Co-Owner I/we have received the final prospectus and any applicable supplements of AERP at least five business days before signing this subscription agreement. Owner Co-Owner I/we am/are purchasing common units for my/our own account. Owner Co-Owner I/we acknowledge that common units are not liquid. Owner Co-Owner If an affiliate of AERP, I/we represent that the common units are being purchased for investment purposes only and not for immediate resale. Owner Co-Owner I/we acknowledge that the Selling Agent or registered representative is required to inform me/us and the other potential investors of all pertinent facts relating to the units, including the background of the General Partner and the tax consequences of my investment. Owner Co-Owner Arizona residents only: Subscriptions from Arizona investors will be held in escrow until subscriptions for at least $10,000,000 have been received by AERP from investors, excluding subscriptions from Arizona investors. I/we have either a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000 or, in the alternative, a minimum net worth of $500,000. In no event should an investment in AERP exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles. Owner Co-Owner California residents only: I/we have either a minimum net worth of $250,000 and had, during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event may my/our investment in AERP exceed 10% of my/our net worth, determined exclusive of homes, home furnishings and automobiles. Additionally, I/we acknowledge the following: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THESE UNITS, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES. Although the Farmout provisions contained in the AERP limited partnership agreement and other related agreements do not comply with the California Corporate Securities Law of 1968, the Farmout provisions are consistent with the NASAA Oil and Gas Guidelines. Owner Co-Owner Iowa residents only: I/we represent that I/we have a liquid net worth of at least 10 times my/ our investment in AERP and affiliated programs and I/we meet the $85,000/$85,000/$330,000 general suitability requirement described above. Owner Co-Owner Kansas residents only: I/we acknowledge that it is recommended by the Office of the Kansas Securities Commissioner that I/we limit my/our investment in AERP and substantially similar programs to no more than 10% of my/our liquid net worth. Liquid net worth is that portion of my/our net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in IRAs or other retirement plans that can be liquidated within a short time, less any income tax penalties that may apply for early distribution. Owner Co-Owner Maine residents only: I/we acknowledge that the Maine Office of Securities recommends that my/our aggregate investment in the AERP offering and similar direct participation investments not exceed 10% of my/our liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Owner Co-Owner Michigan, Missouri, North Dakota and Pennsylvania residents only: I/we understand that I/we may not make an investment in AERP which is in excess of 10% of my/our net worth, exclusive of home, home furnishings and automobiles. Additionally, Pennsylvania investors’ subscriptions will be held in escrow until AERP has raised $100,000,000, including subscriptions from Pennsylvania investors. Owner Co-Owner New Mexico residents only: I/we understand that I/we must not make an investment in AERP which would, after including any other similar oil and gas natural gas programs, exceed 10% of my/our liquid net worth, exclusive of home, home furnishings and automobiles. Owner Co-Owner AERP NOT EFFECTIVE IN STATE Ohio residents only: It shall be unsuitable for an Ohio investor’s aggregate investment in interests of AERP, Affiliates of AERP, and in other non-traded oil and gas programs to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Owner Co-Owner Oklahoma residents only: I/we have either a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event should my/our investment in AERP exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles. Owner Co-Owner Texas residents only: I/we have either: (i) a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000; or, (ii) in the alternative, a minimum net worth of $500,000. Also, my/our investment in AERP does not exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.

8g. Subscriber Acknowledgements & Signatures for UDF V The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below) Owner Co-Owner I have (i) a net worth (exclusive of home, furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, furnishings and automobiles) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 annual gross income, or I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under ‘‘Suitability Standards.’’ Owner Co-Owner I/We acknowledge receipt of the final Prospectus of UDF V. Owner Co-Owner I/We am/are purchasing shares for my/our own account. Owner Co-Owner I/We acknowledge that shares are not liquid. Owner Co-Owner If an affiliate of United Development Funding Income Fund V, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Owner Co-Owner California residents only: This investment does not exceed 10% of my net worth (exclusive of home, home furnishings and automobiles). 260.141.11 Restrictions on Transfer. (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the ‘‘Rules’’) adopted under the California Corporate Securities Law (the ‘‘Code’’) shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee. (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except: (1) to the issuer; (2) pursuant to the order or process of any court; (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules; (4) to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse; (5) to holders of securities of the same class of the same issuer; (6) by way of gift or donation intervivos or on death; (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned; (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group; (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required; (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification; (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation; (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification; (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state; (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (1) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (2) delivers to each purchaser a copy of this rule, and (3) advises the Commissioner of the name of each purchaser; (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f ) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section. (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows: ‘‘IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.’’ Owner Co-Owner Iowa residents only: I have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, this investment, when added to my investments in affiliates of the fund and any other non-exchange traded real estate investment trust, does not exceed 10% of my liquid net worth. For purposes of the suitability standard applicable to Iowa residents, ‘‘liquid net worth’’ shall consist of cash, cash equivalents and readily marketable securities. Owner Co-Owner Kansas residents only: I acknowledge the recommendation of the Kansas Office of the Securities Commissioner that this investment and other investments in non-traded real estate investment trusts should not exceed, in the aggregate, 10% of my liquid net worth. For purposes of this recommendation, liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities. Owner Co-Owner Maine residents only: I acknowledge the recommendation of the Maine Office of Securities that this investment and similar direct participation investments should not exceed, in the aggregate, 10% of my liquid net worth. For purposes of this recommendation, liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

8g. Subscriber Acknowledgements & Signatures for UDF V, continued Owner Co-Owner New Mexico residents only: This investment, when added to my investments in affiliates of the fund and similar direct participation programs, does not exceed 10% of my liquid net worth. Owner Co-Owner North Dakota residents only: This investment does not exceed 10% of my net worth. Owner Co-Owner Pennsylvania residents only: This investment does not exceed 10% of my net worth (exclusive of home, home furnishings and automobiles). 8h. Subscriber Acknowledgements & Signatures for RPT The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below) Owner Co-Owner I/we have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I/we meet the higher net worth and gross income requirements imposed by my/our state of primary residence as set forth in the Prospectus under “Suitability Standards.” In addition, not more than 10% of my net worth will be invested in shares of RPT, with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Owner Co-Owner I/we have received the final Prospectus of RPT at least five (5) business days before signing the Subscription Agreement. I/we acknowledge that after the end of each business day following the escrow period, I/we can access the NAV per share for each class of shares through RPT’s website and toll-free automated telephone line. Owner Co-Owner I/we acknowledge that there is no public market for the shares and, thus, my/our investment in shares is not liquid. Owner Co-Owner I/we am/are purchasing the shares for the account referenced above. Owner Co-Owner I/we acknowledge that I/we will not be admitted as a stockholder until my/our investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares. Owner Co-Owner Iowa residents only: It is recommended by the office of the Iowa Securities Bureau that Iowa investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities. Owner Co-Owner Kansas residents only: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that purchasers residing in Kansas limit their aggregate investment in the securities of RPT and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities. Owner Co-Owner New Mexico residents only: In addition to the suitability standards noted above, purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in RPT’s shares, shares of RPT’s affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities. Owner Co-Owner Ohio residents only: In addition to the suitability standards noted above, purchasers residing in Ohio may not invest more than 10% of their liquid net worth in RPT’s shares, shares of RPT’s affiliates and other non-traded real estate investment programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities (less liabilities). 8i. Subscriber Acknowledgements & Signatures for CVMC REIT II The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below) Owner Co-Owner I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase. Owner Co-Owner I/we have received the final Prospectus of CVMC REIT II at least five (5) business days before signing the Subscription Agreement. Owner Co-Owner I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid. Owner Co-Owner I/we am/are purchasing the shares for the account referenced above. Owner Co-Owner I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

8i. Subscriber Acknowledgements & Signatures for CVMC REIT II, continued Owner Co-Owner Iowa: In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor’s total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities. Owner Co-Owner Kansas: It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles. Owner Co-Owner Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities. Owner Co-Owner Missouri: In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor’s liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division. Owner Co-Owner New Mexico: In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs. Owner Co-Owner North Dakota: North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us. Owner Co-Owner Ohio: It shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. 8j. Subscriber Acknowledgements & Signatures for SIC The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below) Owner Co-Owner I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase. Owner Co-Owner I/we have received the final Prospectus of SIC at least five (5) business days before signing the Subscription Agreement. Owner Co-Owner I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid. Owner Co-Owner I/we am/are purchasing the shares for the account referenced above. Owner Co-Owner I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares. Owner Co-Owner California: In addition to the suitability standards noted above, a California investor’s total investment in us shall not exceed 10% of his or her net worth. Owner Co-Owner Iowa: In addition to the suitability standards noted above, an Iowa investor’s total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor’s net worth that consists of cash, cash equivalents and readily marketable securities. Owner Co-Owner Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities. Owner Co-Owner Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities. Owner Co-Owner New Mexico: In addition to the suitability standards noted above, a New Mexico resident’s investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

8j. Subscriber Acknowledgements & Signatures for SIC, continued Owner Co-Owner North Dakota: In addition to the suitability standards noted above, North Dakota requires that shares mayonly be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards. Owner Co-Owner Oklahoma: In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in SIC to 10% of his or her net worth (excluding home, furnishings, and automobiles.) Owner Co-Owner Ohio: In addition to the suitability standards noted above, it shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded business development programs to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Owner Co-Owner Texas: In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles. 8k. Subscriber Acknowledgements & Signatures for TGIF The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below) Owner Co-Owner I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional units unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase. Owner Co-Owner I/we have received the final Prospectus of TGIF at least five (5) business days before signing the Subscription Agreement. In addition, I (we) acknowledge that from time to time following the escrow period, the purchase price per unit may change and I (we) can access this information through TGIF’s website. Owner Co-Owner I (we) acknowledge that there is no public market for the units and, thus, my investment in units is not liquid. Owner Co-Owner I/we am/are purchasing the units for the account referenced above. Owner Co-Owner I (we) acknowledge that I (we) will not be admitted as a unitholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the units. Owner Co-Owner California: In addition to the minimum suitability standards described above, a California investor must have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $85,000 and a net worth of $150,000 (exclusive of home, auto and furnishings). In addition, a California investor’s maximum investment in the issuer may not exceed 10% of such investor’s net worth. Owner Co-Owner Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash and/or cash equivalents. Owner Co-Owner Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in the issuer and other non-traded business development companies. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP. Owner Co-Owner Maine: In addition to the minimum suitability requirements, it is recommended that Maine investors limit their investment in the issuer and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Owner Co-Owner New Mexico: In addition to the minimum suitability standards described above, a New Mexico investor’s maximum investment in the issuer may not exceed 10% of such investor’s liquid net worth. Owner Co-Owner North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the issuer. Owner Co-Owner Ohio: In addition to the minimum suitability standards described above, an Ohio investor must have a liquid net worth of at least ten times such Ohio resident’s investment in the issuer, the issuer’s affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

8k. Subscriber Acknowledgements & Signatures for TGIF, continued Owner Co-Owner Oklahoma: In addition to the minimum suitability standards described above, an Oklahoma resident’s investment in the issuer must not exceed ten percent (10%) of their liquid net worth. Owner Co-Owner Texas: Texas residents purchasing units (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in the issuer, the issuer’s affiliates and in other non-traded business development companies. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles. 8l. Subscriber Acknowledgements & Signatures for GREC The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below) Owner Co-Owner I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase. Owner Co-Owner I/we have received the final Prospectus of GREC at least five (5) business days before signing the Subscription Agreement. Owner Co-Owner I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid. Owner Co-Owner I/we am/are purchasing the shares for the account referenced above. Owner Co-Owner I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares. Owner Co-Owner California: In addition to the minimum suitability standards listed above, a California investor’s maximum investment in the Issuer may not exceed 10% of such investor’s net worth. Owner Co-Owner Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires thateach Iowa investor limit his or her investment in the Issuer to a maximum of 10% of his or her liquid networth, which is defined as cash or cash equivalents. An Iowa investor must have either (i) a net worth (notincluding home, furnishings and personal automobiles) of $100,000 and an annual gross income of atleast $100,000 or (ii) a net worth of at least $350,000 (not including home, furnishings and personal automobiles). Kansas: In addition to the minimum suitability standards described above, it is recommended by the Officeof the Owner Co-Owner Securities Commissioner that Kansas investors limit their aggregate investment in our securities andother non-traded business development companies to no more than 10% of their liquid net worth. For thesepurposes, liquid net worth shall be defined as that portion of total net worth (total assets nus liabilities) thatis comprised of cash, cash equivalents and readily marketable securities, as determined in conformity withgenerally accepted accounting principles. Owner Co-Owner Maine: In addition to the minimum suitability standards described above, it is recommended that Maine investors limit their investment in us and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Michigan: It is recommended by the Michigan Securities Division that Michigan citizens not invest more than 10% of Owner Co-Owner their liquid net worth in the shares. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year. Owner Co-Owner New Mexico: In addition to the minimum suitability standards described above, an investment by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident’s liquid net worth in us, our affiliates and other similar non-traded direct participation programs. Owner Co-Owner North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that they have a net worth of at least ten times their investment in us. Owner Co-Owner Oklahoma: In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).

8m. Subscriber Acknowledgements & Signatures Please check all funds applicable. AERP ARC Global II ARC HT III ARC Hospitality CVMC REIT II GREC Grocery Center REIT II RFT RPT SIC TGIF UDF V WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES AND/ OR UNITS ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER’S INVESTMENT IN SUCH ISSUER. THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT. A SALE OF SHARES AND/OR UNITS MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR EACH OFFERING (AT LEAST FIVE (5) BUSINESS DAYS). THE SUBSCRIBER WILL NOT BE ADMITTED AS A STOCKHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE APPLICABLE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER’S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN (10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A STOCKHOLDER. FOR SIC INVESTORS ONLY BY SIGNING BELOW, YOU ALSO ACKNOWLEDGE THAT: YOU DO NOT EXPECT TO BE ABLE TO SELL YOUR SHARES REGARDLESS OF HOW WE PERFORM. IF YOU ARE ABLE TO SELL YOUR SHARES, YOU WILL LIKELY RECEIVE LESS THAN YOUR PURCHASE PRICE. WE DO NOT INTEND TO LIST OUR SHARES ON ANY SECURITIES EXCHANGE DURING OR FOR WHAT MAY BE A SIGNIFICANT TIME AFTER THE OFFERING PERIOD, AND WE DO NOT EXPECT A SECONDARY MARKET IN THE SHARES TO DEVELOP. • BEGINNING THE SECOND QUARTER OF 2013, WE INTEND TO IMPLEMENT A SHARE REPURCHASE PROGRAM, BUT ONLY A LIMITED NUMBER OF SHARES ARE ELIGIBLE FOR REPURCHASE BY US. IN ADDITION, ANY SUCH REPURCHASES WILL BE AT A PRICE EQUAL TO OUR MOST RECENTLY DISCLOSED NET ASSET VALUE PER SHARE IMMEDIATELY PRIOR TO THE DATE OF REPURCHASE. YOU MAY NOT HAVE ACCESS TO THE MONEY YOU INVEST FOR AN INDEFINITE PERIOD OF TIME. AN INVESTMENT IN OUR SHARES IS NOT SUITABLE FOR YOU IF YOU NEED ACCESS TO THE MONEY YOU INVEST. BECAUSE YOU WILL BE UNABLE TO SELL YOUR SHARES, YOU WILL BE UNABLE TO REDUCE YOUR EXPOSURE IN ANY MARKET DOWN TURN. DISTRIBUTIONS MAY BE FUNDED FROM OFFERING PROCEEDS OR BORROWINGS, WHICH MAY CONSTITUTE A RETURN OF CAPITAL AND REDUCE THE AMOUNT OF CAPITAL AVAILABLE TO US FOR INVESTMENT. ANY CAPITAL RETURNED TO STOCKHOLDERS THROUGH DISTRIBUTIONS WILL BE DISTRIBUTED AFTER PAYMENT OF FEES AND EXPENSES. PREVIOUS DISTRIBUTIONS TO STOCKHOLDERS WERE FUNDED FROM TEMPORARY FEE REDUCTIONS THAT ARE SUBJECT TO REPAYMENT TO OUR ADVISER. THESE DISTRIBUTIONS WERE NOT BASED ON OUR INVESTMENT PERFORMANCE AND MAY NOT CONTINUE IN THE FUTURE. IF OUR ADVISER HAD NOT AGREED TO MAKE EXPENSE SUPPORT PAYMENTS, THESE DISTRIBUTIONS WOULD HAVE COME FROM YOUR PAID IN CAPITAL. THE REIMBURSEMENT OF THESE PAYMENTS OWED TO OUR ADVISER WILL REDUCE THE FUTURE DISTRIBUTIONS TO WHICH YOU WOULD OTHERWISE BE ENTITLED. FOR RPT INVESTORS ONLY PLEASE CHECK THIS BOX ONLY IF YOU ARE SUBJECT TO BACKUP WITHHOLDING. PLEASE INCLUDE A COPY OF THE NOTIFICATION LETTER YOU RECEIVED FROM THE IRS. FOR UDF V INVESTORS ONLY BY SIGNING BELOW, YOU ALSO ACKNOWLEDGE THAT: IF YOU PROVIDE PAYMENT THAT IN THE AGGREGATE DIFFERS FROM THE PAYMENT REQUIRED TO PURCHASE THE NUMBER OF SHARES INDICATED IN THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT OR IF YOUR CALCULATIONS OF THE SHARES TO BE PURCHASED WITH THE AMOUNT ACTUALLY SUBMITTED IS INCORRECT, YOUR SUBSCRIPTION WILL BE AUTOMATICALLY DEEMED A SUBSCRIPTION FOR THE MAXIMUM NUMBER OF SHARES THAT MAY BE PURCHASED FOR SUCH AMOUNT. DISTRIBUTIONS MAY BE FUNDED FROM BORROWINGS, OFFERING PROCEEDS, OR PROCEEDS FROM THE SALE OF ASSETS, WHICH MAY CONSTITUTE A RETURN OF CAPITAL AND SIGNIFICANTLY REDUCE THE AMOUNT OF CAPITAL AVAILABLE FOR INVESTMENT BY UDF V. ANY CAPITAL RETURNED TO INVESTORS THROUGH DISTRIBUTIONS WILL BE RETURNED AFTER CERTAIN FEES AND EXPENSES ARE PAID TO THE SPONSOR OF THE UDF V OFFERING OR ITS AFFILIATES. IMPORTANT: The investor must go to Section 9 and complete the attached Substitute Form W-9 in its entirety in order for the Subscription Agreement to be considered valid for review. IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION For the selected funds above, if the investor signing below is acquiring the shares and/or units through an IRA or will otherwise beneficially hold the shares and/or units through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares and/or units even though the investor is not the record holder of the shares and/or units. Signing Section 8m will not constitute an execution of this Multi-Offering Subscription Agreement. Owner Signature Date Co-Owner Signature (If applicable) Date FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY Signature of Custodian(s) or Trustee(s): By signing this Multi-Offering Subscription Agreement, the Custodian authorizes the investor to vote the number of shares and/or units of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the stockholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization. Authorized Signature (Custodian or Trustee) Date

9. Substitute Form W-9—ALL U.S. Taxpayers Must Sign SUBSTITUTE FORM W-9 (IRS Form W-9)(Rev. 12-2014) See Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the “guidelines”) in Section 9 of the attached Investor Instructions to this Multi-Offering Subscription Agreement for the guidelines on how to complete the Substitute Form W-9. Certification To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide a current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), (b) the investor is a U.S. person, (c) the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Internal Revenue Service (“IRS”) that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding and (d) the FATCA code(s) provided on Substitute Form W-9 (if any) is correct. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS. Name (if in joint names, list first and circle the name of the person or entity whose number you enter in Part I as provided in the Guidelines) Business Name (Sole proprietors, see the instructions in the Guidelines) Check appropriate box: Individual/Sole Proprietor or Single-Member LLC C Corporation S Corporation Partnership Trust/Estate Limited Liability Company Enter the tax classification (C= C Corporation, S= S Corporation, P= Partnership)              Other Exempt payee code (If any) Exemption from FATCA reporting code (If any) (Applies to accounts maintained outside the U.S.) Address Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write “Applied For” in the appropriate space below and see Obtaining a Number in the Guidelines). Certify by signing and dating below. OR Social Security Number Employer Identification Number Under penalties of perjury, I certify that: 1.The number shown on this form is my correct taxpayer identification number, and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and 4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signature of Investor Print Name Date Power of Attorney—(AERP Only) Each limited partner and each person who acquires a Unit from a Unit holder, by accepting the Unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, our Partnership Agreement. Owner Signature Co-Owner Signature (if applicable)

10. Check Instructions For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined in Section 10a. For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement. PLEASE NOTE: Only original, completed copies of the Multi-Offering Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Multi-Offering Subscription Agreements. American Realty Capital Global Trust II, Inc. Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “American Realty Capital Global Trust II, Inc.” for the full purchase price, should be delivered to the address in Section 10a. American Realty Capital Healthcare Trust III, Inc. Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “American Realty Capital Healthcare Trust III, Inc.” for the full purchase price, should be delivered to the address in Section 10a. American Realty Capital Healthcare Trust III, Inc. Investors in PA: Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Multi-Offering Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for American Realty Capital Healthcare Trust III, Inc.” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address in Section 10a. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements. Realty Finance Trust, Inc. Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “Realty Finance Trust, Inc.” for the full purchase price, should be delivered to the address in Section 10a. Phillips Edison—Grocery Center REIT II, Inc. Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “Phillips Edison— Grocery Center REIT II, Inc.” for the full purchase price, should be delivered to the address in Section 10a. American Realty Capital Hospitality Trust, Inc. Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “American Realty Capital Hospitality Trust, Inc.” for the full purchase price, should be delivered to the address in Section 10a. American Energy Capital Partners- Energy Recovery Program, LP Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “American Energy Capital Partners—Energy Recovery Program, LP” for the full purchase price, should be delivered to the address in Section 10a. American Energy Capital Partners- Energy Recovery Program, LP Investors in PA: Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Multi-Offering Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for American Energy Capital Partners—Energy Recovery Program, LP” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address in Section 10a. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements. United Development Funding Income Fund V Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “United Development Funding Income Fund V” for the full purchase price, should be delivered to the address in Section 10a. United Development Funding Income Fund V Investors in PA: Until we have received and accepted subscriptions for $37.5 million, investors in the state of Pennsylvania should send the Multi-Offering Subscription Agreement, together with a check made payable to “LegacyTexas Bank, Escrow Agent for United Development Funding Income Fund V” to the address in Section 10a. RREEF Property Trust, Inc. Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “RREEF Property Trust, Inc.” for the full purchase price, should be delivered to the address in Section 10a. RREEF Property Trust, Inc. Investors in PA: Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Multi- Offering Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for RREEF Property Trust” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address in Section 10a. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements. Carter Validus Mission Critical REIT II, Inc. Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “Carter Validus Mission Critical REIT II, Inc.” for the full purchase price, should be delivered to the address in Section 10a. Sierra Income Corporation Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “Sierra Income Corporation” for the full purchase price, should be delivered to the address in Section 10a. TriLinc Global Impact Fund Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “TriLinc Global Impact Fund” for the full purchase price, should be delivered to the address in Section 10a. Greenbacker Renewable Energy Company Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “Greenbacker Renewable Energy Company” for the full purchase price, should be delivered to the address in Section 10a. Greenbacker Renewable Energy Company Investors in PA: Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Multi-Offering Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Greenbacker Renewable Energy Company” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address in Section 10a. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

10a. Mailing Addresses FOR ARC Global II and/or ARC HT III (except in PA) and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/or AERP (except in PA) Regular & Overnight Mail c/o American National Stock Transfer, LLC 430 W. 7th Street Kansas City, MO 64105-1407 FOR UDF V (except in PA) Regular Mail Overnight Mail United Development Funding Income Fund V United Development Funding Income Fund V c/o DST Systems, Inc. c/o DST Systems, Inc. P.O. Box 219096 430 West 7th Street Kansas City, MO 64121-9096 Kansas City, MO 64105 FOR RPT (except in PA) and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC (except in PA) Regular Mail Overnight Mail Investment Processing Department Investment Processing Department c/o DST Systems, Inc. c/o DST Systems, Inc. PO BOX 219731 430 W. 7th Street Kansas City, MO 64121-9731 Kansas City, MO 64105-1407 FOR ARC HT III and/or UDF V and/or RPT and/or GREC and/or AERP in PA (before escrow requirements are met) American Realty Capital Healthcare American Energy Capital Partners – United Development Funding Trust III, Inc. Energy Recovery Program, LP Income Fund V c/o UMB Bank, N.A., as Escrow Agent c/o UMB Bank, N.A., as Escrow Agent LegacyTexas Bank ATTN: Lara L. Stevens ATTN: Lara L. Stevens 100 Throckmorton, Suite 120 Corporate Trust & Escrow Services Corporate Trust & Escrow Services Fort Worth, TX 76102 1010 Grand Blvd, 4th Floor 1010 Grand Blvd, 4th Floor ATTN: Alice Anne Brown Kansas City, MO 64106 Kansas City, MO 64106 Phone: (816) 860-3017 Phone: (816) 860-3017 RREEF Property Trust Greenbacker Renewable Energy Company c/o UMB Bank, N.A., as Escrow Agent c/o UMB Bank, N.A., as Escrow Agent ATTN: Lara L. Stevens ATTN: Lara L. Stevens Corporate Trust & Escrow Services Corporate Trust & Escrow Services 1010 Grand Blvd, 4th Floor 1010 Grand Blvd, 4th Floor Kansas City, MO 64106 Kansas City, MO 64106 Phone: (816) 860-3017 Phone: (816) 860-3017 Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at: FOR ARC Global II, ARC-HT III, RFT, Grocery Center REIT II, ARC Hospitality or AERP: FOR RPT, CVMC REIT II, SIC, TGIF or GREC: American National Stock Transfer, LLC Investment Processing Department 405 Park Avenue, 12th Floor, New York, NY 10022 c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105 Phone: (844) 276-1077 Phone: (888) 292-3178 FOR UDF V: United Development Funding Income Fund V Investor Services The United Development Funding Building 1301 Municipal Way, Suite 100 Grapevine, TX 76051 Phone: (817) 835-0650 or (800) 859-9338

Multi-Offering Investor Instructions Investors in in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares and/or units of any offering described herein but instead should refer to the subscription agreement for each offering. 1. Investment PLEASE NOTE: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted. Minimum Initial Investment is $2,000 for CVMC REIT II, SIC, TGIF & GREC. Minimum Initial Investment is $2,500 for RPT, ARC Global II, ARC HT III, RFT, Grocery Center REIT II, ARC Hospitality, AERP & UDF V. In no event shall any investment be less than $100. Minimum Initial Investment for for purchases through IRA or other qualified accounts is $1,000 for UDF V. 1a-1d. Select a Share and/or Unit Class 2. Account Type—Check One Box Only Please check the appropriate box to indicate the account type of the subscription. * Transfer on Death (TOD): Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor’s death. TOD registration is available only for owner(s)/investor(s) who are (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act. Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/ investors is required for investment through these types of accounts. 3. Enter Investment Title (ARC Global II, ARC HT III, RFT, Grocery Center REIT II, ARC Hospitality, AERP, UDF V, CVMC REIT II, SIC, TGIF & GREC Only) 4. Enter Investor Information (ARC Global II, ARC HT III, RFT, Grocery Center REIT II, ARC Hospitality, AERP, UDF V, CVMC REIT II, SIC, TGIF & GREC Only) To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account. You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner. 5. Enter Individual or Joint Account Information (RPT Only) To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account. You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner. 5a. Enter Entity Account Information (RPT Only) If you are establishing an account for a legal entity, please provide the most recent versions of the documents listed below. RPT reserves the right to require additional documents on future transactions. Please note this is not an all-inclusive list of documents. Trust: Trust document (copy of the portion(s) of the trust document that shows the name of the trust, date of the trust, and the trustee name(s)) or certificate/affidavit of trust Corporation: Articles of incorporation, certificate of incumbency or corporate by-laws Financial institution regulated by a federal regulator: Registration certificate Guardianship/conservatorship: Appointment of guardian/conservator certified within 60 days 5a. Enter Entity Account Information, continued (RPT Only) Partnership or sole proprietorship: Most recent agreement or documentation showing the existence of a partnership or sole proprietorship Estate: Appointment of executor(trix) certified within 60 days Bank regulated by a state bank regulator: Registration certificate Publicly-traded company: Please provide company’s CUSIP number Retirement plan under ERISA: Copy of plan document (If each participant is to have a separate account for the contributions, call us for special forms) 5b. Enter UGMA/UTMA Account Information (RPT Only) 5c. Enter Retirement/Savings Plan Information (RPT Only) 6. Enter Third Party Custodian Information If you would like to purchase shares and/or units through an IRA account, First Trust Retirement has agreed to act as IRA custodian for such purpose for each of CVMC REIT II and/or SIC and/or TGIF and/or GREC and/or RPT. In addition, Community National Bank has agreed to act as IRA custodian for purchases of SIC and/or TGIF and/or GREC and/or RPT only or for joint purchases with ARC Global II and/or ARC HT III and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/or AERP and/or UDF V and/or CVMC REIT II; however, we do not require that you use our IRA custodian. If you would like to establish a new IRA account with First Trust Retirement, CVMC REIT II and/or SIC and/or TGIF and/or GREC and/or RPT will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. If you would like to establish a new IRA account with Community National Bank, ARC Global II and/or ARC HT III and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/or AERP and/or UDF V and/or CVMC REIT II will pay the first-year annual IRA maintenance fees of such accounts with Community National Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. Further information about custodial services is available through your financial representative or our dealer manager. 6a. Enter Distribution Information 6b. Enter Broker-Dealer, Registered Investment Advisor and Financial Representative Information PLEASE NOTE: The broker-dealer or registered investment advisor must complete and sign this section of the Multi-Offering Subscription Agreement. All fields are mandatory. Required Representations: By signing Section 6b, the registered representative of the broker-dealer or registered investment advisor confirms on behalf of the broker- dealer that he or she: has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects; has discussed the investor’s prospective purchase of shares and/or units with such investor; has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and/or units and other fundamental risks related to the investment in the shares and/or units, the restrictions on transfer of the shares and/or units and the risk that the investor could lose his or her entire investment in the shares and/or units; has delivered to the investor the Prospectus required to be delivered in connection with this subscription; has verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law; has verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions; has reasonable grounds to believe the investor is purchasing these shares and/or units for the account referenced in Section 6, and has reasonable grounds to believe the purchase of shares and/or units is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. In addition, the registered representative of the broker-dealer or registered investment advisor represents that he or she and the broker-dealer, (i) are duly licensed and may lawfully offer and sell the shares and/or units in the state where the investment was made and in the state designated as the investor’s legal residence in Section 4 and/or 5; and (ii) agree to maintain records of the information used to determine that an investment in shares and/or units is suitable and appropriate for the investor for a period of six years. Net of Commission Purchase (“NOCP”): NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced funds and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details. RIA Submission: Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that brokerdealer, not through the RIA. 6c. Select Electronic Delivery (Optional) 7. Limited Liability Company Agreement (TGIF & GREC Only) 8a-l Subscriber Acknowledgements & Signatures (ARC Global II, ARC HT III, RFT, Grocery Center REIT II, ARC Hospitality, AERP, UDF V, CVMC REIT II, RPT, SIC, TGIF & GREC) You must initial ALL appropriate representations for ALL funds applicable. IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a powerattorney to make such representations on your behalf.

5a. Enter Entity Account Information, continued (RPT Only)Retirement plan under ERISA: Copy of plan document (If each participant is to have a separate account for the contributions, call us for special forms) 5b. Enter UGMA/UTMA Account Information (RPT Only) 5c. Enter Retirement/Savings Plan Information (RPT Only) 6. Enter Third Party Custodian Information If you would like to purchase shares and/or units through an IRA account, First Trust Retirement has agreed to act as IRA custodian for such purpose for each of CVMC REIT II and/or SIC and/or TGIF and/or GREC and/or RPT. In addition, Community National Bank has agreed to act as IRA custodian for purchases of SIC and/or TGIF and/or GREC and/or RPT only or for joint purchases with ARC Global II and/or ARC HT III and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/or AERP and/or UDF V and/or CVMC REIT II; however, we do not require that you use our IRA custodian. If you would like to establish a new IRA account with First Trust Retirement, CVMC REIT II and/or SIC and/or TGIF and/or GREC and/or RPT will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. If you would like to establish a new IRA account with Community National Bank, ARC Global II and/or ARC HT III and/or RFT and/or Grocery Center REIT II and/or ARC Hospitality and/or AERP and/or UDF V and/or CVMC REIT II will pay the first-year annual IRA maintenance fees of such accounts with Community National Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. Further information about custodial services is available through your financial representative or our dealer manager. 6a. Enter Distribution Information 6b. Enter Broker-Dealer, Registered Investment Advisor and Financial Representative Information PLEASE NOTE: The broker-dealer or registered investment advisor must complete and sign this section of the Multi-Offering Subscription Agreement. All fields are mandatory. Required Representations: By signing Section 6b, the registered representative of the broker-dealer or registered investment advisor confirms on behalf of the broker- dealer that he or she: has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects; has discussed the investor’s prospective purchase of shares and/or units with such investor; has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and/or units and other fundamental risks related to the investment in the shares and/or units, the restrictions on transfer of the shares and/or units and the risk that the investor could lose his or her entire investment in the shares and/or units; has delivered to the investor the Prospectus required to be delivered in connection with this subscription; has verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law; has verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions; has reasonable grounds to believe the investor is purchasing these shares and/or units for the account referenced in Section 6, and has reasonable grounds to believe the purchase of shares and/or units is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. In addition, the registered representative of the broker-dealer or registered investment advisor represents that he or she and the broker-dealer, (i) are duly licensed and may lawfully offer and sell the shares and/or units in the state where the investment was made and in the state designated as the investor’s legal residence in Section 4 and/or 5; and (ii) agree to maintain records of the information used to determine that an investment in shares and/or units is suitable and appropriate for the investor for a period of six years. Net of Commission Purchase (“NOCP”): NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced funds and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details. RIA Submission: Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that brokerdealer, not through the RIA. 6c. Select Electronic Delivery (Optional) 7. Limited Liability Company Agreement (TGIF & GREC Only) 8a-l Subscriber Acknowledgements & Signatures (ARC Global II, ARC HT III, RFT, Grocery Center REIT II, ARC Hospitality, AERP, UDF V, CVMC REIT II, RPT, SIC, TGIF & GREC) You must initial ALL appropriate representations for ALL funds applicable. IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a powerattorney to make such representations on your behalf. Partnership or sole proprietorship: Most recent agreement or documentation showing the existence of a partnership or sole proprietorship Estate: Appointment of executor(trix) certified within 60 days Bank regulated by a state bank regulator: Registration certificate Publicly-traded company: Please provide company’s CUSIP number

8m. Subscriber Acknowledgements & Signatures Please check all funds applicable. By signing the Multi-Offering Subscription Agreement, you agree to provide the information in Section 8—8l of such Agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account. 9. Substitute Form W-9—ALL U.S. Taxpayers Must Complete & Sign Complete this section for Substitute Form W-9—ALL U.S. Taxpayers Must Sign. Guidelines for Certification of Taxpayer Identification Number (“TIN”) on Substitute Form W-9 Definition of a U.S. Person—For U.S. federal tax purposes, you are considered a U.S. person if you are: An individual who is a U.S. citizen or U.S. resident alien, A partnership, corporation, company or association created or organized in the United States or under the laws of the United States, An estate (other than a foreign estate), or A domestic trust (as defined in Treasury Regulations section 301.7701-7). What Number to Give the Requester—Social Security numbers (‘SSN’) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (“EIN’) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All ‘Section’ references are to the Internal Revenue Code of 1986, as amended. For this type of account: Give the SSN of: 1. An individual’s account The individual 2. Two or more individuals (Joint account) The actual owner of the account or, if combined funds, the first individual on the account (1) 3. Custodian account of a minor (Uniform Gift to Minors Act) The minor (2) 4. (a) The usual revocable savings trust account (grantor also is trustee) The grantor-trustee (1) (b) So-called trust account that is not a legal or valid trust under State law The actual owner (1) 5. Sole proprietorship or disregarded entity owned by an individual The owner (3) 6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, The grantor (4) Regulations section 1.671-4(b)(2)(i)(A)) For this type of account: Give the SSN of: 7. Disregarded entity not owned by an individual The owner (3) 8. A valid trust, estate, or pension trust The legal entity (5) 9. Corporate or LLC electing corporate status on Form 8832 or Form 2553 The corporation 10. Association, club, religious, charitable, educational, or other tax-exempt organization The organization 11. Partnership or multi-member LLC The partnership or LLC 12. Account with the Department of Agriculture in the name of a public The public entity entity (such as a State or local government, school district or prison) that receives agricultural program payments 13. A broker or registered nominee The broker or nominee 14. Grantor trust filing under the Form 1041 Filing Method or the Optional The trust Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B)) (1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished. (2) Circle the minor’s name and furnish the minor’s SSN. (3) You must show your individual name and you also may enter your business or ‘DBA’ name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN. (4) Note: Grantor also must provide a Substitute Form W-9 to trustee of trust. (5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed. Obtaining a Number If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676). Payees Exempt from Backup Withholding If you are exempt from backup withholding and/or FATCA reporting, enter on the Substitute Form W-9, any code(s) that may apply to you. Exempt Payee Code Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

APPENDIX C

TRILINC GLOBAL IMPACT FUND, LLC

AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

TriLinc Global Impact Fund, LLC, a Delaware limited liability company (the “Company”), has adopted the following Amended and Restated Distribution Reinvestment Plan (the “DRP”). Capitalized terms shall have the same meaning as set forth in the Company’s Amended and Restated Limited Liability Company Operating Agreement, as such agreement may be amended (“Operating Agreement”) unless otherwise defined herein.

1. Distribution Reinvestment. As an agent for the unitholders (“Unitholders”) of the Company who purchase units of the Company’s limited liability company interests (the “Units”) pursuant to an offering by the Company (“Offering”), and who elect to participate in the DRP (the “Participants”), the Company will apply all or a portion of cash distributions, other than Designated Special Distributions (as defined below), (“Distributions”), including Distributions paid with respect to any full or fractional Units acquired under the DRP, to the purchase of the Units for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence. The Units purchased pursuant to the DRP shall be of the same Unit class as the Units with respect to which the Participant is receiving cash distributions to be reinvested through DRP. As used in the DRP, the term “Designated Special Distributions” shall mean those cash or other distributions designated as Designated Special Distributions by the Board of Managers.

2. Participation. Any Unitholder who owns Units and who has received a prospectus, as contained in the Company’s Registration Statement filed with the Securities and Exchange Commission (“Commission”), may elect to become a Participant by completing and executing a subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company from time to time. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization, provided such subscription, enrollment or authorization is received at least 15 business days prior to the last day of the calendar month. Units will be purchased under the DRP on the date that Distributions are paid by the Company. Each Participant agrees that if, at any time prior to the listing of the Units on a national securities exchange, he or she does not meet the minimum income and net worth standards established for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement or other applicable enrollment form, he or she will promptly so notify the Company in writing.

Participation in the DRP shall continue until such participation is terminated in writing by the Participant pursuant to Section 7 below

3. Unit Purchases. Any purchases of Units pursuant to the DRP will be dependent on the continued registration of the securities or the availability of an exemption from registration in the Participant’s home state. Each class of units under DRP will be initially sold at $9.025 per unit until such time as the Company commences valuations of its assets during the first full quarter following the satisfaction of the minimum offering requirement and, thereafter, at the price equal to the then current offering price per each class of Units, less the sales fees associated with that class of Units in the primary offering. Participants in the DRP may also purchase fractional Units so that 100% of the Distributions will be used to acquire Units. However, a Participant will not be able to acquire DRP Units to the extent that any such purchase would cause such Participant to violate any provision of the Operating Agreement. Units issued pursuant to the DRP will have the same voting rights as the Units offered in the primary offering.

Units to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Units which are being registered with the Commission in connection with the Offering, (b) Units to be registered with the Commission after the Offering for use in the DRP (a “Future

Registration”), or (c) Units purchased by the Company for the DRP in a secondary market (if available) or on a securities exchange (if listed) (collectively, the “Secondary Market”). Units purchased on the Secondary Market as set forth in (c) above will be purchased at the then-prevailing market price, which price will be utilized for purposes of purchases of Units in the DRP. Units acquired by the Company on the Secondary Market will have a price per unit equal to the then-prevailing market price, which shall equal the price on the securities exchange, or over-the-counter market on which such Units are listed at the date of purchase if such Units are then listed. If Units are not so listed, the Board of Managers will determine the price at which Units will be issued under the DRP.

If the Company acquires Units in the Secondary Market for use in the DRP, the Company shall use reasonable efforts to acquire Units for use in the DRP at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Units so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Units in the Secondary Market or to complete a Future Registration for Units to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

4. Timing of Purchases. The plan administrator will make every reasonable effort to reinvest all Distributions on the day the cash distribution is paid, except where necessary for the Company to comply with applicable securities laws. If, for any reason beyond the control of the plan administrator, reinvestment of the Distribution cannot be completed within 30 days after the applicable distribution payment date, Participants’ funds held by the plan administrator will be distributed to the Participants.

5. Taxation of Distributions. The reinvestment of Distributions does not relieve the Participant of any taxes which may be payable as a result of those Distributions and their reinvestment in Units pursuant to the terms of the DRP.

6. Commissions. The Company will not pay any selling commissions or Dealer Manager fees in connection with Units sold pursuant to the DRP. The distribution fee is payable with respect to all Class C units, including Class C units issued under our distribution reinvestment plan, and will result in lower cash distributions with respect to the Class C units than the cash distributions with respect to Class A and Class I units.

7. Termination by Participant. A Participant may terminate participation in the DRP at any time by written instructions to that effect to the plan administrator. To be effective on a distribution payment date, the notice of termination must be received by the plan administrator at least 15 days before that distribution payment date. Prior to listing of the Units on a national securities exchange, any transfer of Units by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Units. Upon termination of DRP participation, future Distributions, if any, will be distributed to the Unitholder in cash.

All correspondence concerning the plan should be directed to the plan administrator by mail at DST Systems, Inc., P.O. Box 219312, Kansas City, MO 64121-9312.

8. Amendment or Termination by the Company. The Company reserves the right to amend, suspend or terminate the DRP any time by the giving of written notice to each Participant at least 10 days prior to the effective date of the amendment, supplement or termination.

9. No Unit Certificates. The ownership of the Units purchased through the DRP will be in book-entry form only.

10. Reports. The Company shall provide to each Participant a confirmation at least once every calendar quarter showing the number of Units owned by such Participant at the beginning of the covered period, the amount of the Distributions paid in the covered period and the number of Units owned at the end of the covered period. During each fiscal quarter, but in no event later than 30 days after the end of each fiscal quarter, the

Company’s transfer agent will mail and/or make electronically available to each Participant, a statement of account describing, as to such Participant, the distributions received during such quarter, the number of Units purchased during such quarter, and the per unit purchase price for such Units.

11. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Units are purchased or sold for Participant’s account.

APPENDIX D

AMENDED AND RESTATED UNIT REPURCHASE PROGRAM

TRILINC GLOBAL IMPACT FUND, LLC

The Board of Managers of TriLinc Global Impact Fund, LLC, a Delaware limited liability company (the “Company”), has adopted a unit repurchase program (the “Repurchase Program”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s Amended and Restated Limited Liability Company Operating Agreement unless otherwise defined herein.

1. Effective Date of Repurchase Program. The Repurchase Program shall become effective beginning twelve months following the date on which the Company raises gross offering proceeds of two million dollars ($2,000,000).

2. Unit Repurchase. Subject to the terms and conditions of the Repurchase Program, including the limitations on repurchases set forth in paragraph 5 and the procedures for repurchases set forth in paragraph 6, the Company shall repurchase such number of Units as requested by a Member on a quarterly basis. A Member may request that the Company repurchase all of the Units owned by such Member.

3. Repurchase Price. The price at which the Company shall repurchase the Units of a Member is equal to the current offering price of the Units, as disclosed in the Company’s prospectus, less the sales fees (consisting of selling commissions and the dealer manager fee) associated with that class of Units.

4. One-year Holding Period. Subject to paragraph 7 below, a Member shall hold his or her units for a minimum of one year before he or she can participate in the Repurchase Program. If a Member made more than one purchase of the Units, the one-year holding period shall be calculated separately with respect to each such purchase.

5. Limitations on Repurchases. The Company’s obligation to repurchase Units hereunder is limited as follows:

a. The Company may repurchase no more than five percent (5%) of the weighted-average number of Units outstanding in any twelve-month period.

b. The Company has no obligation to repurchase Units if the repurchase would violate the restrictions on distributions under federal law or Delaware law.

c. All Units to be repurchased under the Repurchase Program must be (i) fully transferable and not be subject to any liens or other encumbrances and (ii) free from any restrictions on transfer. If the Company determines that a lien or other encumbrance or restriction exists against the Units requested to be repurchased, the Company shall not repurchase any such Units.

Unless the Board of Managers determines otherwise, the Company shall limit the number of Units to be repurchased during any calendar year to the number of Units the Company can repurchase with the proceeds the Company receives from the sale of Units under the Company’s distribution reinvestment plan. At the sole discretion of the Board of Managers, the Company may also use cash on hand, cash available from borrowings and cash from liquidation of investments as of the end of the applicable quarter to repurchase Units.

6. Procedures for Repurchase. The Company shall repurchase Units on the last day of each quarter (the “Repurchase Date”). As of the Repurchase Date, repurchased Units shall cease earning distributions notwithstanding the fact that the repurchase payment for such Units may have not yet have been remitted to the former holder of such Units.

D-1

For a Member’s Units to be eligible for repurchase in a given quarter, the Company must receive a written repurchase request from the Member or from an authorized representative of the Member setting forth the number of Units requested to be repurchased at least five business days before the Repurchase Date. Members may contact the Company to receive required repurchase forms and instructions concerning required signature. If the Company cannot repurchase all Units presented for repurchase in any quarter because of the limitations on repurchases set forth in paragraph 5, then the Company shall honor repurchase requests on a pro rata basis.

If the Company does not completely satisfy a repurchase request at quarter-end because the Company did not receive the request in time or because of the limitations on repurchases set forth in paragraph 5, then the Company shall treat the unsatisfied portion of the repurchase request as a request for repurchase at the next Repurchase Date, unless the repurchase request is withdrawn. Any Member can withdraw a repurchase request by sending written notice to the Company, provided that such notice is received at least five business days before the Repurchase Date.

7. Special Provisions upon a Member’s Death or Disability. The Company shall treat repurchase requests made upon a Member’s death or disability differently, as follows: The one-year holding period requirement set forth in paragraph 4 above shall be waived. The Company shall not be obligated to repurchase Units if more than 360 days have elapsed since the date of the death or disability of the Member and, in the case of disability, if the Member fails to provide an opinion of a qualified independent physician. For purposes of the Repurchase Program, a disability shall be deemed to have occurred when a Member suffers a disability for a period of time, as determined by the Board of Managers and confirmed by a qualified independent physician.

8. Termination, Suspension or Amendment of the Repurchase Program by the Company. The Board of Managers has the right to amend, suspend or terminate the Repurchase Program. The Company shall promptly notify Members of any changes to the Repurchase Program, including any suspension or termination of it, in the Company’s periodic or current reports filed with the SEC or by means of other notice.

The Repurchase Program shall terminate on the date that the Units are listed on a national securities exchange, are included for quotation in a national securities market or, in the sole determination of the Board of Managers, a secondary trading market for the Units otherwise develops.

9. Liability of the Company. The Company shall not be liable for any act done in good faith or for any good faith omission to act.

10. Governing Law. The Repurchase Program shall be governed by the laws of the State of Delaware.

D-2

UP TO $1,150,000,000 IN UNITS

PROSPECTUS

NOVEMBER [    ], 2015

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

All amounts except the Securities and Exchange Commission, or the SEC, registration fee, and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee are estimated.

Securities and Exchange Commission registration fee	$—
FINRA filing fee	—
Blue sky qualification fees and expenses
Printing and engraving expenses
Legal fees and expenses
Accounting fees and expenses
Advertising and sales literature
Transfer agent fees
Non-cash training and education
Due diligence expense reimbursements

Total	$12,500,000

Item 14. Indemnification of Managers and Officers.

Our operating agreement limits the liability of our managers and officers to us and our unitholders for monetary damages and requires us to indemnify our officers, our Advisor, and its affiliates for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined in good faith that the course of action leading to the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or providing services to us;

•	in the case of an independent manager, the loss or liability was not the result of gross negligence or willful misconduct by the independent manager;

•

in the case of an affiliated manager, our Advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct on the part of the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of net assets and not from our unitholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 are against public policy and unenforceable. Furthermore, our organizational documents prohibit the indemnification of our officers, our managers, our Advisor, any of its affiliates, or any other person operating as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions is met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitees and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authorities in states in which the securities were offered as to indemnification for violations of securities law.

Our operating agreement also provides that advancement of funds to managers, our Advisor or any of its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are met:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the proceeding was initiated by a third party who is not a unitholder or, if by a unitholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•

the person seeking advancement seeks to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon; if it is ultimately determined that such individual is not entitled to indemnification.

We will also purchase and maintain insurance on behalf of all our managers and executive officers against liability asserted against or incurred by them in their official capacities with us.

Item 15. Recent Sales of Unregistered Securities.

On May 15, 2012, we issued 22,161 Class A units at $9.025 per unit, which represents the public offering price of $10.00 per unit minus selling commissions of $0.70 per unit and dealer manager fees of $0.275 per unit, to TriLinc Advisors, LLC, our Advisor, in exchange for $200,000.00 in cash. We relied on Section 4(a)(2) of the Securities Act of 1933 for the exemption from the registration requirements of the Securities Act of 1933. Our Advisor, by virtue of its affiliation with us, had access to information concerning our proposed operations and the terms and conditions of this investment.

Item 16. Financial Statements and Exhibits.

(a)	Exhibits: The documents listed on the Exhibits Index are filed as exhibits to this registration statement.

(b)	Financial Statements: The following financial statements are incorporated by reference as part of the prospectus included in this registration statement:

(a)	Report of Independent Registered Public Accounting Firm (Moss Adams LLP) as of and for the year ended December 31, 2014

(b)	Consolidated Statements of Assets and Liabilities as of September 30, 2015 (unaudited) and December 31, 2014

(c)	Consolidated Statements of Operations for the year ended December 31, 2014

(d)	Consolidated Statements of Operations for the period ended September 30, 2015

(e)	Consolidated Statements of Changes in Net Assets for the year ended December 31, 2014

(f)	Consolidated Statement of Changes in Net Assets for the period ended September 30, 2015

(g)	Consolidated Statements of Cash Flows for the year ended December 31, 2014

(h)	Consolidated Statements of Cash Flow for the period ended September 30, 2015

(i)	Consolidated Schedule of Investments as of September 30, 2015 (unaudited) and December 31, 2014

(j)	Notes to the Consolidated Financial Statements

(k)	Notes to the Consolidated Financial Statements (unaudited)

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser;

(5)	insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue;

(6)	that for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manhattan Beach, State of California, on November 20, 2015.

TriLinc Global Impact Fund, LLC

By:	/s/ Gloria S. Nelund
Name: Gloria S. Nelund Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gloria S. Nelund and Brent L. VanNorman to be their true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing), to sign this Registration Statement and any and all amendments thereto (including post-effective amendments and any registration statement pursuant to Rule 462(b)), and to file the same, with all exhibits therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

	Signatures	Title	Date

By:	/s/ Gloria S. Nelund Gloria S. Nelund	Chief Executive Officer, President, Manager and Chairman (Principal Executive Officer)	November 20, 2015

By:	/s/ Brent VanNorman Brent VanNorman	Chief Operating Officer, Chief Financial Officer, Chief Compliance Officer, Secretary and Manager (Principal Financial and Accounting Officer)	November 20, 2015

By:	/s/ Terry Otton Terry Otton	Independent Manager	November 20, 2015

By:	/s/ Cynthia Hostetler Cynthia Hostetler	Independent Manager	November 20, 2015

By:	/s/ R. Michael Barth R. Michael Barth	Independent Manager	November 20, 2015

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Dealer Manager Agreement

1.2*	Form of Participating Broker-Dealer Agreement (included as Appendix A to Exhibit 1.1)

3.1	Certificate of Formation of TriLinc Global Impact Fund, LLC. Incorporated by reference to Exhibit 3.1 to the Draft Registration Statement on Form S-1 (File No. 377-00015) filed with the Securities and Exchange Commission (the “SEC”) on November 1, 2012.

3.2	Amended and Restated Limited Liability Company Operating Agreement. Included herewith as Appendix A to the Prospectus.

4.1	Form of Subscription Agreement. Included herewith as Appendix B to the Prospectus.

4.2	Amended and Restated Distribution Reinvestment Plan. Included herewith as Appendix C to the Prospectus.

4.3	Unit Repurchase Program. Included herewith as Appendix D to the Prospectus.

5.1**	Opinion of Greenberg Traurig LLP as to the legality of the units being registered.

8.1**	Opinion of Greenberg Traurig LLP regarding certain federal income tax considerations.

10.1	Dealer Manager Agreement by and among TriLinc Global Impact Fund, LLC, TriLinc Advisors, LLC and SC Distributors, LLC, dated February 25, 2013. Incorporated by reference to Exhibit 1.1 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-185676) filed with the SEC on February 25, 2013.

10.2	Form of Participating Broker-Dealer Agreement. Incorporated by reference to Exhibit 1.2 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-185676) filed with the SEC on February 25, 2013.

10.3	Escrow Agreement by and among TriLinc Global Impact Fund, LLC, SC Distributors, LLC and UMB Bank, N.A. Incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-185676) filed with the SEC on February 25, 2013.

10.4	Form of Sub-Advisory Agreement. Incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 (File No. 333-185676) filed with the SEC on December 26, 2012.

10.5	Form of Indemnification Agreement. Incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1 (File No. 333-185676) filed with the SEC on December 26, 2012.

10.6	Sub-Advisory Agreement dated as of July 1, 2014 by and between TriLinc Advisors International, Ltd., Barak Fund Management, Ltd., and TriLinc Global Impact Fund — African Trade Finance, Ltd. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on July 7, 2014.

10.7	Amended and Restated Advisory Agreement between TriLinc Advisors, LLC and TriLinc Global Impact Fund, LLC, dated February 25, 2014. Incorporated by reference to Exhibit 10.6 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-185676) filed with the SEC on April 8, 2014.

10.8	Amended and Restated Operating Expense Responsibility Agreement among TriLinc Global Impact Fund, LLC, TriLinc Global, LLC and TriLinc Advisors, LLC dated November 10, 2015. Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the SEC on November 12, 2015.

21.1*	List of Subsidiaries

Exhibit No.	Description

23.1*	Consent of Moss Adams LLP.

23.2	Consent of Greenberg Traurig LLP (to be contained in its opinions filed as Exhibit 5.1 and Exhibit 8.1)

*	Filed herewith.
**	To be filed by amendment.